 As Filed with the Securities and Exchange Commission on _____________ ___, 1998

                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           SOUTHSIDE BANCSHARES CORP.
             (Exact name of Registrant as specified in its charter)

           MISSOURI                           6022                     43-1262037
(State or other jurisdiction of   (Primary Standard Industrial        (IRS Employer
incorporation or organization)     Classification Code Number)   Identification Number)

                               3606 Gravois Avenue
                            St. Louis, Missouri 63116
                                 (314) 776-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               THOMAS M. TESCHNER
                      President and Chief Executive Officer
                           Southside Bancshares Corp.
                               3606 Gravois Avenue
                            St. Louis, Missouri 63116
                                 (314) 776-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

       John K. Pruellage, Esq.              Paul M. Aguggia, Esq.
       Lewis, Rice & Fingersh, L.C.         Breyer & Aguggia
       500 N. Broadway, Suite 2000          1300 I Street, N.W., Suite 470 East
       St. Louis, Missouri  63102           Washington, D.C. 20005
       (314) 444-7600                       (202) 737-7900

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF
                         THE SECURITIES TO THE PUBLIC:

             AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
      REGISTRATION STATEMENT AND THE EFFECTIVE TIME OF THE MERGER DESCRIBED
                   IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS.

IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION
  WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL
                   INSTRUCTION G, CHECK THE FOLLOWING BOX./ /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of each class                                         Proposed maximum              Proposed maximum
 of securities to be              Amount to be                offering price              aggregate offering            Amount of
     registered                    registered                    per unit                       price               registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, stated
value $1.00 per share              160,000(1)                    $27.61(2)                 $4,417,000.00(2)           $1,303.02(2)
====================================================================================================================================

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant issuable to holders of common stock of Public Service Bank, a federal savings bank ("PSB"), in the proposed merger of PSB with and into South Side National Bank in St. Louis, a national banking association and wholly-owned subsidiary of the Registrant ("National Bank"), and preferred share purchase rights.

(2) Solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2), this figure represents, as of December 31, 1997, the book value of the common stock of PSB to be received by the Registrant in the proposed merger of PSB into National Bank.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             [On letterhead of PSB]

                                                               ________ __, 1998

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of Public Service Bank, a federal savings bank ("PSB"), to be held on ________ __, 1998 at ______________________________, commencing at _____ _.m., local time.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated February 25, 1998 (the "Merger Agreement"), by and among PSB, South Side National Bank in St. Louis, a national banking association ("National Bank"), and Southside Bancshares Corp., a Missouri corporation and parent corporation of National Bank ("Southside"), and the related Agreement to Merge between PSB and National Bank. The Merger Agreement provides for the merger of PSB with and into National Bank (the "Merger").

         If the Merger is approved and consummated, each share of common stock of PSB, $1.00 par value per share (the "PSB Common"), issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive from Southside either (1) cash, (2) a certain number of shares of common stock of Southside, $1.00 par value per share (the "Southside Common"), or (3) a combination of cash and shares of Southside Common based on approximately two times the net book value per share of PSB Common (approximately $____ per share). If you receive shares of Southside Common in exchange for your shares of PSB Common, the number of shares will be based on the market price of Southside Common during a measurement period shortly prior to the closing of the Merger.

         You will have the opportunity to indicate on an election form whether you wish to receive cash or shares of Southside Common for each share of PSB Common that you own, subject to the proration procedures described in the attached Proxy Statement/Prospectus. The allocation of cash and shares of Southside Common that you receive will depend on the stated preferences of all PSB shareholders and the proration procedures to be applied. The last reported bid price of Southside Common on the Nasdaq SmallCap Market on ________ __, 1998 was $_________ per share.

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF PSB'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

         The accompanying Notice and Proxy Statement/Prospectus set forth the voting rights of holders of PSB Common with respect to these matters and describe the matters to be acted upon at the Special Meeting. Please review carefully the attached Proxy Statement/Prospectus, which contains a description of the Merger Agreement and the Merger. You should note that the federal income tax consequences of the Merger to you will depend on whether you receive cash, stock or a combination of cash and stock in exchange for your shares of PSB Common.

         Because of the significance of the Merger to PSB, your participation in the Special Meeting, in person or by proxy, is especially important. Accordingly, whether or not you plan to attend the Special Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendations of the PSB Board of Directors, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                                 Sincerely,


                                 Robert C. Spinzig
                                 President, Chief Executive Officer and Chairman

                              PUBLIC SERVICE BANK,
                             A FEDERAL SAVINGS BANK



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON ________ __, 1998


TO THE SHAREHOLDERS OF PUBLIC SERVICE BANK:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Public Service Bank, a federal savings bank ("PSB") will be held on ________ __, 1998, at _____ _.m., local time, at
______________________________________________________________, for the
following purposes:

        (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated February 25, 1998 (the "Merger Agreement"), by and among PSB and South Side National Bank in St. Louis, a national banking association ("National Bank"), and Southside Bancshares Corp., a Missouri corporation and parent corporation of National Bank ("Southside"), and the transactions contemplated thereby, pursuant to which, among other things, PSB will be merged with and into National Bank (the "Merger"), upon the terms and conditions set forth in the Merger Agreement, as more fully described in the accompanying Proxy Statement/Prospectus, and the related Agreement to Merge between PSB and National Bank.

        (2) To transact such other business as may properly come before the Special Meeting, or any adjournments, continuations or postponements thereof. The Board of Directors of PSB is not aware of any other business to come before the Special Meeting.

        A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus.

        The Board of Directors of PSB has fixed the close of business on _______ __, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting or at any adjournments, continuations or postponements thereof.

        THE BOARD OF DIRECTORS OF PSB HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF PSB'S SHAREHOLDERS. THE BOARD, THEREFORE, RECOMMENDS THAT THE SHAREHOLDERS OF PSB VOTE "FOR" THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

        EACH SHAREHOLDER IS URGED TO COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL
MEETING. The prompt return of each shareholder's signed proxy will help assure a quorum and aid PSB in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect a shareholder's right to vote in person in the event that such shareholder attends the Special Meeting.

                                   By Order of the Board of Directors


                                   Marie L. Mattingly
                                   Secretary

St. Louis, Missouri
________ __, 1998

                              PUBLIC SERVICE BANK,
                             A FEDERAL SAVINGS BANK
                                 PROXY STATEMENT

                           SOUTHSIDE BANCSHARES CORP.
                                   PROSPECTUS

        This Proxy Statement/Prospectus is being furnished to the shareholders of Public Service Bank, a federal savings bank ("PSB") in connection with the solicitation of proxies by the Board of Directors of PSB for use at the special meeting of shareholders of PSB (the "Special Meeting") to be held at ________ _.m., local time, on _______________, 1998, at _________________________, and at
any adjournments, continuations or postponements thereof.

        At the Special Meeting, shareholders of PSB will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated February 25, 1998 (the "Merger Agreement"), by and among PSB, South Side National Bank in St. Louis, a national banking association ("National Bank"), and Southside Bancshares Corp., a Missouri corporation and parent corporation of National Bank ("Southside"), which provides for, among other things, the merger of PSB with and into National Bank (the "Merger"), and the related Agreement to Merge between PSB and National Bank (the "Agreement to Merge"). Upon consummation of the Merger, each issued and outstanding share of common stock of PSB, par value $1.00 per share ("PSB Common"), (other than shares held by any shareholder properly exercising dissenters' rights) will be converted into the right to receive either cash, shares of common stock of Southside, par value $1.00 per share ("Southside Common"), or a combination of cash and shares of Southside Common calculated in accordance with the formula set forth in the Merger Agreement and described in this Proxy Statement/Prospectus. See "THE MERGER -- Merger Consideration."

        PSB shareholders will have the opportunity to indicate on a form of election whether they wish to receive cash or shares of Southside Common for each share of PSB Common that they own subject to the requirement that 40% of the total number of shares of PSB Common be converted into the right to receive cash in the Merger and that 60% of the total number of shares of PSB Common be converted into the right to receive shares of Southside Common in the Merger.

        This Proxy Statement/Prospectus also constitutes a prospectus of Southside with respect to up to _______ shares of Southside Common issuable in the Merger to holders of PSB Common. The outstanding shares of Southside Common are, and the shares of Southside Common to be issued in the Merger will be, included for quotation on the Nasdaq SmallCap Market. The last reported bid price of Southside Common on the Nasdaq SmallCap Market on ________ __, 1998 was $______.

        Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof at the Special Meeting. Holders of PSB Common will be entitled to dissenters' rights in connection with the Merger as described herein.

        This Proxy Statement/Prospectus does not cover any resales of the Southside Common to be received by the shareholders of PSB deemed to be "affiliates" of PSB upon consummation of the Merger. No person is authorized to make use of this Proxy Statement/Prospectus in connection with such resales.

       THE SHARES OF SOUTHSIDE COMMON ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF SOUTHSIDE COMMON OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE
       NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER
                              GOVERNMENTAL AGENCY.

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ________ __, 1998

                                TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----
AVAILABLE INFORMATION..............................................................................................          1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................................................................          1

FORWARD-LOOKING STATEMENTS.........................................................................................          2

SUMMARY INFORMATION................................................................................................          3
        Introduction...............................................................................................          3
        The Parties................................................................................................          3
                Southside..........................................................................................          3
                National Bank......................................................................................          3
                PSB................................................................................................          4
        The Special Meeting........................................................................................          4
                Date, Time and Place of the Special Meeting........................................................          4
                Matters to be Considered...........................................................................          4
                Record Date for the Special Meeting................................................................          4
                Vote Required to Approve Merger Agreement..........................................................          4
                Security Ownership of Management...................................................................          4
                Revocation of Proxies..............................................................................          5
        The Merger.................................................................................................          5
                Effects of Merger..................................................................................          5
                Merger Consideration; Election and Proration.......................................................          5
                Value of Merger....................................................................................          6
                Reasons for the Merger and Recommendation of the Board of Directors................................          6
                Opinion of Financial Advisor.......................................................................          6
                Conduct of Business Pending the Merger; Dividends..................................................          6
                Conditions to the Merger...........................................................................          7
                Regulatory Approvals...............................................................................          7
                Effective Time of the Merger.......................................................................          7
                Federal Income Tax Consequences....................................................................          7
                Accounting Treatment...............................................................................          8
                Interests of Certain Persons in the Merger.........................................................          8
                Termination of the Merger Agreement................................................................          8
                Payment Upon Occurrence of Certain Events..........................................................          9
                Dissenters' Rights.................................................................................          9
        Comparison of Shareholder Rights...........................................................................          9

COMPARATIVE STOCK PRICES...........................................................................................         11

SELECTED COMPARATIVE PER SHARE DATA................................................................................         12

SELECTED FINANCIAL DATA............................................................................................         13

THE SPECIAL MEETING................................................................................................         16
        Date, Time and Place of the Special Meeting................................................................         16
        Matters to be Considered...................................................................................         16
        Record Date for the Special Meeting........................................................................         16

                                                                                                                          PAGE
                                                                                                                          ----
        Vote Required to Approve the Merger Agreement..............................................................         16
        Voting and Revocation of Proxies for the Special Meeting...................................................         16
        Solicitation of Proxies for the Special Meeting............................................................         17
        Security Ownership of Management...........................................................................         17

THE PARTIES........................................................................................................         17
        Southside..................................................................................................         17
        National Bank..............................................................................................         18
        PSB     ...................................................................................................         19

THE MERGER.........................................................................................................         19
        General ...................................................................................................         19
        Form of the Merger.........................................................................................         19
        Background of the Merger...................................................................................         19
        Reasons for the Merger; Recommendation of PSB Board........................................................         21
        Opinion of Financial Advisor...............................................................................         22
        Merger Consideration.......................................................................................         25
        Election and Prorations....................................................................................         26
        Fractional Shares..........................................................................................         28
        Effective Time; Closing....................................................................................         28
        Conduct of Business Pending the Merger; Dividends..........................................................         28
        Regulatory Approvals.......................................................................................         28
        Interests of Certain Persons in the Merger.................................................................         29
                Insurance; Indemnification.........................................................................         29
                Employee Benefits..................................................................................         30
                Employment Agreement...............................................................................         30
                Consulting Agreement...............................................................................         30
        Conditions to Consummation of the Merger...................................................................         30
        Termination of the Merger Agreement........................................................................         31
        Payment Upon Occurrence of Certain Events..................................................................         31
        Dissenters' Rights.........................................................................................         32
        Exchange of PSB Stock Certificates.........................................................................         33
        Certain Other Agreements...................................................................................         34
                PSB ...............................................................................................         34
                Southside..........................................................................................         35
        No Solicitation............................................................................................         36
        Waiver and Amendment.......................................................................................         36
        Expenses and Fees..........................................................................................         36
        Certain Federal Income Tax Consequences....................................................................         36
        Resale of Southside Common.................................................................................         38
        Accounting Treatment.......................................................................................         39
        Management and Operations After the Merger.................................................................         39
        Effect on Employee Benefit Plans...........................................................................         39
        Accounting Policies........................................................................................         40

DESCRIPTION OF SOUTHSIDE CAPITAL STOCK.............................................................................         40
        General ...................................................................................................         40
        Southside Common...........................................................................................         40
                Dividend Rights....................................................................................         40
                Voting Rights......................................................................................         40
                Preemptive Rights..................................................................................         40

                                                                                                                          PAGE
                                                                                                                          ----
                Liquidation Rights.................................................................................         41
                Assessment and Redemption..........................................................................         41
                Transfer Agent.....................................................................................         41
        Southside Preferred........................................................................................         41

COMPARISON OF SHAREHOLDER RIGHTS...................................................................................         41
        Shareholder Vote Required for Certain Transactions and Other Matters.......................................         42
        Voting Rights..............................................................................................         44
        Special Meetings of Shareholders; Shareholder Action by Written Consent....................................         45
        Notice of Shareholder Nominations of Directors and Proposals...............................................         45
        Dissenters' Rights.........................................................................................         46
        Takeover Statutes..........................................................................................         46
        Liability of Directors; Indemnification....................................................................         47
        Limitation on Directors' Liability.........................................................................         48
        Southside Shareholder Protection Rights Plan...............................................................         49
        Consideration of Non-Shareholder Interests.................................................................         52
        Liquidation Accounts.......................................................................................         52

INFORMATION ABOUT PSB..............................................................................................         53
        Business of PSB............................................................................................         53
        Management's Discussion and Analysis of Financial Condition and Results of Operations......................         53
                Asset/Liability Management.........................................................................         53
                Risk Management....................................................................................         55
                Capital Resources..................................................................................         56
                Balance Sheet Analysis.............................................................................         57
                Results of Operations..............................................................................         63
                Impact of Inflation................................................................................         68
                Accounting Pronouncements..........................................................................         69
        Security Ownership of Management...........................................................................         69
        Security Ownership of Certain Beneficial Owners............................................................         70

LEGAL AND TAX OPINIONS.............................................................................................         70

EXPERTS ...........................................................................................................         70
        Independent Auditors for Southside.........................................................................         70
        Independent Auditors for PSB...............................................................................         70
        Presence at Special Meeting................................................................................         70

SHAREHOLDER PROPOSALS..............................................................................................         70

FINANCIAL STATEMENTS OF PSB........................................................................................        F-1

APPENDICES
        Appendix A      Agreement and Plan of Merger...............................................................        A-1
        Appendix B      Agreement to Merge.........................................................................        B-1
        Appendix C      Fairness Opinion of Manchester Partners, L.L.C.............................................        C-1
        Appendix D      Code of Federal Regulations, Title 12, Section 552.14 (Dissenters' Rights).................        D-1
        Appendix E      Southside Bancshares Corp. 1997 Annual Report to Shareholders..............................        E-1

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND ANY SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHSIDE OR PSB. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT ANY INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              AVAILABLE INFORMATION

        Southside is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "S.E.C."). The reports, proxy statements and other information can be inspected and copied at the public reference facilities of the S.E.C., at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the New York Regional Office of the S.E.C., located at Suite 1300, 7 World Trade Center, New York, New York 10048, and at the Chicago Regional Office of the S.E.C., located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the S.E.C., at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The S.E.C. maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the S.E.C. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning Southside may be inspected at the offices of the National Association of Securities Dealers, Inc. ("NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

        Southside has filed with the S.E.C. a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Southside Common to be issued pursuant to the Merger described herein. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the S.E.C.'s principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement is qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the S.E.C. by Southside (File No. 000-10849) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

        1. Southside's Annual Report on Form 10-K for the year ended December 31, 1997.

        2. The following information contained in the specified pages of Southside's 1997 Annual Report to Shareholders delivered with this Proxy Statement/Prospectus is specifically incorporated herein by reference: (a) audited consolidated financial statements of Southside, the notes thereto and the report of independent auditors on pages E-30 through E-48; (b) financial highlights on page E-7; (c) management's discussion and analysis of financial condition and results of operations on pages E-8 through E-28; and (d) common stock market price and dividends on page E-27.

        All documents and reports filed by Southside pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

        THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO SOUTHSIDE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING EXHIBITS THAT ARE NOT INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO JOANNE M. SCHNEIDER, SECRETARY OF THE BOARD, SOUTHSIDE BANCSHARES CORP., 3606 GRAVOIS, ST. LOUIS, MISSOURI 63116 (TELEPHONE NUMBER (314) 776-7000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________, 1998.

                           FORWARD-LOOKING STATEMENTS

        THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND THE BUSINESS OF SOUTHSIDE AND PSB ON A STAND-ALONE AND PRO FORMA COMBINED BASIS FOLLOWING THE CONSUMMATION OF THE MERGER. SEE "SELECTED FINANCIAL DATA," "THE MERGER -- REASONS FOR MERGER; RECOMMENDATION OF PSB BOARD" AND "-- OPINION OF FINANCIAL ADVISOR." THESE STATEMENTS CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PROJECTIONS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED AND/OR REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED AND/OR EXPENSES FOLLOWING THE MERGER ARE HIGHER THAN EXPECTED; (2) GREATER THAN EXPECTED DEPOSIT ATTRITION OR CUSTOMER LOSS FOLLOWING THE MERGER; (3) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF SOUTHSIDE AND PSB ARE GREATER THAN EXPECTED;
(4) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (5) LEGISLATION OR REGULATORY REQUIREMENTS OR CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED; (6) CHANGES IN BUSINESS CONDITIONS AND INFLATION; (7) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (8) COMPETITIVE PRESSURES AMONG FINANCIAL INSTITUTIONS INCREASE SIGNIFICANTLY; AND (9) CHANGES IN THE SECURITIES MARKETS.

                               SUMMARY INFORMATION

        The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Although the following summary addresses material information regarding the Merger, it is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. All information contained in this Proxy Statement/Prospectus relating to Southside and its subsidiaries has been supplied by Southside and all information relating to PSB has been supplied by PSB. Shareholders are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety.

INTRODUCTION

        This Proxy Statement/Prospectus relates to the Merger Agreement entered into by and among PSB, National Bank and Southside which provides for, among other things, the merger of PSB with and into National Bank and the related Agreement to Merge between PSB and National Bank. Upon consummation of the Merger, National Bank will be the surviving bank (the "Surviving Bank"), and PSB will cease to exist as a separate entity. The full text of the Merger Agreement is attached hereto as Appendix A and is incorporated by reference herein. The full text of the Agreement to Merge is attached hereto as Appendix B and is incorporated by reference herein.

THE PARTIES

        SOUTHSIDE

        Southside was incorporated in 1982 and has operated as a registered bank holding company since 1983 under the Bank Holding Company Act of 1956, as amended (the "BHCA"). At December 31, 1997, Southside and its subsidiaries had consolidated total assets of $549,864,000, total deposits of $483,363,000 and total shareholders' equity of $56,653,000. Southside's subsidiary banks, which operate 13 banking offices in Missouri, are engaged in the general banking business of accepting funds for deposit, making loans, renting safe deposit boxes and performing such other banking services as are usual and customary of banks of similar size and character. Southside's executive offices are located at 3606 Gravois Avenue, St. Louis, Missouri 63116 (telephone number (314) 776-7000).

        For additional information regarding Southside, see "THE PARTIES -- Southside," the documents listed under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and Appendix E.

        NATIONAL BANK

        National Bank is a national banking association and the largest of Southside's subsidiaries. At December 31, 1997, National Bank had total assets of $353,316,000, total deposits of $309,297,000, and total shareholders' equity of $35,973,000. National Bank serves St. Louis City and St. Louis County, Missouri. National Bank's principal office is located at 3606 Gravois Avenue, St. Louis, Missouri 63116 (telephone number (314) 776-7000).

        For additional information regarding National Bank, see "THE PARTIES -- National Bank," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and Appendix E.

        PSB

        PSB, which was originally chartered by the State of Missouri in 1914, operates as a federally-chartered capital stock savings bank. At December 31, 1997, PSB had total assets of $70,173,000, total deposits of $56,748,000 and total shareholders' equity of $4,417,000. PSB's primary business is the solicitation of deposit accounts from members of the general public and the origination of mortgage loans upon the security of single family residences and other improved real estate located primarily in the City of St. Louis and St. Louis County, Missouri and surrounding areas. PSB conducts its business through its main office in St. Louis, Missouri and two branch offices located in St. Louis County, Missouri. PSB's main office is located at 6025 Chippewa Street, St. Louis, Missouri 63109 (telephone (314) 351-3355).

        For additional information regarding PSB, see "THE PARTIES -- PSB," "INFORMATION ABOUT PSB" and "FINANCIAL STATEMENTS OF PSB."

THE SPECIAL MEETING

        DATE, TIME AND PLACE OF THE SPECIAL MEETING

        The Special Meeting will be held at ___________________________________, on ________ __, 1998, at _____ _.m., local time. See "THE SPECIAL MEETING -- Date, Time and Place of the Special Meeting."

        MATTERS TO BE CONSIDERED

        At the Special Meeting, holders of PSB Common will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and all of the transactions contemplated thereby, including the Merger. See "THE SPECIAL MEETING -- Matters to be Considered."

        RECORD DATE FOR THE SPECIAL MEETING

        The record date for the Special Meeting is ________ __, 1998 (the "Record Date"). Only the holders of record of outstanding shares of PSB Common on the Record Date will be entitled to notice of and to vote at the Special Meeting. See "THE SPECIAL MEETING -- Record Date for the Special Meeting."

        VOTE REQUIRED TO APPROVE MERGER AGREEMENT

        The presence, in person or by proxy, of a majority of the outstanding shares of PSB Common entitled to vote as of the Record Date is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement will require the affirmative vote of two-thirds (2/3rds) of the outstanding shares of PSB Common entitled to vote thereon. Holders of PSB Common will be entitled to one vote per share. The failure to submit a proxy card (or to vote in person at the Special Meeting), the abstention from voting at the Special Meeting and, in the case of shares held in street name, the failure of the beneficial owner thereof to give specific voting instructions to the broker holding such shares (broker non-votes) will have the same effect as a vote against approval of the Merger Agreement. See "THE SPECIAL MEETING -- Vote Required to Approve the Merger Agreement."

        SECURITY OWNERSHIP OF MANAGEMENT

        As of the Record Date, 102,182 shares of PSB Common were issued, outstanding and entitled to vote at the Special Meeting, of which approximately 46,545 shares, or approximately 45.6%, were beneficially owned by directors and executive officers of PSB and its affiliates. As of the Record Date, neither Southside nor National Bank nor any of directors and executive officers of Southside or National Bank, nor any of their affiliates, owned any shares of PSB Common. See "THE SPECIAL MEETING -- Security Ownership of Management" and "INFORMATION ABOUT PSB -- Security Ownership of Management."

        REVOCATION OF PROXIES

        A proxy to vote at the Special Meeting accompanies this Proxy Statement/Prospectus. Any proxy given pursuant to this solicitation may be revoked by the grantor thereof at any time prior to the voting of such proxy at the Special Meeting by filing with the Secretary of PSB a written revocation or a duly executed proxy bearing a later date. A holder of PSB Common may withdraw his or her proxy at the Special Meeting at any time before it is exercised by electing to vote in person; however, attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy. See "THE SPECIAL MEETING -- Voting and Revocation of Proxies for the Special Meeting."

THE MERGER

        The following summary of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A hereto and incorporated herein by reference.

        EFFECTS OF MERGER

        At the time that the Merger is consummated (the "Effective Time"), PSB will merge with and into National Bank, and PSB's corporate identity and existence, separate and apart from National Bank, will cease. National Bank will be the Surviving Bank in the Merger. No changes in the Charter or Bylaws of National Bank will be effected by the Merger, and the name of the Surviving Bank will continue to be South Side National Bank in St. Louis. The business of the Surviving Bank will be that of a national banking association. The Surviving Bank's business will be conducted at its main office, which will continue to be located at 3606 Gravois Avenue, St. Louis, Missouri 63116, and its legally established branches, which will initially include all of the existing locations of PSB. See "THE MERGER -- Form of the Merger" and "-- Management and Operations After the Merger."

        MERGER CONSIDERATION; ELECTION AND PRORATION

        Each PSB shareholder has the opportunity to indicate whether such PSB shareholder prefers to receive shares of Southside Common or cash for each share of PSB Common that such PSB shareholder owns (the "Merger Consideration"). All such preference elections will, however, be subject to the requirement that 40% of the total number of shares of PSB Common be converted into the right to receive cash in the Merger and that 60% of the total number of shares of PSB Common be converted into the right to receive Southside Common in the Merger. Each PSB shareholder as of the Record Date has been sent appropriate forms and other transmittal materials for the purpose of permitting such PSB shareholder to elect to receive shares of Southside Common or cash in exchange for such PSB shareholder's shares of PSB Common or to indicate that such PSB shareholder makes no election. In the event that the preference elections made by PSB shareholders do not result in the required proportions of shares of Southside Common and cash being payable, the Merger Agreement provides for an allocation method to reach the required result. The election procedures, which are set forth in detail in the Merger Agreement, are intended to permit each PSB shareholder to choose whether to receive shares of Southside Common or cash for his or her shares of PSB Common. TO MAKE AN EFFECTIVE ELECTION, A PSB SHAREHOLDER WILL BE REQUIRED TO RETURN A PROPERLY COMPLETED ELECTION FORM (AN "ELECTION FORM") TO U.M.B. BANK, N.A., SECURITIES TRANSFERS DIVISION, KANSAS CITY, MISSOURI (THE "EXCHANGE AGENT"), NOT LATER THAN 7 DAYS FOLLOWING THE DATE OF THE SPECIAL MEETING (THE "ELECTION DEADLINE"). AN ELECTION FORM WILL BE CONSIDERED PROPERLY COMPLETED ONLY IF IT IS ACCOMPANIED BY CERTIFICATES REPRESENTING ALL SHARES OF PSB COMMON COVERED THEREBY. For a more complete discussion of the election and proration procedures, see "THE MERGER -- Merger Consideration" and "-- Election and Proration."

        VALUE OF MERGER

        The Merger Consideration will equal two times the stockholders' equity of PSB as of the end of the quarter preceding the month in which the closing occurs, subject to certain adjustments. As of _________ __, 1998, the approximate total value of the Merger Consideration to be paid to the holders of PSB Common was $___________, which results in a per share value to the holders of PSB Common of $__.__ per share, to be received in cash, shares of Southside Common, or a combination of cash and shares of Southside Common. The total value of the Merger Consideration as stated above may increase or decrease depending upon PSB's stockholders' equity. See "THE MERGER -- Merger Consideration."

        REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

        The PSB Board of Directors (the "PSB Board") believes that the terms of the Merger Agreement are fair to and in the best interest of the PSB shareholders. The terms of the Merger Agreement were reached on the basis of arm's length negotiations between Southside and PSB. In the course of reaching its decision to approve the Merger Agreement, the PSB Board consulted with its financial advisor, Manchester Partners, L.L.C. ("Manchester Partners") regarding the financial terms of the Merger Agreement and the fairness of the Merger Consideration to the holders of PSB Common from a financial point of view. See "THE MERGER -- Opinion of Financial Advisor."

        THE PSB BOARD RECOMMENDS THAT THE PSB SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

        For a discussion of the background of the Merger and the factors considered by the PSB Board in reaching its decision to approve the Merger Agreement, see "THE MERGER -- Background of the Merger" and "-- Reasons for the Merger; Recommendation of PSB Board."

        OPINION OF FINANCIAL ADVISOR

        Manchester Partners, PSB's financial advisor, has rendered its opinion (the "Manchester Partners' Opinion") to the PSB Board that the terms of the Merger are fair, from a financial point of view, to the PSB shareholders. See "THE MERGER -- Opinion of Financial Advisor." The Manchester Partners' Opinion, attached as Appendix C to this Proxy Statement/Prospectus, sets forth the matters considered in rendering such opinion and should be read by PSB shareholders in its entirety.

        CONDUCT OF BUSINESS PENDING THE MERGER; DIVIDENDS

        Pursuant to the Merger Agreement, PSB has agreed that it and its subsidiaries will carry on business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. The Merger Agreement provides that after the date of the Merger Agreement PSB shall continue to declare and pay dividends and make other distributions to PSB shareholders in such amounts and at such times as are in accordance with PSB's historical practices. See "THE MERGER -- Conduct of Business Pending the Merger; Dividends."

        CONDITIONS TO THE MERGER

        The Merger is subject to various conditions including, among other things: (i) approval of the Merger Agreement by the requisite two-thirds (2/3rds) of the shareholders of PSB; (ii) receipt of all necessary regulatory approvals; (iii) receipt by Southside of an opinion from PSB's counsel and receipt by PSB of an opinion from Southside's counsel; (iv) the absence of a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction; (v) each party complying in all material respects with its agreements and obligations under the Merger Agreement; and (vi) the receipt by PSB of an opinion of its counsel as to certain federal income tax consequences of the Merger. The conditions described in items (i), (ii) and (iv) above (the receipt of shareholder and regulatory approvals and absence of a court order prohibiting the Merger) may not be waived by any party. Although the remaining conditions to effect the Merger may be waived by any party entitled to the benefit thereof, neither Southside nor PSB intends to waive any such conditions except in those circumstances where the Board of Directors of either Southside or PSB, as the case may be, deems such waiver to be in the best interests of Southside or PSB, as the case may be, and its respective shareholders. There can be no assurances as to when and if such conditions will be satisfied (or, where permissible, waived) or that the Merger will be consummated. See "THE MERGER -- Conditions to Consummation of the Merger."

        REGULATORY APPROVALS

        The Merger requires the approval of the Office of the Comptroller of the Currency (the "OCC"). The Merger may not be consummated until the 30th day after approval has been obtained from the OCC; provided, however, that the Merger may be consummated after the 15th day following the date of OCC approval if the OCC has not received any adverse comments from the United States Department of Justice (the "DOJ") relating to the competitive aspects of the transaction and the DOJ has consented to such shorter waiting period. An application for the required regulatory approval of the Merger from the OCC has been filed and is pending. It is anticipated that OCC approval will be received on or about ________ __, 1998 but no assurance can be given that this timetable will be met. See "THE MERGER -- Regulatory Approvals."

        EFFECTIVE TIME OF THE MERGER

        The Merger Agreement provides that the Merger will become effective upon compliance with any and all requirements and/or conditions contained in the approved order issued by the OCC. It is presently anticipated that the Merger will be consummated during the ___________ quarter of 1998, but no assurance can be given that such timetable will be met. See "THE MERGER -- Effective Time; Closing."

        FEDERAL INCOME TAX CONSEQUENCES

        Consummation of the Merger is conditioned upon, among other things, the receipt by PSB of an opinion from its counsel to the effect that if the Merger is consummated in accordance with the terms set forth in the Merger Agreement
(i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) no gain or loss will be recognized by the holders of PSB Common to the extent that they receive shares of Southside Common in exchange for their shares of PSB Common, (iii) the basis of the shares of Southside Common received by the PSB shareholders will be the same as the basis of shares of PSB Common exchanged therefor, and (iv) the holding period of the shares of Southside Common received by such PSB shareholders will include the holding period of the shares of PSB Common exchanged therefor, provided that such shares of PSB Common were held as capital assets as of the Effective Time. See "THE MERGER -- Certain Federal Income Tax Consequences."

        The federal income tax consequences to each PSB shareholder (including whether or not the transaction is taxable to such shareholder) will depend on whether the shareholder receives stock, cash, or a combination thereof and certain other facts which are described in further detail in "THE MERGER -- Certain Federal Income Tax Consequences." The actual federal income tax consequences to each PSB shareholder of making a "Cash Election," a "Stock Election" or a "Non-Election" (all as defined herein) will not be ascertainable at the time the election is made because shareholders of PSB will not know at such time if, or to what extent, the proration procedures described herein will apply.

        EACH PSB SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH PSB SHAREHOLDER.

        ACCOUNTING TREATMENT

        The Merger will be accounted for by Southside under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. The consolidated financial statements of Southside will include the results of operations of PSB subsequent to the Effective Time. See "THE MERGER -- Accounting Treatment."

        INTERESTS OF CERTAIN PERSONS IN THE MERGER

        Certain members of PSB's management and the PSB Board have interests in the Merger that are in addition to, and separate from, the interests of PSB shareholders generally. These include, among others, provisions in the Merger Agreement relating to director and officer indemnification and employee benefits after the Merger. In addition, as described herein, Southside has agreed that the Merger will constitute a "change of control," as that term is defined in the Employment Agreement between Robert Spinzig, PSB's President, Chairman, and Chief Executive Officer, and PSB and that Mr. Spinzig will be deemed to have suffered a termination of employment under his Employment Agreement as of the Effective Time thereby entitling him to certain severance benefits. See "THE MERGER -- Interests of Certain Persons in the Merger."

        For information about the percentage of PSB Common owned by the directors and executive officers of PSB, see "INFORMATION ABOUT PSB -- Security Ownership of Management." None of the directors or executive officers of PSB would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Southside Common.

        TERMINATION OF THE MERGER AGREEMENT

        The Merger Agreement may be terminated at any time prior to the Closing Date (as defined herein): (i) by mutual written agreement of the parties, regardless of whether approval of the Merger Agreement and the transaction contemplated thereby had been previously obtained from the PSB shareholders;
(ii) by any party in the event of a material breach by the other party of any of its representations and warranties or agreements under the Merger Agreement that is not cured within 30 days after notice of such breach is given by the non-breaching party; (iii) by any party in the event that all the conditions to its obligations are not satisfied or waived (and not cured within any applicable cure period); (iv) if any regulatory application filed in connection with the Merger should be finally denied or disapproved by the respective regulatory authority; (v) by Southside or PSB if the Merger Agreement and the Merger are not approved by the requisite vote of the shareholders of PSB; (vi) by Southside or PSB, as the case may be, in the event that Southside or PSB or any of their subsidiaries becomes a party or subject to any regulatory enforcement action or proceeding which would have a material adverse effect upon the financial condition, business or results of operations of Southside, PSB and their subsidiaries as a whole; or (vii) by Southside or PSB if the Closing Date of the Merger does not occur on or prior to February 25, 1999. See "THE MERGER -- Termination of the Merger Agreement."

        PAYMENT UPON OCCURRENCE OF CERTAIN EVENTS

        The Merger Agreement provides that PSB must pay to Southside the sum of $425,000 upon the occurrence of one or more of the following events: (i) termination of the Merger Agreement by Southside upon a breach thereof by PSB (including, without limitation, the entering into of an agreement between PSB and any third party which is inconsistent with the transactions contemplated by the Merger Agreement); (ii) the failure of the PSB shareholders to approve the Merger Agreement and the Merger at the Special Meeting (provided that, upon the occurrence of an event described in clause (i) or (ii) above, an event described in clause (iii) or (iv) below will have occurred within 18 months of the occurrence of either of the foregoing events); (iii) any person or group of persons (other than Southside) acquires, or has the right to acquire, 20% or more of the outstanding shares of PSB Common (exclusive of any shares of PSB Common sold directly or indirectly to such person or group of persons by Southside); or (iv) PSB enters into an agreement or other understanding with a person or group of persons (other than Southside and/or its affiliates) which provides for such person or group of persons to acquire, merge or consolidate with PSB or any of its subsidiaries or to purchase or acquire PSB or any of its subsidiaries or all or substantially all of PSB's or any of its subsidiaries' assets.

        In addition, the Merger Agreement provides that Southside must pay to PSB the sum of $200,000 should the Merger Agreement be terminated by PSB and the Merger not consummated on account of a willful material breach by Southside or National Bank of a representation, warranty or covenant contained in the Merger Agreement. See "THE MERGER -- Payment Upon Occurrence of Certain Events."

        DISSENTERS' RIGHTS

        In connection with the vote on the Merger, PSB shareholders who fully comply with the requirements of Code of Federal Regulations, Title 12, Section
552.14 ("Section 552.14") will have the right to receive from Southside the appraised value of such shareholders' shares of PSB Common instead of the Merger Consideration. The appraised value of the PSB Common will be based upon the fair market value, as of the Effective Date, exclusive of any element of value arising from the consummation, or expectation, of the Merger and will be determined under the direction of the Office of Thrift Supervision ("OTS"). See "THE MERGER -- Dissenters' Rights" for a statement of the rights of dissenting shareholders and a fuller description of the procedures required to be followed to exercise such rights. All references to and summaries of Section 552.14 in this Proxy Statement/Prospectus are qualified in their entirety by reference to the text of Section 552.14, which is attached hereto as Appendix D.

COMPARISON OF SHAREHOLDER RIGHTS

        The rights of the shareholders of PSB Common and Southside Common differ in certain respects. The rights of the shareholders of PSB who receive shares of Southside Common in the Merger will be governed by the corporate law of Missouri, the state in which Southside is incorporated, and by Southside's Restated Articles of Incorporation, Restated Bylaws and other corporate documents. The material differences between PSB Common and Southside Common from the perspective of shareholders, as described in more detail under "COMPARISON OF SHAREHOLDER RIGHTS," include shareholder votes required for certain business combinations, removal of directors, amendments to articles of incorporation, amendments to bylaws, the availability of special meetings of shareholders, notice requirements for shareholder nominations of directors and proposals, dissenters' rights, certain rights pursuant to Southside's shareholder rights plan, and rights of Southside and its shareholders pursuant to certain corporate takeover statutes. See "DESCRIPTION OF SOUTHSIDE CAPITAL STOCK" and "COMPARISON OF SHAREHOLDER RIGHTS."

                            COMPARATIVE STOCK PRICES

        Shares of Southside Common are traded on the Nasdaq SmallCap Market under the symbol SBCO. The following table sets forth the high and low closing bid price of Southside Common for the periods indicated, as reported on Nasdaq SmallCap Market. The bid prices for such shares reflect interdealer prices, without retail markup, markdowns or commission and do not necessarily represent actual transactions.

        There is no established market in which shares of PSB Common are regularly traded nor are there any uniformly quoted prices for such shares. Management of PSB does not have knowledge of the prices paid in all transactions involving its shares and has not verified the prices indicated in the table with both parties to the relevant transaction. Because of the lack of an established public market for shares of PSB Common, the prices indicated may not reflect the prices that would be paid for such shares in an active market.

                                               Southside Common                                    PSB Common
                                   ---------------------------------------          ----------------------------------------
                                                                    Cash                                              Cash
                                   High             Low           Dividend           High           Low             Dividend
      Calendar Year                 Bid             Bid           Declared           Bid            Bid             Declared
      -------------                 ---             ---           --------           ---            ---             --------
1996  First Quarter...........     21.00           19.00            .10               (1)            (1)              .25
      Second Quarter..........     20.00           19.00            .12               (1)            (1)              .25
      Third Quarter...........     20.50           20.25            .13             15.00          15.00              .25
      Fourth Quarter..........     22.75           20.50            .15             17.00          17.00              .25

1997  First Quarter...........     25.00           22.75            .16               (1)            (1)              .25
      Second Quarter..........     37.00           21.50            .17               (1)            (1)              .25
      Third Quarter...........     40.50           33.50            .18               (1)            (1)              .25
      Fourth Quarter..........     35.50           33.25            .19               (1)            (1)              .25


1998  First Quarter...........     37.75           34.25            .20               (1)            (1)              .25

--------------------------------------------

(1) Although there may have been private trades of PSB Common during these periods, PSB was not a party to such transactions, and, therefore, management of PSB does not have knowledge of the prices paid in such transactions.

         The following table sets forth the closing price per share for Southside Common, as reported on the Nasdaq SmallCap Market, and the equivalent pro forma per share for PSB Common on February 25, 1998, the last full trading day prior to the public announcement of the execution of the Merger Agreement, and on __________ __, 1998, which is the most recent date for which it was practicable to obtain market price data prior to the printing of this Proxy Statement/Prospectus. PSB shareholders are urged to obtain current market quotations for Southside Common.

                                                            February 25, 1998              , 1998
                                                            -----------------   -----------------
          Average of the closing bid and ask
          price per share of
          Southside Common .............................       $    35.625


          Equivalent pro forma per share of
          PSB Common ...................................       $    82.37


         On ________ __, 1998, there were approximately ____ and ____ holders of record of Southside Common and PSB Common, respectively.

                       SELECTED COMPARATIVE PER SHARE DATA

         The following summary presents, for the period indicated, selected comparative historical, pro forma combined and pro forma equivalent per share data for Southside and PSB. The pro forma amounts assume that the Merger had been effective during the period presented and has been accounted for under the purchase method of accounting. For a description of the purchase method of accounting with respect to the Merger, see "THE MERGER -- Accounting Treatment."

         The amounts designated "Historical" represent, the historical financial results of Southside and PSB, respectively. The amounts designated "Pro Forma Combined Per Southside Share" represent the pro forma results of the Merger, and the amounts designated "Equivalent Pro Forma Per PSB Share" are computed by multiplying the "Pro Forma Combined Per Southside Share" amount by an exchange ratio of 2.312 to reflect the Merger Consideration to be paid by Southside. The
2.312 exchange ratio results from dividing the estimated per share value to holders of PSB Common of $82.37 based on the transaction value at December 31, 1997 by the average of the closing bid and ask prices of Southside Common on February 25, 1998 of $35.625. The actual exchange ratio will be based on stockholders' equity of PSB at a later date and on the market price of Southside Common over a measurement period prior to the Effective Time, and, therefore, may be more or less than 2.312.

         The data presented should be read in conjunction with the more detailed information and financial statements included herein or incorporated by reference in this Proxy Statement/Prospectus and with the unaudited pro forma financial data schedule included elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF PSB," and Appendix E.

                                                                          Year Ended
                                                                     December 31, 1997(1)
                                                                     --------------------
NET INCOME PER COMMON SHARE:
Historical:
  Basic:
         Southside .....................................                  $    2.30
         PSB ...........................................                       2.62
  Diluted:
         Southside .....................................                  $    2.25
         PSB ...........................................                       2.62
Pro forma combined per Southside share:
         Basic .........................................                       2.28
         Diluted .......................................                       2.24
Equivalent pro forma per PSB share:
         Basic .........................................                       5.27
         Diluted .......................................                       5.18
DIVIDENDS PER COMMON SHARE:
Historical:
         Southside .....................................                  $     .70
         PSB ...........................................                       1.00
Pro forma combined per Southside share .................                        .70
Equivalent pro forma per PSB share .....................                       1.62

BOOK VALUE PER COMMON SHARE (PERIOD END):
Historical:
         Southside .....................................                  $   20.90
         PSB ...........................................                      42.71
Pro forma combined per Southside share .................                      20.98
Equivalent pro forma per PSB share .....................                      48.51

------------------------------------

(1) The pro forma financial information of PSB is for the year ended September 30, 1997 and has not been restated to conform with Southside's fiscal year end of December 31, as the results are not materially different.

                             SELECTED FINANCIAL DATA

        The following tables present selected consolidated historical financial data for Southside, selected consolidated historical financial data for PSB and pro forma combined amounts reflecting the Merger. The pro forma amounts assume that the Merger had been effective during the periods presented. The data presented is derived from the consolidated financial statements of Southside and the consolidated financial statements of PSB and should be read in conjunction with the more detailed information and financial statements included herein or incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF PSB" and
Appendix E.

                           SOUTHSIDE BANCSHARES CORP.
                             SELECTED FINANCIAL DATA




                                                                                           Year Ended December 31,
                                                                         -----------------------------------------------------------
                                                                           1997         1996        1995         1994        1993
                                                                           ----         ----        ----         ----        ----
                                                                                    (in thousands, except per share data)
Summarized Income Statement:
  Net Interest Income ................................................   $ 21,112     $ 20,342    $ 19,928     $ 19,630    $ 19,993
  Provision for Loan Losses ..........................................         60           60          70          193       2,608
  Noninterest Income .................................................      2,797        2,670       4,753        2,873       3,161
  Noninterest Expense ................................................     15,239       14,617      15,319       15,491      16,701
  Income Tax Expense .................................................      2,308        2,177       2,558        1,805         804
  Net Income .........................................................      6,302        6,158       6,734        5,014       3,041
Per Common Share Data:
  Net Income
     Basic ...........................................................   $   2.30     $   2.27    $   2.55     $   1.93    $   1.17
     Diluted .........................................................       2.25         2.26        2.54         1.93        1.17
  Cash Dividends Paid ................................................        .70          .50        .365          .18        .165
Financial Position at Period End:
  Total Assets .......................................................   $549,864     $527,907    $512,908     $517,118    $530,649
  Total Loans ........................................................    326,437      294,463     303,824      301,397     308,231
  Deposits ...........................................................    483,363      467,276     457,567      468,093     484,308
  Borrowed Money .....................................................      5,333        3,402       3,766        3,378       3,678
  Stockholders' Equity ...............................................     56,653       52,841      47,300       38,002      36,102
Selected Financial Ratios:
  Return on Average Assets ...........................................       1.18%        1.20%       1.33%         .97%        .57%
  Return on Average Total Equity .....................................      11.44        12.27       15.47        13.48        8.86
  Nonperforming Assets as % of Total Loans and Foreclosed Property ...       1.38          .69        1.26         2.34        5.62
  Nonperforming Loans as % of Total Loans ............................       1.07          .40        1.08         1.74        4.30
  Loan Reserve as % of Total Loans ...................................       1.87         1.90        1.85         2.37        2.70
  Net Charge-Offs as % of Average Loans ..............................         (1)         .03         .42          .47        1.29
  Average Equity to Average Assets ...................................      10.28         9.75        8.62         7.19        6.48
  Tier 1 Risk-Based Capital ..........................................      16.12        16.62       14.94        12.73       10.97
  Total Risk-Based Capital ...........................................      17.38        17.88       16.20        15.33       13.55


--------------------------------

(1) Ratio is not applicable for 1997, as recoveries exceeded charge-offs for the year.

                               PUBLIC SERVICE BANK
                             SELECTED FINANCIAL DATA

                                              Three Months Ended
                                                December 31(1)                          Year Ended September 30,
                                             -------------------     -------------------------------------------------------------
                                               1997        1996         1997         1996           1995         1994        1993
                                             -------     -------     --------     ----------      --------     -------     -------
                                                                                  (in thousands, except per share data)
Summarized Income Statement:
  Net Interest Income ...................    $   454     $   445     $  1,777     $    1,514      $  1,614     $ 1,806     $ 1,670
  Provision for Loan Losses .............          6           6           24             24            24          24          24
  Noninterest Income ....................        140          78          357            303           163         125         192
  Noninterest Expense ...................        461         438        1,674          1,993         1,600       1,415       1,329
  Income Tax Expense (Benefit) ..........         49          28          168            (84)           47         157         145
  Cumulative Effect of Change in
    Accounting Principle ................         --          --           --             --            --          --         (29)
  Net Income (Loss) .....................         78          51          268           (116)          106         335         335
Per Common Share Data:
  Net Income (Basic & Diluted) ..........    $   .76     $   .50     $   2.62     $    (1.14)     $   1.04     $  3.28     $  3.28
  Cash Dividends Paid ...................        .25         .25         1.00           1.00          1.00         .95         .90
Financial Position at Period End:
  Total Assets ..........................    $70,173     $68,876     $ 70,470     $   71,798      $ 62,517     $60,624     $64,005
  Loans, Net of Allowance for Loan
      Losses ............................     48,223      46,092       47,635         49,215        44,977      42,690      38,813
  Deposits ..............................     56,748      54,227       55,544         53,194        54,238      53,385      56,979
  Stockholders' Equity ..................      4,417       4,224        4,364          4,198         4,417       4,413       4,175
Selected Financial Ratios:
  Return on Average Assets(2) ...........        .44%        .29%         .38%          (.18%)         .17%        .54%        .51%
  Return on Average Total Equity(2)  ....       7.11        4.84         6.25          (2.69)         2.40        7.80        8.26
  Non-Performing Assets as % of total
      Loans and Foreclosed Property .....       1.58        1.64         1.80           2.12           .31         .62         .80
  Nonperforming Loans as % of
      total Loans .......................        .25         .13          .45           2.12           .31         .28         .31
  Loan Loss Reserve as % of total
      Loans .............................        .20         .25          .19            .22           .19         .14         .09
  Net Charge-Offs as % of
      Average Loans .....................         --          --          .09             --            --          --         .10
  Dividend Payout Ratio .................      32.89       50.00        38.17             (3)        96.15       28.96       27.44
  Average Equity to Average Assets ......       6.24        5.98         6.02           6.41          7.21        6.89        6.22
  Tier 1 Risk-Based Capital .............      14.53       14.38        14.44          13.61         16.04       16.78       16.00
  Total Risk-Based Capital ..............      14.84       14.77        14.73          13.96         16.35       17.01       16.19


-------------------------------------

(1) Unaudited. Financial data as of and for the three months ended December 31, 1997 and 1996 have been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of results of operations for such periods.

(2) Ratios have been annualized for the interim periods presented.

(3) Ratio is not applicable as 1996 earnings were negative.

                           SOUTHSIDE BANCSHARES CORP.
                                       AND
                               PUBLIC SERVICE BANK
                  PRO FORMA COMBINED SELECTED FINANCIAL DATA(1)
                                   (unaudited)

                                                                                                            Year Ended
                                                                                                         December 31, 1997
                                                                                               -------------------------------------
                                                                                               (in thousands, except per share data)
Summarized Income Statement:
  Net Interest Income.............................................................                           $  22,718
  Provision for Loan Losses.......................................................                                  60
  Noninterest Income..............................................................                               3,104
  Noninterest Expense.............................................................                              16,610
  Income Tax Expense..............................................................                               2,581
  Net Income......................................................................                               6,571
Per Common Share Data:
  Net Income:.....................................................................
     Basic........................................................................                           $    2.28
     Diluted......................................................................                                2.24
  Cash Dividends Paid.............................................................                                 .70
Financial Position at Period End:
  Total Assets....................................................................                           $ 620,957
  Loans, Net of Allowance for Loan Losses.........................................                             367,778
  Deposits........................................................................                             539,509
  Borrowed Money..................................................................                              14,763
  Stockholders' Equity............................................................                              61,640
Selected Financial Ratios:
  Nonperforming Assets as % of Total Loans and Foreclosed Property................                                1.44
  Nonperforming Loans as % of Total Loans.........................................                                 .99
  Loan Reserve as % of Total Loans................................................                                1.66
  Net Charge-Offs as % of Average Loans...........................................                                 N/A
  Average Equity to Average Assets................................................                                9.88
  Tier 1 Risk-Based Capital.......................................................                               15.40
  Total Risk-Based Capital........................................................                               16.63

---------------------------

(1) The information for PSB is for the year ended September 30, 1997 and has not been restated to conform with Southside's fiscal year end of December 31, as the results are not materially different.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

        This Proxy Statement/Prospectus is being furnished to PSB shareholders in connection with the solicitation of proxies by the PSB Board for use at the Special Meeting to be held at ___________________________ on ________ __, 1998, at ____ _.m., local time, and at any adjournment, continuation or postponement thereof.

MATTERS TO BE CONSIDERED

        At the Special Meeting, the holders of PSB Common will be asked to approve the Merger Agreement which provides for, among other things, the merger of PSB with and into National Bank, and the Agreement to Merge between PSB and National Bank.

        Management of PSB knows of no matters to be brought before the Special Meeting other than those referred to herein. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

RECORD DATE FOR THE SPECIAL MEETING

        The close of business on ________ __, 1998 is the Record Date for the determination of holders of PSB Common entitled to receive notice of and to vote at the Special Meeting. On the Record Date, there were 102,182 shares of PSB Common outstanding. Only holders of record of PSB Common on the Record Date are entitled to notice of and to vote at the Special Meeting. No shares of PSB Common can be voted at the Special Meeting unless the record holder is present in person or represented by proxy.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

        The presence in person or by proxy of a majority of the outstanding shares of PSB Common entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting. The affirmative vote of two-thirds (2/3rds) of the outstanding shares of PSB Common entitled to vote thereon is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Each holder of PSB Common is entitled to one vote per share of PSB Common held by him or her on the Record Date. Proxies marked as abstentions and shares held in street name, which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast and, as a result, will have the same effect as a vote against approval of the Merger Agreement and the Merger. Proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.

VOTING AND REVOCATION OF PROXIES FOR THE SPECIAL MEETING

        A proxy to vote at the Special Meeting accompanies this Proxy Statement/Prospectus. A PSB shareholder may use his or her proxy if he or she is unable to attend the Special Meeting in person or wishes to have his or her shares of PSB Common voted by proxy even if he or she attends the Special Meeting. Shares of PSB Common represented by a proxy properly signed and returned to PSB at, or prior to, the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with instructions thereon. If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, all shares of PSB Common represented by such proxy will be voted FOR approval and adoption the Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR any proposal regarding any adjournment, continuation or postponement of the Special Meeting. The failure to submit a proxy card (or to vote in person) at the Special Meeting, the abstention from voting at the Special Meeting and, in the case of shares held in street name, the failure of the beneficial owner thereof to timely give specific voting instructions to the broker holding such shares (broker non-votes) will have the same effect as a vote against approval and adoption of the Merger Agreement.

        Any proxy given pursuant to this solicitation may be revoked by its grantor at any time prior to the voting thereof on the matters to be considered at the Special Meeting by filing with the Secretary of PSB a written revocation or a duly executed proxy bearing a later date. A holder of PSB Common who previously signed and returned a proxy and who elects to attend the Special Meeting and vote in person may withdraw his or her proxy at any time before it is exercised by giving notice of such revocation to the Secretary of PSB at the Special Meeting and voting in person by ballot at the Special Meeting; however, attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy.

        The persons named as proxies by a PSB shareholder may propose and vote for one or more adjournments, continuations or postponements of the Special Meeting to permit further solicitation of proxies in favor of such proposal; provided, however, that no proxy which is voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any such adjournment, continuation or postponement of the Special Meeting.

SOLICITATION OF PROXIES FOR THE SPECIAL MEETING

        In addition to solicitation of proxies from holders of PSB Common by use of the mail, proxies also may be solicited by personal interview, telephone and wire by directors, officers and employees of PSB, who will not be specifically compensated for such services.

SECURITY OWNERSHIP OF MANAGEMENT

        As of the Record Date, the executive officers and directors of PSB and their affiliates have the power to vote 46,545 shares (approximately 45.6% of the shares outstanding) of PSB Common, all of which the management of PSB expects to be voted in favor of the Merger Agreement. For information regarding the shares of PSB Common beneficially owned, directly or indirectly by each director and executive officer of PSB, and by all directors and officers of PSB as a group, see "INFORMATION ABOUT PSB -- Security Ownership of Management." As of the Record Date, Southside and its subsidiaries, and the directors and executive officers of Southside and its subsidiaries, did not beneficially own any shares of PSB Common.


                                   THE PARTIES

SOUTHSIDE

        Southside was incorporated in 1982 and has operated as a registered bank holding company since 1983 under the BHCA. Southside and its subsidiaries had consolidated total assets of $549,864,000 at December 31, 1997. The following table shows the total assets at December 31, 1997, before elimination of intercompany accounts, of each of Southside's subsidiary banks, all of which are located in Missouri.

                                                                TOTAL ASSETS AT
                                                               DECEMBER 31, 1997
         SUBSIDIARY BANKS                                       (IN THOUSANDS)
         -------------------------------------                  --------------
         South Side National Bank in St. Louis                    $   353,316
         State Bank of Jefferson County                                57,683
         Bank of Ste. Genevieve                                        84,805
         The Bank of St. Charles County                                54,120

        Southside's subsidiary banks, which operate 13 banking offices in Missouri, are engaged in the general banking business of accepting funds for deposit, making loans, renting safe deposit boxes, and performing such other banking services as are usual and customary of banks of similar size and character.

        Customers of Southside's subsidiary banks are also offered fiduciary services through the trust department of National Bank. At December 31, 1997, the combined market value of fiduciary and custodial assets under management of the trust department was approximately $307,000,000. These assets are not reflected in the consolidated financial statements of Southside, as they do not represent assets of Southside.

        The responsibility for the management of the Southside's subsidiary banks remains with the officers and directors of the respective banks. Southside provides its subsidiary banks with assistance and service in auditing, record keeping, tax planning, trust operations, new business development, lending, regulatory compliance, and human resources management.

        Southside has nine officers, the majority of whom are also officers of National Bank. The principal executive office of Southside is located at 3606 Gravois, St. Louis, Missouri, 63116 (telephone (314) 776-7000).

        For additional information regarding Southside and its subsidiaries, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and Appendix E.

NATIONAL BANK

        National Bank, a national banking organization, is Southside's leading subsidiary bank. The main office of National Bank in St. Louis is located at 3606 Gravois Avenue, St. Louis, Missouri 63116 (telephone (314) 776-7000). Facilities are located at 3420 Iowa Street, St. Louis, Missouri 63118; 9914 Kennerly Road, St. Louis County, Missouri 63128; 8440 Morganford, St. Louis County, Missouri 63123; 4666 Lansdowne, St. Louis, Missouri 63116; 10385 West Florissant, Ferguson, Missouri 63136; and 11330 Gravois, St. Louis, Missouri 63126. A 24-hour automated teller machine is maintained at St. Anthony's Medical Center, 10010 Kennerly Road, St. Louis County, Missouri 63128. National Bank has 20 drive-in windows and eight 24-hour automated teller machines. National Bank is a member of the Honor and CIRRUS automated teller networks. National Bank serves St. Louis City and St. Louis County, Missouri.

        At December 31, 1997, the total assets of National Bank were $353,316,000; the total deposits of National Bank were $309,297,000; and the total loans of National Bank were $197,175,000.

        For additional information regarding National Bank, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and Appendix E.

PSB

        PSB, originally chartered by the State of Missouri in 1914, operates as a federally-chartered capital stock savings bank. At December 31, 1997, PSB had total assets of $70,173,000, total deposits of $56,748,000 and total shareholders' equity of $4,417,000. PSB's primary business is the solicitation of deposit accounts from members of the general public and the origination of mortgage loans, upon the security of single family residences and other improved real estate located primarily in the City of St. Louis and St. Louis County, Missouri and surrounding areas. PSB conducts its business through its main office in St. Louis, Missouri, located at 6025 Chippewa Street, St. Louis, Missouri, 63109 (telephone (314) 351-3355), and two branch offices located in St. Louis County, Missouri.


                                   THE MERGER

GENERAL

        This section of the Proxy Statement/Prospectus describes certain aspects of the Merger, including the principal provisions of the Merger Agreement. The following information relating to the Merger Agreement and the Merger is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated by reference herein. Reference is made thereto for a complete description of the terms of the Merger. ALL SHAREHOLDERS OF PSB ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

FORM OF THE MERGER

        The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of the conditions set forth therein, at the Effective Time, PSB will merge with and into National Bank, and National Bank will be the Surviving Bank in the Merger. Upon consummation of the Merger, National Bank will continue to be a wholly owned subsidiary of Southside, and the corporate identity and existence of PSB, separate and apart from National Bank, will terminate. No changes in the Charter or Bylaws of National Bank will be effected by the Merger, and the name of the Surviving Bank will continue to be South Side National Bank in St. Louis. All assets as they exist at the Effective Time will pass to and vest in the Surviving Bank without any conveyance or other transfer.

        The business of the Surviving Bank will be that of a national banking association. The Surviving Bank's business will be conducted at its main office, which will continue to be located at 3606 Gravois Avenue, St. Louis, Missouri 63116 and its legally established branches, which will initially include all of the existing locations of PSB. See "-- Management and Operations After the Merger." The present Board of Directors of National Bank will continue to serve as the Board of Directors of the Surviving Bank until its next annual meeting or until such time as their successors have been elected and have qualified. Each share of common stock, par value $1.00 per share, of National Bank will remain outstanding and unaffected by the Merger. Each share of Southside Common will remain outstanding and unaffected by the Merger.

BACKGROUND OF THE MERGER

        Over the course of 1996 and early 1997, Robert C. Spinzig, President, Chairman and Chief Executive Officer of PSB, was approached by several financial institutions to determine PSB's interest in a potential sale or merger of PSB. During this period of time, Mr. Spinzig consulted formally and informally with the PSB Board regarding PSB's future and how to best enhance value for PSB shareholders. Given the recent positive earnings performance of PSB, the PSB Board concluded that management should continue its efforts at expanding PSB's operations and increasing the volume of mortgage originations in a further effort to grow PSB's operating profits.

        As 1997 continued, the pace of consolidation in the financial services industry accelerated as acquirors continued to increase the prices paid for banks and thrifts. Additionally, PSB was again approached by several financial institutions about PSB's interest in a business combination. After considering these initial expressions of interest, the PSB Board concluded that PSB should retain financial advisors to assist in determining the future direction of PSB. In July 1997, PSB retained Manchester Partners as its financial advisor in order to assess its strategic alternatives with the objective of enhancing value to PSB shareholders.

        Over the ensuing months, Manchester Partners analyzed PSB's alternatives of continuing as a stand-alone organization and pursuing its strategic plan or choosing a larger bank or thrift institution with which it could combine. As part of this effort, Manchester Partners evaluated the premiums being paid for thrifts in the St. Louis and Missouri markets. On August 27, 1997, Manchester Partners presented its initial findings to the PSB Board. After its initial report to the PSB Board, Manchester Partners was instructed to approach various financial institutions to determine whether a business combination could be achieved at a price to PSB's shareholders that would provide a better alternative than PSB's pursuit of its own strategic plan.

        During the period from September through October 1997, Manchester Partners approached approximately twelve financial institutions that had expressed an interest in PSB or were considered by Manchester Partners to be potential merger partners, including Southside. The PSB Board was updated on the activities and discussions at its meetings on September 24, 1997 and October 22, 1997. On November 8, 1997, Manchester Partners presented to the PSB Board the results of its discussions with interested parties. Of the institutions contacted, several expressed limited or no interest. Five of the institutions contacted expressed interest at prices ranging from approximately 130% to approximately 200% of PSB's book value per share at September 30, 1997. The parties indicated interest in acquiring PSB using cash, stock, or combinations of cash and stock. At its November 8, 1997 special meeting, the PSB Board, upon the advice of Manchester Partners, authorized its representatives to enter into discussions with Southside for the purpose of negotiating a definitive merger agreement. The indication of interest by Southside represented the highest value of the indications expressed.

        During the ensuing discussions, Southside indicated a willingness to structure an offer on an all stock basis, but a preference to include a cash component. The offering prices under each of the structures proposed by Southside were adjusted to increase the transaction value as the cash component of the purchase price was increased. The final pricing structure of 60% stock and 40% cash was determined by the PSB Board at its meeting on November 20, 1997 to provide the most value for PSB shareholders. The offer was structured to allow PSB shareholders to choose the portion of their respective purchase price to be paid in cash or stock, with a requirement that the overall stock and cash components be 60% and 40%, respectively.

        In early December 1997, as PSB was negotiating the terms of a definitive merger agreement with Southside, PSB was reapproached by one of the institutions whose earlier expression of interest was considered inferior to that of Southside. The institution indicated a willingness to pay a higher than previously indicated price, but stated that it would require PSB to negotiate exclusively for a period of ninety days. The prices indicated to PSB during this discussion were at a level that PSB's advisors believed required further investigation. On December 17, 1997, Manchester Partners informed the PSB Board of this recent development, made a comparison of the terms offered and conditions required by the respective parties, and discussed the unresolved issues associated with each offer, including the requirement for an exclusive negotiating period by one of the interested institutions. The PSB Board then instructed Manchester Partners to investigate the new offer more thoroughly. Subsequent to the PSB Board meeting, Manchester Partners met with the representatives of the other institution to clarify certain aspects of their offer before advising the PSB Board about the merits of the offer and of agreeing to the condition of an exclusive negotiating period.

        On January 21, 1998, Manchester Partners presented the results of its further investigation to the PSB Board. After considering the relative merits of the respective offers, including the prices offered for PSB, the relative value of stock being used for the purchase, and the transaction risk associated with the respective offers, the PSB Board concluded that pursuing a transaction with one party would be in the best interests of PSB shareholders and that PSB should continue its discussions with Southside with the objective of negotiating a definitive merger agreement.

        Representatives of PSB and Southside continued discussions between January 22, 1998 and February 24, 1998. During this period, details of the definitive merger agreement were negotiated and the progress of the discussions were reported to the members of the PSB Board by Chairman Spinzig. A draft of the merger agreement was provided to each PSB Board member on February 18, 1998, and on February 25, 1998 the PSB Board met to review its contents and the text and scope of the Manchester Partners fairness opinion with special counsel, Breyer & Aguggia, and Manchester Partners. At such meeting, the PSB Board voted unanimously to approve the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF PSB BOARD

        The PSB Board believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of Southside and PSB, are fair and in the best interests of PSB and its shareholders. In the course of reaching its determination, the PSB Board consulted with legal counsel with respect to its legal duties, the terms of the Merger Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, operational matters.

        In reaching its determination to approve the Merger Agreement, the PSB Board considered all factors it deemed material, which are the following:

        (a) The PSB Board analyzed information with respect to the financial condition, results of operations, cash flow, businesses and prospects of PSB. In this regard, the PSB Board analyzed the options of selling PSB or continuing on a stand-alone basis. The range of values on a sale of control basis were determined to generally exceed the present value of PSB shares on a stand-alone basis under business strategies which could be reasonably implemented by PSB.

        (b) The PSB Board considered the written opinion of Manchester Partners that, as of February 25, 1998, the consideration to be received by holders of PSB Common pursuant to the Merger Agreement was fair to PSB shareholders from a financial point of view. See "-- Opinion of Financial Advisor."

        (c) The PSB Board considered the current operating environment, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries and the prospect for further changes in these industries.

        (d) The PSB Board considered the other terms of the Merger Agreement and exhibits, including the opportunity for PSB shareholders to receive shares of Southside Common, which are listed on the Nasdaq SmallCap Market, in a tax free exchange.

        (e) The PSB Board considered the detailed financial analyses, pro forma and other information with respect to PSB and Southside discussed by Manchester Partners, as well as the PSB Board's own knowledge of PSB, Southside and their respective businesses. In this regard, the latest publicly-available financial and other information for PSB and Southside were analyzed, including a comparison to publicly-available financial and other information for other similar financial institutions.

        (f) The PSB Board considered the results of the contacts and discussions between PSB and its financial advisor and various third parties and the belief of the PSB Board and management that the Merger offered the best transaction available to PSB and its shareholders.

        (g) The PSB Board considered the likelihood of the Merger and related transactions being approved by the appropriate regulatory authorities, including factors such as market share analyses, Southside's Community Reinvestment Act ("CRA") rating at that time and the estimated pro forma financial impact of the transaction on Southside. See "-- Regulatory Approvals."

        (h) The PSB Board considered the ability of Southside to pay the Merger Consideration. PSB's Board reviewed Southside's liquidity and capital position as reflected in Southside's latest shareholder reports in evaluating the ability of Southside to pay the Merger Consideration.

        (i) The PSB Board considered the fact that the Merger Agreement prohibits PSB from initiating or encouraging discussions with third parties relating to alternative transactions and requires the payment of a termination fee of $450,000 to Southside in certain events, and the fact that Southside required such provisions as a condition to entering into the Merger Agreement.

        The foregoing discussion of the information and factors considered by the PSB Board is not intended to be exhaustive, but constitutes the material factors considered by the PSB Board. In reaching its determination to approve and recommend the Merger Agreement, the PSB Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently.

        For the reasons set forth above, the PSB Board has unanimously approved the Merger Agreement as advisable and in the best interests of PSB and PSB shareholders and recommends that the shareholders of PSB vote FOR the approval of the Merger Agreement.

OPINION OF FINANCIAL ADVISOR

        The PSB Board retained Manchester Partners in July 1997 to provide certain financial advisory and investment banking services to PSB, with the objective of assessing PSB's strategic alternatives to enhance shareholders value. Such services included undertaking a search process to ascertain the interest in an acquisition of PSB by regional and local financial institutions, including those that previously expressed interest in acquiring PSB, and, if necessary, assisting PSB and the PSB Board in negotiating financial terms with prospective acquirors and rendering its opinion with respect to the fairness of the Merger consideration from a financial point of view to PSB shareholders in the event PSB entered into an agreement to be acquired. In requesting Manchester Partners' advice and opinion, the PSB Board did not give any special instructions to Manchester Partners, nor did it impose any limitations upon the scope of the investigation which Manchester Partners might wish to conduct to enable it to give its opinion.

        Manchester Partners was selected by PSB to act as its financial advisor because of Manchester Partners' expertise in the valuation of businesses and their securities for a variety of purposes, including its expertise in connection with mergers and acquisitions of savings and loan associations, savings banks, savings and loan holding companies, commercial banks and bank holding companies. Pursuant to a letter agreement dated and executed by PSB on June 30, 1997 (the "Engagement Letter"), Manchester Partners estimates that it will receive from PSB total professional fees of approximately $171,000, of which $12,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Merger. In addition, PSB has agreed to indemnify Manchester Partners against certain liabilities, including liabilities under the federal securities laws. Manchester Partners' fee is not conditioned upon its conclusions with respect to the fairness of the Merger Consideration.

        On February 25, 1998, at the meeting in which the PSB Board approved and adopted the Merger Agreement and the transactions contemplated thereby, Manchester Partners rendered its opinion to the PSB Board that, as of such date, the Merger Consideration was fair to holders of PSB Common from a financial point of view. That opinion was updated as of the date of this Proxy Statement/Prospectus.

        The full text of the Manchester Partners' Opinion, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. The description of the Manchester Partners' Opinion set forth herein is qualified in its entirety by reference to Appendix C. PSB shareholders are urged to read the Manchester Partners' Opinion in its entirety. The Manchester Partners' Opinion is addressed only to the PSB Board and is directed only to the Merger Consideration to be received in the Merger by the holders of PSB Common and does not constitute a recommendation to any PSB shareholders as to how such PSB shareholders should vote at the Special Meeting.

        In rendering its fairness opinion, Manchester Partners reviewed and analyzed the following: (1) the Merger Agreement, dated February 25, 1998, including exhibits; (2) the following information for PSB--(a) audited financial statements as of, and for the fiscal years ended, September 30, 1995, 1996 and 1997, incorporated in the respective Annual Reports to stockholders, (b) regulatory and internal financial and other reports through ________________ and
(c) the most recent proxy statement for PSB dated December 31, 1997; (3) the results of discussions with PSB's management and directors regarding past and current business, operations, financial condition as of ______________, and future prospects; (4) PSB's latest publicly-available financial statements, operating results and market pricing characteristics relative to those publicly-traded savings institutions with characteristics deemed by Manchester Partners to be relatively comparable; (5) competitive, economic and demographic characteristics in PSB's market area; (6) the potential impact of regulatory and legislative changes on savings institutions; (7) the financial terms of other recently completed and pending acquisitions of savings institutions, regionally and nationally, with characteristics deemed by Manchester Partners to be relatively comparable; (8) expressions of interest by third parties; (9) Southside's financial condition through _________________ to assess Southside's resources and its ability to complete the Merger from a cash and capital perspective; and (10) Southside's most recent CRA rating.

        In rendering its opinion, Manchester Partners relied, without independent verification, on the accuracy and completeness of the information concerning PSB and Southside as furnished by PSB and Southside, respectively, to Manchester Partners, as well as publicly-available information regarding other financial institutions and competitive, economic and demographic data. PSB did not restrict Manchester Partners as to the material it was permitted to review. Manchester Partners did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of PSB.

        Manchester Partners expresses no opinion on matters of a legal, regulatory, tax or accounting nature of the ability of the Merger as set forth in the Merger Agreement to be consummated. In rendering its opinion, Manchester Partners assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on Southside that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Merger Agreement.

        The Manchester Partners' Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of February 25, 1998, and the date of this Proxy Statement/Prospectus; events occurring after February 25, 1998 and after the date of this Proxy Statement/Prospectus could materially affect the assumptions used in preparing its opinion.

        In connection with rendering its opinion dated February 25, 1998, and updated as of the date of this Proxy Statement/Prospectus, Manchester Partners performed a variety of financial analyses which are summarized below. Although the evaluation of the fairness, from a financial point of view, of the Merger Consideration was to some extent subjective based on the experience and judgment of Manchester Partners, and not merely the result of mathematical analyses of financial data, Manchester Partners principally relied on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Manchester Partners believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Manchester Partners without considering all such analyses and factors could create an incomplete view of the process underlying the Manchester Partners' Opinion. In its analyses, Manchester Partners took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of PSB and Southside, as well as Manchester Partners' experience in securities valuation, its knowledge of financial institutions and its principals' experience in similar transactions. With respect to the comparable transactions analysis described below, no public company utilized as a comparison is identical to PSB and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for the purpose of Manchester Partners' providing its opinion as to the fairness to the holders of PSB Common from a financial point of view, of the Merger Consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in Manchester Partners' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. None of the analyses performed by Manchester Partners was assigned a greater significance by Manchester Partners than any other.

        Manchester Partners compared the Merger on the basis of stated multiples of reported earnings, tangible book value and assets of PSB implied by the Merger consideration to be paid to the holders of PSB Common with the same ratios in pending and completed acquisition of Missouri savings and loan associations, savings banks and savings and loan holding companies deemed by Manchester Partners to be comparable.

        The Missouri institutions with completed or pending acquisitions since the beginning of 1995 included a total of eleven institutions. The acquisition pricing ratios of this group were: (i) price/earnings ratios ranging from 12.79 to 60.68 times, with a median of 28.91 times; (ii) price/tangible book ratios ranging from 117% to 212%, with a median of 136%; and (iii) price/assets ratios ranging from 8.90 to 36.47%, with a median of 20.96%.

        In comparison, PSB was generally smaller, lower capitalized and less profitable as measured by return on average assets. Further, PSB acquisition pricing ratios pursuant to the terms of the Merger Agreement for price/earnings and prices/tangible book exceeds the median ratios of this group, while the pricing ratio for price/assets falls below the medians of this group. Specifically, the Merger Consideration of $82.37 indicated the following acquisition pricing ratios for shares of PSB Common, based on financial statements as of or for the year ended September 30, 1997: 31.44 times annualized earnings, 190.93% of tangible book value, and 11.99% of assets.

        No company or transaction used in this composite is identical to PSB or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

        As described above, Manchester Partners' opinion and presentation to the PSB Board was one of many factors taken into consideration by the PSB Board in making its determination to approve the Merger Agreement and the transactions contemplated thereby. Although the foregoing summary describes the material components of the analyses presented by Manchester Partners to the PSB Board on February 25, 1998, and updated as of the date of this Proxy Statement/Prospectus, in connection with its opinion as of these dates, it does not purport to be a complete description of all the analyses performed by Manchester Partners and is qualified by reference to the written opinion of Manchester Partners set forth as Appendix C hereto, which PSB's shareholders are urged to read in its entirety.

        THE FULL TEXT OF THE MANCHESTER PARTNERS' OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE MANCHESTER PARTNERS' OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. PSB SHAREHOLDERS ARE URGED TO READ THE MANCHESTER PARTNERS' OPINION IN ITS ENTIRETY. THE MANCHESTER PARTNERS' OPINION IS ADDRESSED ONLY TO THE PSB BOARD AND IS DIRECTED ONLY TO THE MERGER CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF PSB COMMON AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PSB SHAREHOLDERS AS TO HOW SUCH PSB SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

MERGER CONSIDERATION

        Pursuant to the Merger, each share of PSB Common issued and outstanding as of the Effective Time, other than any shares of PSB the holders of which have duly exercised and perfected their dissenters' rights under the regulations of the OTS, will be converted into the right to receive from Southside either (1) cash, without interest ("Per Share Cash Amount"), in an amount (rounded to the nearest cent) equal to the Exchange Ratio (as defined below) multiplied by the Southside Average Price (as defined below), or (2) that number of shares of Southside Common equal to the Exchange Ratio, or (3) a combination of shares of Southside Common and cash; provided, however, that the total number of shares of PSB Common to be converted into the right to receive cash in the Merger will equal 40% of the total number of shares of PSB Common outstanding immediately prior to the Effective Time (the "Cash Election Number") and the total number of shares of PSB Common to be converted into the right to receive Southside Common will equal 60% of the total number of shares of PSB Common outstanding immediately prior to the Effective Time (the "Stock Election Number").

        The "Exchange Ratio" will equal the quotient (rounded to the nearest one-thousandth) of (x) two times the Capital (as defined below) of PSB divided by the number of outstanding shares of PSB Common at the Effective Time, divided by (y) the Southside Average Price. The "Capital" of PSB equals total stockholders' equity of PSB as reflected in the consolidated balance sheet of PSB as of the last day of the quarter immediately preceding the month in which the Effective Time occurs minus any and all attorneys' fees, accounting fees, and financial services/brokerage fees incurred by PSB in connection with the Merger that have been or will be paid or accrued by PSB and not expensed on the financial statements of PSB. The "Southside Average Price" will be the average (rounded to the nearest one-thousandth) of the average of the closing bid and ask prices per share of Southside Common reported by the Nasdaq SmallCap Market during the period of ten trading days which ends on the fifth trading day prior to the Closing Date.

        As of __________ __, 1998, the approximate total value of the Merger Consideration to be paid to the holders of PSB Common was $________, which results in a per share value to the holders of PSB Common of $_______. The total value of the Merger Consideration as stated above may increase or decrease depending upon PSB's Capital.

        On __________, 1998, the most recent date for which it was practicable to obtain information prior to the printing of this Proxy Statement/Prospectus, the closing price per share of Southside Common, as reported on the Nasdaq SmallCap Market, was $_____. PSB shareholders should note, however, that the market price of the Southside Common they receive will continue to be subject to market fluctuations, as well as the future results of operations and financial condition of Southside, among other factors, and therefore may be worth more or less than such amount as of the end of the measurement period for determining the Exchange Ratio or the date they receive their Southside Common certificates.

ELECTION AND PRORATIONS

        Subject to the proration procedures to be applied, each holder of PSB Common will be entitled (1) to elect to receive cash for all of his or her shares of PSB Common (a "Cash Election"); (2) to elect to receive shares of Southside Common for all of his or her shares of PSB Common (a "Stock Election"); (3) to elect to receive shares of Southside Common for a stated percentage of his or her shares of PSB Common (a "Partial Stock Election") and to receive cash for the balance of such shares (a "Partial Cash Election"); or
(4) to indicate that he or she has no preference as to the receipt of cash or shares of Southside Common (a "Non-Election"). All such elections must be made on the Election Form.

        Elections may be made by holders of PSB Common by mailing the Election Form to the Exchange Agent. To be effective, an Election Form must be properly completed, signed and submitted by the PSB shareholder (or by an appropriate trust company in the United States or a member of a registered national securities exchange or the NASD) together with the certificate or certificates representing the shares of PSB Common for which an election is made to the Exchange Agent by the Election Deadline. Southside will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and submitted and to disregard immaterial defects in Election Forms. The decision of Southside or the Exchange Agent as to such matters will be conclusive and binding. Neither Southside nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent also will make all computations contemplated above and all such computations will be conclusive and binding on the holders of PSB Common.

        A holder of PSB Common who does not submit a properly completed Election Form that is received by the Exchange Agent prior to the Election Deadline will be deemed to have made a Non-Election. If

Southside or the Exchange Agent determine that any purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election was not properly made, such purported election will be deemed to be of no force and effect and the PSB shareholder making such purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election will be deemed to have made a Non-Election.

        If the sum of the number of shares covered by Cash Elections and Partial Cash Elections ("Cash Election Shares") exceeds 40% of the total number of shares of PSB Common outstanding immediately prior to the Effective Time, all shares of PSB Common covered by Stock Elections and Partial Stock Elections ("Stock Election Shares") and all shares of PSB Common covered by Non-Elections ("Non-Election Shares") will be converted into the right to receive shares of Southside Common, and the Cash Election Shares will be converted into the right to receive shares of Southside Common and cash in the following manner:

        Each Cash Election Share will be converted into the right to receive (i) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction ("Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (ii) a number of shares of Southside Common equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

        If the aggregate number of Stock Election Shares exceeds 60% of the total number of shares of PSB Common outstanding immediately prior to the Effective Time, all Cash Election Shares and all Non-Election Shares will be converted into the right to receive cash, and all Stock Election Shares will be converted into the right to receive shares of Southside Common and cash in the following manner:

        Each Stock Election Share will be converted into the right to receive
        (i) a number of shares of Southside Common equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction ("Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (ii) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

        In the event that the number of shares covered by Cash Elections and Partial Cash Elections does not exceed 40% of the total number of shares of PSB Common outstanding immediately prior to the Effective Time and the number of Stock Election Shares does not exceed 60% of the total number of shares of PSB Common outstanding immediately prior to the Effective Time, all Cash Election Shares will be converted into the right to receive cash, all Stock Election Shares will be converted into the right to receive shares of Southside Common, and the Non-Election Shares will be converted into the right to receive cash and shares of Southside Common in the following manner:

        Each Non-Election Share will be converted into the right to receive (i) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction ("Non-Election Fraction") the numerator of which will be the excess of the (a) Cash Election Number over (b) the number of Cash Election Shares and the denominator of which will be the excess of (A) the number of shares of PSB Common outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and (ii) a number of shares of Southside Common equal to the product

        (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and
        (y) a fraction equal to one minus the Non-Election Fraction.

        Any shares of PSB Common held by a holder of PSB Common who dissents from the Merger in accordance with Section 552.14 and becomes entitled to obtain payment for the fair value of such shares of PSB Common pursuant to such regulation will not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and will be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to OTS regulations. See "THE MERGER -- Dissenters' Rights" for a statement of the rights of dissenting shareholders and a fuller description of the procedures required to be followed to exercise such rights.

        All elections may be revoked until the Election Deadline. Holders of record of shares of PSB Common who hold such shares as nominees, trustees or in any other representative capacities ("Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers the shares of PSB Common Stock held by each Representative for a particular beneficial owner.

FRACTIONAL SHARES

        No fractional shares of Southside Common will be issued in the Merger. Instead, Southside will pay to each holder of PSB Common who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such amount by the Southside Average Price.

EFFECTIVE TIME; CLOSING

        The Merger Agreement provides that the Effective Time will occur upon compliance with any and all requirements and/or conditions contained in the approval order issued by the OCC. The date (the "Closing Date") of closing of the Merger (the "Closing") will take place upon the receipt of all necessary regulatory approvals, consents, authorizations and other approvals, including approval of the Merger Agreement by the PSB shareholders, required by law for consummation of the Merger and all waiting periods required by law have expired. Assuming that the Merger is approved by the requisite vote of the PSB shareholders and that the other conditions to the Merger are satisfied or waived (where permissible), it is presently anticipated that the Merger will be consummated during the ________________ quarter of 1998, but no assurance can be given that such timetable will be met.

CONDUCT OF BUSINESS PENDING THE MERGER; DIVIDENDS

        Pursuant to the Merger Agreement, PSB has agreed that it and each of its subsidiaries will carry on their business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. The Merger Agreement provides that PSB shall declare and pay dividends and make other distributions to holders of PSB Common in such amounts and at such times as are consistent with PSB's historical practices.

REGULATORY APPROVALS

        The Merger is subject to the prior approval of the OCC. The Bank Merger Act ("BMA") requires that the OCC take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The BMA also prohibits the OCC from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OCC finds that the anticompetitive effects are clearly outweighed by the public interest served by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The OCC also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position.

        Under the BMA, the Merger may not be consummated until the 30th day following the date of OCC approval, during which time the DOJ may challenge the Merger on antitrust grounds; provided, however, that the Merger may be consummated after the 15th day following the date of OCC approval if the OCC has not received any adverse comments from the DOJ relating to the competitive aspects of the transaction, and the DOJ has consented to such shorter waiting period. The commencement of an antitrust action would stay the effectiveness of OCC approval unless a court specifically orders otherwise. An application for the required regulatory approval from the OCC is pending. It is anticipated that OCC approval will be received on or about _________ ___, 1998, but no assurances can be given that this timetable will be met.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        Certain members of management of PSB and the PSB Board may be deemed to have interests in the Merger in addition to their interests as shareholders of PSB generally. For information about the percentage of PSB Common owned by the directors and executive officers of PSB, see "INFORMATION ABOUT PSB -- Security Ownership of Management." None of the directors or executive officers of PSB would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Southside Common.

        INSURANCE; INDEMNIFICATION

        The Merger Agreement provides that Southside (and any successor) will indemnify, defend and hold harmless the present and former directors, officers and employees of PSB against all liabilities, claims, losses, damages or judgements, or amounts paid in settlement with the approval of Southside (which approval will not be unreasonably withheld) of any claim, action, or suit arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement) regardless of whether such matter is asserted or claimed prior to, at or after the Effective Time, to the fullest extent such persons may be indemnified under Missouri Law as in effect on the date of the Merger Agreement, including provisions relating to the advancement of expenses incurred in the defense of any litigation. Southside will use its reasonable best efforts to cause the persons serving as officers and directors of PSB immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by single (one-time) premium tail coverage under the directors' and officers' liability insurance policy maintained by PSB (provided that Southside may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event will Southside be required to expend in the aggregate more than 150% of the annual amount currently expended by PSB (the "Insurance Amount") to maintain or procure insurance coverage pursuant to the Merger Agreement and further provided that if Southside is unable to maintain or obtain the insurance otherwise called for by the Merger Agreement, Southside will use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

        EMPLOYEE BENEFITS

        The Merger Agreement contains certain provisions regarding employee benefits which are described below under "THE MERGER -- Effect on Employee Benefit Plans."

        EMPLOYMENT AGREEMENT

        Under the Merger Agreement, Southside has agreed that the Merger will constitute a "change in control" as that term is defined in the Employment Agreement between Robert Spinzig, the Chairman, President and Chief Executive Officer of PSB, and PSB. Accordingly, Mr. Spinzig will be deemed to have suffered a termination of employment as of the Effective Time, thereby entitling Mr. Spinzig to certain severance benefits under his Employment Agreement. Based upon Mr. Spinzig's current salary, the amount to which Mr. Spinzig will be entitled to under his Employment Agreement is approximately $271,051.

        CONSULTING AGREEMENT

        In conjunction with the Merger, Southside has entered into an agreement (the "Consulting Agreement") with Mr. Spinzig which provides that for a period of two years beginning with the Effective Time, National Bank will retain Mr. Spinzig as a consultant to provide various advisory services. The Consulting Agreement provides that Southside will pay Mr. Spinzig $4,000 per month for 24 months in consideration for his advisory and consulting services.

CONDITIONS TO CONSUMMATION OF THE MERGER

        The Merger is subject to various conditions. Specifically, as set forth in the Merger Agreement, the obligations of each party to effect the Merger are subject to the fulfillment or waiver (where permissible) by each of the parties, at or prior to the Closing Date, of the following conditions: (i) the representations and warranties of the respective parties to the Merger Agreement as set forth therein will be true and correct in all material respects on and as of the Closing Date; (ii) each of the respective parties to the Merger Agreement will have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date;
(iii) no party to the Merger Agreement will be subject to any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction which enjoins or prohibits consummation of the Merger nor will there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which would make consummation of the Merger illegal; (iv) all necessary regulatory approvals and consents required to consummate the Merger, including the approval of the PSB shareholders, will have been obtained and all waiting periods in respect thereof will have expired; (v) PSB will have received all required documents from Southside and National Bank, in a form and substance reasonably satisfactory to PSB; (vi) the Registration Statement relating to the Southside Common to be issued pursuant to the Merger will have become effective, and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the S.E.C.; (vii) PSB will have received an opinion from its counsel with respect to certain federal income tax consequences of the Merger;
(viii) Southside will have deposited with the Exchange Agent an amount of cash sufficient to satisfy its obligations to PSB shareholders; (ix) PSB will have received from Manchester Partners a fairness opinion, in form and substance reasonably satisfactory to PSB, to the effect that the consideration to be received by PSB shareholders pursuant to the Merger Agreement is fair, from a financial point of view, to the PSB shareholders; and (x) each party will have received a legal opinion from counsel to the other party.

        The conditions described in items (iii) and (iv) above (the absence of any restraining orders and the receipt of PSB shareholder and regulatory approvals) may not be waived by any party. Although the remaining conditions to effect the Merger may be waived by the party entitled to the benefit thereof, neither Southside, National Bank nor PSB intend to waive any such conditions except in those circumstances where the Board of Directors of either Southside, National Bank or PSB, as the case may be, deems such waiver to be in the best interests of Southside, National Bank or PSB, as the case may be, and their respective shareholders.

        No assurance can be provided as to if or when all of the foregoing conditions precedent to the Merger will be satisfied or waived (where permissible) by the party permitted to do so. If the Merger is not effected by February 25, 1999, the Merger Agreement may be terminated by Southside or PSB unless the failure of the Closing to occur by such date is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in the Merger Agreement. See "-- Termination of the Merger Agreement."

TERMINATION OF THE MERGER AGREEMENT

        The Merger Agreement may be terminated at any time prior to the Closing
Date: (i) by mutual written agreement of the parties, regardless of whether approval of the Merger Agreement and the transaction contemplated thereby had been previously obtained from the PSB shareholders; (ii) by any party in the event of a material breach by the other of any of its representations and warranties or agreements under the Merger Agreement not cured within 30 days after notice of such breach is given by the non-breaching party, regardless of whether approval of the Merger Agreement and the transactions contemplated thereby had been previously obtained from the PSB shareholders; (iii) by any party in the event that all the conditions to its obligations are not satisfied or waived (and not cured within any applicable cure period); (iv) if any regulatory application filed in connection with the Merger should be finally denied or disapproved by the respective regulatory authority; (v) by Southside or PSB if the Merger Agreement and the Merger are not approved by the requisite vote of the PSB shareholders at the Special Meeting; (vi) by Southside or PSB, as the case may be, in the event that Southside or PSB or any of their subsidiaries becomes a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding which would have a material adverse effect upon the financial condition, business or results of operations of Southside, PSB and their subsidiaries as a whole; or (vii) by Southside or PSB if the Closing Date does not occur on or prior to February 25, 1999 unless the failure of the Closing to occur by such date is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in the Merger Agreement.

PAYMENT UPON OCCURRENCE OF CERTAIN EVENTS

        The Merger Agreement provides that PSB must pay to Southside the sum of $425,000 upon the occurrence of one or more of the following events: (i) termination of the Merger Agreement by Southside upon a breach thereof by PSB (including, without limitation, the entering into of an agreement between PSB and any third party which is inconsistent with the transactions contemplated by the Merger Agreement) not cured within 30 days after written notice of such breach is given by Southside to PSB; (ii) the failure of the PSB shareholders to approve the Merger Agreement and the Merger at the Special Meeting (provided that, upon the occurrence of an event described in clause (i) or (ii) above, an event described in clause (iii) or (iv) below will have occurred within 18 months of the occurrence of either of the foregoing events); (iii) any person or group of persons (other than Southside) acquires, or has the right to acquire, 20% or more of the outstanding shares of PSB Common (exclusive of any shares of PSB Common sold directly or indirectly to such person or group of persons by Southside); or (iv) PSB enters into an agreement or other understanding with a person or group of persons (other than Southside and/or its affiliates) which provides for such person or group of persons to acquire, merge or consolidate with PSB or any of its subsidiaries or to purchase or acquire PSB or any of its subsidiaries or all or substantially all of PSB's or any of its subsidiaries' assets.

        In addition, the Merger Agreement provides that Southside must pay to PSB the sum of $200,000 should the Merger Agreement be terminated by PSB and the Merger not consummated on account of a willful material breach by Southside or National Bank of a representation, warranty or covenant contained in the Merger Agreement.

DISSENTERS' RIGHTS

        THE FOLLOWING IS A SUMMARY OF THE RIGHTS OF DISSENTING SHAREHOLDERS PURSUANT TO SECTION 552.14 AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS THEREOF. AS A RESULT, THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 552.14, A COPY OF WHICH IS INCLUDED AS APPENDIX D TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF PSB COMMON INTENDING TO REQUEST PAYMENT OF THE FAIR OR APPRAISED VALUE OF THEIR SHARES IN ACCORDANCE WITH SECTION 552.14 ARE URGED TO REVIEW CAREFULLY APPENDIX D AND TO CONSULT WITH THEIR LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH. FAILURE TO DO SO COULD AFFECT A PSB SHAREHOLDER'S ABILITY TO EXERCISE DISSENTERS' RIGHTS.

        If the Merger is consummated, PSB shareholders who properly dissent therefrom will be entitled, pursuant to Section 552.14, to receive from Southside the fair or appraised value of their shares of PSB Common. Pursuant to
Section 552.14, this value is determined to be the fair market value of such shares of PSB Common, as of the Effective Date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger. The rights of a dissenting PSB shareholder to receive this value in place of the Merger Consideration are referred to in this Proxy Statement as "Dissenters' Rights."

        In order to be entitled to exercise Dissenters' Rights, a dissenting PSB shareholder must take certain actions specified in Section 552.14. First, the PSB shareholder, before voting on the Merger, must deliver to PSB a writing identifying himself or herself and stating his or her intention to demand appraisal of and payment for his or her shares of PSB Common. This demand must be in addition to, and separate from, any proxy that the PSB shareholder delivers in connection with the Special Meeting. Such notices should be directed to PSB's Corporate Secretary at the executive offices of PSB. In addition to delivering such notice to PSB, the PSB shareholder must not vote in favor of the Merger. NO PSB SHAREHOLDER WHO VOTES (EITHER IN PERSON OR BY PROXY) IN FAVOR OF THE MERGER WILL BE ENTITLED TO EXERCISE DISSENTERS' RIGHTS.

        Within sixty days after the Effective Date, a dissenting PSB shareholder must also submit to Southside's stock transfer agent his or her stock certificates for notation that an appraisal and payment have been demanded with respect to that stock and that appraisal proceedings are pending. Southside's stock transfer agent is UMB Bank, St. Louis, Missouri.

        Within ten days after the Effective Date, Southside is required to do the following: (i) give written notice of the Effective Date by mail to PSB shareholders that have complied with the procedures for exercising Dissenters' Rights, and have not voted in favor of the Merger; (ii) make a written offer to each such PSB shareholder to pay for his or her shares at a specified price deemed by Southside to be the fair value of the shares; and (iii) inform such PSB shareholders that, within 60 days after the Effective Date, certain requirements of Section 552.14 must be satisfied. This notice and offer will be accompanied by a balance sheet and statement of income of PSB for the fiscal year ending September 30, 1997, together with the latest available interim financial statements. If Southside and a dissenting PSB shareholder agree on a fair value for such PSB shareholder's shares of PSB Common within 60 days of the Effective Date, then Southside must pay the agreed-upon price within 90 days of the Effective Date. If Southside and a dissenting PSB shareholder do not agree on a fair value within the 60-day period, the PSB shareholder may then file a petition with the OTS demanding a determination of the fair market value of his or her shares of PSB Common.

        Upon receipt of this petition, the OTS must determine the fair market value of the dissenting PSB shareholder's shares of PSB Common, as of the Effective Date, exclusive of any element of value arising from the accomplishment or expectation of the Merger. The OTS may have its staff undertake this appraisal or may select one or more independent persons to do so. Upon conclusion of an appraisal satisfactory to the OTS, the OTS will direct the surviving entity to make payment in cash to the dissenting shareholder, upon surrender of the certificates representing his or her stock, together with interest from the Effective Date at a rate determined by the OTS.

        The costs and expenses of the appraisal process under Section 552.14 will be apportioned by the OTS, as it may deem equitable among some or all of the parties. In making this determination, the OTS will consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by Section 552.14. Any costs and expenses allocated to a dissenting PSB shareholder will reduce the amount that such PSB shareholder will receive from Southside in exchange for his or her shares of PSB Common.

EXCHANGE OF PSB STOCK CERTIFICATES

        On the Closing Date, the Exchange Agent will mail to each holder of PSB Common who submitted a properly completed Election Form together with all certificates representing the shares of PSB Common ("Certificates") covered by such Election Form the cash and/or shares of Southside Common to which such PSB shareholder is entitled pursuant to the terms of the Merger Agreement. As soon as practicable after the Closing Date, each holder of record of Certificates who has not previously submitted a properly completed Election Form accompanied by all Certificates representing the shares of PSB Common held of record by such shareholder will be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Southside will deliver or cause to be delivered to such shareholder. Such letter of transmittal will specify that risk of loss and title to Certificates will pass only upon acceptance of such Certificates by the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate, together with a letter of transmittal duly executed and any other required documents, the holder of such Certificate will be entitled to receive in exchange therefor solely the consideration payable with respect to the shares of PSB Common represented thereby. No interest on the consideration issuable upon the surrender of the Certificates will be paid or accrued for the benefit of holders of Certificates. If the cash and/or shares of Southside Common is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it will be a condition of issuance that the surrendered Certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance pay to the Exchange Agent any required transfer taxes or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

        At any time following six months after the Closing Date, Southside will be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates will be entitled to look only to Southside (subject to abandoned property, escheat or other similar laws) with respect to the cash and/or shares of Southside Common issuable upon surrender of their Certificates. No dividends that are otherwise payable on shares of Southside Common will be paid to persons entitled to receive such shares of Southside Common until such persons surrender their Certificates. Upon such surrender, Southside will pay any dividends that have become payable with respect to such shares of Southside Common (without interest and less the amount of taxes, if any, which may have been imposed thereon) between the Effective Time and the time of such surrender. After the Effective Time, there will not be any transfers on the stock transfer books of PSB of any shares of PSB Common.

CERTAIN OTHER AGREEMENTS

        PSB

        Business of PSB in Ordinary Course. Pursuant to the Merger Agreement, PSB has agreed, among other things, that it will cause itself and each of its subsidiaries to (1) continue to carry on its respective business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, (2) continue to fund the loan loss reserve in accordance with its past practices, and (3) use reasonable best efforts to maintain and preserve intact its respective business organization, employees and advantageous business relationships and retain the services of its officers and key employees. In addition, the Merger Agreement provides that PSB and each of its subsidiaries will not, without the prior written consent of Southside, which consent may not be withheld unreasonably: (i) issue additional shares of PSB Common or other capital stock, options, warrants or other rights to subscribe for or purchase shares of PSB Common, or any other capital stock or any other securities convertible into or exchangeable for any capital stock of PSB or any of its subsidiaries; (ii) directly or indirectly redeem, purchase or otherwise acquire PSB Common or any other capital stock of PSB or its subsidiaries; (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in any capital stock or otherwise reorganize or recapitalize; (iv) change its Charter or Bylaws unless so requested by a regulatory authority; (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or change any bonus, insurance, pension, or other PSB Employee Plan (as defined herein), payment or arrangement made to, for or with any such officers or employees; (vi) borrow or agree to borrow any amount of funds other than in the ordinary course of business or directly or indirectly guarantee or agree to guarantee any obligations of others; (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in excess of $300,000, or that would increase the aggregate credit outstanding to any one borrower or group of affiliated borrowers to more than $500,000 without the prior written consent of Southside; (viii) purchase or otherwise acquire any investment security including without limitation any derivative security for its own account except for United States government issued or guaranteed obligations; (ix) increase or decrease the rate of interest paid on time deposits or certificates of deposit except in accordance with past practices; (x) enter into any agreement, contract or commitment out of the ordinary course of business having a term in excess of three months other than letters of credit, loan agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; (xi) mortgage, pledge, subject to lien or charge or otherwise encumber any of its assets or properties except in the ordinary course of business; (xii) cancel, accelerate or waive any material indebtedness, claims or rights owing to PSB or its subsidiaries except in the ordinary course of business; (xiii) sell or otherwise dispose of any real property or material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to PSB and its subsidiaries; (xiv) foreclose or otherwise take title to or possess any real property, other than single family residential real estate without first obtaining a phase one environmental report which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; (xv) commit any act or fail to do any act which will result in a material breach of any agreement, contract or commitment which will materially adversely affect the business, financial condition or results of operations of PSB or its subsidiaries; (xvi) violate any law, statute, rule, governmental regulation or order which will materially adversely affect the business, financial condition or results of operations of PSB or its subsidiaries taken as a whole; (xvii) purchase any real or personal property or make any capital expenditure in excess of $5,000; (xviii) take any action which would adversely affect or delay the ability of either Southside or PSB to obtain any necessary approvals of any regulatory agency or other governmental authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or (xix) purchase or otherwise acquire any participation or any other interest in loans made by other financial institutions or lenders.

        Other PSB Agreements. In addition, PSB has agreed to: (i) give Southside prompt written notice of any occurrence, or impending or threatened occurrence, of any event or matter which would cause or constitute a failure of any condition precedent to any party's obligation to effect the Merger or breach of any of PSB's representations or agreements in the Merger Agreement, or of the occurrence of any matter or event known to and directly involving PSB (not including changes in conditions that affect the savings bank or thrift industry generally) that is materially adverse to the business, operations, or financial condition of PSB or its subsidiaries; (ii) use its best efforts to obtain all necessary consents with respect to any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger; (iii) use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Merger; (iv) permit Southside during the period prior to the Effective Time reasonable access to PSB's properties, books, contracts, commitments and records and to provide a copy of each report, schedule and other document filed or received by PSB during such period pursuant to the requirements of federal and state securities laws and all other information concerning its business, properties and personnel as Southside may reasonably request; (v) from and after July 1, 1998, if the Closing has not yet occurred, continue to accrue for its obligations with respect to the Financial Institutions Retirement Fund in an amount equal to one-twelfth of the amount funded in the previous fiscal year for each month thereafter until and including the month in which the Closing Date occurs; (vi) cause the Special Meeting of the PSB Shareholders to be held on a date mutually selected by Southside and PSB and in connection therewith mail this Proxy Statement/Prospectus to the PSB shareholders; and (vii) until the Effective Time, provide to Southside its unaudited (or, if available, audited) financial statements as of the PSB fiscal quarter last ended.

        SOUTHSIDE

        Pursuant to the Merger Agreement, Southside and National Bank have agreed, as applicable, among other things, to: (i) file all regulatory applications required in order to consummate the Merger and to keep PSB reasonably informed as to the status of such applications; (ii) file the Registration Statement with the S.E.C. and use its best efforts to cause the Registration Statement to become effective; (iii) timely file all documents required to obtain all necessary permits and approvals under applicable state securities laws; (iv) prepare and file any other filings required under the Exchange Act, relating to the Merger and related transactions; (v) promptly notify PSB in writing should Southside have knowledge of any event or condition which would cause or constitute a breach of any of its representations or agreements contained in the Merger Agreement; (vi) use their respective best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Merger; and (vii) permit PSB reasonable access during the period prior to the Effective Time to their properties, books, contracts, commitments and records and, during such period, furnish promptly to PSB (a) a copy of each report, schedule or other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (b) all other information concerning its business, properties and personnel as PSB may reasonably request. In addition, the Merger Agreement provides that Southside will provide certain employee benefit plans and programs to the employees of PSB who continue their employment after the Effective Time. See "THE MERGER -- Effect on Employee Benefit Plans."

NO SOLICITATION

        The Merger Agreement provides that, unless and until the Merger Agreement has been terminated, PSB and its subsidiaries will not authorize or permit any of their respective officers, directors, employees or agents to solicit, encourage or initiate any inquiries with respect to or (subject to the fiduciary duties of its directors as advised by counsel) hold discussions or negotiations with or provide any information to any person in connection with any proposal from any person relating to the acquisition of all or a substantial portion of the business, assets or PSB Common or other securities of PSB or its subsidiaries. PSB is required to promptly advise Southside of its receipt of, and the substance of, any such proposal or inquiry.

WAIVER AND AMENDMENT

        At any time before or after the PSB shareholders approve the Merger Agreement, any provision of the Merger Agreement, including, without limitation, the conditions to consummation of the Merger, may be (i) waived, to the extent permitted under law, in writing by the party which is entitled to the benefits thereof; or (ii) amended at any time by written agreement of the parties, provided, however, that no amendment or modification will decrease the amount or change the form of Merger Consideration to be received by the PSB shareholders. It is anticipated that any given condition to the obligations of PSB and Southside to consummate the Merger would be waived only in those circumstances where the Board of Directors of PSB or Southside, as the case may be, deems such waiver to be in the best interests of such company and its shareholders.

EXPENSES AND FEES

        In the event that the Merger Agreement is terminated or the Merger is abandoned, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such costs and expenses, and no party will have any liability to the other party for costs, expenses, damages or otherwise, except that: (i) in the event the Merger Agreement is terminated on account of a willful breach of any of the representations or warranties therein or any breach of the agreements set forth therein, the non-breaching party is entitled to seek damages against the breaching party; and (ii) upon the occurrence of certain events, PSB will be required to pay a fee of $425,000 to Southside, and Southside will be required to pay a fee of $200,000 to PSB. See "THE MERGER -- Payment Upon Occurrence of Certain Events."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material federal income tax consequences of the Merger that are generally applicable to PSB shareholders. This discussion is based on currently existing provisions of the Code, existing regulations thereunder (including final, temporary or proposed) and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. The following discussion is intended only as a general summary of the material federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision on whether to vote in favor of approval of the Merger Agreement.

        Consummation of the Merger is conditioned upon the receipt by Southside and PSB of an opinion of Breyer & Aguggia, special counsel to PSB, to the effect that if the Merger is consummated in accordance with the terms set forth in the Merger Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by PSB shareholders to the extent they receive shares of Southside Common in exchange for their shares of PSB Common, (iii) the basis of shares of Southside Common received by the shareholders of PSB will be the same as the basis of shares of PSB Common exchanged therefor, and (iv) the holding period of the shares of Southside Common received by shareholders of PSB will include the holding period of the shares of PSB Common exchanged therefor, provided such shares of PSB Common shares were held as capital assets as of the Effective Time. Southside and PSB may waive receipt of such tax opinion as a condition to consummating the Merger; provided, however, that if the anticipated material federal income tax consequences of the Merger are significantly different than those described herein, PSB will resolicit the approval of its shareholders.

        RECEIPT OF SOUTHSIDE COMMON IN EXCHANGE FOR PSB COMMON

        No gain or loss will be recognized by a holder of PSB Common who receives solely shares of Southside Common (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of PSB Common. The tax basis of the shares of Southside Common received by a holder of PSB Common in such exchange will be equal (except for the basis attributable to any fractional shares of Southside Common, as discussed below) to the basis of the PSB Common surrendered in exchange therefor. The holding period of the Southside Common received will include the holding period of shares of PSB Common surrendered in exchange therefor, provided that such shares of PSB Common were held as capital assets of the holder at the Effective Time of the Merger.

        RECEIPT OF CASH IN EXCHANGE FOR PSB COMMON

        A holder of PSB Common who receives solely cash in exchange for all of his or her shares of PSB Common (and is not treated as constructively owning Southside Common after the Merger under the circumstances referred to below under "-- Certain Federal Income Tax Consequences -- Possible Dividend Treatment") will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such holder's tax basis in the PSB Common surrendered in exchange therefor. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the holder at the Effective Time of the Merger. Such gain or loss will be long-term capital gain or loss if the holder's holding period is more than eighteen months at the Effective Time of the Merger or mid-term capital gain if held for more than one year, but less than eighteen months at the Effective Time. The Code contains limitations on the extent to which a holder may deduct capital losses from ordinary income.

        RECEIPT OF SOUTHSIDE COMMON AND CASH IN EXCHANGE FOR PSB COMMON

        A holder of PSB Common who receives a combination of Southside Common and cash in exchange for his or her PSB Common will not be permitted to recognize any loss for federal income tax purposes. Such a holder will recognize gain, if any, equal to the lesser of (i) the amount of cash received or (ii) the amount of gain "realized" in the transaction. The amount of gain a holder "realizes" will equal the amount by which (a) the cash plus the fair market value at the Effective Time of the Merger of the Southside Common received exceeds (b) the holders' basis in the PSB Common to be surrendered in the exchange therefor. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of Southside Common received by such holder of PSB Common will be the same as the basis of the shares of PSB Common surrendered in exchange therefor, adjusted as provided in
Section 358(a) of the Code for the cash received in exchange for such shares of PSB Common. The holding period for shares of Southside Common received by such holder will include such holder's holding period for the PSB Common surrendered in exchange therefor, provided that such shares were held as capital assets of the holder at the Effective Time of the Merger.

        A holder's federal income tax consequences will also depend on whether his or her shares of PSB Common were purchased at different times at different prices. If they were, the holder could realize gain with respect to some of the shares of PSB Common and loss with respect to other shares. Such holder would have to recognize such gain to the extent such holder receives cash with respect to those shares in which the holder's adjusted tax basis is less than the amount of cash plus the fair market value at the Effective Time of the Merger of the Southside Common received, but could not recognize loss with respect to those shares in which the holder's adjusted tax basis is greater than the amount of cash plus the fair market value at the Effective Time of the Merger of the Southside Common received. Any disallowed loss would be included in the adjusted basis of the Southside Common. Such a holder is urged to consult his or her own tax advisor respecting the tax consequences of the Merger on that holder.

        POSSIBLE DIVIDEND TREATMENT

        In certain circumstances, a holder of PSB Common who receives solely cash or a combination of cash and Southside Common in the Merger may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized by that holder if the receipt of cash "has the effect of the distribution of a dividend." The determination of whether a cash payment has such effect is based on a comparison of the holder's proportionate interest in Southside after the Merger with the proportionate interest the holder would have had if the holder had received solely Southside Common in the Merger. For purposes of this comparison, the holder may be deemed to constructively own shares of Southside Common held by certain members of the holder's family and certain entities in which the holder has an ownership or beneficial interest and certain stock options may be aggregated with the holder's shares of Southside Common. The amount of the cash payment that may be treated as a dividend is limited to the holder's ratable share of the accumulated earnings and profits of PSB at the Effective Time of the Merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the holder's shares were held as capital assets at the Effective Time of the Merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each holder, holders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the Merger.

        CASH IN LIEU OF FRACTIONAL SHARES

        A holder who holds PSB Common as a capital asset and who receives in the Merger, in exchange for such shares of PSB Common, solely Southside Common and cash in lieu of a fractional share interest in Southside Common will be treated as having received such cash in full payment for such fractional share of stock, and as capital gain or loss, notwithstanding the dividend rules discussed above.

        THE FOREGOING IS A GENERAL SUMMARY OF ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO PSB SHAREHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX SITUATION AND STATUS. BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, EACH PSB SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING SUCH SHAREHOLDER'S SPECIFIC TAX SITUATION AND STATUS, INCLUDING THE SPECIFIC APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS TO SUCH SHAREHOLDER AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALE OF SOUTHSIDE COMMON

        The shares of Southside Common issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any PSB shareholder who may be deemed to be an "affiliate" of PSB or Southside for purposes of Rule 145 under the Securities Act. The Merger Agreement provides that each such affiliate will enter into an agreement with Southside providing that such affiliate will not transfer any shares of Southside Common received in the Merger except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover resales of shares of Southside Common received by any person who may be deemed to be an affiliate of PSB. Persons who may be deemed to be affiliates of PSB generally include individuals who, or entities which, control, are controlled by or are under common control with PSB and will include directors and certain executive officers of PSB and may include principal shareholders of PSB.

ACCOUNTING TREATMENT

        The Merger will be accounted for by Southside under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. The consolidated financial statements of Southside will include the results of operations of PSB subsequent to the Effective Time.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

        National Bank will be the Surviving Bank in the Merger. It is not anticipated that the Board of Directors or officers of Southside or the Board of Directors or officers of National Bank will be affected by the Merger. It is anticipated that as soon as practicable after the Effective Time, Southside will close PSB's Kennerly Center branch.

EFFECT ON EMPLOYEE BENEFIT PLANS

        The Merger Agreement provides that each employee of PSB who continues as an employee of National Bank following the Closing Date (each a "Continued Employee") will be entitled, as a new employee of a subsidiary of Southside, to participate in whatever employee benefits or other non-qualified employee plans that may be in effect generally for employees of Southside's subsidiaries from time to time (the "Southside Plans"), if such Continued Employee is eligible for participation therein and otherwise will not be participating in a similar plan maintained by PSB after the Effective Time. Continued Employees will be eligible to participate on the same basis as similarly situated employees of other Southside subsidiaries. All such participation will be subject to such terms of such plans as may be in effect from time to time, and the Continued Employees will not have any rights or privileges superior to those of other employees of Southside's subsidiaries. Southside may terminate or modify all employee benefit plans of PSB except insofar as benefits thereunder have accrued or vested on the Closing Date, and Southside's obligations will not be deemed or construed so as to provide duplication of similar benefits.

        For purposes of vesting and eligibility to begin participation with respect to any Southside Plans in which Continued Employees may participate, each Continued Employee will be credited with the lesser of (i) one (1) year of service or (ii) his or her term of service with PSB. With respect to vacation policies, each Continued Employee will be credited with his or her full term of service with PSB. It is National Bank's intention to employ all existing personnel of PSB on the Closing Date. Should any termination due to eliminating/streamlining of positions occur after the Effective Time, Southside will pay severance in accordance with its severance policy. Southside's severance policy provides that employees with three years or more of service will receive one week of pay for each year of service up to a maximum of ten weeks pay. Those employees with less than three years of service do not receive severance. Southside's severance policy does not include any personnel with employment contracts. For purposes of the severance policy, Continued Employees will be given credit for their term of service with PSB.

ACCOUNTING POLICIES

        At the request of Southside after all of the conditions to the Closing have been satisfied or waived, PSB will establish and take such reserves and accruals as Southside may reasonably request to conform PSB's loan, accrual and reserve policies to Southside's policies and will establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to Southside and PSB. Such write-downs, reserves and accruals will not be deemed to reduce capital for the purposes of determining the Merger Consideration.


                     DESCRIPTION OF SOUTHSIDE CAPITAL STOCK

GENERAL

        The Restated Articles of Incorporation of Southside (the "Southside Articles") currently authorize the issuance of _________ shares of common stock, par value $1.00 per share (previously defined herein as the "Southside Common"), and _________ shares of cumulative preferred stock, without par value ("Southside Preferred"), of which Southside has authorized an issue of a series of 30,000 shares designated as "Junior Participating Preferred Stock, Series D," stated value $37,500 per share (the "Southside Series D Preferred Stock").

        As of ______ __, 1998, 2,792,670 shares of Southside Common were issued and outstanding, and 30,000 shares of Southside Series D Preferred Stock were reserved for issuance with no shares outstanding.

SOUTHSIDE COMMON

        DIVIDEND RIGHTS

        The holders of Southside Common are entitled to share ratably in dividends when, as and if declared by the Southside Board from funds legally available therefor, after full cumulative dividends have been paid, or declared and funds sufficient for the payment thereof set apart, on all shares of Southside Preferred and any other class or series of preferred stock ranking superior as to dividends to Southside Common. The ability of Southside's subsidiary banks to pay cash dividends, which are expected to be Southside's principal source of income, is restricted by applicable banking laws.

        VOTING RIGHTS

        Each holder of Southside Common has one vote for each share held on matters presented for consideration by the Southside shareholders.

        PREEMPTIVE RIGHTS

        Holders of Southside Common have no preemptive right to acquire any additional unissued shares of Southside Common.

        LIQUIDATION RIGHTS

        In the event of a liquidation, dissolution or winding up of Southside, whether voluntary or involuntary, each holder of shares of Southside Common will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding Southside Preferred.

        ASSESSMENT AND REDEMPTION

        Shares of Southside Common are, when issued, fully paid and nonassessable.

        TRANSFER AGENT

        UMB Bank, St. Louis, Missouri, is the transfer agent and registrar for the Southside Common.

SOUTHSIDE PREFERRED

        The Southside Board is authorized to issue serial preferred stock and to fix and state the stated value of the shares of such series, the dates on which dividends (which shall be cumulative) on the shares of such series will be payable, and any other designations, preferences, qualifications, limitations, restrictions and special or relative rights applicable to the shares of such series which the Southside Board is permitted by law to fix and determine.

        Each holder of Southside Preferred has no voting rights. However, in the event that the equivalent of six quarterly dividends payable on any series of Southside Preferred are in default, then the number of directors on the Southside Board must be increased by two and the holders of the Southside Preferred, voting together as a class without regard to series, will be entitled to elect the two additional members of the Southside Board at the next Southside annual meeting. Such voting right will continue until such time as all dividends in default have been paid to the holders of the Southside Preferred, whereupon the number of members of the Southside Board will return to the number specified in the Southside Articles.


                        COMPARISON OF SHAREHOLDER RIGHTS

        The rights of holders of Southside Common are governed by the General Business Corporation Law of Missouri (the "Missouri Corporate Law"), the state of Southside's incorporation, the Southside Articles, Southside's Restated Bylaws (the "Southside Bylaws") and other corporate documents. The rights of holders of PSB Common are governed by OTS regulations, PSB's Federal Stock Charter (the "PSB Charter"), Bylaws (the "PSB Bylaws") and other corporate documents. The rights of holders of PSB Common differ in certain respects from the rights which such holders would have as Southside shareholders. A summary of the material differences between the respective rights of holders of PSB Common and Southside Common is set forth herein.

SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS AND OTHER MATTERS

        BUSINESS COMBINATIONS

                Southside

        The Missouri Corporate Law generally provides that unless a corporation's articles of incorporation or bylaws provide otherwise, certain business combinations including mergers require the approval of the holders of at least two-thirds of the outstanding shares entitled to vote on the subject transaction.

        The Southside Articles provide that any Business Combination (as defined below) shall, in addition to any affirmative vote required by law, require the affirmative vote of the holders of not less than eighty percent (80%) of the shares of Southside Common then entitled to vote generally in the election of the Southside Board; provided, however, that any such Business Combination may be approved on the affirmative vote required by law if such Business Combination is approved by not less than a seventy-five percent (75%) majority of the entire Southside Board. The term "Business Combination" is defined in the Southside Articles as: (i) any merger or consolidation of Southside or any subsidiary of Southside with (a) any Substantial Shareholder (as defined below) or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of Southside or any subsidiary of Southside, or both; (iii) the adoption of any plan or proposal for the liquidation of Southside proposed by or on behalf of a Substantial Shareholder; or (iv) any transaction involving Southside or any of its subsidiaries, including the issuance or transfer of, or any recapitalization of, Southside or any of its subsidiaries, or any merger or consolidation of Southside with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Southside or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner. The term "Substantial Shareholder" is defined in the Southside Articles as: (i) any individual, corporation, partnership or other person or entity which, together with its "Affiliates" or "Associates" (as such terms were defined as of February 1, 1987, in Rule 12b-2 under the Securities Exchange Act of 1934), is the "Beneficial Owner" (as determined in accordance with the criteria set forth as of February 1, 1987) in the aggregate of more than five percent (5%) of the outstanding shares of Southside entitled to vote generally in an election of the Southside Board; and any affiliate or associate of any such individual, corporation, partnership or other person or entity.

                PSB

        Neither the PSB Charter nor the PSB Bylaws contain a comparable provision concerning business combinations.

        REMOVAL OF DIRECTORS

                Southside

        The Southside Articles provide that any director or the entire Southside Board may be removed without cause, at a meeting called expressly for that purpose, only upon the affirmative vote of the holders of not less than eighty percent (80%) of the shares of Southside Common entitled to vote generally in the election of directors; provided, however, that, if less than the entire Southside Board is to be so removed without cause, no single director may be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director is a part. At a meeting called expressly for that purpose, a Southside director may be removed by the applicable Southside shareholders for cause by the affirmative vote of the holders of a majority of the shares of Southside stock entitled to vote upon his election.

                PSB

        The PSB Bylaws provide that, at a meeting of shareholders expressly called for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If, however, less than the entire PSB Board is to be removed, no single director may be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the PSB Charter, the same rules apply in respect to the removal of a director or directors so elected, to the vote of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

        AMENDMENTS TO ARTICLES OF INCORPORATION

                Southside

        Under the Missouri Corporate Law, a corporation may amend its articles of incorporation upon receiving the affirmative vote of the holders of a majority of its voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class; provided, however, that if the corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors, the number of directors of the corporation may not be decreased to less than three by amendment to the corporation's articles of incorporation when the number of shares voting against the proposal for decrease would be sufficient to elect a director if the shares were voted cumulatively at an election of three directors; and provided, further, that a proposed amendment which provides that
Section 351.407 of the Missouri Corporate Law does not apply to "control share acquisitions" of shares of a corporation requires the affirmative vote of the holders of two-thirds of such corporation's voting shares. See "COMPARISON OF SHAREHOLDER RIGHTS -- Takeover Statutes."

        The Southside Articles provide that Southside reserves the right to amend, alter, change or repeal any provisions contained in the Southside Articles in the manner now or hereafter prescribed by law, and all rights conferred on Southside shareholders therein are granted subject to this reservation; provided, however, that the affirmative vote of the holders of not less than 80% of the Southside Common entitled to vote at a meeting of Southside shareholders called for that purpose is required to amend, alter, change or repeal certain provisions of Southside's Articles generally related to the election and removal of Southside directors, business combinations and anti-takeover protections, and amendments to the Southside Articles.

                PSB

        The PSB Charter provides that no amendment, addition, alteration, change or repeal of the PSB Charter may be made unless such action is first proposed by the PSB Board, then preliminarily approved by the OTS, which preliminary approval may be granted by the OTS pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders of PSB by a majority of the total votes eligible to be cast at a duly called meeting. Any amendment, addition, alteration, change or repeal so acted upon will be effective upon filing with the OTS in accordance with regulatory procedures or on such other date as the OTS may specify in its preliminary approval.

        AMENDMENTS TO BYLAWS

                Southside

        The Southside Articles provide that the Southside Board is expressly authorized to adopt, repeal, alter and amend the Southside Bylaws; provided, however, that the paramount power to repeal, amend and alter the Southside Bylaws is vested in the Southside shareholders, which power may be exercised by a vote of a majority of the Southside shareholders present at any annual or special meeting of the Southside shareholders, unless a larger vote is otherwise required, and the Southside Board thereafter will have no power to suspend, repeal or otherwise alter any bylaw or portion thereof so enacted by the Southside shareholders, unless the Southside shareholders in enacting or approving such bylaw or portion thereof provide otherwise.

                PSB

        The PSB Bylaws provide that the PSB Bylaws may be amended in a manner consistent with regulations of the OTS at any time by a majority vote of the full PSB Board or by a majority vote of the votes cast by the PSB shareholders at any duly called meeting.

VOTING RIGHTS

        Southside

        In accordance with the Missouri Corporate Law, unless otherwise provided in the Southside Articles, each outstanding share of Southside Common is entitled to one vote on each matter voted on at a meeting of Southside shareholders. A Southside shareholder may vote in person or by proxy. However, the Missouri Corporate Law provides that, unless the articles of incorporation or bylaws provide otherwise, each shareholder is entitled to cumulative voting when electing directors, which means that each shareholder has the right to cast as many votes in the aggregate equal to the number of votes held by such person multiplied by the number of directors to be elected at the election, and the person may cast the whole number of votes for one candidate or distribute them in any manner he or she desires.

        The Southside Bylaws provide that at all meetings of the Southside shareholders, each Southside shareholder is entitled to one vote for each share of Southside Common entitled to vote under the provisions of the Southside Articles which is registered in his or her name on the books of Southside. Additionally, the Southside Bylaws deny cumulative voting with regard to the election of directors. See "DESCRIPTION OF SOUTHSIDE CAPITAL STOCK -- Southside Common -- Voting Rights."

        PSB

        The PSB Charter provides that each of holder of PSB Common is entitled to one vote for each share of PSB Common held by such holder, except as to the cumulation of votes for the election of directors.

SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

        Southside

        The Missouri Corporate Law provides that special meetings of the shareholders may be called by the board of directors of the corporation or by any other persons authorized by the articles of incorporation or bylaws of the corporation. The Southside Bylaws provide that a special meeting of Southside shareholders may be called by the Secretary upon request of the President, by a majority of the Southside Board or upon the written request of the holders of not less than eighty percent (80%) of all the outstanding shares of Southside Common entitled to vote at such a meeting. The business transacted at any such special meeting will be confined to the purpose or purposes specified in the notice therefor.

        The Missouri Corporate Law provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action taken is signed by the holders of all of the shares entitled to vote on the subject matter.

        PSB

        The PSB Bylaws provide that special meetings of the shareholders of PSB, held for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors, unless otherwise prescribed by OTS regulations, and must be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of PSB entitled to vote at the meeting. Such written request must state the purpose or purposes of the meeting and must be delivered to PSB's main office addressed to the Chairman of the Board, the President or the Secretary.

        The PSB Bylaws also provide that any action required to be taken at a meeting of the PSB shareholders, or any other action which may be taken at a meeting of PSB shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, is given by all of the PSB shareholders entitled to vote with respect to the subject matter thereof.

NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS AND PROPOSALS

        Southside

        The Missouri Corporate Law does not contain any specific provisions regarding notice of shareholders' nominations of directors.

        The Southside Bylaws provide that a Southside shareholder may nominate a person for director only if such Southside shareholder delivers notice of such nomination to the Secretary of Southside, accompanied or promptly followed by such supporting information as the Secretary reasonably requests, not less than 75 days prior to the date of any annual meeting or more than seven days after the mailing of notice of any special meeting. In order to be qualified for nomination for, and election to, the Southside Board, an individual must own a minimum of 10,000 shares of Southside Common.

        PSB

        The PSB Bylaws provide that nominations for directors may be made at the PSB annual meeting by any PSB shareholder entitled to vote and must be voted upon if PSB's nominating committee fails or refuses to deliver written nominations for the PSB Board to the Secretary of PSB at least 20 days prior to the date of the annual meeting.

        Any new business to be taken up at the PSB annual meeting must be stated in writing and filed with the Secretary of PSB at least five days before the date of the PSB annual meeting, and all business so stated, proposed, and filed must be considered at the PSB annual meeting; but no other proposal can be acted upon at the PSB annual meeting. Any PSB shareholder may make any other proposal at the PSB annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting, such proposal must be laid over for action at an adjourned, special, or annual meeting of the PSB shareholders taking place thirty days or more thereafter.

DISSENTERS' RIGHTS

        Southside

        Under the Missouri Corporate Law, a shareholder of a corporation is entitled to receive payment for the fair value of such shareholder's shares if such shareholder dissents from a sale or exchange of substantially all of the property and assets of the corporation or a merger or consolidation to which such corporation is a party. A shareholder is also entitled to receive payment for the fair value of such shareholder's shares if such shareholder dissents from according voting rights to "control shares" in a control share acquisition, as further described herein. The Southside Articles and the Southside Bylaws do not contain specific provisions concerning this matter.

        PSB

        Under OTS regulations, in certain circumstances PSB shareholders will have the right to receive payment for the full value of their shares if they dissent from a merger transaction in which PSB is a party. In such a case, the appraised value of the PSB Common will be determined under the direction of the OTS. See Appendix D for the full text of Section 552.14, which provides the appraisal rights generally available to PSB shareholders.

TAKEOVER STATUTES

        Southside

        The Missouri Corporate Law contains provisions regulating a broad range of business combinations, such as a merger or consolidation, between a Missouri corporation which is a "resident domestic corporation," as defined in the statute, with shares of its stock registered under the federal securities laws or that makes an election by appropriate provisions in its articles of incorporation to be subject to the provisions of this statute, and an "interested shareholder" (which is defined as any owner of 20% or more of the corporation's stock) for five years after the date on which such shareholder became an interested shareholder, unless, among other things, the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This so-called "five year freeze" provision is effective even if all the parties should subsequently decide that they wish to engage in a business combination. The Missouri Corporate Law also contains a "control share acquisition" provision which effectively denies voting rights to shares of a Missouri corporation acquired in control share acquisitions unless a resolution granting such voting rights is approved at a meeting of shareholders by an affirmative majority vote of (i) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares; and (ii) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares, excluding all interested shares. A "control share acquisition" is one by which a purchasing shareholder acquires more than one-fifth, one-third, or a majority, under various circumstances, of the voting power of the stock of an "issuing public corporation." An "issuing public corporation" is a Missouri corporation with:
(i) one hundred or more shareholders; (ii) its principal place of business, principal office or substantial assets in Missouri; and (iii) either (a) more than 10% of its shareholders reside in Missouri, (b) more than 10% of its shares owned by Missouri residents, or (c) 10,000 shareholders reside in Missouri. Southside meets the statutory definition of an "issuing public corporation." Finally, if a control share acquisition should be made of a majority or more of the corporation's voting stock, and those shares are granted full voting rights, shareholders of the corporation are granted dissenters' rights.

        PSB

        The OTS has not promulgated any regulations which restrict or limit the amount or percentage ownership of a federally chartered capital stock savings bank which may be acquired by an individual or entity in connection with an acquisition. In addition, neither the PSB Charter nor the PSB Bylaws contain such a provision.

LIABILITY OF DIRECTORS; INDEMNIFICATION

        Southside

        Section 351.355(1) and (2) of the Missouri Corporate Law provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355 of the Missouri Corporate Law further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection
(1) or (2) thereof, provided that such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

        The Southside Articles and the Southside Bylaws provide that it will indemnify its directors and officers to the full extent specified in Section
351.355 and, in addition, will indemnify each of them against all expenses incurred in connection with any claim by reason of service for or at the request of Southside in any of the capacities referred to in Section
351.355 or arising out of his or her status in any such capacity, provided that he or she may not be indemnified against conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct, or to the extent that such indemnification is otherwise finally adjudged to be prohibited by applicable law.

        A Missouri corporation also has the power to purchase and maintain insurance on behalf of any person against any liability asserted against such a person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Missouri Corporate Law. The Southside Bylaws permit it to supplement any of its authorized indemnifications by purchasing insurance. Southside may, pursuant to the Southside Articles and the Southside Bylaws, also voluntarily undertake to indemnify certain persons acting on Southside's behalf in certain circumstances.

        PSB

        OTS regulations provide that a federal savings association is required to indemnify its directors, officers and employees for any amount for which such individual becomes liable under a judgment, if the judgment is rendered on the merits and in favor of the director, officer or employee. In such a case, indemnification must include all reasonable costs and expenses, including attorneys' fees, actually paid or incurred in the course of defending such individual. In the case of a settlement, a final judgment against the officer, director or employee, or a final judgment in their favor other than on the merits, the federal savings association must indemnify the director, officer or employee if a majority of the disinterested directors of the federal savings association determine that the director, officer or employee was acting in good faith and within the scope of his or her duties, and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of the federal savings association or its members.

        Prior to indemnifying a director, officer or employee, the federal savings association is required to provide notice of such election to the OTS at least 60 days in advance. Such notice must state the facts upon which the action arose, the material terms of any settlement, and any resulting disposition by the court. Indemnification will not be allowed in the event that the OTS notifies the federal savings association, within the sixty day period, of its objection thereto.

        Neither the PSB Charter nor the PSB Bylaws contain a provision pertaining to the indemnification of officers and directors.

LIMITATION ON DIRECTORS' LIABILITY

        Southside

        The Missouri Corporate Law provides that a Missouri corporation may include any provision in its articles of incorporation that is not inconsistent with the law, but does not specifically prohibit or allow a provision limiting the liability of directors in the articles of incorporation or bylaws of a Missouri corporation. Other than in regard to the indemnification of directors, the Southside Articles and the Southside Bylaws do not contain a provision regarding the liability of directors.

        PSB

        OTS regulations provide that a federal savings association is permitted to obtain insurance to protect its directors, officers and employees for losses resulting from claims arising out of actions taken in their capacity as directors, officers and employees. No such insurance may be obtained by a savings association which provides coverage for willful or criminal conduct.

        There is no provision in either the PSB Charter or the PSB Bylaws which addresses the issue of liability insurance for the directors, officers or employees of PSB.

SOUTHSIDE SHAREHOLDER PROTECTION RIGHTS PLAN

        Southside

        Southside has adopted a shareholder rights plan pursuant to which holders of Southside Common also hold one preferred share purchase right which may be exercised upon the occurrence of certain "triggering events" specified in the Southside Rights Agreement (as defined herein). Shareholder rights plans such as the Southside Rights Agreement are intended to encourage potential hostile acquirors of a "target" corporation to negotiate with the Board of Directors of the target corporation in order to avoid occurrence of the "triggering events" specified in such plans. Shareholder rights plans are intended to give the directors of a target corporation the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether or not it is in the best interests of the corporation and its shareholders. Notwithstanding these purposes and intentions of shareholder rights plans, such plans, including that of Southside, could have the effect of discouraging a business combination which shareholders believe to be in their best interests. The provisions of the Southside Rights Agreement are discussed below. The following summary description of the Rights (as defined herein) does not purport to be complete and is qualified in its entirety by reference to the Southside Rights Agreement.

        On May 27, 1993, the Southside Board declared a dividend which was paid on June 15, 1993 (the "Record Date") of one Preferred Share Purchase Right (a "Right") for each outstanding share of Southside Common. Each Right entitles the registered holder to purchase from Southside one one-hundredth share of Southside Series D Preferred Stock at a price of $375.00 per one one-hundredth Southside Series D Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Southside Rights Agreement") between Southside and Boatmen's Trust Company, as Rights Agent (the "Rights Agent").

        Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 25% or more of the outstanding shares of Southside Common or (ii) 10 business days (or such later date as may be determined by action of the Southside Board prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 25% or more of such outstanding shares of Southside Common (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Southside Common certificates outstanding as of the Record Date, by such Southside Common certificate with a copy of a Summary of Rights attached thereto.

        The Southside Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with shares of Southside Common. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Southside Common certificates issued after the Record Date, upon transfer or new issuance of shares of Southside Common will contain a notation incorporating the Southside Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Southside Common, outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Southside Common represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Southside Common as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on May 27, 2003 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Southside, in each case, as described below.

        The Purchase Price payable, and the amount of Southside Series D Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Southside Series D Preferred Stock, (ii) upon the grant to holders of the Southside Series D Preferred Stock of certain rights or warrants to subscribe for or purchase Southside Series D Preferred Stock at a price, or securities convertible into Southside Series D Preferred Stock with a conversion price, less than the then current market price of the Southside Series D Preferred Stock or (iii) upon the distribution to holders of the Southside Series D Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Southside Common) or of subscription rights or warrants (other than those referred to above).

        Southside Series D Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each Southside Series D Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $25.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Southside Common. In the event of liquidation, the holders of the Southside Series D Preferred Stock will be entitled to a minimum preferential liquidation payment of $37,500 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Southside Common. The Southside Series D Preferred Stock will not have general voting rights. Finally, in the event of any merger, consolidation or other transaction in which shares of Southside Common are exchanged, each Southside Series D Preferred Stock will be entitled to receive 100 times the amount received per share of Southside Common. These rights are protected by customary antidilution provisions.

        Because of the nature of the Southside Series D Preferred Stock's dividend and liquidation rights, the value of the one one-hundredth interest in a Southside Series D Preferred Stock purchasable upon exercise of each Right should approximate the long term value of one share of Southside Common.

        In the event that Southside is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 25% or more of the outstanding Southside Common or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of Southside or other transaction or series of transactions involving Southside which has the effect of increasing by more than 1% other proportionate share of the outstanding shares of any class of equity securities of Southside or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Southside Common having a market value of two times the exercise price of the Right.

        At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 25% or more of the outstanding shares of Southside Common and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Southside Common, the Southside Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Southside Common per Right (subject to adjustment).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Southside Series D Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a Southside Series D Preferred Stock and which may, at the election of Southside, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Southside Common on the last trading day prior to the date of exercise.

        At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 25% or more of the outstanding shares of Southside Common, the Southside Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Southside Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        In addition, if a bidder who does not beneficially own more than 1% of the Southside Common and all other voting shares of Southside (together the "Voting Shares") (and who has not within the past year owned in excess of 1% of the Voting Shares and, at a time he held such greater than 1% stake, disclosed, or caused the disclosure of, an intention which relates to or would result in the acquisition or influence of control of Southside) proposes to acquire all of the Voting Shares for cash at a price which a nationally recognized investment banker selected by such bidder states in writing is fair, and such bidder has obtained written financing commitments (or otherwise has financing) and complies with certain procedural requirements, then Southside, upon the request of the bidder, will hold a special shareholders meeting to vote on a resolution requesting the Southside Board to accept the bidder's proposal. If a majority of the outstanding shares entitled to vote on the proposal vote in favor of such resolution, then for a period of 60 days after such meeting the Rights will be automatically redeemed at the Redemption Price immediately prior to the consummation of any tender offer for all of such shares at a price per share in cash equal to or greater than the price offered by such bidder; provided, however, that no redemption will be permitted or required after the acquisition by any person or group of affiliated or associated persons of beneficial ownership of 25% or more of the outstanding Southside Common. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The terms of the Rights may be amended by the Southside Board without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Southside Common then known to Southside to be beneficially owned by any person or group of affiliated or associated persons or

(ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Southside, including, without limitation, the right to vote or to receive dividends.

        PSB

        PSB does not have a shareholder rights plan. The existence of the Southside Rights Agreement makes it more difficult in its case than in the case of PSB for a potential acquiror to effect a business combination that has not been negotiated with Southside's Board of Directors.

CONSIDERATION OF NON-SHAREHOLDER INTERESTS

        Southside

        The Missouri Corporate Law provides that in exercising business judgment in consideration of acquisition proposals, a Missouri corporation's board of directors may consider the following factors, among others: (i) the consideration being offered; (ii) the existing political, economic, and other factors bearing on securities prices generally, or the corporation's securities in particular; (iii) whether the acquisition proposal may violate any applicable laws; (iv) social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its businesses; (v) the financial condition and earning prospects of the person making the acquisition proposal; and (vi) the competence, experience and integrity of the person making the acquisition proposal.

        PSB

        Neither OTS regulations nor the PSB Charter nor the PSB Bylaws contain a provision comparable to that contained in the Missouri Corporate Law.

LIQUIDATION ACCOUNTS

        Southside

        The Missouri Corporate Law and the Southside Articles and Southside Bylaws do not contain any provisions with respect to the establishment of liquidation accounts.

        PSB

        The PSB Charter and OTS regulations require PSB to establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1989 ("Eligible Savers"). In the event of a complete liquidation of PSB, PSB must comply with certain federal regulations with respect to the amount and the priorities on liquidation of the interest of Eligible Savers in the liquidation account to the extent that it is still in existence. Upon such a liquidation, the holders of PSB Common are entitled to receive distributions with respect to their shares only after the payment of debts and liabilities of PSB, distributions or provision for distribution in settlement of the liquidation account and distributions to holders of stock having a preference over the PSB Common.

                              INFORMATION ABOUT PSB

BUSINESS OF PSB

        PSB is a federally-chartered capital stock savings bank. At December 31, 1997, PSB had total assets of $70,173,000, total deposits of $56,748,000 and total shareholders' equity of $4,417,000. PSB's deposit accounts are insured up to a maximum of $100,000 by the SAIF, which is administered by the Federal Deposit Insurance Corporation ("FDIC"). PSB's primary business is the solicitation of deposit accounts from members of the general public and the origination of mortgage loans, upon the security of single family residences and other improved real estate located primarily in the City of St. Louis and St. Louis County, Missouri and surrounding areas. PSB conducts its business through its main office in St. Louis, Missouri and two branch offices located in St. Louis County, Missouri.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis is intended to review the significant factors affecting the financial condition and results of operations of PSB for the three months ended December 31, 1997 and 1996 and the three-year period ended September 30, 1997. Accordingly, references to years throughout this management's discussion and analysis section refer to PSB's fiscal years ending September 30. This is intended to provide a more comprehensive review than is otherwise apparent from the consolidated financial statements alone. Reference should be made to those statements and the selected financial data presented elsewhere herein for an understanding of the following review.

        The business of PSB has been that of a financial intermediary consisting primarily of attracting deposits from the general public and using such deposits to originate mortgage loans secured by one- to four-family residences and, to a lesser extent, multi-family and consumer loans. PSB's revenues are derived principally from interest earned on loans and, to a lesser extent, from interest earned on investments. The operations of PSB are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the OTS and the FDIC. PSB's cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered.

        PSB's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans and investments and the average rate paid on deposits and advances from the Federal Home Loan Bank ("FHLB"), as well as the relative amounts of such assets and liabilities. PSB, like other financial institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

        ASSET/LIABILITY MANAGEMENT

        Key components of a successful asset/liability management strategy are the monitoring and managing of interest rate sensitivity of both the interest-earning asset and interest-bearing liability portfolios.

        PSB has employed various strategies intended to minimize the adverse effect of interest rate risk on future operations by providing a better match between the interest rate sensitivity of its assets and liabilities and by expanding its activities which are not directly dependent on interest rate spreads. PSB's strategies include the origination of primarily adjustable-rate and fifteen year fixed-rate mortgage loans and the origination of consumer loans. PSB also originates fixed-rate and adjustable-rate residential mortgage loans for sale in the secondary market.

        The following Repricing and Interest Rate Sensitivity Analysis table is an analysis of interest-sensitive assets and liabilities at September 30, 1997 over various time horizons. An analysis such as this does not necessarily capture all of the factors involved in determining interest rate risk, and is presented as one means of assessing rate sensitivity. Based on past experience, interest-bearing demand and savings deposits have been a stable core deposit base through changing interest rate environments. Accordingly, these deposits have been allocated between the four repricing categories as follows: three months or less - 35%, over three months through 12 months - 20%, over one year through five years - 25%, and over five years - 20%.

        As reflected on the Repricing and Interest Rate Sensitivity Analysis table, PSB has a reasonably balanced interest rate sensitivity position. Generally, a one-year gap ratio in a range of .80x - 1.20x indicates an entity is not subject to any undue interest rate risk. PSB's current one-year gap of
 .79x indicates a slightly liability sensitive position.

                REPRICING AND INTEREST RATE SENSITIVITY ANALYSIS

                                                       (dollars in thousands)
                                                         SEPTEMBER 30, 1997
                                                                           OVER             OVER
                                                                         3 MONTHS          1 YEAR
                                                        3 MONTHS          THROUGH          THROUGH           OVER
                                                         OR LESS         12 MONTHS         5 YEARS          5 YEARS          TOTAL
                                                         -------         ---------         -------          -------          -----
Interest-earning assets:
        Interest-bearing deposits                       $  2,603         $     --         $     --         $     --        $  2,603
        Securities                                         1,500              997            6,977               --           9,474
        Mortgage-backed securities(1)                        608              947            4,762            1,141           7,458
        FHLB stock                                            --               --               --              824             824
        Loans(2)                                           8,208           18,492            4,706           16,318          47,724
                                                        --------         --------         --------         --------        --------

        Total interest-earning assets                     12,919           20,436           16,445           18,283          68,083
                                                        --------         --------         --------         --------        --------

Cumulative interest-earning assets                        12,919           33,355           49,800           68,083          68,083
                                                        --------         --------         --------         --------        --------

Interest-bearing liabilities:
        Interest-bearing demand deposits                   2,591            1,481            1,851            1,481           7,404
        Savings deposits                                   2,533            1,447            1,809            1,447           7,236
        Time deposits                                      7,293           21,879           11,202               34          40,408
        FHLB borrowings                                    1,000            4,079            3,318            1,033           9,430
                                                        --------         --------         --------         --------        --------

        Total interest-bearing deposits                   13,417           28,886           18,180            3,995          64,478
                                                        --------         --------         --------         --------        --------

Cumulative interest-bearing liabilities                   13,417           42,303           60,483           64,478          64,478
                                                        --------         --------         --------         --------        --------

Gap analysis:
        Interest sensitivity gap                        $   (498)        $ (8,450)        $ (1,735)        $ 14,288        $  3,605
                                                        ========         ========         ========         ========        ========

        Cumulative interest sensitivity gap             $   (498)        $ (8,948)        $(10,683)        $  3,605        $  3,605
                                                        ========         ========         ========         ========        ========

        Cumulative gap ratio of interest-earning
          assets to interest-bearing liabilities             .96x            0.79x            0.82x            1.06x           1.06x
                                                        ========         ========         ========         ========        ========

-----------------------------

(1) The allocation between the four repricing categories is based on the projected cash flows of the individual securities.

(2) The allocation between the four repricing categories is based on the earlier of contractual maturity or repricing date for adjustable rate loans.

        RISK MANAGEMENT

        PSB's objective in structuring the balance sheet is to maximize the return on shareholders' equity while minimizing the associated risks. The major risks involved in the banking industry are market, credit and liquidity risk.

        Market Risk. PSB's management believes that, while the majority of the PSB's earning assets are collateralized by single-family residential real estate loans, the diversity of the individual borrowers sufficiently minimizes the effect of a downturn in any particular market or industry segment. PSB utilizes simulation models as one of the tools for assessing this risk. Simulation model projections indicate annual net interest income would change by less than 10% should interest rates rise or fall within 200 basis points from their current level.

        Credit Risk. The risks PSB's management assumes in providing credit products to customers are fundamental to its business operation. Credit risk management includes defining an acceptable level of risk and return, establishing policies and procedures to govern the credit process, and maintaining a portfolio review function. Credit policies are ultimately the responsibility of the PSB Board and, as such, are reviewed and approved by the PSB Board. Virtually all of the PSB's loans are secured by residential real estate or were made to finance the construction of individual residences. Accordingly, proper underwriting and adequacy of collateral are the primary factors to ensure that PSB is not exposed to undue credit risk. As net charge-offs have averaged $16,000 per year over the past five years, PSB's management believes its systems for assessing credit risk are appropriate.

        Liquidity Risk. Liquidity is a measurement of PSB's ability to meet the borrowing needs and the deposit withdrawal requirements of its customers. PSB's principal sources of funds are cash receipts from deposits, loan repayments by borrowers, short-term borrowings from the FHLB of Des Moines and net earnings. PSB has an agreement with the FHLB of Des Moines to provide cash advances, should the need for additional funds arise.

        For regulatory purposes, liquidity is measured as a ratio of cash and certain investments to withdrawable deposits plus short-term borrowings. The minimum level of liquidity required by regulation is presently 4%. PSB's liquidity ratio at September 30, 1997, was approximately 24%. PSB maintains a high level of liquidity as a matter of management philosophy in order to more closely match interest-sensitive assets with interest-sensitive liabilities.

        At September 30, 1997, PSB had $29.2 million in certificates due within one year and $15.1 million in other deposits without specific maturity. PSB's management estimates that substantially all of the deposits will be retained or replaced by new deposits.

        CAPITAL RESOURCES

        PSB is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators which, if undertaken, could have a direct material effect on PSB's financial statements. Under capital adequacy guidelines, PSB must meet specific guidelines which involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. PSB's capital amounts and classifications are also subject to quantitative judgments by the regulators about components, risk-weightings and other factors.

        At September 30, 1997, PSB met all capital adequacy requirements. PSB is also subject to the regulatory framework for prompt corrective action. The most recent notification from the regulatory agencies designated PSB as "well capitalized." To be designated as "well capitalized," PSB must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the dates of the aforementioned notifications which PSB's management believes have changed PSB's designation.

        PSB's actual and required capital amounts and ratios at December 31, 1997 and September 30, 1997 are as follows:

                                                         (in thousands)
                                                                                                      Minimum        Minimum
                                                                                                     Required      Required to
                                                                                                    for Capital     be "Well
                                                  December 31, 1997        September 30, 1997        Adequacy     Capitalized"
                                                  ------------------       -------------------      -----------   ------------
                                                   Amount      Ratio        Amount       Ratio         Ratio         Ratio
                                                   ------      -----        ------       -----         -----         -----
Consolidated stockholders' equity and
tangible capital                                  $ 4,417       6.3%       $ 4,364        6.2%         1.5%
General valuation allowance - loans                    95                       89
                                                  -------                  -------
Total capital to risk-weighted assets             $ 4,512      14.8%       $ 4,453       14.7%         8.0%          10.0%
                                                  =======                  -------
Tier 1 capital to risk-weighted assets            $ 4,417      14.4%       $ 4,364       14.4%         4.0%           6.0%
                                                  =======                  =======
Tier 1 capital to total adjusted assets           $ 4,417       6.3%       $ 4,364        6.2%         4.0%           5.0%
                                                  =======                  =======


        An OTS regulation restricts PSB's ability to make capital distributions, including paying dividends. The regulation provides that an institution meeting the capital requirements, both before and after its proposed capital distribution, may generally distribute the greater of (1) 75% of its net earnings for the prior four quarters or (2) 100% of its net earnings to date during the calendar year, plus 50% of the amount in excess of the capital requirements as of the beginning of the calendar year. The OTS regulation provides more significant restrictions on payment of dividends in the event that the capital requirements are not met.

        BALANCE SHEET ANALYSIS

        Total assets at December 31, 1997 were $70.2 million compared to $70.5 million at September 30, 1997. Proceeds from maturities of securities and principal collections on mortgage-backed securities were used to fund loans originated for portfolio and sale and repay advances from the FHLB. Other liabilities decreased from $996,000 at September 30, 1997 to $462,000 at December 31, 1997 due principally to the payment of real estate taxes on behalf of borrowers in December of each year.

        Total assets decreased from $71.8 million at September 30, 1996 to $70.5 million at September 30, 1997. PSB continues to originate loans for portfolio and has been able to increase the volume of loans sold in the secondary market. Total loans originated were $36.2 million in 1997 compared to $25.6 million in 1996. PSB originated $15.2 million in loans for portfolio in 1997 compared to $9.6 million in 1996. At September 30, 1997, foreclosed real estate held for sale consisted of three residential properties. Other liabilities and accrued expenses decreased from $499,000 at September 30, 1996 to $139,000 at September 30, 1997 as a result of payment of the $354,000 non-recurring SAIF special assessment recognized in 1996.

        Commitments to originate mortgage loans for portfolio and sale at September 30, 1997, were approximately $3.1 million and $3.6 million, respectively. Commitments on behalf of borrowers for unused lines of credit on home equity loans at September 30, 1997 were approximately $2.4 million.

                SECURITIES

        The following table summarizes the carrying values and weighted average yields of securities by contractual maturity.

                                                                                     (dollars in thousands)
                                                                                          SEPTEMBER 30,
                                                                                1997                        1996
                                                                       ----------------------      ----------------------
                                                                                     WEIGHTED                    WEIGHTED
                                                                       CARRYING      AVERAGE       CARRYING      AVERAGE
                                                                        VALUE        YIELD(1)       VALUE        YIELD(1)
                                                                        -----        --------       -----        --------
            U.S. Treasury securities and Obligations
               of U.S. government corporations and
               agencies - due within one year                          $ 2,497        4.77%        $    --          --
            U.S. Treasury securities and Obligations
               of U.S. government corporations and
               agencies - due after one year through five years          6,977        6.85           7,447        6.14%
            Mortgage-backed securities                                   7,458        7.06           8,489        6.94
            Other securities - no stated maturity                          824        7.00             824        7.25
                                                                       -------                     -------
                    Total                                              $17,756        6.65%        $16,760        6.60%
                                                                       =======                     =======

(1) The weighted average yield for each maturity range was calculated using the yield on each security within that range, weighted by the amortized cost of each security at September 30.

        The following table summarizes the carrying value and market value of securities of each issuer of mortgage backed securities, which exceeds ten percent of shareholders' equity at September 30, 1997:

                                                                        (in thousands)
                                                                     CARRYING      MARKET
                     ISSUER                                           VALUE        VALUE
                                                                      ------       ------
Federal Home Loan Mortgage Corporation (FHLMC)                        $2,308       $2,364
Government National Mortgage Association (GNMA)                          668          674
Federal National Mortgage Association (FNMA)                           4,482        4,489
                                                                      ------       ------
        Total mortgage-backed securities                              $7,458       $7,527
                                                                      ======       ======

                LOAN PORTFOLIO

A.      Types of Loans

        The following table shows the classification of loans held for portfolio and sale by major category at September 30, 1997 and 1996.

                                                                     (in thousands)
                                                                      SEPTEMBER 30,
                                                                     1997       1996
                                                                   -------    -------
Commercial, financial and agricultural                             $    --    $    --
Real estate - construction                                           2,502      1,451
Real estate - mortgage and home equity                              45,237     47,880
Installment loans to individuals                                        76         76
                                                                   -------    -------
        Total loans                                                $47,815    $49,407
        Less:
                Allowance for loan losses                               89        108
                Deferred loan fees, net                                 91         84
                                                                   -------    -------
                        Loans, net of allowance for loan losses    $47,635    $49,215
                                                                   =======    =======


B.      Maturities and Sensitivities of Loans to Changes in Interest Rates

        The following table shows the remaining maturities of selected loan categories at September 30, 1997.

                                                                  (in thousands)
                                                                       1997
                                                                      ------
Real estate - construction loans:
        Due in one year or less                                       $2,502
        Due after one through five years                                  --
        Due after five years                                              --
                                                                      ------
        TOTAL                                                         $2,502
                                                                      ======

C.      Risk Elements

        The following table shows the amount of nonperforming assets as of December 31, 1997 and September 30, 1997 and 1996.

                                                                                     (in thousands)
                                                           DECEMBER 31,              SEPTEMBER 30,
                                                               1997              1997              1996
                                                              ------            ------            ------
Nonaccrual loans (1)(2)                                       $   --            $   --            $  725
Loans past due 90 days and still accruing interest               119               216               319
Loans not included above which are "troubled
  debt restructurings"                                            --                --                --
                                                              ------            ------            ------
        TOTAL NONPERFORMING LOANS                                119               216             1,044
Foreclosed real estate held for sale                             654               654                --
                                                              ------            ------            ------
        TOTAL NONPERFORMING ASSETS                            $  773            $  870            $1,044
                                                              ======            ======            ======


(1) Loans are placed on nonaccrual basis when, in the opinion of management, full collections of principal and interest is unlikely.

(2) Includes one single family impaired loan of $640,000. The property was subsequently foreclosed on during December 1996.


        There were no loans, which in the opinion of management, represented potential problem loans at December 31, 1997. In addition, there were no concentrations of loans exceeding ten percent of total loans which were not disclosed in the table above.

                SUMMARY OF LOAN LOSS EXPERIENCE

        The following table analyzes the loan loss experience of PSB for three months ended December 31, 1997 and the years ended September 30, 1997 and 1996.

                                                                      (dollars in thousands)
                                                                                YEARS ENDED SEPTEMBER 30,
                                                       3 MONTHS ENDED         ------------------------------
                                                      DECEMBER 31, 1997         1997                  1996
                                                      -----------------       --------              --------
Allowance at beginning of period                          $     89            $    108              $     84

Loans charged off:
        Commercial, financial and agricultural                  --                  --                    --
        Real estate - construction                              --                  --                    --
        Real estate - mortgage and home equity                  --                 (43)                   --
        Installment loans to individuals                        --                  --                    --
                                                          --------            --------              --------
                Total loans charged off                         --                 (43)                   --

Recoveries:
        Commercial, financial and agricultural                  --                  --                    --
        Real estate - construction                              --                  --                    --
        Real estate - mortgage and home equity                  --                  --                    --
        Installment loans to individuals                        --                  --                    --
                                                          --------            --------              --------
                Total recoveries                                --                  --                    --
                                                          --------            --------              --------

Net loans charged off                                           --                 (43)                   --
Provisions charged to operating expense                          6                  24                    24
                                                          --------            --------              --------
Allowance at end of period                                $     95            $     89              $    108
                                                          ========            ========              ========
Average loans outstanding                                 $ 46,165            $ 47,531              $ 43,364
                                                          ========            ========              ========
Ratio of net charge-offs during the period to
  average loans outstanding during the period                   --                0.09%                   --
                                                          ========            ========              ========


        The allowance for loan losses is available to absorb losses incurred on loans and represents additions charged to expense, less net charge-offs. The allowance is based on PSB's management's assessment of current or anticipated economic conditions, past loss and collection experience, and risk characteristics of the loan portfolio. PSB's management believes the allowance for loan losses is adequate to provide for risks inherent in the loan portfolio.

        The following table sets forth as of the end of each reported period, a breakdown of the allowance for loan losses by major categories of loans and the percentage of loans in each category to total loans at the dates indicated.

                                                                      (dollars in thousands)
                                                                     YEARS ENDED SEPTEMBER 30,
                                                -------------------------------------------------------------------
                                                             1997                                1996
                                                -------------------------------------------------------------------
                                                               Percent of loans                    Percent of loans
                                                               in each category                    in each category
                                                Allowance       to total loans      Allowance       to total loss
                                                ---------       ---------------     ---------      ----------------
Commercial, financial and agricultural            $ --                 --%            $ --                 --%
Real estate - construction                          10               7.99               10               6.69
Real estate - mortgage and home equity              79              91.85               98              93.16
Installment loans to individuals                    --               0.16               --               0.15
                                                  ----             ------             ----             ------
                                                  $ 89             100.00%            $108             100.00%
                                                  ====             ======             ====             ======

                DEPOSITS

        The following table summarizes the average balances, by category, and the average rates paid on deposits as September 30, 1997 and 1996:

                                                                       (dollars in thousands)
                                                                           SEPTEMBER 30,
                                            --------------------------------------------------------------------------
                                                          1997                                      1996
                                                                    WEIGHTED                                  WEIGHTED
                                            AVERAGE                 AVERAGE           AVERAGE                 AVERAGE
                                            BALANCE                  YIELD            BALANCE                  YIELD
                                            --------------------------------          --------------------------------
Interest-bearing demand deposits            $ 7,693                  3.72%            $ 7,487                  3.74%
Savings deposits                              7,490                  2.52               7,818                  2.53
Time deposits                                39,789                  5.35              37,563                  5.46
                                            -------                  ====             -------                  ====
        Total                               $54,972                                   $52,868
                                            =======                                   =======



        The following table shows the amount of time deposits $100,000 and over by time remaining until maturity at September 30, 1997.

                                                                  (in thousands)
                                                                       1997
                                                                    ----------
Three months or less                                                $      725
Over three through six months                                              776
Over six through twelve months                                             706
Over twelve months                                                         691
                                                                    ----------
        Total time deposits $100,000 and over                       $    2,898
                                                                    ==========

                SHORT-TERM BORROWINGS

        The following table summarizes the average balance, weighted average interest rate, the maximum month-end amount of short-term borrowings, the year end balance and weighted average rate thereon for Federal Home Loan Bank borrowings due in one year or less.

                                                                             (dollars in thousands)
                                                                                 SEPTEMBER 30,
                                                              ---------------------------------------------------
                                                                       1997                        1996
                                                                             AVERAGE                      AVERAGE
                                                              BALANCE         RATE        BALANCE          RATE
                                                              ----------------------      -----------------------
Balance at end of year                                        $ 5,079         5.79%       $ 8,579          5.71%
                                                              =======         ====        =======          ====
Average balance                                               $ 5,689         5.86%       $   863          5.71%
                                                              =======         ====        =======          ====
Maximum amount outstanding at any month-end                   $ 8,579                     $ 8,579
                                                              =======                     =======

        RESULTS OF OPERATIONS

                  THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                NET EARNINGS

        Net earnings were $78,000 and $51,000 for the three months ended December 31, 1997 and 1996, respectively, which resulted in basic and diluted earnings per common share of $.76 and $.50, respectively. This increase in PSB's first quarter earnings over the prior period was largely the result of additional revenue generated from the sale of loans in the secondary market.

                NET INTEREST INCOME

        Net interest income increased $9,000 to $454,000 for the fiscal 1998 first quarter from $445,000 in the prior period. The increase was due to a $14,000 increase in interest income which was partially offset by a $5,000 increase in interest expense. The increase in interest income was largely due to an increase in loans outstanding.

                PROVISION FOR LOAN LOSSES

        The provision for loan losses was $6,000 during each of the quarters. Provisions for loan losses are based upon PSB's management's consideration of current and anticipated economic conditions which may affect the ability of borrowers to repay the loans. PSB's management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated fair value of the underlying collateral, less estimated selling costs.

                NONINTEREST INCOME

        Noninterest income increased $62,000 to $140,000 during the fiscal 1998 first quarter, largely due to an increase in the gain on sale of loans. The increase in the gain on sale of loans was the result of an increase in the volume of loans sold in the secondary market, which increased to $7.5 million during the first quarter of fiscal 1998 compared to $4.2 million in the first quarter of the prior year.

                NONINTEREST EXPENSE

        Noninterest expense increased $23,000 on a quarter to quarter basis as increases in compensation expense, attorney fees and real estate owned expenses were partially offset by decreases in occupancy and equipment expense and SAIF deposit insurance premiums. The increase in compensation expense was due to additional commissions paid on loans sold in the secondary market, while the increased attorney fees results from costs associated with PSB's pending acquisition. The decrease in the SAIF deposit insurance premium was the result of the premium being reduced to the minimum level required by SAIF.

                INCOME TAXES

        The increase in income tax expense is due to the increase in earnings. The effective income tax rate increased to 38.58% during the first quarter of fiscal 1998 vs. 35.44% in the first quarter of the prior fiscal year.

                              1997 COMPARED TO 1996

                NET EARNINGS

        Net earnings increased from a loss of $116,000 for the year ended September 30, 1996 to earnings of $268,000 for the year ended September 30, 1997 due primarily to the non-recurring, special SAIF assessment of $353,527 in 1996. PSB had higher net interest income and gain on sale of loans, as well as lower total noninterest expense, offset by higher income taxes in 1997.

                NET INTEREST INCOME

        Net interest income was higher due largely to an increase in the interest rate spread from 2.23% for 1996 to 2.42% for 1997. Interest on loans receivable was higher in 1997 as PSB's average loan portfolio increased from $43.4 million for 1996 to $47.5 million for 1997. The weighted-average yield on loans increased from 7.56% for 1996 to 7.74% for 1997. Interest on mortgage-backed securities ("MBS") was significantly higher due to an increase in the average balance, from $2.6 million for 1996 to $8.0 million for 1997. The weighted-average yield on MBS decreased from 7.05% for 1996 to 6.83% for 1997. Interest on securities increased primarily as a result of a higher weighted-average yield. The yield increased from 5.84% for 1996 to 6.38% for 1997. Interest on other interest-earning assets, which consist principally of FHLB of Des Moines daily time and demand accounts and banker's acceptances, decreased as a result of a lower average balance. The average balance on other interest-earning assets, decreased from $5.7 million for 1996 to $3.1 million for 1997. Interest on deposits increased due to a higher average balance. The average balance of deposits increased from $52.9 million for 1996 to $55.0 million for 1997. The weighted-average rate paid on deposits decreased from 4.78% for 1996 to 4.74% for 1997. Interest on advances from the FHLB of Des Moines increased as a result of a higher average balance. The average balance for advances from FHLB of Des Moines more than doubled from $5.0 million for 1996 to $10.6 million for 1997.

      Distribution of Average Assets, Liabilities and Shareholders' Equity;
                    Interest Rates and Interest Differential
                            Years Ended September 30,


                                                                                 1997
                                                                                               Average
                                                                               Interest         Rates
                                                                  Average      Income/         Earned/
                                                                 Balance(4)    Expense          Paid
                                                                 ----------    -------          ----
Assets

Loans (1) (2) (3)                                                 $47,531       $3,681          7.74%
Securities (3)                                                      9,515          606          6.38
Mortgage backed securities                                          8,008          547          6.83
Interest-bearing deposits                                           3,124          172          5.50
                                                                  -------       ------

Total interest-earning assets/interest income/yield                68,178       $5,006          7.34
                                                                                ------          ====

Allowance for loan losses                                            (107)
Cash and due from banks                                               300
Other assets                                                        2,201
                                                                   ------
  Total assets                                                    $70,572
                                                                  =======

Liabilities

Deposits
  Interest-bearing demand deposits                                $ 7,693       $  286          3.72
  Savings deposits                                                  7,490          189          2.52
  Time deposits                                                    39,789        2,129          5.35
  FHLB borrowings                                                  10,623          625          5.88
                                                                  -------       ------

    Total interest -bearing liabilities/interest expense/rate     $65,595       $3,229          4.92
                                                                                ------          ====

Noninterest-bearing demand deposits                                   425
Other liabilities                                                     265
Shareholders' equity                                                4,287
                                                                  -------
    Total liabilities & shareholders' equity                      $70,572
                                                                  =======

Net interest income                                                             $1,777
                                                                                ======

Net interest margin on average interest-earning assets                                         2.61%
                                                                                               ====

                                                                                      1996
                                                                                                    Average
                                                                                     Interest        Rates
                                                                      Average        Income/        Earned/
                                                                     Balance(4)      Expense         Paid
                                                                     ----------      -------         ----
Assets

Loans (1) (2) (3)                                                     $43,364         $3,279          7.56%
Securities (3)                                                          9,425            550          5.84
Mortgage backed securities                                              2,552            180          7.05
Interest-bearing deposits                                               5,715            324          5.67
                                                                      -------         ------

Total interest-earning assets/interest income/yield                    61,056         $4,333          7.10
                                                                                      ------          ====

Allowance for loan losses                                                 (97)
Cash and due from banks                                                   350
Other assets                                                            1,652
                                                                       ------
  Total assets                                                        $62,961
                                                                      =======

Liabilities

Deposits
  Interest-bearing demand deposits                                    $ 7,487         $  280          3.74
  Savings deposits                                                      7,818            198          2.53
  Time deposits                                                        37,563          2,051          5.46
  FHLB borrowings                                                       5,005            290          5.79
                                                                      -------         ------

    Total interest -bearing liabilities/interest expense/rate          57,873         $2,819          4.87
                                                                                      ------          ====

Noninterest-bearing demand deposits                                       340
Other liabilities                                                         441
Shareholders' equity                                                    4,307
                                                                      -------
    Total liabilities & shareholders' equity                          $62,961
                                                                      =======

Net interest income                                                                   $1,514
                                                                                      ======

Net interest margin on average interest-earning assets                                               2.48%
                                                                                                     ====

(1) Average balances include non-accrual loans.

(2) Interest income includes amortization of net loan origination fees.

(3) PSB has no tax-exempt loan or investment income, therefore tax equivalent income is equal to book income.

(4) Average balances have been calculated on a monthly basis

                   ANALYSIS OF CHANGES IN NET INTEREST INCOME
                  DUE TO CHANGES IN VOLUME AND CHANGES IN RATES

   The following table sets forth, for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in volume and changes in rates. The change in interest due to both volume and rate has been allocated in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                                     (in thousands)
                                                                Years ended September 30,
                                     -------------------------------------------------------------------------------
                                             1997 Compared to 1996                     1996 Compared to 1995
                                     -------------------------------------     -------------------------------------
                                                      Increase (Decrease)                       Increase (Decrease)
                                                       Due to Change in                          Due to Change in
                                                       ----------------                          ----------------
                                         Net                                      Net
                                      Increase      Average        Average      Increase      Average        Average
                                     (Decrease)      Volume         Rate       (Decrease)     Volume          Rate
                                     ----------      ------         ----       ----------     ------          ----
Changes in interest income on:
  Loans                                $ 402         $ 322         $  80         $  10         $ (52)        $  62
  Securities                              56             5            51            81            54            27
  Mortgage-backed securities             367           370            (3)          (56)          (58)            2
  Short-term investments                (152)         (141)          (11)          127           128            (1)
                                       -----         -----         -----         -----         -----         -----
   Total interest income                 673           556           117           162            72            90
                                       -----         -----         -----         -----         -----         -----
Changes in interest expense on:
  Interest-bearing demand
    deposits                               6             8            (2)          (41)          (35)           (6)
  Savings deposits                        (9)           (8)           (1)          (29)          (30)            1
  Time deposits                           78           114           (36)          176            71           105
  FHLB borrowings                        335           329             6           156           155             1
                                       -----         -----         -----         -----         -----         -----
   Total interest expense                410           443           (33)          262           161           101
                                       -----         -----         -----         -----         -----         -----
Change in net interest income          $ 263         $ 113         $ 150         $(100)        $ (89)        $ (11)
                                       =====         =====         =====         =====         =====         =====




         PROVISION FOR LOAN LOSSES

   The provision for loan losses was $24,000 for 1997 and 1996. Provisions for loan losses are based upon PSB's management's consideration of current and anticipated economic conditions which may affect the ability of borrowers to repay the loans. PSB's management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated fair value of the underlying collateral, less estimated selling costs.

         NONINTEREST INCOME

   Noninterest income increased as PSB increased the level of mortgage loans originated and sold in the secondary market, resulting in a gains of $243,000 in 1996 compared to gains of $298,000 in 1997.

         NONINTEREST EXPENSE

   Noninterest expense decreased from $2.0 million in 1996 to $1.7 million in 1997 due primarily to the $354,000 special assessment to recapitalize the SAIF charged in 1996. Recurring 1997 SAIF deposit insurance premiums decreased as a result of a substantially lower assessment rate after the recapitalization of the SAIF in 1996. Compensation and benefits increased in 1997 due primarily to commissions paid to the mortgage banking staff as a result of higher loan originations. Net loss on foreclosed real estate was $28,000 in 1997 compared to none in 1996. Other noninterest expense also includes $20,000 of expenses related to maintaining the foreclosed properties.

         INCOME TAXES

   Income taxes increased from an $84,000 income tax benefit in 1996 to income tax expense of $168,000 during 1997. The effective income tax rate during 1997 was 38.53%. The 1996 tax benefit resulted from the $354,000 special SAIF assessment.

                              1996 COMPARED TO 1995

         NET EARNINGS

   Net earnings decreased from $106,000 for the year ended September 30, 1995 to a loss of $116,000 for the year ended September 30, 1996 due to the non-recurring SAIF assessment, lower net interest income and slightly higher other noninterest expenses, offset by higher noninterest income and lower income taxes.

         NET INTEREST INCOME

   Net interest income decreased from $1.6 million for 1995 to $1.5 million for 1996. Interest income increased due to both an increase in interest-earning assets and higher interest rates. Interest expense increased as a result of a very competitive environment for retail deposits and additional FHLB advances. PSB's interest rate spread decreased from 2.46% for 1995 to 2.23% for 1996. The weighted-average yield on loans increased from 7.42% for 1995 to 7.56% for 1996. Interest on securities increased from $469,000 for 1995 to $550,000 for 1996 largely as a result of a higher weighted-average yield. The weighted-average yield on securities increased from 5.53% for 1995 to 5.84% for 1996. Interest on other interest-earning assets increased from $197,000 for 1995 to $324,000 for 1996 as a result of a higher portfolio balance. The average balance on other interest-earning assets, which consists principally of FHLB of Des Moines daily time and demand accounts and banker's acceptances, increased from $3.5 million for 1995 to $5.7 million for 1996. Interest on deposits increased from $2,423,000 for 1995 to $2,529,000 for 1996 due to a higher weighted-average rate. The weighted-average rate paid on deposits increased from 4.52% for 1995 to 4.78% for 1996 as a result of higher market interest rates. Interest on advances from the FHLB of Des Moines increased from $134,000 for 1995 to $290,000 for 1996 as a result of a higher average balance. The average balance for advances from FHLB of Des Moines, increased from $2.3 million for 1995 to $5.0 million for 1996. Components of interest income change from time to time based on the availability, interest rates and other terms of loans, investments and MBSs.

         PROVISION FOR LOAN LOSSES

   The provision for loan losses was $24,000 for 1996 and 1995. Provisions for loan losses are based upon PSB's management's consideration of current and anticipated economic conditions which may affect the ability of borrowers to repay the loans. Management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated fair value of the underlying collateral, less estimated selling costs.

         NONINTEREST INCOME

   Noninterest income increased from $163,000 for 1995 to $303,000 for 1996. PSB originated and sold mortgage loans in the secondary market, resulting in a gains of $122,000 in 1995 compared to gains of $243,000 in 1996. PSB's management's efforts during the year were focused on building the mortgage loan function, including loan sales in the secondary market. Other income increased from $22,000 for 1995 to $40,000 for 1996 due to an increase in service fees on NOW accounts.

         NONINTEREST EXPENSE

   Noninterest expense increased from $1,600,000 for 1995 to $1,993,000 for 1996 due primarily to the $354,000 special assessment to recapitalize the SAIF. Recurring SAIF deposit insurance premiums were virtually unchanged. Advertising expense increased due to additional promotional activity.

         INCOME TAXES

   Income taxes decreased from a $47,000 expense in 1995 to an $84,000 income tax benefit in 1996. The 1996 tax benefit was largely due to the $354,000 special SAIF assessment. The effective tax rate in 1995 was 30.52%.

      IMPACT OF INFLATION

   Persistent high rates of inflation can have a significant effect on the reported financial condition and results of operation of all industries. However, the asset and liability structure of a bank is substantially different from that of an industrial company, in that virtually all assets and liabilities of a bank are monetary in nature. Accordingly, changes in interest rates may have significant impact on a bank's performance. Interest rates do not necessarily move in the same direction, or in the same magnitude, as the prices of goods and services.

   Inflation does have an impact on the growth of total assets in the banking industry, often resulting in a need to increase equity capital at higher than normal rates to maintain an appropriate equity-to-assets ratio.

   Although it is obvious that inflation affects the growth of total assets, it is difficult to measure the impact precisely. Only new assets acquired in each year are directly affected, so a simple adjustment of asset totals by use of an inflation index is not meaningful. The results of operations also have been affected by inflation, but again, there is no simply way to measure the effect on the various categories of income and expense.

   Interest rates in particular are significantly affected by inflation, but neither the timing nor the magnitude of the changes coincides with changes in standard measurements of inflation such as the consumer price index. Additionally, changes in interest rates on some types of consumer deposits may be delayed. These factors in turn affect the composition of sources of funds by reducing the growth of deposits that are less interest sensitive and increasing the need for funds that are most interest sensitive.

      Accounting Pronouncements

   In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose statements. It does not address recognition or measurement issues for comprehensive income and its components. Entities are required to classify items of other comprehensive income (including minimum pension liability adjustment and unrealized gains and losses on securities available for sale) by their nature in the financial statement and display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet. The statement is effective for fiscal years beginning after December 15, 1997. Comparative financial statements for earlier periods are required to reflect the provisions of this statement.

   During 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS
131). SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Additionally, SFAS 131 establishes standards for related disclosures about products and services, geographic areas, and major customers superseding SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. PSB does not believe expanded disclosure information will be required to be included in its consolidated financial statements beginning in 1998.

SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of March 31, 1998, the names of each director and executive officer of PSB, the number of shares of PSB Common owned beneficially by each such director and executive officer, and the number of shares of PSB Common owned beneficially by all directors and executive officers of PSB as a group. None of the shareholders listed herein would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Southside Common.

       NAME OF BENEFICIAL OWNER               AMOUNT AND NATURE OF          PERCENT OF CLASS
                                              BENEFICIAL OWNERSHIP
---------------------------------------       --------------------          ----------------
Robert C. Spinzig......................               9,500                         9.3
Robert E. Lamear, Jr...................               4,350                         4.3
William S. Bahn........................               7,150                         7.0
Clement H. Albers......................               2,440                         2.4
Daniel T. Rabbitt......................               8,750                         8.6
James F. Conway........................               2,500                         2.5
Richard E. Clift.......................               9,700                         9.5
James A. Sheets........................               2,125                         2.1
Directors and Executive Officers
    as a Group (10 persons)............              46,545                        45.6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        As of March 31, 1998, other than certain directors and officers of PSB, see "--Security Ownership of Management," no person is the beneficial owner of more than 5% of the outstanding shares of PSB Common.


                             LEGAL AND TAX OPINIONS

        The legality of the securities offered hereby will be passed upon by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Certain tax matters will be passed upon by Breyer & Aguggia, Washington D.C.


                                     EXPERTS

INDEPENDENT AUDITORS FOR SOUTHSIDE

        The consolidated financial statements of Southside and subsidiaries at December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT AUDITORS FOR PSB

        The consolidated financial statements of PSB at September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997 have been audited by Michael Trokey & Company, P.C., independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PRESENCE AT SPECIAL MEETING

        Representatives of Michael Trokey & Company, P.C. are expected to attend the Special Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

        The annual meeting of Southside was held on April 23, 1998. Shareholder proposals for the annual meeting of Southside shareholders to be held in April 1999 must meet the requirements established by the S.E.C. for shareholder proposals and must be received at Southside's executive office on or before November 23, 1998 in order to be considered for inclusion in the 1999 proxy statement.

        Upon receipt of any such proposal, Southside will determine whether or not to include such proposal in the proxy statement and proxy in accordance with the S.E.C.'s regulations governing the solicitation of proxies.

                               PUBLIC SERVICE BANK

                             A FEDERAL SAVINGS BANK

                                       AND

                                  SUBSIDIARIES




                   Condensed Consolidated Financial Statements
                                December 31, 1997
                                    Unaudited

                                       Public Service Bank and Subsidiaries


                                TABLE OF CONTENTS

Condensed Consolidated Financial Statements - December 31, 1997 and September 30, 1997
         Condensed Consolidated Balance Sheets.........................................................          F-3

Condensed Consolidated Financial Statements - Quarters Ended December 31, 1997 and 1996
         Condensed Consolidated Statements of Earnings.................................................          F-4
         Condensed Consolidated Statements of Cash Flows...............................................          F-5

Notes to Condensed Consolidated Financial Statements...................................................          F-6

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                    DECEMBER 31, 1997 AND SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                             DECEMBER 31,      SEPTEMBER 30,
         ASSETS                                                                  1997               1997
                                                                             ------------      -------------
Cash and cash equivalents                                                      $ 4,182            $ 2,909
Certificates of deposit                                                             10                 10
Securities held to maturity, at amortized cost (market value
   of $8,034 and $9,537)                                                         7,981              9,474
Stock in Federal Home Loan Bank of Des Moines                                      824                824
Mortgage-backed securities held to maturity, at amortized cost
   (market value of $6,906 and $7,527)                                           6,842              7,458
Loans, net of allowance for loan losses of $95 and $89                          46,082             46,648
Loans held for sale at lower of cost or market                                   2,141                987
Premises and equipment, net                                                        919                937
Foreclosed real estate held for sale, net                                          654                654
Other assets                                                                       538                569
                                                                               -------            -------
         Total assets                                                          $70,173            $70,470
                                                                               =======            =======

   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                       $56,748            $55,544
Advances from Federal Home Loan Bank of Des Moines                               8,410              9,430
Deferred tax liability                                                             136                136
Other Liabilities                                                                  462                996
                                                                               -------            -------
         Total liabilities                                                      65,756             66,106
                                                                               -------            -------
Stockholders' equity:
   Serial preferred stock, 5,000,000 shares authorized; none issued                 --                 --
   Capital stock, $1 par value; 15,000,000 shares
      authorized; 102,182 shares issued and outstanding                            102                102
   Additional paid-in capital                                                      744                744
   Retained earnings - substantially restricted                                  3,571              3,518
                                                                               -------            -------
         Total stockholders' equity                                              4,417              4,364
                                                                               -------            -------
         Total liabilities and stockholders' equity                            $70,173             70,470
                                                                               =======            =======


See accompanying notes to unaudited condensed consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                  THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                               1997        1996
                                                             --------    --------
Interest income:
   Loans                                                     $    948         932
   Mortgage-backed securities                                     120         140
   Securities                                                     150         166
   Other interest-earning assets                                   49          15
                                                             --------    --------
      Total interest income                                     1,267       1,253
                                                             --------    --------
Interest expense:
   Deposits                                                       678         631
   Advances from FHLB                                             135         177
                                                             --------    --------
      Total interest expense                                      813         808
                                                             --------    --------
      Net interest income                                         454         445
Provision for loan losses                                           6           6
                                                             --------    --------
      Net interest income after provision for loan losses         448         439
                                                             --------    --------
Noninterest income:
   Gain on sale of loans                                          118          58
   Other                                                           22          20
                                                             --------    --------
      Total noninterest income                                    140          78
                                                             --------    --------
Noninterest expense:
   Compensation and benefits                                      278         257
   Occupancy and equipment expense                                 74          82
   Attorney fees                                                   16           1
   SAIF deposit insurance premium                                   9          30
   Other                                                           84          68
                                                             --------    --------
      Total noninterest expense                                   461         438
                                                             --------    --------
      Earnings before income taxes                                127          79
Income taxes                                                       49          28
                                                             --------    --------
      Net earnings                                           $     78    $     51
                                                             ========    ========

Earnings per share - basic and diluted                       $    .76    $    .50
                                                             ========    ========

Weight average shares outstanding                             102,182     102,182
                                                             ========    ========


See accompanying notes to unaudited condensed consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                  THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                              1997        1996
                                                            -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                             $    78     $    51
   Adjustments to reconcile net earnings to
      net cash provided by operating activities:
         Depreciation and amortization                           20          28
         Provision for loan losses                                6           6
   Loans held for sale:
      Originated                                             (8,585)     (2,226)
      Proceeds from loans sold                                7,549       4,216
         Other net,                                            (621)       (322)
                                                            -------     -------
            Total adjustments                                (1,631)      1,702
                                                            -------     -------
               NET CASH PROVIDED BY (USED IN)
                 OPERATING ACTIVITIES                        (1,553)      1,753
                                                            -------     -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities of and principal payments
      on debt securities held to maturity                     2,108         237
   Purchases of debt securities held to maturity                 --      (1,000)
   Net decrease in loans held in portfolio                      560         535
   Purchases of bank premises and equipment                      (1)        (24)
                                                            -------     -------
               NET CASH PROVIDED BY (USED IN)
                  INVESTING ACTIVITIES                      $ 2,667        (252)
                                                            -------     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net decrease in demand and savings deposits              $   (63)       (592)
   Net increase in time deposits                              1,267         859
   Net decrease in short-term borrowings                     (1,020)     (3,020)
   Cash dividends paid                                          (25)        (25)
                                                            -------     -------
               NET CASH PROVIDED BY (USED IN)
                  FINANCING ACTIVITIES                          159      (2,778)
                                                            -------     -------
               NET INCREASE (DECREASE) IN CASH AND
                 CASH EQUIVALENTS                             1,273      (1,277)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                2,909       4,279
                                                            -------     -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                    $ 4,182       3,002
                                                            =======     =======

Supplemental disclosures of cash flow information:
   Cash paid (received) during the year for:
      Interest on deposits and borrowings                   $   804     $   797
      Income taxes                                               --          --
                                                            =======     =======

Noncash transactions:
   Transfers to other real estate owned in
      settlement of loans                                   $    --     $   711
                                                            =======     =======

See accompanying notes to unaudited condensed consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1997 AND 1996 AND
                  THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996


NOTE 1.  INTERIM CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

The unaudited interim condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. This unaudited data, in the opinion of the Company, includes all adjustments necessary for the fair presentation thereof. All adjustments made were of a normal recurring nature.

NOTE 2.  SUBSEQUENT EVENT - MERGER WITH SOUTHSIDE BANCSHARES CORP.

On February 25, 1998, the Company entered into an Agreement and Plan of Merger with Southside Bancshares Corp. (Southside). At December 31, 1997, Southside, which is headquartered in St. Louis, Missouri, had total assets of approximately $550 million. The merger agreement will be effected through an exchange of stock of the Company for stock and cash of Southside. The merger is contingent upon approval of various regulatory agencies and the stockholders of Public Service Bank, a federal savings bank. If approved, the merger is expected to close by the second or third quarter of 1998.

                               PUBLIC SERVICE BANK

                             A FEDERAL SAVINGS BANK

                                       AND

                                  SUBSIDIARIES



                        Consolidated Financial Statements
                               September 30, 1997

                                            Public Service Bank and Subsidiaries


                                TABLE OF CONTENTS

Report of Independent Auditors..................................................................................             F-9

Financial Statements - September 30, 1997 and 1996
   Consolidated Balance Sheets..................................................................................            F-10

Financial Statements - Years Ended September 30, 1997, 1996, 1995
   Consolidated Statements of Operations........................................................................            F-11
   Consolidated Statements of Stockholders' Equity..............................................................            F-12
   Consolidated Statements of Cash Flows........................................................................            F-13

Notes to Consolidated Financial Statements......................................................................            F-15

                         MICHAEL TROKEY & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               10411 CLAYTON ROAD
                            ST. LOUIS, MISSOURI 63131
                                 (314) 432-0996





REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Public Service Bank, a federal savings bank
St. Louis, Missouri

We have audited the accompanying consolidated balance sheets of Public Service Bank, a federal savings bank and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Public Service Bank, a federal savings bank and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.


/s/ Michael Trokey & Company, P.C.

St. Louis, Missouri
November 26, 1997

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           SEPTEMBER 30, 1997 AND 1996

         ASSETS                                                            1997          1996
                                                                       -----------    ----------
Cash and cash equivalents                                              $ 2,908,532     4,278,560
Certificates of deposit                                                     10,000        10,000
Securities held to maturity, at amortized cost (market value
   of $9,536,740 and $7,460,782)                                         9,474,391     7,447,379
Stock in Federal Home Loan Bank of Des Moines                              823,700       823,700
Mortgage-backed securities held to maturity, at amortized cost
   (market value of $7,527,167 and $8,478,256)                           7,457,568     8,489,374
Loans receivable, net                                                   46,647,965    45,964,948
Loans held for sale at lower of cost or market                             986,772     3,250,540
Premises and equipment, net                                                937,324       993,826
Foreclosed real estate held for sale, net                                  653,962            --
Accrued interest receivable:
   Securities and certificates of deposit                                  157,302       109,346
   Mortgage-backed securities                                               49,833        56,615
   Loans                                                                   267,803       238,316
Other assets                                                                94,829       135,136
                                                                       -----------    ----------
         Total assets                                                  $70,469,981    71,797,740
                                                                       ===========    ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                               $55,544,489    53,194,083
Accrued interest on deposits                                               233,624       214,064
Advances from Federal Home Loan Bank of Des Moines                       9,429,560    13,008,856
Advances from borrowers for taxes and insurance                            602,390       663,561
Other liabilities and accrued expenses                                     138,809       499,460
Income taxes payable                                                        21,155        18,526
Deferred tax liability                                                     136,000         1,000
                                                                       -----------    ----------
         Total liabilities                                              66,106,027    67,599,550
                                                                       -----------    ----------
Stockholders' equity:
   Serial preferred stock, 5,000,000 shares authorized; none issued             --            --
   Capital stock, $1 par value; 15,000,000 shares
      authorized; 102,182 shares issued and outstanding                    102,182       102,182
   Additional paid-in capital                                              743,942       743,942
   Retained earnings - substantially restricted                          3,517,830     3,352,066
                                                                       -----------    ----------
         Total stockholders' equity                                      4,363,954     4,198,190
                                                                       -----------    ----------
         Total liabilities and stockholders' equity                    $70,469,981    71,797,740
                                                                       ===========    ==========


See accompanying notes to consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995


                                                                1997          1996          1995
                                                             ----------    ---------     ---------
Interest income:
   Loans receivable                                          $3,680,711    3,278,930     3,268,965
   Mortgage-backed securities                                   547,043      179,970       236,535
   Securities                                                   606,880      550,419       468,817
   Other interest-earning assets                                171,652      323,892       196,754
                                                             ----------    ---------     ---------
      Total interest income                                   5,006,286    4,333,211     4,171,071
                                                             ----------    ---------     ---------
Interest expense:
   Deposits                                                   2,603,422    2,528,734     2,423,290
   Advances from FHLB                                           625,413      289,995       133,859
                                                             ----------    ---------     ---------
      Total interest expense                                  3,228,835    2,818,729     2,557,149
                                                             ----------    ---------     ---------
      Net interest income                                     1,777,451    1,514,482     1,613,922
Provision for loan losses                                        23,818       24,000        24,000
                                                             ----------    ---------     ---------
      Net interest income after provision for loan losses     1,753,633    1,490,482     1,589,922
                                                             ----------    ---------     ---------
Noninterest income:
   Loan service charges                                          20,997       19,140        18,520
   Gain on sale of loans                                        297,955      243,223       122,031
   Other                                                         37,820       40,159        22,391
                                                             ----------    ---------     ---------
      Total noninterest income                                  356,772      302,522       162,942
                                                             ----------    ---------     ---------
Noninterest expense:
   Compensation and benefits                                    952,795      889,742       890,265
   Occupancy expense                                            140,946      148,280       133,897
   Equipment and data processing expense                        141,035      147,799       155,240
   SAIF deposit insurance premium                                49,683      123,512       123,945
   Loss (gain) on foreclosed real estate                         28,312           --        (4,304)
   Advertising expense                                           88,190       80,291        66,158
   Other                                                        273,498      249,908       234,948
                                                             ----------    ---------     ---------
      Total general and administrative expense                1,674,459    1,639,532     1,600,149
   SAIF special assessment                                           --      353,527            --
                                                             ----------    ---------     ---------
      Total noninterest expense                               1,674,459    1,993,059     1,600,149
                                                             ----------    ---------     ---------
      Earnings (loss) before income taxes                       435,946     (200,055)      152,715
Income taxes                                                    168,000      (83,542)       46,615
                                                             ----------    ---------     ---------
      Net earnings (loss)                                    $  267,946     (116,513)      106,100
                                                             ==========    =========     =========

Earnings (loss) per share                                    $     2.62        (1.14)         1.04
                                                             ==========    =========     =========


See accompanying notes to consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995



                                                          ADDITIONAL                           TOTAL
                                          CAPITAL          PAID-IN         RETAINED        STOCKHOLDERS'
                                           STOCK           CAPITAL         EARNINGS           EQUITY
                                         ----------       ----------      ----------       -------------
Balance at September 30, 1994            $  102,182        743,942        3,566,843         4,412,967

Net earnings                                     --             --          106,100           106,100

Cash dividends of $1.00 per share                --             --         (102,182)         (102,182)
                                         ----------        -------        ---------         ---------

Balance at September 30, 1995               102,182        743,942        3,570,761         4,416,885

Net loss                                         --             --         (116,513)         (116,513)

Cash dividends of $1.00 per share                --             --         (102,182)         (102,182)
                                         ----------        -------        ---------         ---------

Balance at September 30, 1996               102,182        743,942        3,352,066         4,198,190

Net earnings                                     --             --          267,946           267,946

Cash dividends of $1.00 per share                --             --         (102,182)         (102,182)
                                         ----------        -------        ---------         ---------

Balance at September 30, 1997            $  102,182        743,942        3,517,830         4,363,954
                                         ==========        =======        =========         =========


See accompanying notes to consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995


                                                                       1997                 1996                1995
                                                                   ------------         -----------         -----------
Cash flows from operating activities:
   Net earnings (loss)                                             $    267,946            (116,513)            106,100
   Adjustments to reconcile net earnings (loss) to
      net cash provided by (used for) operating activities:
         Depreciation and amortization:
            Premises and equipment                                       95,709             118,736             121,109
            Premiums (discounts) on securities, net                     (24,464)            (21,731)              6,306
            Deferred loan fees, net                                     (47,174)            (26,004)            (44,001)
         Provision for loan losses                                       23,818              24,000              24,000
         Loans held for sale:
            Originated                                              (21,016,616)        (16,009,947)        (10,203,387)
            Purchased                                                        --          (1,847,635)                 --
            Proceeds from sale                                       23,578,339          16,706,856           8,690,327
         FHLB stock dividends                                                --             (16,200)                 --
         Gain on sale of loans                                         (297,955)           (243,223)           (122,031)
         Loss (gain) on foreclosed real estate                           28,312                  --              (4,304)
         Decrease (increase) in:
            Accrued interest receivable                                 (70,661)            (18,477)             (6,922)
            Other assets                                                 40,307              14,038             (37,333)
         Increase (decrease) in:
            Accrued interest on deposits                                 19,560             (10,725)             72,889
            Other liabilities and accrued expenses                     (360,651)            356,529              46,234
            Income taxes payable                                          2,629              16,525             (49,649)
            Deferred tax liability                                      135,000            (116,000)              5,000
                                                                   ------------         -----------         -----------
               Net cash provided by (used for)
                  operating activities                                2,374,099          (1,189,771)         (1,395,662)
                                                                   ------------         -----------         -----------
Cash flows from investing activities:
   Loans:
      Originated                                                    (15,153,944)         (9,585,317)         (4,545,304)
      Purchased                                                              --          (4,367,437)                 --
      Principal collections                                          13,779,712          11,110,776           4,064,689
   Securities and certificates of deposit:
      Held to maturity:
         Purchased                                                   (3,001,112)         (2,972,675)         (1,944,688)
         Proceeds from maturity                                       1,000,000           3,500,000           3,860,439
   Mortgage-backed securities:
      Held to maturity:
         Purchased                                                           --          (6,630,451)                 --
         Principal collections                                        1,030,370           1,143,791             684,052
   Purchase of premises and equipment                                   (39,207)             (7,535)           (103,494)
   Proceeds from sale of foreclosed real estate                          32,297                  --                  --
                                                                   ------------         -----------         -----------
               Net cash provided by (used for)
                  investing activities                             $ (2,351,884)         (7,808,848)          2,015,694
                                                                   ------------         -----------         -----------


                                                                     (Continued)

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995


(Continued)

                                                                         1997           1996           1995
                                                                     -----------     ----------     ----------
Cash flows from financing activities:
   Net increase (decrease) in:
      Deposits                                                       $ 2,350,406     (1,044,181)       853,317
      Advances from borrowers for taxes and
         insurance                                                       (61,171)      (123,057)        40,675
   Advances from FHLB of Des Moines:
      Proceeds                                                         5,000,000     11,500,000      2,500,000
      Repayment                                                       (8,579,296)    (1,079,296)    (1,579,296)
   Cash dividends                                                       (102,182)      (102,182)      (102,182)
                                                                     -----------     ----------     ----------
               Net cash provided by (used for)
                  financing activities                                (1,392,243)     9,151,284      1,712,514
                                                                     -----------     ----------     ----------
Net increase (decrease) in cash and
   cash equivalents                                                   (1,370,028)       152,665      2,332,546
Cash and cash equivalents at beginning of year                         4,278,560      4,125,895      1,793,349
                                                                     -----------     ----------     ----------
Cash and cash equivalents at end of year                             $ 2,908,532      4,278,560      4,125,895
                                                                     ===========     ==========     ==========

Supplemental disclosures of cash flow information:

Cash paid (received) during the year for:
   Interest on deposits                                              $ 2,583,862      2,539,459      2,350,401
   Interest on advances from FHLB of Des Moines                          632,760        282,648        133,859
   Federal income taxes, net                                              29,269         11,519         74,943
   State taxes                                                             1,102          1,535         19,199
Real estate acquired in settlement of loans                          $   714,571             --             --


See accompanying notes to consolidated financial statements.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         SEPTEMBER 30, 1997 AND 1996 AND
                  YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following comprise the significant accounting policies which the Bank follows in preparing and presenting its consolidated financial statements:

         a. The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         b. For purposes of reporting cash flows, cash and cash equivalents include cash, due from depository institutions and interest-bearing deposits with original maturities of three months or less. Interest-bearing deposits were $2,592,901 and $3,942,995 at September 30, 1997 and 1996, respectively.

         c. Certificates of deposit are carried at cost and have original maturities of more than three months.

         d. Securities and mortgage-backed securities which the Bank has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at cost, adjusted for amortization of premiums and accretion of discounts over the life of the security using the interest method. Securities and mortgage-backed securities not classified as held to maturity securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from net earnings and reported in a separate component of stockholders' equity. The Bank does not purchase securities and mortgage-backed securities for trading purposes. The cost of securities sold is determined by specific identification.

         e. Loans receivable, net are carried at unpaid principal balances, less allowance for losses and net deferred loan fees.

            Loans held for sale are carried at the lower of cost or estimated market value in the aggregate. Gains or losses on loan sales are recognized at the time of sale and are determined by the difference between net sales proceeds and the principal balance of the loans sold, adjusted for net deferred loan fees.

            The Bank adopted the provisions of Statement of Financial Accounting
               Standards (SFAS) No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" for lending activities effective October 1, 1989. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized to interest income over the contractual life of the loan using the interest method.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         SEPTEMBER 30, 1997 AND 1996 AND
                  YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995



            Prior to October 1, 1989 the Bank recognized loan origination and commitment fees as income to the extent of estimated direct costs of underwriting and origination. Loan origination fees in excess of that amount are deferred and are being amortized to interest income over the contractual life of the related loans using the interest method. Loan commitment fees are amortized over the combined commitment period and expected life of the loan.

         f. Effective October 1, 1995, the Bank adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Specific valuation allowances are established for impaired loans for the difference between the loan amount and the fair value of collateral less estimated selling costs. The Bank considers a loan to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. The types of loans for which impairment is measured under SFAS No. 114 and No. 118 include nonaccrual income property loans (excluding those loans included in the homogenous portfolio which are collectively reviewed for impairment), large, nonaccrual single family loans and troubled debt restructurings. Such loans are placed on nonaccrual status at the point deemed uncollectible. Impairment losses are recognized through an increase in the allowance for loan losses. See note 5.

         g. Allowances for losses are available to absorb losses incurred on loans and foreclosed real estate held for sale and represents additions charged to expense, less net charge-offs. The allowances are based on management's assessment of current or anticipated economic conditions, past loss and collection experience, and risk characteristics of the loan portfolio and foreclosed real estate held for sale. Management believes that the allowances for losses on loans and foreclosed real estate held for sale are adequate.

         h. Premises and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization of premises and equipment is computed using the straight-line method based on the estimated useful lives of the related assets. Estimated lives are five to fifty years for building and improvements, and three to twenty years for furniture and equipment. Leasehold improvements are amortized over the term of the lease, including options.

         i. Foreclosed real estate held for sale is carried at the lower of cost or fair value minus estimated selling costs. Costs related to holding and maintaining the property are charged to expense and costs relating to improvement of the property are capitalized.

         j. Interest on loans, mortgage-backed securities and investments is accrued as earned. Interest on delinquent loans is accrued to income to the extent considered collectible.

         k. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities which will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               which the differences are expected to affect income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount which will more likely than not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

         l. Earnings per share data is based on the weighted-average shares outstanding.

         m. The following paragraphs summarize the impact of new accounting pronouncements:

            In October 1995, the FASB issued SFAS No. 123, "Accounting for
               Stock-Based Compensation." SFAS No. 123 provides that compensation cost for stock-based employee compensation plans be measured at the grant date based on the fair value of the award and recognized over the service period, which is usually the vesting period. However, SFAS No. 123 also allows an institution to use the intrinsic value based method under APB Opinion No. 25. SFAS No. 123 is effective for transactions entered into in fiscal years which begin after December 15, 1995, with earlier application permitted. SFAS No. 123 is not applicable to the operations of the Bank.

            In June 1996, the FASB issued SFAS No. 125, "Accounting for
               Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The Statement focuses on the issues of accounting for transfers and servicing of financial assets, extinguishments of liabilities and financial assets subject to prepayment. In December, 1996 the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring generally after December 31, 1996 and for certain transactions after December 31, 1997. The provisions of SFAS No. 125 for financial assets subject to prepayment are effective for financial assets held on or acquired after January 1, 1997. SFAS No. 125 did not have a material impact on the financial position or results of operations of the Bank.

            In February 1997, the FASB issued SFAS No. 128, "Earnings per Share"
               and SFAS No. 129, "Disclosure of Information about Capital Structure." The statements supersede APB Opinion No. 15, amend certain other accounting pronouncements, and modify the presentation of earnings per share. The statements are effective for financial statements for both interim periods and years ending after December 15, 1997.

            In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive
               Income." The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose statements. It does not address recognition or measurement issues for comprehensive income and its components. Entities are required to classify items of other comprehensive income (including minimum pension liability adjustment and unrealized gains and losses on securities available for sale) by their nature in the financial statement and display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet. The statement is effective for fiscal years beginning after December 15, 1997. Comparative financial statements for earlier periods are required to reflect the provisions of this statement.

            In June 1997, the FASB issued SFAS No. 131, "Disclosures about
               Segments of an Enterprise and Related Information." The statement requires that public entities report certain

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               information about operating segments in the financial statements. The statement also requires disclosures about products and services, geographic areas and major customers. The statement supersedes SFAS No. 14 and supersedes and amends certain other accounting pronouncements. The statement is effective for fiscal years beginning after December 15, 1997.

(2)    RISKS AND UNCERTAINTIES

       The Bank is a community oriented financial institution which provides traditional financial services within the areas it serves. The Bank is engaged primarily in the business of attracting deposits from the general public and using these funds to originate one- to four-family residential mortgage loans located in the City of St. Louis and St. Louis County, Missouri.

       The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the balance sheet dates and income and expenses for the periods covered. Actual results could differ significantly from these estimates and assumptions.

       The Bank's operations are affected by interest rate risk, credit risk, market risk and regulations by the Office of Thrift Supervision (OTS). The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more rapidly, or on a different basis, than its interest-earning assets. To better control the impact of changes in interest rates, the Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination of one and three year, adjustable-rate mortgage loans and maintaining a securities portfolio with maturities of up to five years. The Bank uses the gap analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period) provided by the FHLB of Des Moines to measure its interest rate risk exposure. Credit risk is the risk of default on the Bank's loan portfolio which results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Bank. The Bank is subject to periodic examination by regulatory agencies which may require the Bank to record increases in the allowances based on their evaluation of available information. There can be no assurance that the Bank's regulators will not require further increases to the allowances.

       The Bank is reviewing computer applications with its outside data processing service bureau and other software vendors to ensure operational and financial systems are not adversely affected by "year 2000" software failures. All major customer applications are processed through the outside service bureau. The service bureau has indicated that it expects to modify existing programs to make them year 2000 compliant. Management of the Bank is unable to estimate any additional expense related to this issue. Any year 2000 compliance failures could result in additional expense to the Bank.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)    SECURITIES

       Securities are summarized as follows:

                                                                                1997
                                                     ----------------------------------------------------------
                                                      Amortized       Unrealized     Unrealized         Market
                                                        Cost            Gains          Losses           Value
                                                     -----------      ----------     ----------       ---------
       Held to maturity - debt securities:
          U.S. Treasury note and Federal
            agency obligations due
            within one year                          $2,497,443          1,468           (224)        2,498,687
          Federal agency obligations due
            after one year through five years         6,976,948         67,574         (6,469)        7,038,053
                                                     ----------         ------         ------         ---------
                                                     $9,474,391         69,042         (6,693)        9,536,740
                                                     ==========         ======         ======         =========

       Weighted-average rate                               6.31%
                                                     ==========

                                                                                        1996
                                                  ------------------------------------------------------------
                                                     Amortized        Unrealized    Unrealized         Market
                                                       Cost             Gains         Losses           Value
                                                  --------------      ----------    ----------       ---------
       Held to maturity - debt securities:
          U.S. Treasury note and Federal
            agency obligations due after
            one year through five years           $   7,447,379         13,403             --        7,460,782
                                                  =============         ======        =======        =========

       Weighted-average rate                               6.14%
                                                  =============

(4)    MORTGAGE-BACKED SECURITIES

       Mortgage-backed securities are summarized as follows:

                                                                             1997
                                                  ----------------------------------------------------------
                                                   Amortized       Unrealized     Unrealized         Market
                                                     Cost            Gains          Losses           Value
                                                  -----------      ----------     ----------       ---------
       Held to maturity - debt securities:
          FHLMC                                   $2,307,801         56,023             --         2,363,824
          GNMA                                       667,495          6,385             --           673,880
          FNMA                                     4,482,272          8,991         (1,800)        4,489,463
                                                  ----------         ------         ------         ---------
                                                  $7,457,568         71,399         (1,800)        7,527,167
                                                  ==========         ======         ======         =========

       Weighted-average rate                            7.06%
                                                  ==========

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                1996
                                                  ---------------------------------------------------------------
                                                   Amortized         Unrealized        Unrealized         Market
                                                     Cost              Gains             Losses           Value
                                                  -----------        ----------        ----------       ---------
       Held to maturity - debt securities:
          FHLMC                                   $2,784,976                 --          (7,349)        2,777,627
          GNMA                                       764,961                 --          (3,769)          761,192
          FNMA                                     4,939,437                 --              --         4,939,437
                                                  ----------         ----------         -------         ---------
                                                  $8,489,374                 --         (11,118)        8,478,256
                                                  ==========         ==========         =======         =========

       Weighted-average rate                            6.94%
                                                  ==========

       At September 30, 1997 and 1996 mortgage-backed securities included adjustable-rate mortgage loans of $4,836,413 and $5,266,018, respectively.

(5)    LOANS RECEIVABLE, NET

       Loans receivable, net are summarized as follows:

                                                1997                 1996
                                            ------------          ----------
       Residential real estate:
          Single-family, 1-4 units          $ 44,531,982          44,037,487
          5 or more units                        490,887             501,436
       Consumer loans                          1,804,772           1,617,950
                                            ------------          ----------
                                              46,827,641          46,156,873
       Allowance for losses                      (88,808)           (108,330)
       Deferred loan fees, net                   (90,868)            (83,595)
                                            ------------          ----------
                                            $ 46,647,965          45,964,948
                                            ============          ==========

       Weighted-average rate                        7.74%               7.72%
                                            ============          ==========

       Adjustable-rate loans included in the loan portfolio amounted to approximately $20,982,000 and $21,375,000 at September 30, 1997 and 1996, respectively. Loans serviced for others amounted to $602,363, $1,238,179 and $1,445,985 at September 30, 1997, 1996 and 1995,
          respectively.

       Following is a summary of activity in allowance for losses:

                                                   1997             1996           1995
                                                ---------         -------         ------
          Balance, beginning of year            $ 108,330          84,621         60,621
            Provision charged to expense           23,818          24,000         24,000
            Recoveries (charge-offs)              (43,340)           (291)            --
                                                ---------         -------         ------
          Balance, end of year                  $  88,808         108,330         84,621
                                                =========         =======         ======

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Following is a summary of loans to directors, executive officers and associates of such persons in excess of $60,000 in the aggregate for the year ended September 30, 1997:

            Balance, beginning of year                                $ 426,898
               Additions                                                160,246
               Repayments                                               (21,092)
                                                                      ---------
            Balance, end of year                                      $ 566,052
                                                                      =========

       These loans were made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons.

       The recorded investment in one single family loan which was considered impaired at September 30, 1996 was $639,888. The property was subsequently foreclosed during December, 1996. The average balance of this impaired loan up to the foreclosure date during fiscal 1997 and during the year ended September 30, 1996 was $640,033 and $636,168, respectively. There was no allowance for loss on this impaired loan at September 30, 1996. The amount of interest recognized on this loan on a cash basis for the year ended September 30, 1996 was $7,361.
          There was no interest collected on this loan during 1997.

(6)    PREMISES AND EQUIPMENT, NET

       Premises and equipment, net are summarized as follows:

                                                                   1997             1996
                                                                ----------        ---------
          Land                                                  $  166,296          166,296
          Office buildings                                       1,352,695        1,332,916
          Furniture and equipment                                  790,258          770,830
          Leasehold improvements                                    79,672           79,672
                                                                ----------        ---------
                                                                 2,388,921        2,349,714
          Less accumulated depreciation and amortization         1,451,597        1,355,888
                                                                ----------        ---------
                                                                $  937,324          993,826
                                                                ==========        =========

       Depreciation and amortization expense for 1997, 1996 and 1995 was $95,709, $118,736 and $121,109, respectively.

(7)    FORECLOSED REAL ESTATE HELD FOR SALE, NET

       Foreclosed real estate held for sale, net is summarized as follows:

                                                             1997           1996
                                                          ---------         ----
          Foreclosed real estate held for sale            $ 689,075           --
          Allowance for losses                              (35,113)          --
                                                          ---------         ----
                                                          $ 653,962           --
                                                          =========         ====

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Following is a summary of activity in allowance for losses:

                                                      1997         1996         1995
                                                    -------        ----        ------
          Balance, beginning of year                $    --          --            --
            Charge-offs, net of gain on sale          6,801          --         4,304
            Provision charged to expense             28,312          --        (4,304)
                                                    -------        ----        ------
          Balance, end of year                      $35,113          --            --
                                                    =======        ====        ======

       Foreclosed real estate held for sale at September 30, 1997 consists of two single-family dwellings and one two-family dwelling.

(8)    DEPOSITS

       Deposits are summarized as follows:

            DESCRIPTION AND INTEREST RATE                               1997            1996
                                                                    -----------     -----------
          Noninterest-bearing NOW accounts                          $   495,764         350,090
          NOW accounts, 1.75%                                         2,144,599       2,123,897
          Super NOW accounts, 2.50%                                     277,201         236,840
          Passbook accounts, 2.50%                                    7,236,453       7,715,994
          Money market deposit accounts, 4.03% and 4.06%,
            respectively                                              4,982,247       5,620,601
                                                                    -----------     -----------
               Total transaction accounts                            15,136,264      16,047,422
                                                                    -----------     -----------
          Certificates:
            3.00 - 3.99%                                                 14,460          41,688
            4.00 - 4.99%                                              3,193,134       3,728,522
            5.00 - 5.99%                                             33,954,657      27,324,292
            6.00 - 6.99%                                              3,245,974       5,966,912
            7.00 - 7.99%                                                     --          85,247
                                                                    -----------     -----------
               Total certificates, 5.56% and 5.53%, respectively     40,408,225      37,146,661
                                                                    -----------     -----------
               Total deposits                                       $55,544,489      53,194,083
                                                                    ===========     ===========

          Weighted-average rate - deposits                                 4.81%           4.73%
                                                                    ===========     ===========

          Certificate maturities are summarized as follows:

            October 1, 1997 to September 30, 1998                   $29,172,473
            October 1, 1998 to September 30, 1999                     8,535,623
            October 1, 1999 to September 30, 2000                     1,717,375
            October 1, 2000 to September 30, 2001                       679,581
            October 1, 2001 to September 30, 2002                       268,630
            October 1, 2002 and thereafter                               34,543
                                                                    -----------
                                                                    $40,408,225
                                                                    ===========

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       Following is a summary of interest on deposits:

                                              1997         1996         1995
                                           ----------    ---------    ---------
          NOW and super NOW accounts       $   61,612       45,765      107,430
          Passbook accounts                   189,366      197,765      226,827
          Money market deposit accounts       223,234      234,252      214,212
          Certificates                      2,129,210    2,050,952    1,874,821
                                           ----------    ---------    ---------
                                           $2,603,422    2,528,734    2,423,290
                                           ==========    =========    =========

(9)    ADVANCES FROM FHLB OF DES MOINES

       Advances from Federal Home Loan Bank of Des Moines are summarized as follows:

               TYPE                 INTEREST RATE        1997            1996
             --------               -------------     ----------      ----------
            Adjustable              varies            $       --       4,000,000
            Fixed                   5.65 - 5.98%       9,429,560       9,008,856
                                                      ----------      ----------
                                                      $9,429,560      13,008,856
                                                      ==========      ==========

       The adjustable rate advance was based upon the one month LIBOR minus three basis points, 5.443% at September 30, 1996.

       Principal maturities at September 30, 1997 are summarized as follows:

          October 1, 1997 to September 30, 1998                       $5,079,296
          October 1, 1998 to September 30, 1999                        2,079,296
          October 1, 1999 to September 30, 2000                           79,296
          October 1, 2000 to September 30, 2001                        1,079,296
          October 1, 2001 to September 30, 2002                           79,296
          October 1, 2002 and thereafter                               1,033,080
                                                                      ----------
                                                                      $9,429,560
                                                                      ==========

       Advances from Federal Home Loan Bank of Des Moines are secured by FHLB stock and single-family mortgage loans of $14,144,340.

(10)   INCOME TAXES

       On August 20, 1996 the Small Business Job Protection Act of 1996 was signed into law. Under the Act, the Bank's bad debt reserves in excess of the 1987 tax year level are subject to recapture and payable in equal amounts over six years in tax years beginning October 1, 1996. The recapture of the applicable excess tax bad debt reserves may be deferred for two years if certain residential loan origination levels are met. The Act eliminated the percentage of taxable income method for the Bank effective October 1, 1996. The Bank will continue to be eligible to compute additions to the tax bad debt reserve using the experience method. The percentage of taxable income method was used for income tax purposes for the years ended September 30, 1996 and 1995.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       The components of the net deferred tax liability are summarized as follows:

                                                                         1997         1996
                                                                      ---------     --------
          Deferred tax liabilities:
            FHLB stock dividend                                       $ 129,723      114,036
            Present value of excess servicing                             4,501        4,354
            Tax depreciation in excess of book depreciation              58,475       37,585
            Tax bad debt reserves arising after September 30, 1988       28,352       37,379
                                                                      ---------     --------
               Total deferred tax liabilities                           221,051      193,354
                                                                      ---------     --------
          Deferred tax assets:
            SAIF special assessment                                          --     (124,409)
            Deferred loan fees, net                                     (35,981)     (29,417)
            Allowance for losses                                        (49,070)     (38,528)
                                                                      ---------     --------
            Gross deferred tax assets                                   (85,051)    (192,354)
            Valuation allowance                                              --           --
                                                                      ---------     --------
              Total deferred tax assets                                 (85,051)    (192,354)
                                                                      ---------     --------
          Net deferred tax liability                                  $ 136,000        1,000
                                                                      =========     ========

       The provisions of SFAS No. 109 require the Bank to establish a deferred tax liability for the tax effect of the tax bad debt reserves over the amounts at September 30, 1988. The Bank's tax bad debt reserves were approximately $1,693,000 at September 30, 1988. The estimated deferred tax liability on such amount is approximately $576,000, which has not been recorded in the accompanying consolidated financial statements.

       Income taxes are summarized as follows:

                                        1997            1996           1995
                                     ---------        --------        ------
          Current:
            Federal                  $  34,000          31,458        40,115
            State                       (1,000)          1,000         1,500
                                     ---------        --------        ------
                                        33,000          32,458        41,615
                                     ---------        --------        ------
          Deferred:
            Federal                    120,000        (101,000)        5,000
            State                       15,000         (15,000)           --
                                     ---------        --------        ------
                                       135,000        (116,000)        5,000
                                     ---------        --------        ------
                                     $ 168,000         (83,542)       46,615
                                     =========        ========        ======

       The provision for income taxes differs from the statutory corporate tax rate as follows:

                                                      PERCENTAGE OF EARNINGS (LOSS)
                                                          BEFORE INCOME TAXES
                                                      -----------------------------
                                                       1997      1996      1995
                                                       -----    -------    -----
          Tax at statutory rate                        34.0%    (34.0)%    34.0%
          Increase (decrease) in taxes:
            State taxes, net of Federal tax benefit     2.1      (3.0)       .5
            Other, net                                  2.4      (4.8)     (4.0)
                                                       ----     -----      ----
               Effective tax rate                      38.5%    (41.8)%    30.5%
                                                       ====     =====      ====

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(11)   STOCKHOLDERS' EQUITY AND REGULATORY CAPITAL

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators which, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines, the Bank must meet specific guidelines which involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to quantitative judgments by the regulators about components, risk-weightings and other factors.

       At September 30, 1997, the Bank meets all capital adequacy requirements.
          The Bank is also subject to the regulatory framework for prompt corrective action. The most recent notification from the regulatory agencies categorized the Bank as well capitalized. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the dates of the aforementioned notifications which management believes have changed the Bank's category.

       The Bank's actual and required capital amounts and ratios at September
          30, 1997 are as follows:

                                                       Minimum Required   Minimum Required
                                                          for Capital       to be "Well
                                        Actual             Adequacy         Capitalized"
                                    ---------------    ----------------   ---------------
                                    Amount    Ratio    Amount     Ratio   Amount    Ratio
                                    ------    -----    ------     -----   ------    -----
                                                    (Dollars in Thousands)
      Consolidated stockholders'
         equity and tangible
         capital                    $4,364     6.2%    $1,057     1.5%

      General valuation
         allowance - loans          $   89
                                    ------

      Total capital to risk-
         weighted assets            $4,453    14.7%    $2,418     8.0%    $3,023    10.0%
                                    ======

      Tier 1 capital to risk-
         weighted assets            $4,364    14.4%    $1,209     4.0%    $1,814     6.0%

      Tier 1 capital to
         total assets               $4,364     6.2%    $2,819     4.0%    $3,524     5.0%

      An OTS regulation restricts the Bank's ability to make capital distributions, including paying dividends. The regulation provides that an institution meeting the capital requirements, both before and after its proposed capital distribution, may generally distribute the greater of (1) 75% of its net earnings for the prior four quarters or (2) 100% of its net earnings to date during the calendar year, plus 50% of the amount in excess of the capital requirements as of the beginning of the calendar year. The regulation provides more significant restrictions on payment of dividends in the event that the capital requirements are not met.

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(12)   RETIREMENT PLAN

       The Bank participates in a multiemployer, defined benefit retirement plan which covers substantially all employees. Assets of the previous plan were transferred to the new plan, or distributed to the former participants. The multiemployer plan's assets exceed the actuarially computed value of vested benefits at June 30, 1997, the most recent valuation date. Plan benefits are fully vested after six years of service and are based on an employee's years of service. The Bank's funding policy is to make contributions to the plan equal to the amount accrued as pension expense. Total pension expense for the years ended September 30, 1997, 1996 and 1995 was $51,864, $42,887 and
          $77,828 respectively.

(13)   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

       The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally include commitments to originate mortgage loans and unused lines of credit on home equity loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's maximum exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amount and related accrued interest receivable of those instruments. The Bank minimizes this risk by evaluating each borrower's creditworthiness on a case-by-case basis. Collateral held by the Bank consists of a first or second mortgage on the borrower's property. The amount of collateral obtained is based upon an appraisal of the property.

       Commitments to originate mortgage loans and unused lines of credit on home equity loans are legally binding agreements to lend to the Bank's customers. Commitments at September 30, 1997 to originate fixed-rate and adjustable rate mortgage loans for sale and fixed-rate and adjustable-rate mortgage loans for portfolio were $3,049,718, $523,356, $316,900 and $2,833,550, respectively. Commitments to originate loans generally expire in 60 days or less. Commitments at September 30, 1997 on behalf of borrowers for unused lines of credit on home equity loans were approximately $2,426,000 expiring in ten years or less.

(14)   FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts and estimated fair values of the Bank's financial instruments, are summarized as follows:

                                                      1997                           1996
                                           --------------------------     -------------------------
                                             CARRYING         FAIR         CARRYING         FAIR
                                              AMOUNT          VALUE         AMOUNT          VALUE
                                           -----------     ----------     ----------     ----------
          Non-trading instruments
            and nonderivatives:
            Cash and cash equivalents      $ 2,908,532      2,908,532      4,278,560      4,278,560
            Certificates of deposit             10,000         10,000         10,000         10,000
            Securities held to maturity      9,474,391      9,536,740      7,447,379      7,460,782
            Stock in FHLB of Des Moines        823,700        823,700        823,700        823,700
            Mortgage-backed securities
               held to maturity              7,457,568      7,527,167      8,489,374      8,478,256
            Loans receivable, net           46,647,965     46,474,703     45,964,948     45,664,928
            Loans held for sale                986,772        986,772      3,250,540      3,250,540
            Deposits                        55,544,489     54,877,753     53,194,083     52,792,899
            Advances from FHLB             $ 9,429,560      9,240,026     13,008,856     12,701,654

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       The following methods and assumptions were used in estimating the fair values of financial instruments:

       Cash and cash equivalents and certificates of deposit are valued at their carrying amounts due to the relatively short period to maturity of the instruments.

       Fair values of securities and mortgage-backed securities are based on quoted market prices or, if unavailable, quoted market prices of similar securities.

       Stock in FHLB of Des Moines is valued at cost, which represents redemption value and approximates fair value.

       Fair values are computed for each loan category using discounted cash flows at the estimated current market price for similar existing loans in the portfolio and management's estimates of prepayments.

       Deposits with no defined maturities, such as NOW accounts, passbook accounts and money market deposit accounts, are valued at the amount payable on the reporting date.

       The fair values of certificates of deposit and advances from FHLB of Des
          Moines are computed based upon cash flows discounted at the estimated current market price which reflects similar terms and maturities.

                                                                      APPENDIX A



================================================================================

                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                              PUBLIC SERVICE BANK,
                             a Federal Savings Bank,



                                       and



                     SOUTH SIDE NATIONAL BANK IN ST. LOUIS,
                         a national banking association,


                                       and



                           SOUTHSIDE BANCSHARES CORP.
                             a Missouri corporation,




                            Dated February 25, 1998.








================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE ONE                TERMS OF MERGER AND CLOSING........................................................  A-5
         Section 1.01.     Merger.............................................................................  A-5
         Section 1.02.     Merging Bank.......................................................................  A-5
         Section 1.03.     Surviving Bank.....................................................................  A-5
         Section 1.04.     Effect of Merger...................................................................  A-5
         Section 1.05.     Merger Consideration; Conversion of Shares.........................................  A-5
         Section 1.06.     Elections and Proration............................................................  A-7
         Section 1.07.     The Closing........................................................................  A-8
         Section 1.08.     Closing Date.......................................................................  A-9
         Section 1.09.     Exchange Procedures; Surrender of Certificates.....................................  A-9
         Section 1.10.     Closing Deliveries................................................................. A-10

ARTICLE TWO                REPRESENTATIONS AND WARRANTIES OF PSB.............................................. A-11
         Section 2.01.     Organization and Capital Stock..................................................... A-11
         Section 2.02.     Authorization; No Defaults......................................................... A-12
         Section 2.03.     Subsidiaries....................................................................... A-13
         Section 2.04.     Financial Information.............................................................. A-13
         Section 2.05.     Absence of Changes................................................................. A-13
         Section 2.06.     Regulatory Enforcement Matters..................................................... A-13
         Section 2.07.     Tax Matters........................................................................ A-14
         Section 2.08.     Litigation and Related Matters..................................................... A-14
         Section 2.09.     Employment Agreements.............................................................. A-15
         Section 2.10.     Reports............................................................................ A-15
         Section 2.11.     Loan Portfolio..................................................................... A-15
         Section 2.12.     Interest Rate Risk Management Instruments.......................................... A-15
         Section 2.13.     Employee Matters and ERISA......................................................... A-16
         Section 2.14.     Title to Properties; Insurance..................................................... A-17
         Section 2.15.     Environmental Matters.............................................................. A-17
         Section 2.16.     Compliance with Law................................................................ A-18
         Section 2.17.     Brokerage.......................................................................... A-18
         Section 2.18.     Interim Events..................................................................... A-18
         Section 2.19.     Properties, Contracts and Other Agreements......................................... A-18
         Section 2.20.     No Undisclosed Liabilities......................................................... A-19
         Section 2.21.     Statements True and Correct........................................................ A-19


ARTICLE THREE              REPRESENTATIONS AND WARRANTIES OF SOUTHSIDE AND
                           NATIONAL BANK...................................................................... A-20

         Section 3.01.     Organization and Capital Stock..................................................... A-20
         Section 3.02.     Authorization...................................................................... A-20
         Section 3.03.     Subsidiaries....................................................................... A-21
         Section 3.04.     Financial Information.............................................................. A-21
         Section 3.05.     Absence of Changes................................................................. A-21
         Section 3.06.     Litigation......................................................................... A-21




         Section 3.07.     Regulatory Enforcement Matters..................................................... A-21
         Section 3.08.     Loan Portfolio..................................................................... A-22
         Section 3.09.     No Undisclosed Liabilities......................................................... A-22
         Section 3.10.     Reports.............................................................................A-22
         Section 3.11.     Compliance With Law................................................................ A-22
         Section 3.12.     Statements True and Correct........................................................ A-23


ARTICLE FOUR               AGREEMENTS OF PSB.................................................................. A-23
         Section 4.01.     Business in Ordinary Course........................................................ A-23
         Section 4.02.     Breaches........................................................................... A-25
         Section 4.03.     Submission to Shareholders......................................................... A-26
         Section 4.04.     Consents to Contracts and Leases................................................... A-26
         Section 4.05.     Consummation of Agreement.......................................................... A-26
         Section 4.06.     Merger Expenses and Related Matters................................................ A-26
         Section 4.07.     Environmental Reports.............................................................. A-27
         Section 4.08.     Restriction on Resales............................................................. A-27
         Section 4.09.     Access and Information............................................................. A-27
         Section 4.10.     PSB Quarterly Financials........................................................... A-28


ARTICLE FIVE               AGREEMENTS OF SOUTHSIDE AND NATIONAL BANK.......................................... A-28
         Section 5.01.     Regulatory Approvals and Registration Statement.................................... A-28
         Section 5.02.     Breaches........................................................................... A-29
         Section 5.03.     Consummation of Agreement.......................................................... A-29
         Section 5.04.     Employee Benefits.................................................................. A-29
         Section 5.05.     Directors and Officers' Indemnification and Insurance.............................. A-29
         Section 5.06.     Access to Information.............................................................. A-30
         Section 5.07.     Employment Agreement............................................................... A-30

ARTICLE SIX                CONDITIONS PRECEDENT TO THE MERGER................................................. A-30
         Section 6.01.     Conditions to Southside's and National Bank's Obligations.......................... A-30
         Section 6.02.     Conditions to PSB's Obligations.................................................... A-31

ARTICLE SEVEN              TERMINATION OR ABANDONMENT......................................................... A-32
         Section 7.01.     Mutual Agreement................................................................... A-32
         Section 7.02.     Breach of Agreements............................................................... A-32
         Section 7.03.     Failure of Conditions.............................................................. A-32
         Section 7.04.     Regulatory Approval Denial......................................................... A-33
         Section 7.05.     Shareholder Approval Denial........................................................ A-33
         Section 7.06.     Regulatory Enforcement Matters..................................................... A-33
         Section 7.07.     Automatic Termination.............................................................. A-33
         Section 7.08.     Southside Termination Fee.......................................................... A-33
         Section 7.09.     PSB Termination Fee................................................................ A-33

ARTICLE EIGHT              GENERAL............................................................................ A-34
         Section 8.01.     Confidential Information........................................................... A-34
         Section 8.02.     Publicity.......................................................................... A-34
         Section 8.03.     Return of Documents................................................................ A-35
         Section 8.04.     Notices............................................................................ A-35
         Section 8.05.     Liabilities and Expenses........................................................... A-36


         Section 8.06.     Nonsurvival of Representations, Warranties and Agreements.......................... A-36
         Section 8.07.     Entire Agreement................................................................... A-36
         Section 8.08.     Headings and Captions.............................................................. A-36
         Section 8.09.     Waiver, Amendment or Modification.................................................. A-36
         Section 8.10.     Rules of Construction.............................................................. A-36
         Section 8.11.     Counterparts....................................................................... A-36
         Section 8.12.     Successors and Assigns............................................................. A-37
         Section 8.13.     Severability....................................................................... A-37
         Section 8.14.     Governing Law; Assignment.......................................................... A-37
         Section 8.15.     Enforcement of Agreement........................................................... A-37


EXHIBIT 1.10(a)            PSB's Legal Opinion Matters.................................................A-Ex-1.10(a)
EXHIBIT 1.10(b)            Southside's Legal Opinion Matters...........................................A-Ex-1.10(b)
EXHIBIT 4.08               Form of Affiliate's Letter.....................................................A-Ex-4.08

                          AGREEMENT AND PLAN OF MERGER


         This is an AGREEMENT AND PLAN OF MERGER (this "Agreement") made February ___, 1998, by and among PUBLIC SERVICE BANK, a Federal Savings Bank ("PSB"), SOUTH SIDE NATIONAL BANK IN ST. LOUIS, a national banking association ("National Bank"), and SOUTHSIDE BANCSHARES CORP., a Missouri corporation and parent corporation of National Bank ("Southside").

         In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereby agree as follows:


                                   ARTICLE ONE

                           TERMS OF MERGER AND CLOSING

         SECTION 1.01. MERGER. Pursuant to the terms and provisions of this Agreement and the Home Owners' Loan Act, the regulations of the Office of Thrift Supervision (the "O.T.S.") promulgated thereunder, the National Bank Act, the Federal Deposit Insurance Act, the Federal Reserve Act and the Bank Merger Act, as applicable, and the regulations of the Office of the Comptroller of the Currency (the "O.C.C.") and the Federal Deposit Insurance Corporation (the "F.D.I.C.") promulgated thereunder (the "Corporate Law"), PSB shall merge with and into National Bank under the charter of the latter (the "Merger").

         SECTION 1.02. MERGING BANK. PSB shall be the merging institution under the Merger and its corporate identity and existence, separate and apart from National Bank, shall cease on consummation of the Merger.

         SECTION 1.03. SURVIVING BANK. National Bank shall be the surviving bank in the Merger (sometimes referred to as the "Surviving Bank" when reference is made as of the Effective Time (as defined in Section 1.08 hereof) or thereafter). No changes in the Charter or Bylaws of National Bank shall be effected by the Merger, and the name of the Surviving Bank shall continue to be "South Side National Bank in St. Louis."

         SECTION 1.04. EFFECT OF MERGER. The Merger shall have all of the effects provided for herein and in the Corporate Law. The business of the Surviving Bank shall be that of a national banking association. This business shall be conducted by the Surviving Bank at its main office which shall continue to be located at 3606 Gravois Avenue, St. Louis, Missouri, and its legally established branches, which shall include all of the existing locations of PSB. The present Board of Directors of National Bank shall continue to serve as the Board of Directors of the Surviving Bank until the next annual meeting or until such time as their successors have been elected and have qualified. All assets as they exist at the Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer.

         SECTION 1.05.  MERGER CONSIDERATION; CONVERSION OF SHARES.

         (a) At the Effective Time, each share of common stock, $1.00 par value per share, of PSB ("PSB Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, as defined herein) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Southside either (1) cash, without interest ("Per Share Cash Amount"), in an amount (rounded to the nearest cent) equal to the Exchange Ratio (as defined below) multiplied by the Southside Average Price (as defined below), or (2) that number of shares of common stock, par value $1.00 per share, of Southside ("Southside Common Stock") equal to the Exchange Ratio, or (3) a combination of shares of Southside Common Stock and cash, all as determined in accordance with Section 1.06.

         The "Exchange Ratio" shall equal the quotient (rounded to the nearest one-thousandth) of (x) two times the "Capital" of PSB divided by the number of outstanding shares of PSB Common Stock at the Effective Time, divided by (y) the Southside Average Price. The "Capital" of PSB shall equal total stockholders' equity of PSB as reflected in the consolidated balance sheet of PSB as of the last day of the quarter immediately preceding the month in which the Effective Time shall occur minus any and all attorneys fees, accounting fees, and financial services/brokerage fees incurred by PSB in connection with the Merger that have been or will be paid or accrued by PSB before and after the date hereof and not expensed on the financial statements of PSB. The "Southside Average Price" shall be the average of the average (rounded to the nearest one-thousandth) of the closing bid and ask prices per share of Southside Common Stock reported by the National Association of Securities Dealers, Inc./Small Cap Market System ("NASDAQ/SCM") during the period of ten trading days which ends on the fifth trading day prior to the Closing Date (as defined below).

         Notwithstanding any other provision of this Agreement, any shares of PSB Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Southside, PSB or by any direct or indirect subsidiary of any of them, other than in a fiduciary capacity, or are held in the treasury of PSB shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

         (b) Any shares of PSB Common Stock held by a holder who dissents from the Merger in accordance with the regulations of the O.T.S. and becomes entitled to obtain payment for the fair value of such shares of PSB Common Stock pursuant to such regulations shall be herein called "Dissenting Shares". Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the O.T.S.
regulations.

         (c) Notwithstanding any other provision hereof, no fractional shares of Southside Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Southside shall pay to each holder of PSB Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the Southside Average Price.

         (d) Each share of common stock, par value $1.00 per share, of National Bank ("National Bank Common") outstanding immediately prior to the Effective Time shall remain outstanding unaffected by the Merger.

         (e) Each share of Southside Common Stock outstanding immediately prior to the Effective Time shall remain outstanding unaffected by the Merger.

         SECTION 1.06.  ELECTIONS AND PRORATION.

         (a) The number of shares of PSB Common Stock to be converted into the right to receive cash in the Merger shall equal 40% of the number of shares of PSB Common Stock outstanding immediately prior to the Effective Time ("Cash Election Number"), and the number of shares of PSB Common Stock to be converted into the right to receive Southside Common Stock in the Merger shall equal 60% of the number of shares of PSB Common Stock outstanding immediately prior to the Effective Time ("Stock Election Number").

         (b) Subject to the allocation and election procedure set forth in this
Section 1.06, each record holder of PSB Common Stock will be entitled (1) to elect to receive cash for all of such shares ("Cash Election"), (2) to elect to receive Southside Common Stock for all of such shares ("Stock Election"), (3) to elect to receive Southside Common Stock for a stated percentage of such shares ("Partial Stock Election") and to receive cash for the balance of such shares ("Partial Cash Election") or (4) to indicate that such record holder has no preference as to the receipt of cash or Southside Common Stock for such shares ("Non-Election"). All such elections shall be made on a form designated for that purpose ("Form of Election"). Holders of record of shares of PSB Common Stock who hold such shares as nominees, trustees or in any other representative capacities ("Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers the shares of PSB Common Stock held by each Representative for a particular beneficial owner.

         (c) If the sum of the number of shares covered by Cash Elections and Partial Cash Elections ("Cash Election Shares") exceeds the Cash Election Number, all shares of PSB Common Stock covered by Stock Elections and Partial Stock Elections ("Stock Election Shares") and all shares of PSB Common Stock covered by Non-Elections ("Non-Election Shares") shall be converted into the right to receive Southside Common Stock and the Cash Election Shares shall be converted into the right to receive Southside Common Stock and cash in the following manner:

         Each Cash Election Share shall be converted into the right to receive
         (i) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction ("Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Southside Common Stock equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

         (d) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive Southside Common Stock and cash in the following manner:

         Each Stock Election Share shall be converted into the right to receive
         (i) a number of shares of Southside Common Stock equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and
         (y) a fraction ("Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.


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         (e) In the event that neither Section 1.06(c) nor Section 1.06(d) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Southside Common Stock, and the Non-Election Shares, if any, shall be converted into the right to receive cash and Southside Common Stock in the following manner:

         Each Non-Election Share shall be converted into the right to receive
         (i) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction ("Non-Election Fraction") the numerator of which shall be the excess of the (a) Cash Election Number over (b) the number of Cash Election Shares and the denominator of which shall be the excess of (A) the number of shares of PSB Common Stock outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and (ii) a number of shares of Southside Common Stock equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

         (f) Elections shall be made by holders of PSB Common Stock by mailing to the Exchange Agent (as defined below) the Form of Election delivered to the shareholders of PSB with the Prospectus/Proxy Statement for the Merger (the "Proxy Statement/Prospectus"). To be effective, a Form of Election must be properly completed, signed and submitted by the shareholder (or by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers) together with the certificate or certificates representing the shares of PSB Common Stock for which an election is made to the Exchange Agent not later than seven days following the date of the special meeting of the shareholders of PSB held to approve the Merger (the "Election Deadline"). Southside shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The decision of Southside, or the Exchange Agent, as to such matters shall be conclusive and binding. Neither Southside nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent also shall make all computations contemplated by this Section 1.06 and all such computations shall be conclusive and binding on the holders of PSB Common Stock.

         (g) For the purposes hereof, a holder of PSB Common Stock who does not submit a properly completed Form of Election that is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If Southside or the Exchange Agent shall determine that any purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election was not properly made, such purported election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election shall for purposes hereof be deemed to have made a Non-Election.

         (h) Southside and PSB shall mail the Form of Election with the Prospectus/Proxy Statement to all holders of PSB Common Stock on the record date for the PSB special shareholders' meeting and shall make the Form of Election available to all persons who become holders of PSB Common Stock subsequent to such day and no later than the close of business on the business day prior to the Election Deadline. All elections may be revoked until the Election Deadline.

         SECTION 1.07. THE CLOSING. The closing of the Merger (the "Closing") shall take place at the main offices of Southside at 10:00 A.M. Central Time on the date described in Section 1.08 hereof.


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         SECTION 1.08. CLOSING DATE. The Merger shall be effective (the
"Effective Time") upon compliance with any and all requirements and/or conditions contained in the approval order issued by the O.C.C. The Closing shall take place on the earliest practicable date after each of the conditions in Sections 6.01(d) and 6.02(d) hereof is satisfied or waived by the appropriate party or on such other date after such satisfaction or waiver as PSB and Southside may mutually agree (the "Closing Date").

         SECTION 1.09.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.

         (a) U.M.B. Bank, N.A., Securities Transfers Division, Kansas City, Missouri, shall act as Exchange Agent in the Merger (the "Exchange Agent").

         (b) On the Closing Date, the Exchange Agent shall mail to each holder of PSB Common Stock who submitted a properly completed Form of Election together with all certificates representing the shares of PSB Common Stock ("Certificates") covered by such Form of Election the cash and/or shares of Southside Common Stock to which such shareholder is entitled pursuant to the terms of this Agreement. As soon as practicable after the Closing Date, each holder of record of Certificates who has not previously submitted a properly completed Form of Election accompanied by all Certificates representing the shares of PSB Common Stock held of record by such person shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Southside shall deliver or cause to be delivered to such holder. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate, together with a letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor solely the consideration payable in respect of the shares represented thereby. No interest on the consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the cash and/or Southside Common Stock is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer taxes or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         (c) At any time following six months after the Closing Date, Southside shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to Southside (subject to abandoned property, escheat or other similar laws) with respect to the cash and/or Southside Common Stock issuable upon surrender of their Certificates.

         (d) No dividends that are otherwise payable on shares of Southside Common Stock shall be paid to persons entitled to receive such shares of Southside Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Southside Common Stock shall be issued any dividends which shall have become payable with respect to such shares of Southside Common Stock (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.

         (e) Notwithstanding anything to the contrary contained herein, no shares of Southside Common Stock shall be delivered to a person who is an "affiliate" (as such term is used in Section 4.08 hereof) of PSB unless such "affiliate" shall have theretofore executed and delivered to Southside the agreement referred to in Section 4.08 hereof.


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





         (f) Holders of unsurrendered Certificates shall not be entitled to vote the shares represented by such unsurrendered Certificates at any meeting of Southside shareholders.

         (g) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Southside in its sole discretion, the posting by such person of a bond in such amount as Southside may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the cash and/or Southside Common Stock deliverable in respect thereof pursuant hereto.

         (h) At or after the Effective Time there shall be no transfers on the stock transfer books of PSB of any shares of PSB Common Stock. If, after the Effective Time, Certificates are presented for transfer, they shall be canceled and exchanged for the cash and/or Southside Common Stock as provided in, and subject to the provisions of, this Section 1.09.

         SECTION 1.10.  CLOSING DELIVERIES.

         (a) At the Closing, PSB shall deliver to Southside and National Bank:

                  (i) a certified copy of the Charter or Articles of Incorporation, as the case may be, and Bylaws of PSB and each of its subsidiaries; and

                  (ii) a certificate signed by an appropriate officer of PSB stating that (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 6.01(b) and 6.01(d) hereof have been satisfied or waived as provided therein; and

                  (iii) a certified copy of the resolutions of PSB's Board of Directors and shareholders as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and

                  (iv) a certificate issued by the O.T.S., dated a recent date, stating that PSB is in good standing; and

                  (v) a certificate or certificates issued by the appropriate governing regulatory authority or authorities, as the case may be, each dated a recent date, stating that each of PSB's subsidiaries is in good standing; and

                  (vi) Articles of Merger executed by PSB, reflecting the terms and provisions hereof and in proper form for filing with the O.C.C. in order to cause the Merger to become effective pursuant to the Corporate Law; and

                  (vii) a legal opinion from counsel for PSB, in form reasonably acceptable to Southside counsel, opining with respect to the matters listed on Exhibit 1.10(a) hereto.

         (b) At the Closing, Southside and National Bank shall deliver to PSB:

                  (i) a certificate signed by an appropriate officer of Southside and National Bank stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 6.02(b) and 6.02(d) hereof have been satisfied; and

                  (ii) a certified copy of the resolutions of Southside's Board of Directors as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby; and

                  (iii) a certified copy of the resolutions of National Bank's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby; and

                  (iv) a certificate issued by the Missouri Secretary of State, dated a recent date, stating that Southside is in good standing; and

                  (v) a certificate issued by the O.C.C., dated a recent date, stating that National Bank is in good standing; and

                  (vi) a legal opinion from counsel for Southside, in form reasonable acceptable to PSB's counsel, opining with respect to the matters listed on Exhibit 1.10(b) hereto.


                                   ARTICLE TWO

                      REPRESENTATIONS AND WARRANTIES OF PSB

         PSB hereby makes the following representations and warranties:

         SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.

         (a) PSB is a federally chartered, stock savings bank duly organized, validly existing and in good standing under the laws of the United States with full corporate power and all necessary governmental authorizations to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. The Charter and Bylaws of PSB, as amended, copies of which were previously furnished to Southside, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

         (b) The authorized capital stock of PSB consists of (i) 15,000,000 shares of PSB Common Stock, of which, as of the date hereof, 102,182 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, none of which are issued or outstanding. All of the issued and outstanding shares of PSB Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights. None of the outstanding shares of PSB Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of PSB. Except as may be otherwise specifically disclosed in Section 2.01(b) of that certain confidential writing delivered by PSB to Southside and National Bank and executed by each of PSB, Southside and National Bank concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"), as of the date hereof, PSB has neither granted nor is there outstanding any warrants, stock options or the like representing the right to acquire any shares of PSB Common Stock. Each Certificate issued by PSB in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by PSB only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying PSB against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

         (c) Except as set forth in subsection 2.01(b) above, (i) there are no shares of capital stock or other equity securities of PSB outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of PSB or contracts, commitments, understandings or arrangements by which PSB is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock, and (ii) there are no outstanding stock appreciation, phantom stock or similar rights.

         (d) The minute books of PSB accurately reflect in all material respects all corporate actions held or taken of its shareholders and Board of Directors (including committees of the Board of Directors).

         SECTION 2.02. AUTHORIZATION; NO DEFAULTS. PSB's Board of Directors has approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by PSB of its obligations hereunder. PSB's Board of Directors has directed that the agreement of merger (within the meaning of the Corporate Law) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, be submitted to the shareholders of PSB for approval at the PSB Shareholders' Meeting (as defined in Section 4.03 hereof), and, except for the adoption and approval of this Agreement by the requisite vote of the holders of PSB Common Stock, no other corporate proceedings (pursuant to the Corporate Law, its Charter or Bylaws) on the part of PSB are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. Nothing in the Charter or Bylaws of PSB, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit PSB from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by PSB and constitutes a legal, valid and binding obligation of PSB, enforceable against PSB in accordance with its terms except to the extent that the enforceability thereof against PSB may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or laws relating to the safety and soundness of insured depository institutions and their affiliates, and except that the provisions hereof may be unenforceable as against public policy or by applicable law, including without limitation, the provisions of the Corporate Law. PSB and its subsidiaries are neither in default under nor in violation of any provision of their Charter or Articles of Incorporation, as the case may be, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, insurance policy, purchase or other commitment or any other agreement or arrangement (however evidenced), whether written or oral, which default or violation would, individually or in the aggregate with other defaults or violations, have a material adverse effect upon the financial condition, business or results of operations of PSB and its subsidiaries taken as a whole, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default or violation.

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






         SECTION 2.03. SUBSIDIARIES. Each of PSB's subsidiaries (the "subsidiaries") the name and jurisdiction of incorporation or organization of which is disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such subsidiary is disclosed in Section 2.03 of the Disclosure Schedule, all of which shares (except as may be otherwise specified in Section 2.03 of the Disclosure Schedule) are owned by PSB or PSB's subsidiaries, as the case may be, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. There are no options, warrants or rights outstanding to acquire any capital stock of any of PSB's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of PSB's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be otherwise specifically disclosed in Section 2.03 of the Disclosure Schedule, neither PSB nor any of PSB's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise. The Charter or Articles of Incorporation, as the case may be, and Bylaws of each subsidiary of PSB, as amended, copies of which were previously furnished to Southside, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

         SECTION 2.04. FINANCIAL INFORMATION. The audited consolidated balance sheets of PSB and its subsidiaries as of September 30, 1997 and 1996 and related audited consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three (3) years ended September 30, 1997, together with the notes thereto, copies of each of which are included in Section 2.04 of the Disclosure Schedule, and the year-end and quarterly Thrift Financial Reports of PSB for 1996, 1997 and for the latest interim period during 1997, respectively, as currently on file with the O.T.S., copies of each of which are included in Section 2.04 of the Disclosure Schedule and each quarterly thrift financial report (including unaudited financial statements) of PSB after the date hereof prior to the Effective Time (together, the "PSB Financial Statements"), have been and will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by PSB's reports) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the entity and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material). The books and records of PSB and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         SECTION 2.05. ABSENCE OF CHANGES. Since September 30, 1997, there has not been any change in the financial condition, the results of operations or the business of PSB and its subsidiaries taken as a whole which would have a material adverse effect on PSB and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the PSB Financial Statements not misleading.

         SECTION 2.06. REGULATORY ENFORCEMENT MATTERS. Except as may be otherwise specifically disclosed in Section 2.06 of the Disclosure Schedule, neither PSB nor any of its subsidiaries is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a

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recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below in this Section 2.06) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has PSB or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of thrifts or savings banks or thrift or savings bank holding companies, or engaged in the insurance of thrift or savings bank deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to PSB or any of its subsidiaries.

         SECTION 2.07.  TAX MATTERS.

         (a) Each of PSB and its subsidiaries has filed with the appropriate governmental agencies all foreign, federal, state and local Taxes (as defined below in this Section 2.07) tax returns, declarations, estimates, information returns, statements and reports (collectively, "Tax Returns") required to be filed by it. Neither PSB nor its subsidiaries are (i) delinquent in the payment of any Taxes shown on such Tax Returns or on any assessments received by it for such Taxes, (ii) subject to any agreement extending the period for assessment or collection of any Tax, or (iii) a party to any action or proceeding with, nor has any claim been asserted or threatened against any of them by, any governmental authority for assessment or collection of Taxes or for the refund of Taxes previously paid. The income Tax Returns of PSB and its subsidiaries have been filed with the Internal Revenue Service (the "I.R.S.") and any liability with respect thereto has been satisfied for all years to and including 1996. As used herein, the term "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or undisputed.

         (b) Except as may be otherwise specifically disclosed in Section 2.07(b) of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of PSB or any of its subsidiaries who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or PSB Employee Plan (as defined in Section 2.13(c) hereof) currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code")).

         (c) Except as may be otherwise specifically disclosed in Section 2.07(c) of the Disclosure Schedule, PSB has not been subject to any disallowance of a deduction under Section 162(m) of the Code nor does PSB reasonably believe that such a disallowance is reasonably likely to be applicable for any tax year of PSB ended on or before the Closing Date.

         SECTION 2.08. LITIGATION AND RELATED MATTERS. Except as may be otherwise specifically disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding or investigation of any nature pending or, to the knowledge of PSB, threatened, against PSB or any of its subsidiaries, or of which the property of PSB or any of its subsidiaries is or would be subject. There is

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





no injunction, order, judgment, decree or regulatory restriction imposed upon PSB, or any of its subsidiaries or the assets of PSB of any of its subsidiaries.

         SECTION 2.09. EMPLOYMENT AGREEMENTS. Except as may be otherwise specifically disclosed in Section 2.09 of the Disclosure Schedule, neither PSB nor any of its subsidiaries is a party to or bound by any agreement, arrangement, commitment or contract (whether written or oral) for the employment, election, retention or engagement, or with respect to the severance, of any present or former officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by PSB or such subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each such agreement and any and all amendments or supplements thereto which is in writing, and a summary of each such agreement which is not in writing, is included in
Section 2.09 of the Disclosure Schedule.

         SECTION 2.10. REPORTS. Except as may be otherwise specifically disclosed in Section 2.10 of the Disclosure Schedule, PSB and each of its subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with (i) the O.T.S., (ii) any applicable federal or state securities or banking or thrift authorities, and (iii) any other Regulatory Agency with jurisdiction over PSB or any of its subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 2.11. LOAN PORTFOLIO. Except as may not have a material adverse effect on PSB or as may be otherwise specifically disclosed in Section 2.11 of the Disclosure Schedule, (i) all loans and discounts shown on the PSB Financial Statements or which were entered into after the date of the most recent balance sheet included in the PSB Financial Statements were and shall be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of PSB and its subsidiaries, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity, (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and shall be, in all material respects, enforceable, valid, true and genuine and what they purport to be, and (iii) PSB and its subsidiaries have complied and shall prior to the Closing Date comply in all material respects with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply shall not materially interfere with the collection of any such loan. The reserve for possible loan losses shown on the most recent consolidated balance sheet included in the PSB Financial Statements is adequate, and the reserve for possible loan losses shown on the consolidated balance sheet as of the end of the PSB fiscal quarter immediately preceding the Effective Time shall be adequate, in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged-off, on loans outstanding (including, without limitation, accrued interest receivable) as of the date of each such consolidated balance sheet.

         SECTION 2.12. INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except with respect to adjustable rate mortgage loans made by PSB or as may be otherwise specifically disclosed in Section 2.12 of the Disclosure Schedule, there are no interest rate swaps, caps, floors, option agreements or other interest

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rate risk management arrangements or agreements, whether entered into for the account of PSB or its subsidiaries or for the account of a customer of PSB or one of its subsidiaries.

         SECTION 2.13.  EMPLOYEE MATTERS AND ERISA.

         (a) Except as may be otherwise specifically disclosed in Section 2.13(a) of the Disclosure Schedule, neither PSB nor any of its subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of PSB or any of its subsidiaries and to the knowledge of PSB there is no present effort nor existing proposal to attempt to unionize any group of employees of PSB or any of its subsidiaries.

         (b) Except as may be otherwise specifically disclosed in Section 2.13(b) of the Disclosure Schedule, (i) PSB and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither PSB nor any of its subsidiaries is engaged in any unfair labor practice, (ii) there is no material unfair labor practice complaint against PSB or any subsidiary pending or, to the knowledge of PSB, threatened before the National Labor Relations Board, (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of PSB, threatened against or directly affecting PSB or any subsidiary, and (iv) neither PSB nor any subsidiary has experienced any material work stoppage or other material labor difficulty during the past five (5) years.

         (c) Except as may be otherwise specifically disclosed in Section 2.13(c) of the Disclosure Schedule, neither PSB nor any subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of PSB or any subsidiary (the "PSB Employee Plans"). No present or former employee of PSB or any subsidiary has been charged with breaching or to the knowledge of PSB has breached a fiduciary duty under any of the PSB Employee Plans. Neither PSB nor any of its subsidiaries participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be otherwise specifically and separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither PSB nor any subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of PSB or any subsidiary.

         (d) Except as disclosed in Section 2.13(d) of the Disclosure Schedule, neither PSB nor any of its subsidiaries maintain, nor have any of them maintained for the past ten years, any PSB Employee Plans subject to Title IV of ERISA or Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any PSB Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, and PSB has not received notice of any threatened or imminent claim with respect to any PSB Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which PSB or any of its subsidiaries would be liable after December 31, 1996, except as reflected on the PSB Financial Statements. PSB and its subsidiaries do not have any liabilities for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under
Section 502 of ERISA with respect to any PSB Employee Plan. To the knowledge of PSB, all PSB Employee Plans

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have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

         (e) Except as may be otherwise specifically disclosed in Section 2.13(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events) would (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or employee of PSB or any of its subsidiaries from PSB or any of its subsidiaries under any PSB Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any PSB Employee Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent. All employee benefit plans are fully funded through June 30, 1998.

         SECTION 2.14. TITLE TO PROPERTIES; INSURANCE. Except as may be otherwise specifically disclosed in Section 2.14 of the Disclosure Schedule, PSB and its subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the PSB Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of Real Estate Owned (R.E.O.; as such real estate is internally classified on the books of PSB or its subsidiaries) rights of redemption under applicable law) to all of their real properties. All leasehold interests for real property and to the knowledge of PSB any material personal property used by PSB and its subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. To the knowledge of PSB, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or threatened with respect to such properties. PSB and its subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property necessary to conduct the business and operations of PSB and its subsidiaries as presently conducted, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by PSB and its subsidiaries are insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with savings associations of similar size, and there are presently no claims pending under such policies of insurance and no notices have been given by PSB or any of its subsidiaries under such policies. All tangible properties used in the businesses of PSB and its subsidiaries are in good condition, reasonable wear and tear excepted, and are useable in the ordinary course of business consistent with past practices.

         SECTION 2.15.  ENVIRONMENTAL MATTERS.

         (a) As used herein, the term "Environmental Laws" shall mean all local, state and federal environmental, health and safety laws and regulations and common law standards in all jurisdictions in which PSB and its subsidiaries do business or own, lease or operate property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.


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         (b) Except as may be otherwise specifically disclosed in Section
2.15(b) of the Disclosure Schedule, to the knowledge of PSB neither the conduct nor operation of PSB or its subsidiaries nor any condition of any property presently owned, leased or operated by any of them violates Environmental Laws in a manner that would have a material adverse effect upon the financial condition, business or results of operations of PSB and its subsidiaries taken as a whole and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws or obligate PSB or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would have a material adverse effect upon the financial condition, business or results of operations of PSB and its subsidiaries taken as a whole. Except as may be otherwise specifically disclosed in Section 2.15(b) of the Disclosure Schedule, neither PSB nor any of its subsidiaries has received any notice from any person or entity that PSB or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         SECTION 2.16. COMPLIANCE WITH LAW. PSB and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations except where noncompliance would not have material adverse effect upon the financial condition, business or results of operation of PSB and its subsidiaries taken as a whole.

         SECTION 2.17. BROKERAGE. Except as may be disclosed in Section 2.17 of the Disclosure Statement, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation relating to the Merger payable by PSB or its subsidiaries.

         SECTION 2.18. INTERIM EVENTS. Except as may be disclosed in Section
2.18 of the Disclosure Schedule, since September 30, 1997, neither PSB nor its subsidiaries has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof will require the prior written consent of Southside pursuant to Section 4.01(b) hereof.

         SECTION 2.19. PROPERTIES, CONTRACTS AND OTHER AGREEMENTS. Section 2.19 of the Disclosure Schedule lists or describes the following:

         (a) Each parcel of real property owned by PSB or its subsidiaries and the principal buildings and structures located thereon; and

         (b) Each lease of real property to which PSB or its subsidiaries is a party, identifying the parties thereto, the annual rental payable, the term and expiration date thereof and a brief description of the property covered; and

         (c) Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by PSB or its subsidiaries; and

         (d) Each guaranty by PSB or any of its subsidiaries of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by PSB in the ordinary course of its business) or any warranty or indemnification agreement; and

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         (e) Each agreement between PSB or any of its subsidiaries and any present or former officer, director or shareholder of PSB or any of its subsidiaries (except for deposit or loan agreements entered into in the ordinary course of PSB's business); and

         (f) Each lease or license with respect to personal property involving PSB or any of its subsidiaries, whether as lessee or lessor or licensee or licensor; and

         (g) The name and annual salary as of December 31, 1997, of each director or employee of PSB and its subsidiaries and any employment agreement or arrangement with respect to each such person; and

         (h) Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of PSB or its subsidiaries not referred to elsewhere in this Section 2.19 and having a value of $20,000 or more which (i) involves payment by PSB or its subsidiaries (other than as disbursement of loan proceeds to customers), (ii) involves payments based on profits of PSB or its subsidiaries, (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes, or (iv) were not made in the ordinary course of business; and

         (i) Each loan participation, syndication, purchase or assignment agreement with respect to loans made by other lenders pursuant to which PSB holds an interest, together with a list of each such loan, PSB's share of such loan, the identity of the originating lender and whether or not any repurchase obligation or right exists in favor of such lender.

Copies of each document, plan or contract listed and described in Section 2.19 of the Disclosure Schedule are appended to such Disclosure Schedule and included in the Disclosure Schedule.

         SECTION 2.20. NO UNDISCLOSED LIABILITIES. To its knowledge, PSB and its subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against PSB or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the PSB Financial Statements, and (ii) as may be specifically disclosed in Section 2.20 of the Disclosure Schedule.

         SECTION 2.21. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied in writing by PSB or its subsidiaries for inclusion in (i) the Registration Statement (as defined in Section 4.05 hereof), (ii) the Proxy Statement/Prospectus, and (iii) any other documents to be filed with the S.E.C., or any other Regulatory Agency in connection with the transactions contemplated by this Agreement shall, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of PSB and at the time of the PSB Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that PSB shall be responsible for filing with the O.T.S. or any other Regulatory Agency in connection with the transactions contemplated by this Agreement shall comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


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                                  ARTICLE THREE

          REPRESENTATIONS AND WARRANTIES OF SOUTHSIDE AND NATIONAL BANK

         Southside and National Bank, as applicable, hereby make the following representations and warranties:

         SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.

         (a) Southside is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted. Southside is a bank holding company registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. National Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the United States with full corporate power and authority to carry on its business as it is now being conducted. The Articles of Incorporation, Charter and Bylaws of Southside and National Bank, copies of which were previously furnished to PSB, are true complete and correct copies and such documents are in effect as of the date of this Agreement.

         (b) The authorized capital stock of Southside consists of (i) 5,000,000 shares of Southside Common Stock, of which, as of December 31, 1997, 2,859,010 shares were issued and outstanding, and (ii) 1,000,000 shares of cumulative preferred stock, no par value, none of which have been issued or are outstanding. All of the issued and outstanding shares of Southside Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights. None of the outstanding shares of Southside Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Southside.

         (c) The authorized capital stock of National Bank consists of 120,000 shares of National Bank Common. As of the date hereof, 119,531 shares of National Bank Common are issued and outstanding, fully paid and non-assessable and are owned by Southside.

         (d) The shares of Southside Common Stock that are to be issued to the shareholders of PSB pursuant to the Merger have been or will be duly authorized and, when so issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

         SECTION 3.02. AUTHORIZATION. The Board of Directors of Southside and the Board of Directors and sole shareholder of National Bank have, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on their behalf by their respective duly authorized officers and the performance by such respective entity of their obligations hereunder. Nothing in the Articles of Incorporation or Charter, as the case may be, or Bylaws of Southside or National Bank, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries are bound or subject would prohibit or inhibit Southside or National Bank from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Southside and National Bank and constitutes a legal, valid and binding obligation of Southside and National Bank, enforceable against Southside and National Bank in accordance with its terms and no other corporate acts or proceedings are required to be taken by Southside or National Bank to authorize the execution, delivery and performance of this Agreement.

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Except for the requisite approval of the Federal Reserve Board, the O.C.C. and the F.D.I.C., no notice to, filing with, authorization by, or consent or approval of, any federal or state bank regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by Southside or National Bank.

         SECTION 3.03. SUBSIDIARIES. Each of Southside's significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the S.E.C.), including National Bank, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

         SECTION 3.04. FINANCIAL INFORMATION. The audited consolidated balance sheets of Southside and its subsidiaries as of December 31, 1996 and 1995 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) years ended December 31, 1996, together with the notes thereto, included in Southside's Annual Report on Form 10-K for the year ended December 31, 1996, as currently on file with the S.E.C., and the unaudited consolidated balance sheets of Southside and its subsidiaries as of September 30, 1997, and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the nine (9) months then ended included in Southside's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the S.E.C. (together, the "Southside Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Southside and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material). The books and records of Southside, National Bank and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         SECTION 3.05. ABSENCE OF CHANGES. Since December 31, 1996, there has not been any change in the financial condition, the results of operations or the business of Southside and its subsidiaries which would have a material adverse effect on Southside and its subsidiaries taken as a whole, and there have not been any events or transactions having such a material adverse effect which should be disclosed in order to make the Southside Financial Statements not misleading.

         SECTION 3.06. LITIGATION. There is no litigation, claim or other proceeding pending or, to the knowledge of Southside, threatened, against Southside or any of its subsidiaries, or of which the property of Southside or any of its subsidiaries is or would be subject which would have a material adverse effect upon the financial condition, business or results of operations of Southside and its subsidiaries taken as a whole.

         SECTION 3.07. REGULATORY ENFORCEMENT MATTERS. Neither Southside nor any of its subsidiaries is subject or is party to, or has received any notice or advice that it may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below in this Section 3.07) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has Southside or any of

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its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of banks or bank holding companies, or engaged in the insurance of bank deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to Southside or any of its subsidiaries.

         SECTION 3.08. LOAN PORTFOLIO. Except as may not have a material adverse effect on Southside or (i) all loans and discounts shown on the Southside Financial Statements or which were entered into after the date of the most recent balance sheet included in the Southside Financial Statements were and shall be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Southside and its subsidiaries, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity, (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and shall be, in all material respects, enforceable, valid, true and genuine and what they purport to be, and (iii) Southside and its subsidiaries have complied and shall prior to the Closing Date comply in all material respects with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply shall not materially interfere with the collection of any such loan. The reserve for possible loan losses shown on the most recent consolidated balance sheet included in the Southside Financial Statements is adequate, and the reserve for possible loan losses shown on the consolidated balance sheet as of the end of the Southside fiscal quarter immediately preceding the Effective Time shall be adequate, in all material respects under the requirements of GAAP and safe and sound banking practices to provide for possible losses, net of recoveries relating to loans previously charged-off, on loans outstanding (including, without limitation, accrued interest receivable) as of the date of each such consolidated balance sheet.

         SECTION 3.09. NO UNDISCLOSED LIABILITIES. To its knowledge, Southside and its subsidiaries do not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Southside or its subsidiaries giving rise to any such liability), except for liabilities set forth in the Southside Financial Statements.

         SECTION 3.10. REPORTS. Southside and each of its subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.,
(ii) the Federal Reserve Board, (iii) the O.C.C., (iv) the F.D.I.C., (v) NASDAQ/SCM, and (vi) any other Regulatory Agency with jurisdiction over Southside or any of its significant subsidiaries. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.11. COMPLIANCE WITH LAW. Southside and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to

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conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

         SECTION 3.12. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Southside or National Bank for inclusion in (i) the Registration Statement, (ii) the Proxy Statement/Prospectus, and (iii) any other documents to be filed with the S.E.C., NASDAQ/SCM or any other Regulatory Agency (as defined in Section 3.07) in connection with the transactions contemplated by this Agreement shall, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of PSB and at the time of the PSB Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Southside shall be responsible for filing with the S.E.C., NASDAQ/SCM or any other Regulatory Agency (as defined in Section 3.07) in connection with the transactions contemplated by this Agreement shall comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                                  ARTICLE FOUR

                                AGREEMENTS OF PSB

         SECTION 4.01.  BUSINESS IN ORDINARY COURSE.

         (a) After the date hereof, PSB shall continue to declare and pay dividends and make other distributions to shareholders in such amounts and at such times as are in accordance with PSB's historical practices.

         (b) PSB shall, and shall cause each of its subsidiaries to, (1) continue to carry on after the date hereof its respective business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, (2) continue to fund the loan loss reserve in accordance with its past practices, (3) use reasonable best efforts to maintain and preserve intact its respective business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (4) by way of amplification and not limitation, PSB and each of its subsidiaries shall not, without the prior written consent of Southside, which consent shall not be withheld unreasonably:

                  (i) issue any PSB Common Stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase PSB Common Stock or any other capital stock or any securities convertible into or exchangeable for any capital stock of PSB or any of its subsidiaries; or

                  (ii) directly or indirectly redeem, purchase or otherwise acquire any PSB Common Stock or any other capital stock of PSB or its subsidiaries; or

                  (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

                  (iv) change its Charter or Bylaws unless so requested by a regulatory authority; or

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                  (v) grant any increase, other than ordinary and normal
         increases consistent with past practices, in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other PSB Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

                  (vi) borrow or agree to borrow any amount of funds, other than in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

                  (vii) except as may be otherwise specifically disclosed in
         Section 4.01(b)(vii) of the Disclosure Schedule, make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $300,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $500,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Southside, acting through its President or such other designee as Southside may give notice of to PSB; or

                  (viii) purchase or otherwise acquire any investment security, including without limitation any derivative security, for its own account, except for United States government issued or guaranteed obligations; or

                  (ix) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

                  (x) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

                  (xi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

                  (xii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to PSB or its subsidiaries or any claims which PSB or its subsidiaries may possess or waive any material rights with respect thereto; or

                  (xiii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to PSB and its subsidiaries; or

                  (xiv) foreclose upon or otherwise take title to or possession or control of any real property (other than single family residential real estate) without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; or

                  (xv) commit any act or fail to do any act which would cause a breach of any agreement, contract or commitment and which would have a material adverse effect upon the

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         financial condition, business or results of operations of PSB and its subsidiaries taken as a whole; or

                  (xvi) violate any law, statute, rule, governmental regulation, or order, which violation would have a material adverse effect upon the financial condition, business or results of operations of PSB and its subsidiaries taken as a whole; or

                  (xvii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $5,000.00; or

                  (xviii) take any action which would adversely effect or delay the ability of either Southside or PSB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or

                 (xix) purchase or otherwise acquire any participations or any other interest in loans made by other financial institutions or lenders.

         (c) From and after July 1, 1998, if the Closing has not yet occurred, PSB shall continue to accrue for its obligation with respect to the Financial Institutions Retirement Fund in an amount equal to one-twelfth (1/12) of the amount funded in the previous fiscal year for each month thereafter until and including the month in which the Closing Date shall occur.

         (d) PSB and its subsidiaries shall not, without the prior written consent of Southside, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of PSB contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

         (e) PSB shall promptly notify Southside in writing of the occurrence of any matter or event known to and directly involving PSB, which would not include any changes in conditions that affect the savings bank or thrift industry generally, that would have, either individually or in the aggregate, a material adverse effect upon the financial condition, business or results of operations of PSB and its subsidiaries taken as a whole.

         (f) PSB and its subsidiaries shall not, and shall not authorize or permit any of their respective officers, directors, employees or agents to, on or before the earlier of the Closing Date or the date of termination of this Agreement, directly or indirectly solicit, initiate or encourage or (subject to the fiduciary duties of its directors as advised by counsel) hold discussions or negotiations with or provide any information to any person in connection with any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of PSB Common Stock or other securities of PSB or its subsidiaries. PSB shall promptly (which for this purpose shall mean within twenty-four (24) hours) advise Southside in reasonable detail of its receipt of any such proposal or inquiry concerning any possible such proposal.

         SECTION 4.02. BREACHES. PSB shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a failure of any condition precedent to any party's obligation to effect the Merger or a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any

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of its representations or agreements contained or referred to herein, give prompt written notice thereof to Southside and use its best efforts to prevent or promptly remedy the same.

         SECTION 4.03. SUBMISSION TO SHAREHOLDERS. PSB shall promptly cause to be duly called and held, on a date mutually selected by Southside and PSB, a special meeting of the shareholders of PSB (the "PSB Shareholders' Meeting") for submission of this Agreement and the Merger for approval of such PSB shareholders as required by the Corporate Law. In connection with the PSB Shareholders' Meeting, (i) PSB shall mail a Proxy Statement/Prospectus to its shareholders, and (ii) the Board of Directors of PSB shall, subject to the fiduciary duties of its directors as advised by counsel, recommend to its shareholders the approval of this Agreement and the Merger contemplated by this Agreement and use its best efforts to obtain such shareholder approval.

         SECTION 4.04. CONSENTS TO CONTRACTS AND LEASES. PSB shall use its best efforts to obtain all necessary consents with respect to all interests of PSB and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

         SECTION 4.05. CONSUMMATION OF AGREEMENT. PSB shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger and the other transactions contemplated hereby in accordance with the terms and provisions hereof, to obtain all necessary approvals and consents on its part to be obtained pursuant to this Agreement. PSB shall furnish to Southside in writing and in a timely manner all information, data and documents in the possession of PSB or its subsidiaries requested by Southside as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the S.E.C. a registration statement on Form S-4 (the "Registration Statement") relating to the shares of Southside Common Stock to be issued to the shareholders of PSB pursuant to the Merger and this Agreement.

         SECTION 4.06.  MERGER EXPENSES AND RELATED MATTERS.

         (a) Notwithstanding that PSB believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, PSB recognizes that Southside may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Closing Date, PSB and Southside shall consult and reasonably cooperate with each other with respect to conforming, as specified in a written notice from Southside to PSB, based upon such consultation and as hereinafter provided, PSB's loan, accrual and reserve policies to those policies of Southside; provided, however, that PSB shall not be required to take any action in this regard unless and until the conditions specified in Article Six hereof shall have been satisfied. It being understood and acknowledged by PSB, however, that such actions shall be made effective prior to the Effective Time and deemed a condition precedent to Southside's obligation to cause the Closing.

         (b) In addition, from and after the date of this Agreement to the Closing Date, PSB and Southside shall consult and reasonably cooperate with each other with respect to determining, as specified in a written notice from Southside to PSB, based upon such consultation and as hereinafter provided, appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.


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         (c) PSB and Southside shall consult and reasonably cooperate with each other with respect to determining, as specified in a written notice from Southside to PSB, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

         (d) At the request of Southside after all of the conditions to the Closing have been satisfied or waived, as provided in Article Six hereof, PSB shall establish and take such reserves and accruals as Southside shall reasonably request to conform PSB's loan, accrual and reserve policies to Southside's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to Southside and PSB. Notwithstanding the foregoing and unless otherwise provided in this Agreement, such write-downs, reserves and accruals shall not be deemed to reduce capital for the purposes of determining the consideration to be issued in connection with the Merger.

         SECTION 4.07. ENVIRONMENTAL REPORTS. Section 4.07 of the Disclosure Schedule contains a report of a phase one environmental investigation on all real property owned, leased or operated by PSB or its subsidiaries as of the date hereof (but excluding space for branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and PSB shall provide to Southside, within ten (10) days after the acquisition or lease of any real property acquired or leased by PSB or its subsidiaries after the date hereof (but excluding space for branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property), a report of a phase one environmental investigation on such property, except as otherwise provided in Section 4.01(b)(xiv) hereof.

         SECTION 4.08. RESTRICTION ON RESALES. PSB shall deliver to Southside, at least ten (10) days prior to the Closing Date, a list of each person who may reasonably be deemed an "affiliate" of PSB within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") at the time the Proxy Statement/Prospectus is mailed to the shareholders of PSB. PSB shall use its best efforts to obtain and deliver to Southside, prior to the Effective Time, the signed agreement, in the form of Exhibit 4.08 hereto, of each person named on the list referred to in the preceding sentence regarding compliance by such person with the provisions of such Rule 145.

         SECTION 4.09. ACCESS AND INFORMATION. PSB shall afford to Southside's accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, shall furnish promptly to Southside (i) a copy of each report, schedule and other document filed or received by PSB during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as Southside may reasonably request. In addition, Southside and its accountants, attorneys or other representatives, at all reasonable times during normal business hours and in a manner which will avoid undue disruption or interference with the normal operations of PSB and its affiliates, may make such accounting, financial and operating inspections, reviews and analyses with respect to auditors' reports and such other financial statements concerning PSB and its affiliates, and perform such other tests or reviews as Southside may request. PSB shall deliver to Southside within ten (10) days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.13(c) of the Disclosure Schedule and, if requested with respect

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to each such plan or program, all (i) amendments or supplements thereto, (ii)
summary plan descriptions, (iii) lists of all current participants and all participants with benefit entitlements, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the I.R.S., (viii) the most recent annual report filed with the I.R.S.,
(ix) registration statements and prospectuses, and (x) trust agreements. Furthermore, Southside and its accountants, attorneys and other representatives, shall be permitted to contact and consult with the accounting firm or personnel responsible for preparing the PSB Financial Statements or any other audited financial information concerning PSB or its affiliates. Except as may be required by law, Southside shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         SECTION 4.10. PSB QUARTERLY FINANCIALS. Until the Effective Time, PSB shall provide to Southside its unaudited (or, if available, audited) financial statements as of the PSB fiscal quarter last ended.


                                  ARTICLE FIVE

                    AGREEMENTS OF SOUTHSIDE AND NATIONAL BANK

         SECTION 5.01.  REGULATORY APPROVALS AND REGISTRATION STATEMENT.

         (a) Southside shall prepare and file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the O.T.S., the O.C.C. and the Federal Reserve Board in a timely manner. Southside shall keep PSB reasonably informed as to the status of such applications and prior to filing provide to PSB for PSB's review and comment, copies of such applications and any supplementally filed materials.

         (b) Southside shall prepare and file in a timely manner with the S.E.C. the Registration Statement relating to the shares of Southside Common to be issued to the shareholders of PSB pursuant hereto, and shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of PSB, at the time of the PSB Shareholders' Meeting, at the Effective Time and on the Closing Date, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Southside shall timely file all documents required to obtain all necessary permits and approvals from state securities agencies or authorities, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Southside shall promptly and properly prepare and

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





file any other filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to the Merger and the transactions contemplated herein.

         SECTION 5.02. BREACHES. Southside shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to PSB and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.03. CONSUMMATION OF AGREEMENT. Southside and National Bank shall use their respective best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

         SECTION 5.04. EMPLOYEE BENEFITS. Southside shall, with respect to each employee of PSB who remains an employee of Surviving Bank following the Closing Date (each a "Continued Employee"), provide the benefits described in this
Section 5.04. Subject to the right of subsequent amendment or termination in Southside's discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary or subsidiaries of Southside, to participate in whatever employee benefit plans, as defined in Section 3(3) of ERISA, or other non-qualified employee plans that may be in effect generally for employees of Southside's subsidiaries from time to time (the "Southside Plans"), if and as a Continued Employee such Continued Employee shall be eligible for participation therein and otherwise shall not be participating in a similar plan maintained by PSB after the Effective Time. Continued Employees will be eligible to participate on the same basis as similarly situated employees of other Southside subsidiaries. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 5.04 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Southside's subsidiaries. Southside may terminate or modify all PSB Employee Plans except insofar as benefits thereunder shall have accrued or vested on the Closing Date, and Southside's obligation under this
Section 5.04 shall not be deemed or construed so as to provide duplication of similar benefits. For purposes of vesting and eligibility to begin participation with respect to any Southside Plans in which Continued Employees may participate, each Continued Employee shall be credited with the lesser of (i) one (1) year of service, or (ii) his or her term of service with PSB. With respect to vacation policies, each Continued Employees shall be credited with his or her full term of service with PSB. It is National Bank's intention to employ all existing personnel of PSB on the Closing Date. Should any termination due to eliminating/streamlining of positions occur after the Effective Time, Southside will pay severance in accordance with its severance policy. This policy states that employees with three years or more of service shall receive one week of pay for each year of service up to a maximum of ten weeks pay. Those employees with less than three years of service do not receive severance. This does not include any personnel with employment contracts. For purposes of the severance policy only, Continued Employees will be given credit for their term of service with PSB.

         SECTION 5.05. DIRECTORS AND OFFICERS' INDEMNIFICATION AND INSURANCE. Southside (and any successor) shall indemnify, defend and hold harmless the present and former directors, officers and employees of PSB against all liabilities, claims, losses, damages or judgements, or amounts paid in settlement with the approval of Southside (which approval shall not be unreasonably withheld) of any claim, action, or suit arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) regardless of whether such matter is asserted or claimed prior to, at or after the Effective Time, to the fullest extent such persons may be indemnified under Missouri Law as in effect on the date hereof, including provisions

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relating to the advancement of expenses incurred in the defense of any litigation. Southside shall use its reasonable best efforts to cause the persons serving as officers and directors of PSB immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by single (one-time) premium tail coverage under the directors' and officers' liability insurance policy maintained by PSB (provided that Southside may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Southside be required to expend in the aggregate more than 150% of the annual amount currently expended by PSB (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided that if Southside is unable to maintain or obtain the insurance called for by this Section 5.05, Southside shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         SECTION 5.06. ACCESS TO INFORMATION. Southside shall afford to PSB's accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, shall furnish promptly to PSB
(i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as PSB may reasonably request. In addition, PSB and its accountants, attorneys or other representatives, at all reasonable times during normal business hours and in a manner which will avoid undue disruption or interference with the normal operations of Southside and its affiliates, may make such accounting, financial and operating inspections, reviews and analyses with respect to auditors' reports and such other financial statements concerning Southside and its affiliates, and perform such other tests or reviews as PSB may request. Furthermore, PSB and its accountants, attorneys and other representatives, shall be permitted to contact and consult with the accounting firm or personnel responsible for preparing the Southside Financial Statements or any other audited financial information concerning Southside or its affiliates. Except as may be required by law, PSB shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         SECTION 5.07. EMPLOYMENT AGREEMENT. Southside agrees that the Merger shall constitute a "Change of Control" as that term is defined in the Employment Agreement between Robert Spinzig and PSB, as set forth in Section 2.19 of the Disclosure Schedule, and that Mr. Spinzig shall be deemed to have suffered a termination of employment as of the Effective Time.


                                   ARTICLE SIX

                       CONDITIONS PRECEDENT TO THE MERGER

         SECTION 6.01. CONDITIONS TO SOUTHSIDE'S AND NATIONAL BANK'S OBLIGATIONS. The obligations of Southside and National Bank to effect the Merger shall be subject to the satisfaction (or waiver by Southside) prior to or on the Closing Date of the following conditions:

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






         (a) The representations and warranties made by PSB in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date; and

         (b) PSB shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Regulatory Agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

         (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of PSB, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired; and

         (e) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C. or any state securities agency; and

         (f) Southside and National Bank shall have received a legal opinion substantially in the form of Exhibit 1.10(a) attached hereto.

         SECTION 6.02. CONDITIONS TO PSB'S OBLIGATIONS. The obligations of PSB to effect the Merger shall be subject to the satisfaction (or waiver by PSB) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by Southside and National Bank in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date; and

         (b) Southside and National Bank shall have performed and complied in all material respects with all of their obligations and agreements hereunder required to be performed on or prior to the Closing Date under this Agreement; and

         (c) No Injunction preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Regulatory Agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

         (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of PSB, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired; and


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





         (e) PSB shall have received all documents required to be received from Southside and National Bank on or prior to the Closing Date, all in form and substance reasonably satisfactory to PSB; and

         (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C. or any state securities agency; and

         (g) PSB shall have received a legal opinion substantially in the form of Exhibit 1.10(b) attached hereto; and

         (h) Southside shall have deposited with the Exchange Agent an amount of cash equal to the product of the number of Cash Election Shares and the Per Share Cash Amount; and

         (i) PSB shall have received from Manchester Partners, L.C.C. a fairness opinion, in form and substance reasonably satisfactory to PSB, to the effect that the consideration to be received by PSB shareholders pursuant to this Agreement is fair, from a financial point of view, to the shareholders of PSB (the "Fairness Opinion"), and the Fairness Opinion shall not have been withdrawn or modified as of the date of the PSB Shareholders' Meeting; and

         (j) PSB shall have received an opinion from its counsel to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) no gain or loss shall be recognized by the holders of shares of PSB Common Stock to the extent they receive shares of Southside Common Stock in exchange for their shares of PSB Common Stock, (iii) the basis of shares of Southside Common Stock received by the shareholders of PSB shall be the same as the basis of shares of PSB Common Stock exchanged therefor, and (iv) the holding period of the shares of Southside Common Stock received by such shareholders shall include the holding period of the shares of PSB Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Time.


                                  ARTICLE SEVEN

                           TERMINATION OR ABANDONMENT

         SECTION 7.01. MUTUAL AGREEMENT. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the shareholders of PSB shall have been previously obtained.

         SECTION 7.02. BREACH OF AGREEMENTS. In the event that there is a material breach in any of the representations and warranties or agreements of Southside, National Bank or PSB, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non- breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

         SECTION 7.03. FAILURE OF CONDITIONS. In the event any of the conditions to the obligations of any party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of this

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Agreement and the Merger by the shareholders of PSB shall has been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other parties on such date.

         SECTION 7.04. REGULATORY APPROVAL DENIAL. If any regulatory application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by Southside or National Bank, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Southside or National Bank diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of Southside or National Bank (hereinafter referred to as the "appeal") then the application shall be deemed denied unless Southside or National Bank prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

         SECTION 7.05. SHAREHOLDER APPROVAL DENIAL. If this Agreement and the relevant transactions contemplated by this Agreement, including the Merger, are not approved by the requisite vote of the shareholders of PSB at the PSB Shareholders' Meeting, then either Southside or PSB may terminate this Agreement. Southside may terminate this Agreement if PSB's Board of Directors shall have withdrawn, modified or changed in any manner adverse to Southside its approval or recommendation of the matters to be voted upon by the shareholders of PSB at the PSB Shareholders' Meeting. In the event PSB enters into an agreement or other understanding with a person or group of persons (other than Southside and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with PSB or to purchase or acquire PSB or all or substantially all of PSB's assets, then PSB may terminate this Agreement provided PSB pays Southside the fee specified in Section 7.09.

         SECTION 7.06. REGULATORY ENFORCEMENT MATTERS. In the event that Southside or PSB or any of their subsidiaries shall, after the date hereof, become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with Regulatory Agency, which would have a material adverse effect upon the financial condition, business or results of operations of Southside, PSB and their subsidiaries taken as a whole, then Southside or PSB may terminate this Agreement as the case may be.

         SECTION 7.07. AUTOMATIC TERMINATION. If the Closing Date does not occur on or prior to the expiration of the first anniversary of the date hereof, then this Agreement may be terminated by either Southside or PSB by giving written notice thereof to the other, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement.

         SECTION 7.08. SOUTHSIDE TERMINATION FEE. In the event that Southside or National Bank willfully breaches a representation, warranty or covenant contained herein and, as a result thereof (i) PSB exercises its right to terminate this Agreement at a time when Southside was not entitled to terminate this Agreement and (ii) the Merger is not consummated then Southside agrees to pay to PSB a fee of $200,000 within five business days of Southside's receipt of written demand thereof.

         SECTION 7.09.  PSB TERMINATION FEE.

         (a) Upon the occurrence of one or more of the following events (each, a "Triggering Event"), PSB shall pay to Southside the sum of $425,000.

                  (i) upon termination of this Agreement by Southside pursuant to Section 7.02 upon a breach thereof by PSB (including, without limitation, the entering into of an agreement between PSB and any third party which is inconsistent with the transactions contemplated by this Agreement), provided that within eighteen (18) months of the date of such termination, an event described in clause (iii) or (iv) below shall have occurred; or

                  (ii) the failure of PSB's shareholders to approve the Merger and this Agreement at a meeting called for such purpose, provided that within eighteen (18) months of the date of such termination, an event described in clause (iii) or (iv) below shall have occurred; or

                  (iii) any person or group of persons (other than Southside) shall acquire, or have the right to acquire, 20% or more of the outstanding shares of PSB Common (exclusive of any shares of PSB Common sold directly or indirectly to such person or group of persons by Southside); or

                  (iv) upon the entry by PSB into an agreement or other understanding with a person or group of persons (other than Southside and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with PSB or any of its subsidiaries or to purchase or acquire PSB or any of its subsidiaries or all or substantially all of PSB's or any of its subsidiaries' assets.


                                  ARTICLE EIGHT

                                     GENERAL

         SECTION 8.01. CONFIDENTIAL INFORMATION. The parties acknowledge the confidential and proprietary nature of the "Information" (as described below in this Section 8.01) which has heretofore been exchanged and which shall be received from each other hereunder and agree to hold and keep the same confidential. Such Information shall include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information shall be used solely for the purposes contemplated by this Agreement and that such Information shall not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

         SECTION 8.02. PUBLICITY. Southside and PSB shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless it reasonably believes such is required by law upon the advice of counsel or is in response to published newspaper or other mass media reports regarding the transactions contemplated by this Agreement, in which such latter event the parties shall give reasonable notice, and to the extent practicable, consult with each other regarding such responsive public disclosure.

         SECTION 8.03. RETURN OF DOCUMENTS. Upon termination of this Agreement without the Merger becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, (ii) shall not retain any copies, extracts or other reproductions in whole or in part of such Information, and (iii) shall destroy all memoranda, notes and other writings prepared by any party based on the Information.

         SECTION 8.04. NOTICES. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

         (a)      if to Southside and National Bank:

                           Southside Bancshares Corp.
                           3606 Gravois Avenue
                           St. Louis, Missouri  63116
                           Attention:  Mr. Thomas M. Teschner, President
                           Facsimile:  314/776-2332

                  with a copy to:

                           Lewis, Rice & Fingersh, L.C.
                           500 North Broadway, Suite 2000
                           St. Louis, Missouri  63102
                           Attention:  John K. Pruellage, Esq.
                           Telecopy No. (314) 444-7788

and

         (b)      if to PSB:

                           Public Service Bank, a Federal Savings Bank
                           6025 Chippewa Street
                           St. Louis, Missouri  63109
                           Attention:  Mr. Robert C. Spinzig, President
                           Facsimile:  (314) 351-1577

                  with a copy to:

                           Breyer & Aguggia
                           1300 I Street, N.W.
                           Suite 470 East
                           Washington, D.C.  20005
                           Attention:  Mr. Paul M. Aguggia, Esq.
                           Facsimile:  (202) 737-7979

or to such other address as any party may from time to time designate by notice to the others.

         SECTION 8.05. LIABILITIES AND EXPENSES. Except as provided in Section
7.08 and 7.09 hereof, in the event that this Agreement is terminated pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Article Seven hereof on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party.

         SECTION 8.06. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except for, and as provided in, this Section 8.06, no representation, warranty or agreement contained herein shall survive the Closing Date or the earlier termination of this Agreement. The agreements set forth in Sections 5.04, 5.05 and 5.07 hereof shall survive the Closing Date and the agreements set forth in Sections 7.09, 8.01, 8.03 and 8.05 hereof and this
Section 8.06 shall survive the Closing Date or the earlier termination of this Agreement.

         SECTION 8.07. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle or other agreements between the parties relating to the subject matter hereof.

         SECTION 8.08. HEADINGS AND CAPTIONS. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         SECTION 8.09. WAIVER, AMENDMENT OR MODIFICATION. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by the parties hereto, at any time before or after PSB shareholder approval of the Agreement; provided, however, that after any such approval no such amendment or modification shall decrease the amount or change the form of the Merger Consideration contemplated by this Agreement to be received by shareholders of PSB. This Agreement not be amended or modified except by a written document duly executed by the parties hereto.

         SECTION 8.10. RULES OF CONSTRUCTION. Unless the context otherwise requires: (i) a term has the meaning assigned to it, (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, (iii) "or" is not exclusive, and (iv) words in the singular may include the plural and in the plural include the singular.

         SECTION 8.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document shall be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section 8.11.

         SECTION 8.12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder, except as provided herein.

         SECTION 8.13. SEVERABILITY. In the event that any provisions of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination, shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the State whose laws are deemed to govern enforceability. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         SECTION 8.14. GOVERNING LAW; ASSIGNMENT. This Agreement shall be governed by the laws of the State of Missouri, except to the extent that the Corporate Law must govern the Merger procedures, and applicable federal laws and regulations. This Agreement may not be assigned by either of the parties hereto.

         SECTION 8.15. ENFORCEMENT OF AGREEMENT. Except as otherwise provided in
Section 7.08 and 7.09, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction and such right shall be in addition to any other remedy to which they shall be entitled at law or in equity.

              (THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK



                                    By /s/ Robert C. Spinzig
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------


                                    SOUTHSIDE BANCSHARES CORP.



                                    By /s/ Thomas M. Teschner
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------


                                    SOUTH SIDE NATIONAL BANK IN ST. LOUIS



                                    By /s/ Thomas M. Teschner
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------

                                                                 EXHIBIT 1.10(a)

                           PSB'S LEGAL OPINION MATTERS

          1. The due organization, valid existence and good standing of PSB under the laws of the United States, its power and authority to own and operate its properties and to carry on its business as described in the Prospectus/Proxy Statement, and its power and authority to enter into the Agreement, to merge with National Bank in accordance with the terms of the Agreement and to consummate the transactions contemplated by the Agreement.

          2. The due incorporation or organization, valid existence and good standing of each of the other subsidiaries of PSB and any subsidiary of any such subsidiary listed in Section 2.03 of the Disclosure Schedule, their power and authority to own and operate their properties.

          3. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by PSB to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by PSB, and the Agreement as a valid and binding obligation of PSB, enforceable against PSB in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

          4. The execution of the Agreement by PSB, and the consummation of the Merger and the other transactions contemplated therein, does not violate or cause a default under PSB's Articles of Incorporation or Bylaws, or any statute, regulation or rule or to counsel's knowledge, any judgment, order or decree against or any material agreement binding upon PSB or its subsidiaries.

          5. To the best knowledge of such counsel, the receipt of all required consents, approvals (including the requisite approval of the shareholders of PSB), orders or authorizations of, or registrations, declarations or filings with or notices to, any governmental authority required to be obtained or made by PSB or its subsidiaries in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated therein.

          6. To the knowledge of such counsel, the nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against PSB or its subsidiaries which, if adversely determined, would have a material adverse effect upon their respective properties or assets or the transactions contemplated by the Agreement.



                                 A-Ex.-1.10(a)-1

                                                                 EXHIBIT 1.10(b)

                        SOUTHSIDE'S LEGAL OPINION MATTERS


         1. The due incorporation or organization, valid existence and good standing of Southside and National Bank under the laws of the State of Missouri and United States, respectively, and their respective power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

         2. The due and proper performance of all corporate acts and other proceedings required to be taken by each of Southside and National Bank to authorize the execution, delivery and performance of the Agreement, their due execution and delivery of the Agreement, and the Agreement as a valid and binding obligation of Southside and National Bank enforceable against Southside and National Bank in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

         3. The due authorization and, when issued to the shareholders of PSB in accordance with the terms of the Agreement, the valid issuance of the shares of Southside Common to be issued pursuant to the Merger, such shares being fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

         4. The execution and delivery of the Agreement by Southside and the consummation of the transactions contemplated therein, as neither conflicting with, in breach of or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of Southside Articles of Incorporation or Bylaws, or any statute, regulation, rule, judgment, order or decree binding upon Southside which would be materially adverse to the business of Southside and its subsidiaries taken as a whole.

         5. To the best knowledge of such counsel, the receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to Southside or National Bank in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement.

         6. The Registration Statement and the Prospectus and the other documents incorporated therein by reference (other than the financial statements or other financial data included therein or omitted therefrom and Underwriter's Information, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the regulations issued thereunder as of their respective dates of effectiveness or filing, as the case may be.




                                 A-Ex.-1.10(b)-1

         7. We have been advised by the staff of the Commission that the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made within the time period required by such Rule; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened by the Commission.


                                 A-Ex.-1.10(b)-2

-------------------
             , 19
-------------    --
Page 1



                                                                    EXHIBIT 4.08

                                                                 , 1998
                                             -------------------

Southside Bancshares Corp.
3606 Gravois Avenue
St. Louis, Missouri 63116
Attention:  Mr. Joseph W. Pope
               Vice President and CFO

         Re: Agreement and Plan of Merger, dated February , 1998 (the "Merger Agreement"), by and among Public Service Bank, a Federal Savings Bank ("PSB"), Southside Bancshares Corp. ("Southside"), and South Side National Bank in St. Louis ("National Bank")

Gentlemen:

         I have been advised that I may be deemed to be an affiliate of PSB, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         Pursuant to the terms and conditions of the Merger Agreement, each share of common stock of PSB owned by me as of the effective time of the merger contemplated by the Merger Agreement (the "Merger") may be converted into the right to receive shares of common stock of Southside and cash in lieu of any fractional share. As used in this letter, the shares of common stock of Southside which may be received by me in the Merger in exchange for my shares of common stock of PSB are referred to as the "Post-Merger Shares." This letter is delivered to Southside pursuant to Section 4.08 of the Merger Agreement.

         A.       I represent and warrant to Southside and agree that:

                  1. I shall not make any sale, transfer or other disposition of the Post-Merger Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                  2. I understand that the issuance of the Post-Merger Shares to me pursuant to the Merger shall be registered with the Commission under the Securities Act. I also understand that because I may be deemed an "affiliate" of PSB and because any distributions by me of the Post-Merger Shares shall not be registered under the Securities Act, such Post-Merger Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Post-Merger Shares is made in

                                 A-Ex.-4.08-1

----------------
          , 19
----------    --
Page 2


         accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Southside some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Post-Merger Shares.

         B. I understand and agree that:

                  1. Stop transfer instructions shall be issued with respect to the Post-Merger Shares and there shall be placed on the certificates representing such Post-Merger Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

                  "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated _________________, 19__, by the registered holder in favor of Southside Bancshares Corp., a copy of which agreement is on file at the principal offices of Southside Bancshares Corp."

                  2. Unless the transfer by me of Post-Merger Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Southside reserves the right to place the following legend on the Certificates issued to my transferee:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

         I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute Certificates without any legend if I deliver to Southside a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Southside, to the effect that no such legend is required for the purpose of the Securities Act.






                                   A-Ex.-4.08-2

----------------
          , 19
----------    --
Page 3

         I have carefully read this letter and the Merger Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Post-Merger Shares by me.

                                                              Very truly yours,


                                   A-Ex.-4.08-3

                               AGREEMENT TO MERGE
                                     between

                   PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK
                                       and

                      SOUTH SIDE NATIONAL BANK IN ST. LOUIS

                              under the charter of

                      SOUTH SIDE NATIONAL BANK IN ST. LOUIS

                              and with the title of

                      SOUTH SIDE NATIONAL BANK IN ST. LOUIS


         THIS AGREEMENT TO MERGE (this "Merger Agreement") made between PUBLIC SERVICE BANK, A FEDERAL SAVINGS BANK (hereinafter referred to as "PSB"), being located at 6025 Chippewa Street, St. Louis, Missouri, with capital of $102,182 divided into 102,182 shares of common stock, each of $1.00 par value, surplus of approximately $744,000, and undivided profits, including capital reserves of approximately $3,571,000, as of December 31, 1997, and SOUTH SIDE NATIONAL BANK IN ST. LOUIS (hereinafter referred to as "National Bank"), a national banking association organized under the laws of the United States, being located at 3606 Gravois Avenue, St. Louis, Missouri, with capital of $1,195,310 divided into 119,531 shares of common stock, each of $10.00 par value, surplus of approximately $4,030,000, and undivided profits, including capital reserves of approximately $30,748,000, as of December 31, 1997, each acting pursuant to a resolution of its board of directors adopted by the vote of a majority of its directors, as applicable, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended, 12 U.S.C. 215a, witnesseth as follows:


SECTION 1.

PSB shall be merged with and into National Bank under the charter of the latter (the "Merger").


SECTION 2.

The name of the receiving association (hereinafter referred to as the "surviving association") shall be South Side National Bank in St. Louis.


SECTION 3.

The business of the surviving association shall be that of a national banking association. This business shall be conducted by the surviving association at its main office which shall be located at 3606 Gravois

Avenue, St. Louis, Missouri, and at its legally established branches (including the existing locations of PSB and National Bank).


SECTION 4.

The amount of the capital stock of the surviving association shall be approximately $1,195,310 divided into 119,531 shares of common stock, each of $10.00 par value, and at the time the Merger shall become effective, the surviving association shall have a surplus of approximately $12,342,000 and undivided profits, including capital reserves, of approximately $27,423,000; adjusted however, for normal earnings and expenses and any permitted dividends between December 31, 1997 and the effective time of the Merger.


SECTION 5.

All assets of PSB and National Bank as they exist at the effective time of the Merger shall pass to and vest in the surviving association without any conveyance or other transfer. The surviving association shall be responsible for all of the liabilities of every kind and description, including PSB's obligations under its liquidation account, of each of PSB and National Bank existing as of the effective time of the Merger.


SECTION 6.

National Bank shall contribute to the surviving association acceptable assets having a book value, over and above its liability to its creditors, of at least $35,973,000; adjusted, however, for normal earnings and expenses between December 31, 1997 and the effective time of the Merger.

At the effective time of the Merger, PSB shall have on hand acceptable assets having a book value of at least $4,364,000 over and above its liability to its creditors, and having a fair value, over and above its liability to its creditors, of at least $5,250,000; adjusted, however, for normal earnings and expenses and dividends between December 31, 1997 and the effective time of the Merger. The difference between the book and fair value of excess acceptable assets, as set forth above, is $886,000 which is the result of the adjustment to estimated fair value of (i) PSB's bank premises and equipment, $928,000; (ii) PSB's investment securities, $132,000; and (iii) PSB's loan portfolio ($174,000).

SECTION 7.

Of the capital stock of National Bank, Southside Bancshares Corp. (hereinafter referred to as "Southside"), a Missouri corporation and the sole shareholder of the presently issued and outstanding 119,531 shares of common stock of National Bank, each of $10.00 par value, shall retain its present rights in such shares unaffected by the Merger.

(a)      Merger Consideration


         (i) As of the time the Merger shall become effective, the shares of common stock of PSB, each of $1.00 par value (as used in this Section 7, the "PSB Common Stock"), issued and outstanding immediately prior thereto (except for shares the holders of which have duly exercised and perfected their dissenters rights as permitted by applicable regulations) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive from Southside either (1) cash, without interest ("Per Share Cash Amount"), in an amount (rounded to the nearest cent) equal to the "Exchange Ratio" (as defined below) multiplied by the Southside Average Price (as defined below), or (2) that number of shares of common stock of Southside, each of $1.00 par value (as used in this Section 7, the "Southside Common Stock"), equal to the Exchange Ratio, or (3) a combination of shares of Southside Common Stock and cash, all as determined in accordance the provisions of this Section 7.

         (ii) The "Exchange Ratio" shall equal the quotient (rounded to the nearest one-thousandth) of (x) two times the "Capital" of PSB divided by the number of outstanding shares of PSB Common Stock at the time the Merger shall become effective, divided by (y) the Southside Average Price. The "Capital" of PSB shall equal total stockholders' equity of PSB as reflected in the consolidated balance sheet of PSB as of the last day of the quarter immediately preceding the month in which the Merger shall become effective minus any and all attorneys fees, accounting fees, and financial services/ brokerage fees incurred by PSB in connection with the Merger that have been or will be paid or accrued by PSB before and after the date hereof and not expensed on the financial statements of PSB. The "Southside Average Price" shall be the average (rounded to the nearest one thousandth) of the average of the closing bid and ask prices per share of Southside Common Stock reported by the National Association of Securities Dealers, Inc./Small Cap Market System during the period of ten trading days which ends on the fifth trading day prior to the date the Merger is closed.

         (iii) Notwithstanding any other provision of this Merger Agreement, any shares of PSB Common Stock issued and outstanding immediately prior to the time the Merger shall become effective, which are then owned beneficially or of record by Southside, PSB or by any direct or indirect subsidiary of any of them, other than in a fiduciary capacity, or are held in the treasury of PSB shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

         (iv) Notwithstanding any other provision hereof, no fractional shares of Southside Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Southside shall pay to each holder of PSB Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the Southside Average Price (as defined above).

                             (b) ELECTION PROCEDURES


         (i) The number of shares of PSB Common Stock to be converted into the right to receive cash in the Merger shall equal 40% of the number of shares of such PSB Common Stock outstanding immediately prior to the time the Merger shall become effective ("Cash Election Number"), and the number of shares of such PSB Common Stock to be converted into the right to receive shares of Southside Common Stock in the Merger shall equal 60% of the number of shares of PSB Common Stock outstanding immediately prior to the time the Merger shall become effective ("Stock Election Number").

         (ii) Subject to the allocation and election procedure set forth elsewhere in this Section 7(b), each record holder of PSB Common Stock will be entitled (1) to elect to receive cash for all of such shares ("Cash Election"),
(2) to elect to receive Southside Common Stock for all of such shares ("Stock Election"), (3) to elect to receive Southside Common Stock for a stated percentage of such shares ("Partial Stock Election") and to receive cash for the balance of such shares ("Partial Cash Election") or (4) to indicate that such record holder has no preference as to the receipt of cash or Southside Common Stock for such shares ("Non-Election"). All such elections shall be made on a form designated for that purpose ("Form of Election"). Holders of record of shares of PSB Common Stock who hold such shares as nominees, trustees or in any other representative capacities ("Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers the shares of PSB Common Stock held by each Representative for a particular beneficial owner.

        (iii) If the sum of the number of shares covered by Cash Elections and Partial Cash Elections ("Cash Election Shares") exceeds the Cash Election Number, all shares of PSB Common Stock covered by Stock Elections and Partial Stock Elections ("Stock Election Shares") and all shares of PSB Common Stock covered by Non-Elections ("Non-Election Shares") shall be converted into the right to receive Southside Common Stock and the Cash Election Shares shall be converted into the right to receive Southside Common Stock and cash in the following manner:

         Each Cash Election Share shall be converted into the right to receive
(i) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction ("Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Southside Common Stock equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

        (iv) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and all Stock Election Shares shall be converted into the right to receive Southside Common Stock and cash in the following manner:

Each Stock Election Share shall be converted into the right to receive (i) a number of shares of Southside Common Stock equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction ("Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
(ii) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

         (v) In the event that neither of Section 7(b)(iii) nor Section 7(b)(iv) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Southside Common Stock, and the Non-Election Shares, if any, shall be converted into the right to receive cash and Southside Common Stock in the following manner:

Each Non-Election Share shall be converted into the right to receive (i) an amount in cash (rounded to the nearest cent), without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction ("Non-Election Fraction") the numerator of which shall be the excess of the (a) Cash Election Number over (b) the number of Cash Election Shares and the denominator of which shall be the excess of (A) the number of shares of PSB Common Stock outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and (ii) a number of shares of Southside Common Stock equal to the product (rounded to the nearest one-thousandth) of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

         (vi) Elections shall be made by holders of PSB Common Stock by mailing to the designated exchange agent (the "Exchange Agent") the Form of Election delivered to the shareholders of PSB with the Prospectus/Proxy Statement for the Merger (the "Proxy Statement/Prospectus"). To be effective, a Form of Election must be properly completed, signed and submitted by the shareholder (or by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers) together with the certificate or certificates representing the shares of PSB Common Stock for which an election is made to the Exchange Agent not later than seven days following the date of the special meeting of the shareholders of PSB held to approve the Merger (the "Election Deadline"). Southside shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The decision of Southside, or the Exchange Agent, as to such matters shall be conclusive and binding. Neither Southside nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent also shall make all computations contemplated by this Section 7 and all such computations shall be conclusive and binding on the holders of PSB Common Stock.

         (vii) For the purposes hereof, a holder of PSB Common Stock who does not submit a properly completed Form of Election that is received by the Exchange Agent prior to the Election Deadline will be deemed to have made a Non-Election. If Southside or the Exchange Agent determines that any purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election was not properly made, such purported election will be deemed to be of no force and effect and the shareholder making such purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election will for purposes hereof be deemed to have made a Non-Election.

         (viii) Southside and PSB will mail the Form of Election with the Prospectus/Proxy Statement to all holders of PSB Common Stock on the record date for the PSB special shareholders' meeting and shall make the Form of Election available to all persons who become holders of PSB Common Stock subsequent to such day and no later than the close of business on the business day prior to the Election Deadline. All elections may be revoked until the Election Deadline.


SECTION 8.

National Bank and PSB may continue to declare and pay dividends and make other distributions to their respective shareholders in such amounts and at such times as are in accordance with their respective historical practices. Neither National Bank nor PSB shall sell or otherwise dispose of any of its assets or take any actions out of the ordinary course of business.


SECTION 9.

The present board of directors of National Bank, as listed below, shall continue to serve as the board of directors of the surviving association until the next annual meeting or until such time as their successors have been elected and have qualified: Howard F. Etling, Joseph W. Beetz, Ralph Crancer, Jr., Douglas P. Helein, Earle J. Kennedy, Jr., Norville K. McClain, Daniel J. Queen, Richard G. Schroeder, Sr., and Thomas M. Teschner.

SECTION 10.

Effective as of the time this Merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of the resulting bank, which shall be the present articles of association of National Bank, shall read in their entirety as set forth in
Exhibit 1 attached hereto and incorporated herein by reference.


SECTION 11.

This Merger Agreement may be terminated in the same manner provided for in Article Seven of that certain Agreement and Plan of Merger (the "Agreement and Plan of Merger"), of even date herewith, by and among, PSB, National Bank and Southside, with respect to the Agreement and Plan of Merger, which provides, among other matters, for termination by the mutual written agreement of the boards of directors of the participants before or after any shareholder group has taken affirmative action. Consummation of the Merger contemplated in this Merger Agreement shall be subject to and conditioned upon consummation of the transactions contemplated in the Agreement and Plan of Merger in accordance with and in the manner provided for in such Agreement and Plan of Merger.

SECTION 12.

This Merger Agreement shall be ratified and confirmed by the written consent of Southside, as the sole shareholder of National Bank, and by the affirmative vote of the shareholders of PSB, as required by applicable law, at a meeting to be held on the call of directors of PSB; and the Merger shall become effective at the time specified in a merger approval issued by the Comptroller of the Currency of the United States.


         WITNESS, the signatures and seals of said merging banks as of this _____ day of ____________, 1998, each set by its President and attested to by its Cashier or Secretary, pursuant to a resolution of its board of directors, acting by a majority and the signatures of a majority of each of its board of directors.

                                        PUBLIC SERVICE BANK, A FEDERAL SAVINGS
                                        BANK


                                        By:
                                           ------------------------------------
                                           Robert C. Spinzig
                                           President and Chief Executive Officer
Attest:


------------------------------
Name:
     -------------------------
Title:
      ------------------------

(Seal)

                                             ----------------------------------
                                                Robert C. Spinzig, Director



                                             ----------------------------------
                                                Clement H. Albers, Director


                                             ----------------------------------
                                                Richard E. Clift, Director



                                             ----------------------------------
                                                Robert E. Lamear, Jr., Director


                                             ----------------------------------
                                                Daniel T. Rabbitt, Director


                                             ----------------------------------
                                                James A. Sheets, Director


                                             ----------------------------------
                                                William S. Bahn, Director


                                             ----------------------------------
                                                James F. Conway, Director

                             Directors of Public Service Bank, a Federal Savings Bank

STATE OF MISSOURI          )
                           )  ss:
CITY OF ST. LOUIS          )


On this __________ day of _______________, 1998, before me, a notary public for this state and city, personally came Robert C. Spinzig, President, and ____________________, as ______________________________, of Public Service Bank,
a Federal Savings Bank, and each in his or her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal; and also came: Robert C. Spinzig, Clement H. Albers, Richard E. Clift, Robert E. Lamear, Jr., Daniel T. Rabbitt, James A. Sheets, Williams S. Bahn, and James F. Conway, being a majority of the board of directors of the association, and each of them acknowledged this instrument to be the act and deed of the association and of himself as director of it.


WITNESS my official seal and signature this day and year.



                                            -----------------------------------
(Seal of Notary)                       Notary Public

                                          My commission expires
                                                               --------------

                      SOUTH SIDE NATIONAL BANK IN ST. LOUIS



                                              By:
                                                 ------------------------------
                                                 Thomas M. Teschner
                                                 President and Chief Executive
                                                 Officer
Attest:


----------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


(Seal of Bank)


                                        ---------------------------------------
                                            Howard F. Etling, Director


                                        ---------------------------------------
                                            Joseph W. Beetz, Director


                                        ---------------------------------------
                                            Ralph Crancer, Jr., Director


                                        ---------------------------------------
                                            Douglas P. Helein, Director


                                        ---------------------------------------
                                            Earle J. Kennedy, Jr., Director


                                        ---------------------------------------
                                            Norville K. McClain, Director


                                        ---------------------------------------
                                            Daniel J. Queen, Director


                                        ---------------------------------------
                                            Richard G. Schroeder, Jr., Director

                                        ---------------------------------------
                                            Thomas M. Teschner, Director


                         Directors of South Side National Bank in St. Louis

STATE OF MISSOURI          )
                           )  ss:
CITY OF ST. LOUIS          )


On this __________ day of _______________, 1998, before me, a notary public for this state and city, personally came Thomas M. Teschner, as President and Chief Executive Officer, and ____________________, as ______________________________,
of South Side National Bank in St. Louis, and each in his or her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal; and also came: Howard F. Etling, Joseph W. Beetz, Ralph Crancer, Jr., Douglas P. Helein, Earle J. Kennedy, Jr., Norville K. McClain, Daniel J. Queen, Richard G. Schroeder, Sr., and Thomas M. Teschner, being a majority of the board of directors of the bank, and each of them acknowledged this instrument to be the act and deed of the bank and of himself as director of it.


WITNESS my official seal and signature this day and year.




(Seal of Notary)                   ------------------------------------------
                                                Notary Public


                                   My commission expires
                                                         --------------------

                                    EXHIBIT I


                             ARTICLES OF ASSOCIATION

                                                                      APPENDIX C

                 [Letterhead of Manchester Partners, L.L.C.]



February 25, 1998

Board of Directors
Public Service Bank, FSB
6025 Chippewa
St. Louis, Missouri 63109

Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Public Service Bank, FSB ("PSB") of the consideration to be paid to PSB's shareholders by Southside National Bank in St. Louis ("Southside"), pursuant to the terms of the Agreement and Plan of Merger by and between PSB and Southside, dated as of February 25, 1998 (the "Agreement"). Pursuant to the Agreement, the holder of each share of common stock of PSB would be entitled to receive $82.37 per share in cash or common stock of Southside, subject to limitations on the portion of the offer to be paid in cash or stock and to adjustment as set forth in the Agreement. For the purposes of our opinion, we have assumed that the transaction will constitute a tax-free reorganization as contemplated by the Agreement.

         Manchester Partners, L.L.C., as part of its investment banking services, is engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, and sales of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are familiar with PSB and Southside and have completed our financial analysis of this transaction.

         In rendering our opinion, we have reviewed the Agreement, as well as financial and other information that was publicly available or furnished to us by PSB and Southside, including information provided during Manchester Partners' discussions with their respective managements. We have conducted conversations with Southside's senior management regarding recent developments and management's financial projections for Southside and PSB. In addition, we have spoken to members of Southside's management and PSB's management regarding factors which affect each entity's business. We have also compared certain financial and securities data (as appropriate) of Southside and PSB with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Southside and PSB, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

         In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that such information was reasonably prepared on the basis reflecting the best currently available estimates and judgments of the respective managements of Southside and PSB as to the future operating and financial performance of Southside and PSB and that such information provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Southside or PSB since the date of the most recent financial statements made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of Southside's or PSB's assets or liabilities nor did we review loan files of Southside or PSB. We relied on advice of counsel to PSB as to all legal matters with respect to the Agreement and the transactions and other matters contained or contemplated therein.

         Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of the date of this letter. Our opinion is directed to the Board of Directors of PSB and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of Southside or PSB might trade in the future. Except as required by applicable law, including (without limitation) federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Manchester Partners be made, without our consent.

         Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the consideration to be paid to the shareholders of PSB pursuant to the Agreement is fair, from a financial point of view, to the shareholders of PSB.

Very truly yours,

/s/ Manchester Partners, L.L.C

MANCHESTER PARTNERS, L.L.C.

                                                                      APPENDIX D

                      TITLE 12, CODE OF FEDERAL REGULATIONS


ss. 552.14 Dissenter and Appraisal Rights

         (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with ss.552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

         (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to ss.552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

         (c) Procedure - (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

                  (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

                  (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

                           (i) Give written notice by mail to stockholders of
                  constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                           (ii) Make a written offer to each stockholder to pay
                  for dissenting
                  shares at a specified price deemed by the resulting association to be the fair value thereof; and

                           (iii) Inform them that, within sixty days of such
                  date, the respective requirements of paragraphs (c)(5) and
                  (c)(6) of this section (set out in the notice) must be satisfied.

         The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

                  (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

                  (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

                  (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

                  (7) Withdrawal of demand.. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

                  (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

                  (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

                  (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

                  (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                                                      APPENDIX E




SOUTHSIDE BANCSHARES CORP.

Annual Report

December 31, 1997

(With Independent Auditors' Report Thereon)

                           SOUTHSIDE BANCSHARES CORP.

                                 Annual Report

                               December 31, 1997

                  (With Independent Auditors' Report Thereon)

                           SOUTHSIDE BANCSHARES CORP.

                               TABLE OF CONTENTS

                                                                                   Page
Letter to Our Shareholders ......................................................   2
Southside Bancshares Corp. - Organization .......................................   4
Financial Highlights ............................................................   5
Management's Discussion and Analysis of Financial Condition
   and Results of Operations ....................................................   6
Statement of Management's Responsibility for Financial Statements ...............  27
Independent Auditors' Report ....................................................  28
Consolidated Financial Statements of Southside Bancshares Corp. and Subsidiaries:
   Balance Sheets ...............................................................  29
   Statements of Income .........................................................  30
   Statements of Shareholders' Equity ...........................................  31
   Statements of Cash Flows .....................................................  32
   Notes to Consolidated Financial Statements ...................................  33
Southside Bancshares Corp. and Subsidiaries - Directors and Officers:
   Southside Bancshares Corp. ...................................................  47
   South Side National Bank in St. Louis ........................................  48
   State Bank of Jefferson County ...............................................  49
   Bank of Ste. Genevieve .......................................................  49
   The Bank of St. Charles County ...............................................  50

LETTER TO OUR SHAREHOLDERS
Southside Bancshares Corp. and Subsidiaries


Dear Shareholders:

     This past year was marked by several significant milestones: the Company achieved its fourth consecutive increase in core annual net earnings, which also represent a new record level for the Company; the quarterly dividend was increased each quarter during 1997; and, on February 25, 1998, the Company entered into a definitive agreement that provides for the acquisition and merger of Public Service Bank, fsb (PSB) with the Company's lead subsidiary bank, South Side National Bank in St. Louis. This acquisition is expected to be completed in the third quarter of 1998 and represents the Company's first acquisition since 1990.

     The Company earned $6,302,000 or $2.30 per common share in 1997, compared to $6,158,000 or $2.27 per share in 1996, which represents an increase of $144,000 or approximately 2% during 1997. This increase in net earnings was largely attributable to an increase in net interest income. The 1997 earnings resulted in a return on average assets (ROA) of 1.18% and a return on average shareholders' equity (ROE) of 11.44%, compared to an ROA of 1.20% and an ROE of 12.27% in 1996. The slight decline in ROA during 1997 was largely the result of growth at the Company's subsidiary banks, as average assets increased $20,819,000 or 4%. Due to four straight years of strong earnings, the ROE also declined slightly. Management and the Board of Directors has taken steps to utilize this excess capital during the year, including the aforementioned acquisition of PSB, increased dividends to shareholders, and the purchase of treasury stock.

     With the increase in the March 15, 1998 dividend to $.20 per common share, the quarterly dividend has been raised a total of 25% over the past four quarters, and over the past two years, the quarterly dividend rate doubled from $.10 in March 1996 to its present level. We believe these increases in the dividend level demonstrate our commitment to increasing shareholder value and our confidence in the Company's ability to sustain current levels of profitability.

     We are very excited about the potential of the PSB acquisition. With the acquisition we will acquire facilities in two markets, which the Company views as a natural fit, one in St. Louis Hills in the City of St. Louis and the other in West St. Louis County. PSB also has a very successful residential mortgage loan origination business, which will give the Company an opportunity to enter this highly competitive area with an experienced staff, a solid referral network, and instant credibility with investors. Finally, the acquisition gives PSB's employees and customers access to additional products and resources not previously available to them, including commercial and construction loan products, an ATM and debit card network, increased lending capacity, and additional branch locations.

     Total assets of the Company increased by approximately $22,000,000 or 4% during 1997, and total assets have increased by approximately $37,000,000 over the past two years. One of the components of our strategic business plan was to achieve growth without negatively impacting earnings or asset quality. We will continue to evaluate opportunities for growth in the future as means of better utilizing our existing capital structure; however, we do not intend to sacrifice earnings or asset quality to accomplish this objective.

     Total nonperforming assets increased to $4,518,000, as of December 31, 1997, from $2,043,000, in 1996. This increase was primarily due to one commercial borrowing relationship, which is currently undergoing a reorganization through the bankruptcy courts. Even with the increase, nonperforming assets represent only .82% of total assets, which is comparable to our peers in the industry.

Southside Bancshares Corp. and Subsidiaries


     Much has been written about the year 2000 and its potential impact on the business community. We began reviewing and testing our computer hardware, computer software, and other affected areas during 1997. Based on the results of the preliminary procedures, management does not believe year 2000 will pose any major problems for the Company, nor should it result in any significant expense or capital expenditures. We will continue to review and test our systems during 1998 and 1999 to ensure that our entry into the new millennium is without incident.

     Looking ahead to 1998 and beyond, we are very excited about the potential for the Company. As mergers and acquisitions change the face of the financial institution landscape, it is our belief that strong independent organizations, like ours, will thrive. We have the capabilities to provide products and services comparable to larger institutions, we have the capital structure to sustain continued growth, and we have a commitment to customer service that should allow the Company to capitalize on our competitors weaknesses.

     As always, we would like to take this opportunity to thank our entire staff, customers, fellow directors, and shareholders for their support during the past year. We are proud of each of our dedicated employees who work hard in providing superior customer service.



Sincerely,


/s/ Howard F. Etling                  /s/ Thomas M. Teschner
Howard F. Etling                      Thomas M. Teschner
Chairman of the Board                 President and Chief Executive Officer

Dear Shareholders:


                  SOUTHSIDE BANCSHARES CORP. - ORGANIZATION

     Southside Bancshares Corp. (the Company) was incorporated in 1982 and has operated as a registered bank holding company since 1983 under the Bank Holding Company Act of 1956, as amended. The Company and its subsidiaries had consolidated total assets of approximately $549,864,000 at December 31, 1997. The following table shows the total assets at December 31, 1997, before elimination of intercompany accounts, of each of the Company's subsidiary banks, all of which are located in Missouri.

                                                       TOTAL ASSETS AT
                                                      DECEMBER 31, 1997
        SUBSIDIARY BANKS                               (IN THOUSANDS)
        --------------------------------------------  -----------------
        South Side National Bank in St. Louis (SSNB)           $353,316
        State Bank of Jefferson County (SBJC)                    57,683
        Bank of Ste. Genevieve (BSG)                             84,805
        The Bank of St. Charles County (BSCC)                    54,120


     The Company's subsidiary banks, which operate 13 banking offices in Missouri, are engaged in the general banking business of accepting funds for deposit, making loans, renting safe deposit boxes, and performing such other banking services as are usual and customary in banks of similar size and character.

     Customers of the subsidiary banks are also offered fiduciary services through the trust department of South Side National Bank in St. Louis (South Side National Bank). At December 31, 1997, the combined market value of fiduciary and custodial assets under management of the trust department was approximately $307,000,000. These assets are not reflected in the consolidated financial statements, as they do not represent assets of the Company.

     The responsibility for the management of the subsidiary banks remains with the officers and directors of the respective banks. The Company provides its subsidiary banks with assistance and service in auditing, record keeping, tax planning, trust operations, new business development, lending, regulatory compliance, and human resources management.

     Southside Bancshares Corp. has nine officers, the majority of whom are also officers of South Side National Bank. South Side National Bank is a national banking organization and employs 132 full-time and 16 part-time employees. State Bank of Jefferson County, Bank of Ste. Genevieve, and The Bank of St. Charles County are Missouri state-chartered banks and employ a total of 79 full-time and 9 part-time employees.

                              FINANCIAL HIGHLIGHTS

                FIVE-YEAR COMPARISON OF SELECTED FINANCIAL DATA
                   (dollars in thousands, except share data)




                                                                     As of and For the Years Ended December 31,
                                               ------------------------------------------------------------------------------------
                                                              %                          %                         %
                                                           CHANGE                     Change                     Change
                                                 1997       97/96         1996         96/95         1995         95/94
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS
    Total interest income                      $39,355         4%       $37,868           2%       $37,263           8%
    Total interest expense                      18,243         4         17,526           1         17,335          18
    Net interest income                         21,112         4         20,342           2         19,928           2
    Provision for possible loan losses              60         -             60         (14)            70         (64)
    Net interest income after
      provision for possible loan losses        21,052         4         20,282           2         19,858           2
    Net income                                   6,302         2          6,158          (9)         6,734          34
-----------------------------------------------------------------------------------------------------------------------------------
SHARE DATA
    Earnings per common share:
       Basic                                     $2.30         1%         $2.27         (11)%        $2.55          32%
       Diluted                                    2.25        (1)          2.26         (11)          2.54          34
    Dividends paid per common share                .70        40            .50          37           .365         103
    Book value                                   20.90         8          19.30           9          17.64          20
    Tangible book value                          20.81         8          19.18          10          17.49          21
    Shares outstanding (year-end)(1)         2,797,670        (1)     2,836,670           -      2,849,650          10
    Average shares outstanding               2,735,859         1      2,712,775           3      2,643,890           2
    Average shares outstanding,
       including potentially
       dilutive shares                       2,798,105         3      2,730,214           3      2,650,551           2
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION
    Total assets                              $549,864         4%      $527,907           3%   $   512,908          (1)%
    Total deposits                             483,363         3        467,276           2        457,567          (2)
    Total loans                                326,437        11        294,463          (3)       303,824           1
    Allowance for possible loan losses           6,120         9          5,602          (1)         5,635         (21)
    Short-term borrowings                        5,333       229          1,623         108            779         (77)
    ESOP debt                                        -      (100)         1,779         (40)         2,987         100
    Subordinated capital notes                       -                        -           -              -        (100)
    Total shareholders' equity                  56,653         7         52,841          12         47,300          24
-----------------------------------------------------------------------------------------------------------------------------------

                                        As of and For the Years Ended December 31,
                                        ------------------------------------------
                                                        %
                                                      Change
                                            1994      94/93           1993
----------------------------------------------------------------------------------
EARNINGS
    Total interest income                  $34,383      (5)%      $     36,052
    Total interest expense                  14,753      (8)             16,059
    Net interest income                     19,630      (2)             19,993
    Provision for possible loan losses         193     (93)              2,608
    Net interest income after
      provision for possible loan losses    19,437      12              17,385
    Net income                               5,014      65               3,041
------------------------------------------------------------------------------
SHARE DATA
    Earnings per common share:
       Basic                                 $1.93      65%     $         1.17
       Diluted                                1.93      62                1.17
    Dividends paid per common share            .18       9                .165
    Book value                               14.66       5               13.93
    Tangible book value                      14.43       6               13.66
    Shares outstanding (year-end)(1)     2,591,440       -           2,591,440
    Average shares outstanding           2,591,440       -           2,591,440
    Average shares outstanding,
       including potentially
       dilutive shares                   2,600,022       -           2,591,440
------------------------------------------------------------------------------
FINANCIAL POSITION
    Total assets                          $517,118      (3)%    $      530,649
    Total deposits                         468,093      (3)            484,308
    Total loans                            301,397      (2)            308,231
    Allowance for possible loan losses       7,144     (14)              8,334
    Short-term borrowings                    3,378      (8)              3,678
    ESOP debt                                    -       -                   -
    Subordinated capital notes               4,190       -               4,190
    Total shareholders' equity              38,002       5              36,102
------------------------------------------------------------------------------



                                SELECTED RATIOS

                                                                            As of and For the Years Ended December 31,
                                                                        ----------------------------------------------------
                                                                         1997        1996       1995       1994       1993
----------------------------------------------------------------------------------------------------------------------------
Loan-to-deposit ratio                                                     67.53%     63.02%     66.40%     64.39%     63.64%
Allowance for possible loan losses to total loans                          1.87       1.90       1.85       2.37       2.70
Dividend payout ratio (2)                                                 30.43      22.03      14.31       9.33      14.10
Return on average assets                                                   1.18       1.20       1.33        .97        .57
Return on average shareholders' equity                                    11.44      12.27      15.47      13.48       8.86
Average shareholders' equity to average total assets                      10.28       9.75       8.62       7.19       6.48
Net interest margin on average interest-earning assets                     4.34       4.42       4.41       4.27       4.30
Allowance for possible loan losses to nonperforming loans                175.16     473.54     172.11     136.13      62.95
Allowance for possible loan losses as a multiple of net charge-offs       N/A (3)    60.2x       4.5x       5.2x       2.0x
----------------------------------------------------------------------------------------------------------------------------


(1) Shares outstanding at December 31, 1997 and 1996 include 86,478 and 98,832 shares, respectively, held by the ESOP which have not been allocated to participants' accounts and thus are not considered outstanding for purposes of computing book value and tangible book value per share.
(2) Dividends paid per common share divided by basic earnings per common share.
(3) The ratio was not applicable in 1997 as recoveries exceeded charge-offs for the year.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     This discussion is presented to provide an understanding of the consolidated financial condition and results of operations for the fiscal year ended December 31, 1997 and prior years of the Company and its subsidiaries.

     As a registered bank holding company, the Company is subject to supervision and regulation by the Board of Governors of the Federal Reserve System (Federal Reserve) pursuant to the Bank Holding Company Act of 1956, as amended. All subsidiary banks are subject to regulation by the Federal Reserve and are also members of and subject to regulation by the Federal Deposit Insurance Corporation (FDIC). The national banking subsidiary, South Side National Bank in St. Louis, is subject to supervision and regulation by the Office of the Comptroller of the Currency (OCC). The three state-chartered banks are subject to supervision and regulation by the Missouri Division of Finance.



                             BALANCE SHEET ANALYSIS

     Total consolidated assets of the Company increased $21,957,000 to $549,864,000 at December 31, 1997 when compared to $527,907,000 at December 31, 1996. The increase was the result of continued growth at three of the Company's four subsidiary banks. An integral component of management's strategic business plan has been to achieve controlled, profitable growth at each of the subsidiary banks and, as a result, total assets have increased $36,956,000 over the past two years.

LOAN PORTFOLIO
     The Company's loan portfolio consists of business loans to small and medium size companies, commercial, construction and residential real estate loans, and consumer loans. Traditionally, the majority of the loan portfolio has focused on real estate as an integral component of a credit's underlying source of collateral. Management expects real estate to continue to be a major factor in future loan relationships, but recognizes that continued competitive pressure from the secondary market for traditional residential loans will result in further diversification in the portfolio.

     The table below sets forth the components of the Company's loan portfolio for each of the last five years:


                                                             (in thousands)
                                    1997           1996          1995            1994           1993
                                 --------       --------         -------       --------       --------
Commercial, financial, and
    agricultural                 $ 69,168       $ 62,016        $ 62,214       $ 69,219       $ 73,566
Real estate - commercial           98,759         82,045          88,321         82,807         86,258
Real estate - construction         30,836         26,067          15,510         11,019          9,540
Real estate - residential          92,028         96,039         102,418        108,134        110,806
Consumer                           23,627         17,304          17,626         18,334         18,849
Industrial revenue bonds            5,517          6,373           7,789          9,311          8,544
Other                               6,502          4,619           9,946          2,573            668
                                 --------       --------        --------       --------       --------
                                 $326,437       $294,463        $303,824       $301,397       $308,231
                                 ========       ========        ========       ========       ========

Southside Bancshares Corp. and Subsidiaries


     Total loans increased $31,974,000 during 1997, as the Company experienced growth in all lending categories, with the exception of residential real estate loans and industrial revenue bonds. St. Louis and the surrounding communities continue to remain a very competitive lending environment; however, recent acquisitions and mergers by other institutions have created opportunities to compete for lending relationships with customers who feel displaced or uncomfortable with their recently merged or acquired lender. With the continued economic stability in the Company's market areas, management decided that 1997 was an appropriate time to take a more aggressive approach toward obtaining new lending relationships. While pursuing a slightly more aggressive approach, management continues to remain committed to maintaining acceptable asset quality levels and a solid net interest margin.

     Total loans decreased by $9,361,000 during 1996 due to an intensely competitive lending environment. Unlike 1997, management believed that 1996 was not the appropriate time to begin a more aggressive lending approach. Consequently, some of the Company's more aggressive competitors were able to take advantage of the situation, and offered more attractive financing packages than the Company.

     Following is a more detailed analysis of the changes in the individual loan categories during 1997.

   - Commercial, financial, and agricultural loans increased $7,152,000 during 1997, after having remained relatively stable during 1996. The 1997 increase can be largely attributed to two credit relationships with customers in the broadcasting industry. This was an entry into a new lending area for the Company; however, given the merger and consolidation activity which is currently taking place in the radio and television industry, it is unlikely that this is an area which will provide an opportunity for significant continued growth.

   - Commercial and construction real estate loans increased $16,714,000 and $4,769,000, respectively, during 1997, while residential real estate loans declined by $4,011,000 during the year. The increase in commercial real estate loans was due, in part, to a strong economic environment which has encouraged businesses to expand operations and invest in real property. Also contributing to the loan growth was consolidation among some of the Company's competitors for commercial and construction real estate loans. The Company's legal lending capacity allows it to fulfill the financial needs of medium-sized commercial customers who are too large for smaller independent financial institutions. The increase in construction loans relates to the aforementioned consolidation within the banking industry; however, this lending category has also benefited from new home sales remaining strong throughout 1997. Residential real estate loans declined for the fifth straight year. In the current interest rate environment, the majority of residential loan activity is being placed with the secondary market mortgage lenders.

   - Consumer loans increased by $6,323,000 during 1997, which reversed a trend of four straight years in which the balance of this category had declined. During the fourth quarter of 1996, the Company began to renew its focus on automobile financing. The majority of the growth occurred after the Company began utilizing the services of a direct marketing firm. The firm identifies recent purchasers of new and used vehicles, and the Company's subsidiary banks solicit refinancing of the vehicles in their individual market territories, which proved very successful during 1997.

   - Industrial revenue bonds continue to decline as normal payments and early repayments reduce the size of the existing portfolio. In addition, there is very little new loan origination activity in this area, as tax law changes in the late 1980s made it more difficult and less advantageous to pursue this form of financing.

Southside Bancshares Corp. and Subsidiaries




ALLOWANCE FOR POSSIBLE LOAN LOSSES AND RISK ELEMENTS
     Implicit in lending activities is the consideration that losses will be experienced and the amount of such losses will vary from time to time, depending upon the risk characteristics of the portfolio as affected by economic conditions, competition, and the financial experience of borrowers. The allowance for possible loan losses, which is designed to provide for the risk of loss inherent in the lending process, is increased by the provision for possible loan losses charged to expense and decreased by the amount of loans charged off, net of recoveries. The allowance for possible loan losses provides for anticipated potential loan losses and is maintained at a level commensurate with management's evaluation of the risks inherent in the subsidiary banks' loan portfolios. In order to identify potential risks in the loan portfolios of the subsidiary banks, monthly reports, which contain information on the overall characteristics of the subsidiary banks' loan portfolios and specific analyses of loans requiring special attention, including nonperforming and certain criticized loans, are reviewed by each subsidiary bank's senior management personnel and Board of Directors. In addition, the Company performs periodic examinations of individual loans and of the overall loan portfolio of each banking subsidiary through the Company's loan review process.


                 SUMMARY OF ALLOWANCE FOR POSSIBLE LOAN LOSSES




                                                           (in thousands)
                                                      Years Ended December 31,
                                    ----------------------------------------------------------
                                     1997       1996         1995         1994          1993
                                    ------     -------      -------      -------      --------
BALANCE AT BEGINNING OF YEAR        $5,602      $5,635       $7,144       $8,334        $9,994
Provision charged to expense            60          60           70          193         2,608
Adjustment due to sale of
   Bay-Hermann-Berger Bank               -           -         (327)           -             -

Loans charged off                     (367)     (1,219)      (2,174)      (2,318)       (5,499)
Recoveries                             825       1,126          922          935         1,231
                                    ------     -------      -------      -------      --------
   Net recoveries (charge-offs)        458         (93)      (1,252)      (1,383)       (4,268)
                                    ------     -------      -------      -------      --------
BALANCE AT END OF YEAR              $6,120      $5,602       $5,635       $7,144        $8,334
                                    ======     =======      =======      =======      ========



                                                            Years Ended December 31,
                                             -----------------------------------------------------
                                              1997        1996        1995        1994       1993
                                             ------      ------      ------      ------      -----
 RATIOS:
    Allowance for possible loan losses:
       As % of total loans                     1.87%       1.90%       1.85%       2.37%      2.70%
       As % of nonperforming loans           175.16      473.54      172.11      136.13      62.95
       As multiple of net charge-offs             *       60.2x        4.5x        5.2x       2.0x
    Net charge-offs:
       As % of total loans at year-end            *         .03%        .41%        .46%      1.38%
       As % of average total loans                *         .03         .42         .47       1.29
       As % of allowance for possible
         loan losses at year-end                  *        1.66       22.22       19.36      51.21


* Ratios are not applicable for 1997, as recoveries exceeded charge-offs for the year.

Southside Bancshares Corp. and Subsidiaries




     The allowance for possible loan losses at December 31, 1997 was $6,120,000 or 1.87% of the total loans outstanding compared to $5,602,000 or 1.90% in 1996 and $5,635,000 or 1.85% in 1995. The $518,000 increase in the allowance for possible loan losses reflects recoveries of loans previously charged-off exceeding loan charge-offs for the year, as the provision for possible loan losses remained at $60,000. The ratio of the allowance for possible loan losses as a percentage of total loans declined slightly because loan growth outpaced the increase in the allowance for possible loan losses.

     As indicated above, the Company experienced net recoveries during 1997 of $458,000, after having posted net charge-offs of $93,000 and $1,252,000 in 1996 and 1995, respectively. This represents the first time in the 15-year history of the Company that net recoveries were achieved for an entire fiscal year, and, as a result, management of the Company was able to maintain a relatively low provision for possible loan losses. The provision for possible loan losses charged to expense was $60,000, $60,000, and $70,000 in 1997, 1996, and 1995,
respectively.

     Management records provisions for possible loan losses in amounts sufficient to result in an allowance for possible loan losses that covers current net charge-offs and risks believed to be inherent in the loan portfolio. Amounts charged against current income are based on such factors as past loan loss experience as it relates to current portfolio mix, evaluation of potential losses in the loan portfolio, prevailing economic conditions, and regular reviews of the portfolio conducted by loan officers, internal loan review staff, and bank regulatory agencies. The loan review process entails analyzing the borrower's financial condition, payment performance, impact of economic and business conditions on certain borrowers, loan concentration risk, sufficiency of collateral, and any other known risks inherent in borrowing relationships. This process is used as the basis for determining the adequacy of the allowance for possible loan losses. Company management believes the allowance for possible loan losses is adequate to cover actual and potential losses in the loan portfolio under current conditions.


                              NONPERFORMING ASSETS


                                                                    (dollars in thousands)
                                                                         December 31,
                                                  -------------------------------------------------------------
                                                    1997         1996          1995          1994         1993
                                                    ----         ----          ----          ----         ----
Nonaccrual loans                                  $2,977        $1,037        $1,811        $2,829       $8,038
Past due 90 days and still accruing interest         517           146         1,463         2,419        5,187
Loans not included above which are
    "troubled debt restructurings" as
    defined in SFAS 15                                 -             -             -             -           15
                                                  ------      --------       -------       -------      -------
            TOTAL NONPERFORMING LOANS              3,494         1,183         3,274         5,248       13,240
Other real estate owned                            1,024           860           554         1,833        4,316
                                                  ------      --------       -------       -------      -------
            TOTAL NONPERFORMING ASSETS            $4,518        $2,043        $3,828        $7,081      $17,556
                                                  ======      ========       =======       =======      =======
RATIOS:
    Nonperforming loans as % of
         total loans                                1.07%         0.40%         1.08%         1.74%        4.30%
    Nonperforming assets as % of
         total loans and other real
         estate owned                               1.38          0.69          1.26          2.34         5.62
    Nonperforming assets as % of
         total assets                               0.82          0.39          0.75          1.37         3.31
    Allowance for possible loan losses
         as % of nonperforming loans              175.16        473.54        172.11        136.13        62.95

Southside Bancshares Corp. and Subsidiaries




     Nonperforming loans totaled $3,494,000 or 1.07% of the loan portfolio at December 31, 1997 compared to $1,183,000 or .40% of the loan portfolio at December 31, 1996. Nonperforming assets totaled $4,518,000 or 0.82% of total assets at December 31, 1997 compared to $2,043,000 or .39% of total assets at December 31, 1996. The increase in both nonperforming loans and nonperforming assets was primarily the result of a $2.5 million commercial lending relationship which was placed on nonaccrual status during the year. The borrower is currently in bankruptcy and has a reorganization plan pending before the court. The Company is receiving payments on the debt as part of the bankruptcy court proceedings, and management believes this borrower will ultimately fulfill its financial obligations to the Company. However, in the event foreclosure becomes necessary, management believes adequate reserves have been allocated to this credit.

     Current standards require that a loan be reported as impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company's loan policy generally requires that a credit meeting the above criteria be placed on nonaccrual status; however, loans which are past due more than 90 days as to the payment of principal or interest are also considered to be impaired. These loans are included in the total of nonperforming assets. Loans past due less than 90 days are generally not considered impaired; however, a loan which is current as to payments may be determined by management to demonstrate some of the characteristics of an impaired loan. In these cases, the loan is classified as impaired while management evaluates the appropriate course of action. The Company's primary basis for measurement of impaired loans is the collateral underlying the identified loan.

     Any loans classified for regulatory purposes, but not included above in nonperforming loans, do not represent material credits, about which management is aware of any information which causes management to have serious doubts as to the borrower's ability to comply with the loan repayment terms or which management reasonably expects will materially impact future operating results or capital resources. As of December 31, 1997, there were no concentrations of loans exceeding 10% of total loans which were not disclosed as a category of loans in note 3 to the consolidated financial statements of the Company.

     The amounts received in cash and recognized as interest income on nonaccrual loans were $113,000 and $27,000 for the years ended December 31, 1997 and 1996, respectively. If the contractual interest on these loans had been recognized, such income would have been $232,000 and $133,000, respectively. There were no restructured loans at December 31, 1997 or 1996.


INVESTMENT PORTFOLIO
     The Company's investment portfolio has historically provided a stable earnings base, a secondary source of long-term liquidity, and is one of the primary means of adjusting interest rate sensitivity, thereby managing interest-rate risk. The investment portfolio contains a mixture of debt securities in terms of the types of securities, interest rates, and maturity distribution. This diversity, as well as management's conservative philosophy towards risk management, has resulted in a solid investment portfolio. Debt securities included in the held to maturity category are stated at cost, adjusted for amortization of premiums and accretion of discounts, in the Company's consolidated financial statements. Debt securities included in the available for sale category are recorded in the consolidated financial statements at their market value.

     The carrying value of the Company's investment portfolio decreased by $14,155,000 during 1997 as funds from maturing investments were used to fund the increase in loan volume. The Company's loan-to-deposit ratios throughout 1997 remained below 70%. Accordingly, management believes that utilizing maturing investment securities to fund loan growth is a more effective means of increasing net income, as compared to aggressively

Southside Bancshares Corp. and Subsidiaries




pursuing time deposits to fund loan growth. This strategy was particularly effective during 1997 because of the intense deposit rate competition within the subsidiary banks' markets and the relatively low yield available on investment securities.

     The carrying value of the Company's investment portfolio increased by $27,520,000 in 1996, largely because of a decrease in loan demand at the subsidiary banks.

     The amortized cost and estimated market value of the Company's available for sale and held to maturity debt securities at December 31, 1997, 1996, and 1995 are shown below:



                                                                   (in thousands)
                                       1997                             1996                             1995
                              -------------------------       --------------------------      -------------------------
                                              ESTIMATED                       Estimated                       Estimated
                              AMORTIZED        MARKET         Amortized        Market         Amortized        Market
                                COST            VALUE           Cost            Value           Cost            Value
                              ---------       ---------       ---------       ---------       ---------       ---------
AVAILABLE FOR SALE:
  U.S. Treasury securities
     and obligations of U.S.
     Government agencies
     and corporations         $  26,899       $  27,058       $  18,861       $  18,845       $   7,569       $   7,609
  Obligations of states and
     political subdivisions         300             304             445             451             530             543
  Other securities                1,575           1,575           1,279           1,279           1,260           1,262
                              ---------       ---------       ---------       ---------       ---------       ---------
                                 28,774          28,937          20,585          20,575           9,359           9,414
  Mortgage-backed securities     44,483          44,523          46,444          46,075          40,981          40,738
                              ---------       ---------       ---------       ---------       ---------       ---------
                              $  73,257       $  73,460       $  67,029       $  66,650       $  50,340       $  50,152
                              =========       =========       =========       =========       =========       =========

HELD TO MATURITY:
  U.S. Treasury securities
     and obligations of U.S.
     Government agencies
     and corporations         $  72,065       $  72,348       $  92,469       $  92,396       $  83,086       $  82,939
  Obligations of states and
     political subdivisions      23,544          24,316          21,709          22,461          21,875          22,822
  Other securities                    -               -             300             300             471             471
                              ---------       ---------       ---------       ---------       ---------       ---------
                                 95,609          96,664         114,478         115,157         105,432         106,232
  Mortgage-backed securities      4,070           4,174           6,166           6,220           4,190           4,262
                              ---------       ---------       ---------       ---------       ---------       ---------
                              $  99,679       $ 100,838       $ 120,644       $ 121,377       $ 109,622       $ 110,494
                              =========       =========       =========       =========       =========       =========


     The Company has designated certain debt securities with a market value of approximately $73,460,000 and $66,650,000 as available for sale at December 31, 1997 and 1996, respectively, with the differences of $203,000 and $379,000, respectively, between the market value and amortized cost of such securities being recorded in a valuation reserve. Debt securities with an amortized cost of $99,679,000 and $120,644,000 at December 31, 1997 and 1996, respectively, remain as held to maturity securities, to be used for the Company's longer-term liquidity needs. The held to maturity securities at December 31, 1997 and 1996 reflected market values of $100,838,000 and $121,377,000, respectively, which represent net unrealized gains of $1,159,000 and $733,000 in 1997 and 1996, respectively. Because it is not management's intention to sell securities from the portfolio, these gains or losses are not anticipated to be realized by the Company.

Southside Bancshares Corp. and Subsidiaries




     The market value of the Company's portfolio in relationship to the amortized cost of the portfolio remained relatively stable during 1997 and 1996 after having improved significantly during 1995.

     There were no sales of securities during 1997, 1996, and 1995.

     At December 31, 1997, there were no securities of a single issuer that exceeded 10% of shareholders' equity.

DEPOSITS
     Deposits are the primary funding source for the Company's subsidiary banks and are acquired from a broad base of local markets, including both individual and commercial customers. Total deposits increased $16,087,000 and $9,709,000 in 1997 and 1996, respectively.

     The increase in deposits during 1997 was due to a combined increase in interest-bearing and noninterest-bearing demand deposits of $13,965,000 and time deposits $100,000 and over of $3,882,000, which was partially offset by a $488,000 decline in savings deposits and a $1,272,000 decline in time deposits under $100,000. The increase in noninterest-bearing demand deposits was the result of normal activity within this category. The increase in interest-bearing demand deposit accounts was largely due to an increase in money market deposits. In recent years, commercial and retail customers have become increasingly more sophisticated in managing their cash positions and more sensitive to the rate of interest being earned. During much of 1997, there was very little spread between the rates paid on a preferred money market account, which is tied to the 90-day U.S. Treasury bill rate, and the rates being offered on longer term certificates of deposit. Consequently, many depositors opted for the increased flexibility of the money market account over the small increase in yield offered by the certificates of deposit. This also explains the decline in certificates of deposit under $100,000. Time deposits $100,000 and over continue to increase, although the Company has not actively pursued these deposits. Much of the growth in the current year can be directly attributed to the mergers and consolidations within the industry. Many of the city, county, and local government offices in the Company's markets prefer to conduct business with banks headquartered in their area. Oftentimes, these relationships are rather large relationships, which exceed $100,000.

     The 1996 deposit growth was largely in interest-bearing demand deposits and time deposits $100,000 and over. The growth in these two portfolios was partially offset by small declines in noninterest-bearing demand deposits, savings deposits, and time deposits under $100,000. Interest-bearing demand deposits increased by $4,850,000 during 1996, with the majority of this growth attributable to deposit migration from noninterest-bearing demand and savings deposits. Time deposits $100,000 and over increased $12,929,000 during 1996. This increase was largely the result of a few larger public fund accounts, for which the Company was the successful bidder. In each case, the Company was not overly aggressive in the pricing of these deposits, and the yields were such that profit margins existed between the rates paid on the deposits and comparable investment securities. The decline in time deposits under $100,000 was largely due to the highly competitive market for these deposits during 1996. Several of the Company's competitors offered a number of special rates throughout the year in an effort to build market share. Management of the Company opted not to pursue the same course of action because, with the decrease in loans during the year, the impact would have been detrimental to the net interest margin.

Southside Bancshares Corp. and Subsidiaries




     The following table shows the breakdown of deposits at December 31, 1997, 1996, and 1995:


                                                      (dollars in thousands)
                                          1997                 1996                   1995
                                  ------------------  ------------------------  ------------------
                                            PERCENT                Percent                Percent
                                            OF TOTAL               of Total               of Total
                                  AMOUNT    DEPOSITS     Amount    Deposits     Amount    Deposits
                                  --------  --------  -----------  -----------  --------  --------
Noninterest-bearing
    demand deposits               $ 61,308        12%    $ 58,046       12%     $ 60,999        13%
Interest-bearing demand deposits   139,177        29      128,474       28       123,624        27
Savings deposits                    56,627        12       57,115       12        60,134        13
Time deposits under $100,000       172,830        36      174,102       37       176,200        39
                                  --------      ----     --------      ---      --------      ----
        Total core deposits        429,942        89      417,737       89       420,957        92
Time deposits $100,000 and
    over                            53,421        11       49,539       11        36,610         8
                                  --------      ----     --------      ---      --------      ----
        Total deposits            $483,363       100%    $467,276      100%     $457,567       100%
                                  ========      ====     ========      ===      ========      ====



     The following table shows the amount of time deposits $100,000 and over by time remaining until maturity at December 31, 1997, 1996, and 1995:

                                              (in thousands)
                                        1997      1996      1995
                                        -------  --------  -------
        Three months or less            $24,733   $12,899  $17,039
        Over three through six months    12,494    19,850    9,723
        Over six through twelve months   11,328    11,904    4,016
        Over twelve months                4,866     4,886    5,832
                                        -------  --------  -------
                                        $53,421   $49,539  $36,610
                                        =======  ========  =======


     The following table reflects the average daily balances, by category, at December 31, 1997, 1996, and 1995, and their weighted average interest rates for the respective years:



                                                     (dollars in thousands)
                                         1997                 1996                   1995
                                  -----------------  ------------------------  -----------------
                                  AVERAGE   AVERAGE    Average      Average     Average   Average
                                   BALANCE   RATE      Balance        Rate      Balance    Rate
                                  --------  -------  -----------  -----------  --------  -------
Noninterest-bearing demand
    deposits                      $ 55,323      -  %    $ 54,965          -  %  $59,162     -   %
Interest-bearing demand deposits   130,046     3.34      123,924         3.33   120,098     3.41
Savings deposits                    58,029     2.51       60,332         2.53    64,381     2.62
Time deposits under $100,000       173,382     5.37      175,239         5.40   176,943     5.36
Time deposits $100,000 and over     52,601     5.32       41,456         5.18    29,270     5.40
                                  --------    =====  -----------         ====  --------    =====
                                  $469,381              $455,916               $449,854
                                  ========           ===========               ========


SHORT-TERM BORROWINGS
     Short-term borrowings are an alternative to other funding sources and consist primarily of federal funds purchased, securities sold under agreements to repurchase, U.S. Treasury tax and loan notes, and other short-term borrowings. These sources of funding are utilized primarily by South Side National Bank and the Company itself. Depending on funding requirements and liquidity strategies employed by the Company's Asset/Liability

Southside Bancshares Corp. and Subsidiaries




Management Committee, these funds are used on a short-term basis. Securities sold under agreements to repurchase (REPO) increased during 1997 and 1996 because of the introduction of a daily REPO Sweep account. This cash management product allows commercial customers to more effectively invest their operating capital.

     The following table is a summary of short-term borrowings at December 31, 1997, 1996, and 1995:



                                              (in thousands)
                                            1997    1996    1995
                                           ------  -------  ----

         Securities sold under agreements
             to repurchase                 $5,333   $1,623  $307
         U.S. Treasury tax and loan notes       -        -   472
                                           ------  -------  ----
                                           $5,333   $1,623  $779
                                           ======  =======  ====


     The average daily balances, weighted average daily interest rates, maximum month-end amounts outstanding, and average interest rates at year-end for short-term borrowings were as follows:


                                                   (dollars in thousands)
                                        1997                    1996                  1995
                                --------------------  ------------------------  ----------------
                                 AVERAGE     AVERAGE    Average      Average   Average   Average
                                 BALANCE      RATE      Balance       Rate     Balance     Rate
                                --------    --------   --------      -------  --------   -------
Federal funds purchased         $     42     5.41%     $   188         5.85%    $399      5.76%
Securities sold under
    agreements to
    repurchase                     5,053     4.47          893         4.37      747      4.82
U.S. Treasury tax and loan
    notes                          -            -          703         5.97    1,333      5.40
Other short-term borrowings        -            -            -            -      479      8.77
                                --------  =======      -------        =====  -------      ====
                                $  5,095               $ 1,784                $2,958
                                ========               =======               =======
Total maximum short-term
    borrowings outstanding
    at any month-end during
    the year                    $ 10,693               $ 3,308                $8,161
                                ========               =======               =======
Average short-term borrowings
    rate at end of year                      4.40%                     4.85%              6.70%
                                            =====                     =====               ====


ASSET/LIABILITY MANAGEMENT
     The Company's overall goal in asset/liability management is to achieve a reasonable balance of rate-sensitive assets with rate-sensitive liabilities in order to minimize the impact of changing rates on net income. As assets and liabilities tend to become more rate sensitive, whether due to customer demands or Company initiatives, it becomes more important that rates earned are matched with rates paid, and that repricing dates are matched so the next earning interval will have both components at current rates. Assets and liabilities that mature or are repriced in one year or less are considered in the financial services industry to be "rate sensitive." This means that as rates in the marketplace change, the rates on these assets or liabilities will soon be impacted. Given a reasonably balanced rate sensitivity position if rates are increasing, the Company will have more interest income and more interest expense. Conversely, if rates are decreasing, the Company will have less interest income and less interest expense.

Southside Bancshares Corp. and Subsidiaries




     Short-term interest rate sensitive positions are critical in managing net interest income, as they have an immediate impact on earnings during periods of changing interest rates. Interest rate sensitivity is measured by interest-sensitive gaps defined as the difference between interest-sensitive assets and interest-sensitive liabilities within any specific time period. A positive or negative interest-sensitive gap demonstrates the relative exposure to interest rate movements. To the extent that these gaps are close to zero, net interest income is protected from interest rate fluctuations for the specific time period being examined. Examples of interest-sensitive assets and liabilities include commercial loans whose interest rates are tied to the prime commercial lending rate and money market deposit accounts whose interest rates are tied to the three-month treasury bill rate. The objective of an interest sensitivity analysis is to measure the potential impact of changes in the levels of market interest rates on net interest income.

     Management believes maintenance of appropriate rate-sensitive positions is imperative in maintaining an adequate degree of liquidity and acceptable profit margins, and has structured its deposit, investment, and loan portfolios accordingly. It is the opinion of management that the Company has maintained an adequate liquidity position and management will endeavor to do so in the future.


RATE SENSITIVITY
     Interest rate sensitivity is a key component of asset/liability management and is related to liquidity, because each is affected by maturing assets and sources of funds. Interest sensitivity, however, also takes into consideration those assets and liabilities with interest rates which are subject to change prior to maturity. The objective of interest sensitivity management is to optimize earnings results, while managing, within internal policy constraints, interest rate risk. The Company's policy on interest rate sensitivity is to manage exposure to potential risk associated with changing interest rates by maintaining a balance sheet posture in which annual net income is not significantly affected by interest rate movements. The total absence of risk, as well as excessive risk, can result in less than acceptable returns; therefore, the Company manages its interest sensitivity risk between those two extremes.

     The table on the following page is an analysis of interest-sensitive assets and liabilities at December 31, 1997 over various time horizons.
Because such an analysis does not capture many factors which determine interest rate risk, the Company has put more emphasis on the use of a simulation model to measure its exposure to changes in interest rates. Under different rate and growth assumptions, these projections enable the Company to adjust its strategies to protect the net interest margin against significant rate fluctuations. Uniform sensitivity reports and guidelines are used by all subsidiary banks of the Company. Current model projections indicate annual net interest income would change by less than 10% should rates rise or fall within 200 basis points from their current level. Based on the Company's historical analysis, interest-bearing demand and savings deposits have proven to be very stable core deposits even through interest rate fluctuations. Accordingly, management believes these deposits are not 100% rate sensitive within the period of three months or less. As a result, these deposits have been allocated between the four repricing categories as follows: three months or less - 35%, three months through 12 months - 20%, over one year through five years - 25%, and over five years - 20%.

     As reflected on the Repricing and Interest Rate Sensitivity Analysis on the following page, the Company has a well-balanced interest rate sensitivity position. Generally, a one-year gap ratio in a range of .80x - 1.20x indicates an entity is not subject to any undue interest rate risk. The Company's current one-year gap of 1.08x is within an acceptable range.

Southside Bancshares Corp. and Subsidiaries




                REPRICING AND INTEREST RATE SENSITIVITY ANALYSIS

                             (dollars in thousands)

                               December 31, 1997


                                                    OVER      OVER
                                                  3 MONTHS   1 YEAR
                                        3 MONTHS   THROUGH   THROUGH   OVER
                                        OR LESS   12 MONTHS  5 YEARS  5 YEARS   TOTAL
                                        --------  ---------  -------  -------  -------
Interest-earning assets:
   Federal funds sold                   $ 17,200   $      -  $       -  $     -  $ 17,200
   Investments available for sale         19,928      9,247     37,615    6,670    73,460
   Investments held to maturity            6,763     18,858     55,736   18,322    99,679
   Loans, net of unearned discount (1)   175,586     53,668     78,623   18,560   326,437
                                        --------  ---------  ---------  -------  --------
      Total interest-earning
          assets                         219,477     81,773    171,974   43,552   516,776
                                        --------  ---------  ---------  -------  --------

Cumulative interest-earning assets       219,477    301,250    473,224  516,776   516,776
                                        --------  ---------  ---------  -------  --------

Interest-bearing liabilities:
   Interest-bearing demand deposits       48,712     27,835     34,795   27,835   139,177
   Savings deposits                       19,819     11,325     14,158   11,325    56,627
   Time deposits under $100,000           44,472     70,513     57,845        -   172,830
   Time deposits $100,000 and over        26,034     23,821      3,566        -    53,421
   Short-term borrowings                   5,333          -          -        -     5,333
                                        --------  ---------  ---------  -------  --------
      Total interest-bearing
          liabilities                    144,370    133,494    110,364   39,160   427,388
                                        --------  ---------  ---------  -------  --------

Cumulative interest-bearing
   liabilities                           144,370    277,864    388,228  427,388   427,388
                                        --------  ---------  ---------  -------  --------

Gap analysis:
   Interest sensitivity gap             $ 75,107  $ (51,721) $  61,610  $ 4,392  $ 89,388
                                        ========  =========  =========  =======  ========
   Cumulative interest
      sensitivity gap                   $ 75,107  $  23,386  $  84,996  $89,388  $ 89,388
                                        ========  =========  =========  =======  ========

Cumulative gap ratio of interest-
   earning assets to interest-bearing
   liabilities                             1.52x      1.08x      1.22x    1.21x     1.21x
                                        ========  =========  =========  =======  ========


(1) Nonaccrual loans are reported in the "over 1 year through 5 years" column.

LIQUIDITY
     The Company's Asset/Liability Management Committee also formulates guidelines for and monitors the composition of assets and liabilities. The objective is to meet earnings goals by producing the optimal yield and maturity mix consistent with interest rate expectations and projected liquidity needs.

     Achieving these goals is the central role of liquidity management, which must ensure that the Company has ready access to sufficient funds to meet existing commitments and future financial obligations. In addition, liquidity management enables the Company to withstand fluctuations in deposit levels and to provide for customers' credit needs in a timely and cost-effective manner. Liquidity management, therefore, is viewed from both an asset and liability perspective.

Southside Bancshares Corp. and Subsidiaries




     Asset liquidity is normally provided through the maturities of various assets, the receipt of loan payments, and the interest collected on assets. Additionally, as part of its overall asset/liability management strategy, the Company designates certain investment securities as available for sale. In the event that liquidity needs arise, these securities are available to be converted to cash.

     The most important source of liquidity for the Company is deposit liquidity, which is the ability to raise new funds and renew maturing liabilities. The Company's long-term customer relationships in the various local markets are the foundation of the Company's long-term liquidity.

     Short-term liquidity needs arise from continuous fluctuations in the flow of funds on both sides of the balance sheet. The subsidiary banks control their own asset/liability mix within guidelines of Company policy and their individual loan demand and deposit structure, with guidance from the Asset/Liability Management Committee. Other than South Side National Bank, the subsidiary banks do not generally borrow funds.

     As the parent company, Southside Bancshares Corp. maintains its liquidity position and provides for its cash flow needs through dividends and management fees received from its subsidiary banks.

     It is the opinion of management that the Company has historically maintained an adequate liquidity position and management will endeavor to continue to do so in the future.


CAPITAL RESOURCES
     A strong capital base is vital to any banking organization as capital provides a solid foundation for anticipated future asset growth and promotes depositor and investor confidence.

     Assets vary with respect to risk. Some assets, such as cash or short-term government securities, are practically risk free. Other assets, such as loans, have increased risk associated with them. Capital requirements depend to some extent on the degree of risk within a bank's asset categories and the level of assets in those risk categories.

     Bank regulators consider a range of factors when determining capital adequacy. Such factors include the organization's size, quality and stability of earnings, risk diversification, management expertise, asset quality, liquidity, and internal controls. The risk-based capital guidelines, adopted in 1990, define the components of capital, categorize assets into different risk classes, and include certain off-balance-sheet items in the calculation of capital requirements. Off-balance-sheet items are converted into on-balance-sheet credit equivalents and are categorized into different risk classes to determine the required capital associated with each class. On-balance-sheet items are also assigned different risk weights to determine required capital. Together, these two items comprise the risk-weighted asset denominator of the required capital ratios.

     Capital itself is categorized into two types: Tier I and Tier II. Tier I capital elements include total shareholders' equity less goodwill and exclude the effects of net unrealized gains or losses on available-for-sale securities. Tier II capital includes other supplementary capital elements, subject to certain limitations, such as mandatory convertible notes, subordinated debt, and the allowance for possible loan losses. The maximum amount of the allowance for possible loan losses which can be included as Tier II capital is 1.25% of risk-weighted assets.

Southside Bancshares Corp. and Subsidiaries




     The capital guidelines require banking organizations to maintain a minimum total capital ratio of 8% (of which at least 4% must be Tier I capital). The Company's total capital ratios under the risk-weighted guidelines at December 31, 1997 and 1996 were 17.38% and 17.88%, respectively, which included Tier I capital ratios of 16.12% and 16.62%, respectively. In addition, the Company and its subsidiary banks must maintain a minimum Tier I leverage ratio (Tier I capital to adjusted total assets) of at least 3%. The Company's Tier I leverage ratios were 10.34% and 10.12% at December 31, 1997 and 1996, respectively. These ratios are well above the minimum risk-weighted capital requirements.

     All of the subsidiary banks of the Company also exceeded the various regulatory capital requirements at December 31, 1997, 1996, and 1995. Management reviews the various capital measures monthly to ensure that they are within internal guidelines and within external guidelines as established by law, and management believes that the Company's current capital position is adequate to support its banking operations.

     The following is a summary of data and ratios pertaining to the Company's capital position at December 31, 1997, 1996, and 1995:

                                                    (dollars in thousands)
                                               1997       1996         1995
                                             -------  -----------  -----------
  RISK-BASED CAPITAL:
     Tier I capital                          $56,279      $52,778      $47,030
     Total capital                            60,664       56,767       50,986
     Risk-weighted assets                    349,079      317,494      314,770
  RISK-BASED CAPITAL RATIOS:
     Tier I capital to risk-weighted assets   16.12%       16.62%       14.94%
     Minimum requirement                        4.00         4.00         4.00
     Total capital to risk-weighted assets     17.38        17.88        16.20
     Minimum requirement                        8.00         8.00         8.00
                                             =======     ========     ========
-------------------------------------------------------------------------------

  TIER I CAPITAL:
     Tier I capital                          $56,279      $52,778      $47,030
     Average fourth quarter total
       consolidated assets less
       intangibles                           544,380      521,523      507,108
  LEVERAGE CAPITAL RATIOS:
     Tier I capital to average total
       consolidated assets less
       intangibles                            10.34%       10.12%        9.27%
     Minimum requirement                       3.00         3.00         3.00
                                             =======      =======      =======

RESULTS OF OPERATIONS
Southside Bancshares Corp. and Subsidiaries




                             RESULTS OF OPERATIONS

EARNINGS SUMMARY
The consolidated net income of the Company was $6,302,000, $6,158,000, and $6,734,000 for the years ended December 31, 1997, 1996, and 1995, respectively, which resulted in basic earnings per common share of $2.30, $2.27, and $2.55 in each of those years. The results for 1997 represent the fourth consecutive year in which the Company has achieved record core net earnings, as net income in 1995 included the effects of two nonrecurring items which totaled $1,370,000. Excluding the effects of these two nonrecurring items, core net earnings were $5,364,000 in 1995. The increases in core net earnings were $144,000, $794,000, $350,000 in 1997, 1996, and 1995, respectively. The net income in 1997 results in a return on average assets (ROA) of 1.18%, compared to 1.20% and 1.33% in 1996 and 1995, respectively. The slight decline in ROA in 1997 was largely the result of growth at the Company's subsidiary banks, as average assets increased $20,819,000 or 4.0%. In addition, the return on average shareholders' equity (ROE) in 1997 was 11.44%, compared to 12.27% and 15.47% in 1996 and 1995, respectively. The decline in the ROE over the past three years is largely due to the Company's strengthened capital position.

     As previously discussed, 1995 net income was impacted by two nonrecurring items. The first of the two nonrecurring items was a litigation settlement received by the Company's lead bank, South Side National Bank, and the second was the gain recognized on the sale of the Company's subsidiary, Bay-Hermann-Berger Bank.


NET INTEREST INCOME
     Net interest income on a tax-equivalent basis increased by $529,000, $584,000, and $298,000 in 1997, 1996, and 1995, respectively. The 1997 increase was the result of an increase in average earning assets, which was partially offset by a narrowing net interest margin. Average earning assets increased $20,281,000 or 4% during 1997, with the majority of the growth in the loan portfolio. However, rate competition in the Company's markets caused the average yield on the loan portfolio to decline by 21 basis points from 9.19% in 1996 to 8.98% in 1997. This decrease in yield was the primary cause for the drop in the net interest margin from 4.42% in 1996 to 4.34% in 1997, as the Company's cost of funds remained relatively unchanged for the year at 4.3%.

     The increase in 1996 was due to increased earnings on investment securities and short-term investments, which were partially offset by a decrease in interest income on loans and an increase in interest expense on deposits. The $736,000 increase in the tax-equivalent interest earned on investment securities was due to a combination of an increase in the average balance outstanding during the year and an increase in the average yield in the portfolio. Because of the deposit growth experienced during the year and a slight decline in average loans outstanding, the Company had more funds available to purchase securities during 1996. In addition, favorable interest rate spreads between short-term rates and securities with maturities in the two to five year range made securities more attractive and contributed to the increase in the overall portfolio yield. The decline in loan interest was due to the decrease in the average balance, while the increase in interest expense was largely due to deposit growth. The average rate paid on almost all of the Company's deposit products declined during 1996; however, an increase in the average balance of time deposits $100,000 and over caused the overall interest expense to increase. As indicated previously, the Company was not overly aggressive in pricing these larger deposit relationships, as evidenced by the fact that while the average balance outstanding increased more than $12 million, the average rate paid on these deposits declined 22 basis points.

Southside Bancshares Corp. and Subsidiaries




         CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE INTEREST RATES


                                                          (dollars in thousands)
                                                          YEAR ENDED DECEMBER 31,
                                                        ---------------------------
                                                                   1997
                                                        ---------------------------
                                                                             AVERAGE
                                                                  INTEREST    RATES
                                                        AVERAGE   INCOME/    EARNED/
                                                        BALANCE   EXPENSE     PAID
                                                        --------  -------   --------
ASSETS:
    Loans, net of unearned discount (1) (2) (3)         $311,266   $27,937     8.98%
    Investments in debt securities:
      Taxable (4)                                        155,938     9,478     6.08
      Exempt from Federal income taxes (3) (4)            23,124     1,953     8.45
    Short-term investments                                16,103       871     5.41
                                                        --------  --------
            Total interest-earning assets/
                interest income/overall yield (3)        506,431    40,239     7.95
                                                                  --------     ====
    Allowance for loan losses                             (6,061)
    Cash and due from banks                               14,817
    Other assets                                          20,622
                                                        --------
            TOTAL ASSETS                                $535,809
                                                        ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
    Interest-bearing demand deposits                    $130,046     4,346     3.34
    Savings deposits                                      58,029     1,459     2.51
    Time deposits under $100,000                         173,382     9,309     5.37
    Time deposits $100,000 and over                       52,601     2,796     5.32
    Short-term borrowings                                  5,095       228     4.47
    ESOP debt                                              1,235       105     8.50
    Subordinated capital notes                                 -         -        -
                                                        --------  --------
            Total interest-bearing liabilities/
                interest expense/overall rate            420,388    18,243     4.34
                                                                  --------    =====
    Noninterest-bearing demand deposits                   55,323
    Other liabilities                                      5,022
    Shareholders' equity                                  55,076
                                                        --------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $535,809
                                                        ========
NET INTEREST INCOME                                                $21,996
                                                                  ========
NET INTEREST MARGIN ON AVERAGE INTEREST-EARNING ASSETS                         4.34%
                                                                               ====


(1)  Interest income includes loan origination fees.

(2)  Average balance includes nonaccrual loans.

(3) Interest yields are presented on a tax-equivalent basis. Nontaxable income has been adjusted upward by the amount of Federal income tax that would have been paid if the income had been taxable at a rate of 34%, adjusted downward by the disallowance of the interest cost to carry nontaxable loans and securities.

(4)  Includes investments available for sale.

Southside Bancshares Corp. and Subsidiaries







                              (dollars in thousands)
                              Years ended December 31,
     ----------------------------------------------------------------------
                  1996                                   1995
     ------------------------------------   -------------------------------
                              Average                              Average
                    Interest  Rates                   Interest      Rates
     Average        Income/   Earned/       Average   Income/      Earned/
     Balance        Expense   Paid          Balance   Expense       Paid
     ------------------------------------   -------------------------------

     $295,683     $   27,164     9.19%      $297,480   $27,331     9.19%

      148,780          8,917     5.99        140,073     8,175     5.84
       22,943          1,918     8.36         22,273     1,924     8.64
       18,744            994     5.30         13,708       788     5.75
     --------       --------                --------   -------

      486,150         38,993     8.02        473,534    38,218     8.07
                    --------     ====                  -------     ====
       (5,646)                                (6,175)
       15,317                                 17,356
       19,169                                 20,015
     --------                               --------
     $514,990                               $504,730
     ========                               ========

     $123,924          4,125     3.33%      $120,098     4,095     3.41%
       60,332          1,529     2.53         64,381     1,685     2.62
      175,239          9,462     5.40        176,943     9,491     5.36
       41,456          2,148     5.18         29,270     1,582     5.40
        1,784             92     5.16          2,958       173     5.85
        2,060            170     8.25          2,160       190     8.80
            -              -        -          1,233       119     9.65
     --------       --------                 -------   -------

      404,795         17,526     4.33        397,043    17,335     4.37
                    --------     ====                  -------     ====
       54,965                                 59,162
        5,038                                  4,997
       50,192                                 43,528
     --------                               --------
     $514,990                               $504,730
     ========                               ========
                  $   21,467                           $20,883
                    ========                           =======
                                 4.42%                             4.41%
                                 ====                              ====

Southside Bancshares Corp. and Subsidiaries




                   ANALYSIS OF CHANGES IN NET INTEREST INCOME
                 DUE TO CHANGES IN VOLUME AND CHANGES IN RATES

     The following table sets forth on a tax-equivalent basis, for the periods indicated, a summary of the changes in interest income and interest expense resulting from changes in volume and changes in rates. The change in interest due to both volume and rate has been allocated in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                               (in thousands)
                                                          Years ended December 31,
                                  ------------------------------------------------------------------------------
                                            1997 COMPARED TO 1996                   1996 Compared to 1995
                                  ------------------------------------------  ----------------------------------
                                                  INCREASE (DECREASE)                   Increase (Decrease)
                                                   DUE TO CHANGE IN                      Due to Change in
                                     NET        ----------------------      Net       ----------------------
                                   INCREASE     AVERAGE     AVERAGE      Increase    Average     Average
                                  (DECREASE)    VOLUME       RATE       (Decrease)    Volume       Rate
                                  ----------   ----------  ----------   ----------  ---------  -----------

Changes in interest income on:
   Loans                            $    773    $ 1,405      $(632)      $(167)      $(167)     $    -
   Investment securities:
      Taxable                            561        427        134         742         525         217
      Exempt from Federal income
        taxes                             35         15         20          (6)         57         (63)
   Short-term investments               (123)      (143)        20         206         272         (66)
                                    --------    -------      -----       -----       -----      ------
        TOTAL INTEREST INCOME          1,246      1,704       (458)        775         687          88
                                    --------    -------      -----      ------       -----      ------
Changes in interest expense on:
   Interest-bearing demand
      deposits                           221        208         13          30         128         (98)
   Savings deposits                      (70)       (58)       (12)       (156)       (101)        (55)
   Time deposits under $100,000         (153)      (100)       (53)        (29)        (96)         67
   Time deposits $100,000
      and over                           648        589         59         566         633         (67)
   Short-term borrowings                 136        150        (14)        (81)        (62)        (19)
   ESOP debt                             (65)       (70)         5         (20)         (9)        (11)
   Subordinated capital notes              -          -          -        (119)       (119)          -
                                    --------    -------      -----       -----       -----      ------
        TOTAL INTEREST EXPENSE           717        719         (2)        191         374        (183)
                                    --------    -------      -----      ------       -----      ------
CHANGE IN NET INTEREST INCOME       $    529    $   985      $(456)       $584        $313      $  271
                                    ========    =======      =====      ======       =====      ======


PROVISION FOR POSSIBLE LOAN LOSSES
     The provision for possible loan losses was again relatively low in 1997, largely due to the fact that the Company experienced $458,000 in net recoveries during the year. The provision for possible loan losses was $60,000 in 1997 and 1996 compared to $70,000 in 1995.

NONINTEREST INCOME
     Noninterest income increased $127,000 in 1997 due to increases in trust department and service charge revenue, which were partially offset by net losses on the disposition of other real estate owned (OREO). The $128,000 increase in trust revenue was the result of a strong stock market and growth resulting from recent acquisitions and mergers in the industry. Because the majority of trust fees are based on the market value of the individual accounts, a strong stock market translates into increased revenue for the department. Merger activity in the Company's market has left some small to mid-sized trust customers feeling unappreciated by their trust company's new owners, as a result, many of the individuals have sought out smaller more personalized trust departments, like the Company's. Trust department growth was approximately $30,000,000 or 10% during 1997.

Southside Bancshares Corp. and Subsidiaries




     The increase in service charge revenue was attributable to a continuing focus on this area. Because the Company has historically trailed its peers in this category, the focus has been on reversing that trend. The increase in net losses in OREO transactions is part of the normal course of business.
Depending on the timing of foreclosures, buyer interest levels and other factors, sales of properties result in small gains or losses. Management believes the valuation of OREO is based on the fair market value of the underlying property.

     Noninterest income decreased by $2,083,000 during 1996 as a result of the effects of two nonrecurring items which were included in other income in 1995. In February 1995, the Company settled a lawsuit in which the Company's subsidiary, South Side National Bank, was plaintiff. Under the terms of the settlement agreement executed by the parties, the Bank received a cash payment of $1,400,000, which was offset by remaining legal expenses of approximately $300,000. The legal expenses are included in noninterest expense as a part of "attorney fees." In March 1995, the Company sold its wholly owned subsidiary, Bay-Hermann-Berger Bank, which resulted in a pretax gain to the Company of $825,000. Excluding the effects of these two items, noninterest income increased by $113,000 during 1996 due, in large part, to gains on the sales of other real estate owned.


NONINTEREST EXPENSE
     Noninterest expense increased $622,000 during 1997 as a result of small increases in employee costs and net occupancy and equipment expense and a $530,000 increase in other expenses. The primary components of other expense resulting in the increase over the prior year were other real estate owned expense, amortization of investments in low-income housing projects and advertising expense. The increase in other real estate owned expense relates to a 61 unit mobile home park which the Company's lead bank acquired through foreclosure. The units were renovated during 1997 and occupancy was at approximately 50% at year end. Once the project is near full capacity it will be self sufficient, until that time it will continue to generate losses. The amortization of investments in low-income projects relate to the aforementioned mobile home park, as well as, investments in four partnerships with the St. Louis Equity Fund. The amortization of these investments is more than offset by the federal and state tax credits generated by the projects and assist the Company in reducing its effective tax rate. Late in 1996, the Company began to increase its marketing efforts including expanded radio and media advertising. With the mergers and consolidations occurring in the Company's markets, management believes it is the appropriate time to focus on image enhancement and customer awareness.

     Total noninterest expense declined by $702,000 during 1996, aided largely by a decline in the Federal Deposit Insurance Corporation (FDIC) assessment. In addition to a $848,000 decrease in the FDIC assessments, attorney fees decreased by $120,000, data processing expense was $371,000 lower, and other expense was reduced by $147,000. Offsetting these expense reductions were increases in salaries and benefits and net occupancy and equipment expense. The reduction in the FDIC assessment was due to the substantial rate reduction effected in 1995 when the Bank Insurance Fund reached its federally mandated fully funded level. The reduction in data processing costs was due in part to additional costs associated with the data processing conversion in 1995. The remainder is due to the lower monthly servicing fees now being paid by each of the banks. The increase in net occupancy and equipment expense can be partially attributed to a new facility opened by South Side National Bank in February 1996, as well as additional equipment costs as a result of the 1995 data processing conversion. Management anticipates occupancy expense will continue to grow as additional locations are added and facilities are updated. The increase in salaries and employee benefits was due in large part to normal annual salary increases. In addition, costs associated with the Company's employee benefit plans increased during 1996.


INCOME TAXES
     Federal income tax expense was $2,308,000 in 1997 compared to $2,177,000 in 1996 and $2,558,000 in 1995. The changes in Federal income tax expense have been relatively consistent with the changes in pretax income,

Southside Bancshares Corp. and Subsidiaries




although the Company's effective tax rate increased to 26.8% in 1997 from 26.1% in 1996 and 27.5% in 1995. The increase in 1997 in the effective tax rate was the result of a decrease in tax-exempt loan income.


ACCOUNTING PRONOUNCEMENTS
     During 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, Disclosures about Segments of an Enterprise on Related Information (SFAS 131). SFAS 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Additionally, SFAS 131 establishes standards for related disclosures about products and services, geographic areas, and major customers superseding SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. The Company does not believe expanded disclosure information will be required to be included in its consolidated financial statements beginning in 1998.


EFFECTS OF INFLATION
     Persistent high rates of inflation can have a significant effect on the reported financial condition and results of operations of all industries. However, the asset and liability structure of a bank is substantially different from that of an industrial company, in that virtually all assets and liabilities of a bank are monetary in nature. Accordingly, changes in interest rates may have a significant impact on a bank's performance. Interest rates do not necessarily move in the same direction, or in the same magnitude, as the prices of other goods and services.

     Inflation does have an impact on the growth of total assets in the banking industry, often resulting in a need to increase equity capital at higher than normal rates to maintain an appropriate equity-to-assets ratio.

     Although it is obvious that inflation affects the growth of total assets, it is difficult to measure the impact precisely. Only new assets acquired in each year are directly affected, so a simple adjustment of asset totals by use of an inflation index is not meaningful. The results of operations also have been affected by inflation, but again there is no simple way to measure the effect on the various categories of income and expense.

     Interest rates in particular are significantly affected by inflation, but neither the timing nor the magnitude of the changes coincides with changes in standard measurements of inflation such as the Consumer Price Index. Additionally, changes in interest rates on some types of consumer deposits may be delayed. These factors in turn affect the composition of sources of funds by reducing the growth of deposits that are less interest rate sensitive and increasing the need for funds that are more interest rate sensitive.


FINANCIAL INSTRUMENT MARKET VALUE
     As disclosed in note 15 to the Company's consolidated financial statements, the fair value of financial instrument assets exceeded the balance sheet amounts of those instruments by $6,663,000 and $6,854,000 as of December 31, 1997 and 1996, respectively, while the fair value of financial instrument liabilities was less than the amounts included in the balance sheet by $508,000 and $704,000 as of December 31, 1997 and 1996, respectively.

     Such comparative information reflects the effect of the current rate environment, as well as the Company's asset/liability and credit risk management programs. The fair value estimates are based on existing financial instruments at December 31, 1997 and do not reflect amounts which would be ultimately realized in the normal course of business.

Southside Bancshares Corp. and Subsidiaries


YEAR 2000 COMPLIANCE
     The Company began reviewing and testing its computer hardware, computer software, and other affected areas during 1997 for their compliance with the year 2000 considerations. Based on the results of the preliminary procedures, management does not believe year 2000 will pose any major problems for the Company, nor should it result in any significant expense or capital expenditures. The Company will continue to review and test its systems during 1998 and 1999 to ensure that its entry into the new millennium is without incident.


                   COMMON STOCK - MARKET PRICE AND DIVIDENDS

     The Company's common stock is traded on the National Association of Company Securities Dealers, Inc./SmallCap Market System (NASDAQ/SCM) under the symbol SBCO.

     The table below sets forth the high and low bid prices for the Company's common stock for the periods presented.



                                1997                                 1996
                 -------------------------------     -------------------------------
QUARTER          1ST        2ND     3RD      4TH       1st     2nd      3rd     4th
                 ---        ---     ---      ---       ---     ---      ---     ---

Low bid         $22.75     $21.50   $33.50  $33.25    $19.00  $19.00   $20.25  $20.50
High bid         25.00      37.00    40.50   35.50     21.00   20.00    20.50   22.75
Dividends paid
   per common
   share           .16        .17      .18     .19       .10     .12      .13     .15
                ======     ======    =====   ======   ======  ======    =====  ======


     The market price of the Company's common stock on February 25, 1998 was $35.25 bid, $36.00 asked. The approximate number of shareholders of the common stock of the Company as of February 25, 1998 was 700.


FINANCIAL REPORT
     A copy of the Company's 1997 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including all exhibits and financial statements thereto, is available without charge to shareholders on written request to Joseph W. Pope, Senior Vice President and Chief Financial Officer, Southside Bancshares Corp., 3606 Gravois Avenue, St. Louis, Missouri 63116.


ANNUAL MEETING OF SHAREHOLDERS
     The Annual Meeting of Shareholders of Southside Bancshares Corp. will be held at 2:00 p.m. on April 23, 1998 at South Side National Bank's Lansdowne facility, which is located at 4666 Lansdowne, St. Louis, Missouri.

     The Company's bylaws require that notice of shareholder nominations for directors at the Company's Annual Meeting of Shareholders must be received by the Secretary of the Company not less than 75 days prior to the date of the Annual Meeting.

Southside Bancshares Corp. and Subsidiaries




TRANSFER AGENT AND STOCK LISTING
     The Company's transfer agent is UMB Bank, N.A., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64141-0064, (816) 860-7786.

     The stock is traded on the NASDAQ SmallCap Market under the symbol SBCO.

                           SOUTHSIDE BANCSHARES CORP.
                              3606 Gravois Avenue
                              St. Louis, MO  63116
                                 (314) 776-7000

                    STATEMENT OF MANAGEMENT'S RESPONSIBILITY
                            FOR FINANCIAL STATEMENTS

                               February 25, 1998




The management of Southside Bancshares Corp. is responsible for the preparation and integrity of all information contained in the accompanying consolidated financial statements. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances. In preparing the consolidated financial statements, management makes informed judgments and estimates.

To help meet this responsibility, the Company maintains a system of internal control that is reviewed and revised, as necessary, in view of the results of internal and independent audits, management recommendations, changes in the Company's business, and other conditions that come to management's attention. Management believes that the Company's system, taken as a whole, provides reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorization, (2) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Management also seeks to assure the objectivity and integrity of the Company's financial data by careful selection of managers, an internal audit function, and organizational arrangements that provide an appropriate division of responsibility.

The Company's consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Their Independent Auditors' Report, which is based on an audit made in accordance with generally accepted auditing standards, expresses an opinion as to the fair presentation of the consolidated financial statements. In performing their audit, KPMG Peat Marwick LLP considers the Company's internal control to the extent they deem necessary in order to issue their opinion on the consolidated financial statements.

The Audit Committee of the Board of Directors is composed solely of directors who are not employees of the Company. The Committee meets periodically and privately with the independent auditors, the internal auditors, and the financial officers of the Company to review matters relating to the quality of the financial reporting of the Company, the related internal controls, and the scope and results of audit examinations. It is also responsible for recommending the appointment of the Company's independent auditors, subject to shareholder approval.




/s/ Thomas M. Teschner                                 /s/ Joseph W. Pope
Thomas M. Teschner                                     Joseph W. Pope
President and Chief Executive Officer                  Senior Vice President and
                                                       Chief Financial Officer

                      [KPMG PEAT MARWICK LLP LETTERHEAD]







                          INDEPENDENT AUDITORS' REPORT

The Board of  Directors and Shareholders
Southside Bancshares Corp.:

     We have audited the accompanying consolidated balance sheets of Southside Bancshares Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southside Bancshares Corp. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                /s/ KPMG PEAT MARWICK LLP


St. Louis, Missouri
February 25, 1998

                  SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                   (dollars in thousands, except share data)





                               ASSETS                                    1997      1996
                                                                       --------   -------

Cash and due from banks .............................................  $ 18,302  $ 17,156
Short-term investments ..............................................    17,200    13,500
Investments in debt securities:
   Available for sale, at market value ..............................    73,460    66,650
   Held to maturity, at amortized cost (approximate
     market value of $100,838 in 1997 and $121,377 in 1996) .........    99,679   120,644
                                                                       --------  --------
         Total investments in debt securities .......................   173,139   187,294
                                                                       --------  --------
Loans, net of unearned discount .....................................   326,437   294,463
   Less allowance for possible loan losses ..........................     6,120     5,602
                                                                       --------  --------
         Loans, net .................................................   320,317   288,861
                                                                       --------  --------
Bank premises and equipment .........................................    10,866    10,785
Other assets ........................................................    10,040    10,311
                                                                       --------  --------
         TOTAL ASSETS ...............................................  $549,864  $527,907
                                                                       ========  ========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   Noninterest-bearing ..............................................  $ 61,308  $ 58,046
   Interest-bearing .................................................   422,055   409,230
                                                                       --------  --------
         Total deposits .............................................   483,363   467,276
Securities sold under agreements to repurchase ......................     5,333     1,623
ESOP debt.... .......................................................         -     1,779
Other liabilities ...................................................     4,515     4,388
                                                                       --------  --------
         Total liabilities ..........................................   493,211   475,066
                                                                       --------  --------
Commitments and contingent liabilities
Shareholders' equity:
   Cumulative preferred stock, no par value, 1,000,000 shares
     authorized and unissued ........................................         -         -
   Common stock, $1 par value, 5,000,000 shares authorized,
     2,859,010 shares issued and outstanding ........................     2,859     2,859
   Surplus. .........................................................     6,023     5,819
   Retained earnings ................................................    50,841    46,448
   Unearned ESOP shares .............................................    (1,384)   (1,581)
   Treasury stock, at cost, 61,340 and 22,340 shares, respectively ..    (1,820)     (450)
   Net unrealized gain (loss) on available for sale securities ......       134      (254)
                                                                       --------  --------
         Total shareholders' equity .................................    56,653    52,841
                                                                       --------  --------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .................  $549,864  $527,907
                                                                       ========  ========



See accompanying notes to consolidated financial statements.

                  SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                   (dollars in thousands, except share data)




                                                                        1997        1996       1995
                                                                        ----        ----       ----
Interest income:
    Interest and fees on loans .....................................  $  27,717  $  26,691  $  27,030
    Interest on investments in debt securities available for sale:
      Taxable ......................................................      4,336      3,701      3,238
      Exempt from Federal income taxes .............................         24         32         41
    Interest on investments in debt securities held to maturity:
      Taxable ......................................................      5,142      5,216      4,937
      Exempt from Federal income taxes .............................      1,265      1,234      1,229
    Interest on short-term investments .............................        871        994        788
                                                                      ---------  ---------  ---------
            TOTAL INTEREST INCOME ..................................     39,355     37,868     37,263
                                                                      ---------  ---------  ---------
Interest expense:
    Interest on deposits ...........................................     17,910     17,264     16,853
    Interest on short-term borrowings ..............................        228         92        173
    Interest on ESOP debt ..........................................        105        170        190
    Interest on subordinated capital notes .........................          -          -        119
                                                                      ---------  ---------  ---------
            TOTAL INTEREST EXPENSE .................................     18,243     17,526     17,335
                                                                      ---------  ---------  ---------
            NET INTEREST INCOME ....................................     21,112     20,342     19,928
Provision for possible loan losses .................................         60         60         70
                                                                      ---------  ---------  ---------
            NET INTEREST INCOME AFTER PROVISION
                FOR POSSIBLE LOAN LOSSES ...........................     21,052     20,282     19,858
                                                                      ---------  ---------  ---------
Noninterest income:
    Trust department ...............................................      1,046        918        940
    Service charges on deposit accounts ............................      1,330      1,256      1,230
    Net (losses) gains on sales of other real estate owned and other
      foreclosed property ..........................................       (64)         29       (88)
    Settlement of  litigation ......................................          -          -      1,400
    Gain on sale of Bay-Hermann-Berger Bank ........................          -          -        825
    Other ..........................................................        485        467        446
                                                                      ---------  ---------  ---------
            TOTAL NONINTEREST INCOME ...............................      2,797      2,670      4,753
                                                                      ---------  ---------  ---------
Noninterest expense:
    Salaries and employee benefits .................................      7,561      7,463      6,940
    Net occupancy and equipment expense ............................      2,384      2,328      2,067
    Data processing ................................................        465        467        838
    Federal Deposit Insurance Corporation assessment ...............         47        138        986
    Attorney fees ..................................................        407        376        496
    Other ..........................................................      4,375      3,845      3,992
                                                                      ---------  ---------  ---------
            TOTAL NONINTEREST EXPENSE ..............................     15,239     14,617     15,319
                                                                      ---------  ---------  ---------
            INCOME BEFORE FEDERAL INCOME
                TAX EXPENSE ........................................      8,610      8,335      9,292
Federal income tax expense .........................................      2,308      2,177      2,558
                                                                      ---------  ---------  ---------
            NET INCOME .............................................  $   6,302  $   6,158  $   6,734
                                                                      =========  =========  =========
SHARE DATA:
    Earnings per common  share - basic .............................  $    2.30  $    2.27  $    2.55
                                                                      =========  =========  =========
    Earnings per common share - diluted ............................  $    2.25  $    2.26  $    2.54
                                                                      =========  =========  =========
    Dividends paid per common share ................................  $     .70  $     .50  $    .365
                                                                      =========  =========  =========
    Average common shares outstanding ..............................  2,735,859  2,712,775  2,643,890
                                                                      =========  =========  =========
    Average common shares outstanding, including
      potentially dilutive shares ..................................  2,798,105  2,730,214  2,650,551
                                                                      =========  =========  =========


See accompanying notes to consolidated financial statements.

                  SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                   (dollars in thousands, except share data)




                                                                                              NET
                                                                                           UNREALIZED
                                                                                              GAIN
                                                                                            (LOSS) ON
                                                                     UNEARNED               AVAILABLE
                                          COMMON           RETAINED    ESOP    TREASURY     FOR SALE
                                          STOCK   SURPLUS  EARNINGS   SHARES    STOCK     SECURITIES    TOTAL
                                          ------  -------  --------  --------  --------  ------------   ------

BALANCE AT DECEMBER 31, 1994 ...........  $2,591   $1,698   $35,890   $     -   $     -  $ (2,177)      $38,002
Net income .............................       -        -     6,734         -         -         -         6,734
Cash dividends paid ($.365 per share) ..       -        -      (969)        -         -         -          (969)
Issued 266,680 common shares ...........     267    4,000         -         -         -         -         4,267
Exercise of stock options
    (890 shares) .......................       1       11         -         -         -         -            12
Purchase of 186,670 common
    shares by ESOP .....................       -        -         -    (2,987)        -         -        (2,987)
Allocation of 18,670 shares to
    ESOP participants ..................       -       57         -       299         -         -           356
Purchase of 9,360 common shares
    for treasury .......................       -        -         -         -      (167)        -          (167)
Change in net unrealized gain
    (loss) on available for sale
    securities, net of  tax effect .....       -        -         -         -         -     2,052         2,052
                                          ------  -------  --------   -------  --------  --------      --------
BALANCE AT DECEMBER 31, 1995 ...........   2,859    5,766    41,655    (2,688)     (167)     (125)       47,300
Net income .............................       -        -     6,158         -         -         -         6,158
Cash dividends paid ($.50 per
    share) .............................       -        -    (1,365)        -         -         -        (1,365)
Allocation of 12,354 shares to
    ESOP participants ..................       -       53         -       198         -         -           251
Purchase of 56,814 shares by ESOP
    participants .......................       -        -         -       909         -         -           909
Purchase of 12,980 common shares
    for treasury .......................       -        -         -         -      (283)         -         (283)
Change in net unrealized gain
    (loss) on available for sale
    securities, net of tax effect ......       -        -         -         -         -      (129)         (129)
                                          ------  -------  --------   -------  --------  --------      --------
BALANCE AT DECEMBER 31, 1996 ...........   2,859    5,819    46,448    (1,581)     (450)     (254)       52,841
Net income .............................       -        -     6,302         -         -         -         6,302
Cash dividends paid ($.70 per share) ...       -        -    (1,909)        -         -         -        (1,909)
Allocation of 12,354 shares to
    ESOP participants ..................       -      204         -       197         -         -           401
Purchase of 39,000 common shares
    for treasury .......................       -        -         -         -    (1,370)         -       (1,370)
Change in net unrealized gain
    (loss) on available for sale
    securities, net of tax effect ......       -        -         -         -         -       388           388
                                          ------  -------  --------   -------  --------  --------     ---------
BALANCE AT DECEMBER 31, 1997 ...........  $2,859   $6,023   $50,841   $(1,384)  $(1,820) $    134     $  56,653
                                          ======  =======  ========   =======  ========  ========     =========



          See accompanying notes to consolidated financial statements.

                  SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                 (in thousands)



                                                                                1997      1996      1995
                                                                              --------   --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ..............................................................   $ 6,302    $6,158    $6,734
   Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization .....................................     1,626     1,920     1,877
         Provision for possible loan losses ................................        60        60        70
         Provision for deferred income taxes ...............................      (286)       50       395
         Net losses (gains) on sales of other real estate owned and
            other foreclosed property ......................................        64       (29)       88
         Gain on sale of Bay-Hermann-Berger Bank ...........................         -         -      (825)
         Increase (decrease) in income taxes payable .......................      (245)     (381)      571
         Decrease in accrued interest receivable ...........................        34       118       111
         Increase in accrued interest payable ..............................        32        10       364
         ESOP compensation expense .........................................       401       251       356
         Other operating activities, net ...................................       403      (495)     (183)
                                                                              --------  --------  --------
             Total adjustments .............................................     2,089     1,504     2,824
                                                                              --------  --------  --------
             NET CASH PROVIDED BY OPERATING ACTIVITIES .....................     8,391     7,662     9,558
                                                                              --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Net (increase) decrease in short-term investments .......................    (3,700)    5,618    (9,271)
   Proceeds from maturities of and principal payments on debt securities:
      Available for sale ...................................................    14,092     7,984     4,636
      Held to maturity .....................................................    33,461    37,260    23,455
   Purchases of debt securities:.
      Available for sale ...................................................   (19,391)  (24,729)   (4,700)
      Held to maturity .....................................................   (13,720)  (48,720)  (18,462)
   Purchase of life insurance ..............................................         -    (1,250)        -
   Net (increase) decrease in loans ........................................   (32,596)    7,083   (17,266)
   Recoveries of loans previously charged off ..............................       825     1,126       922
   Purchases of bank premises and equipment ................................    (1,213)   (1,194)   (2,344)
   Proceeds from sales of other real estate owned ..........................       258       798     1,774
   Proceeds from sale of Bay-Hermann-Berger Bank, net of cash transferred ..         -         -     2,213
                                                                              --------  --------  --------
             NET CASH USED IN INVESTING ACTIVITIES .........................   (21,984)  (16,024)  (19,043)
                                                                              --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase (decrease) in demand and savings deposits ..................    13,477    (1,122)  (14,002)
   Net increase in time deposits ...........................................     2,610    10,831    25,153
   Net increase (decrease) in short-term borrowings ........................     3,710       844      (138)
   Payments for ESOP debt ..................................................    (1,779)     (299)        -
   Payments for maturing long-term debt ....................................         -         -    (2,250)
   Payments for subordinated capital notes .................................         -         -    (4,190)
   Proceeds from issuance of common stock ..................................         -         -     4,279
   Payments to acquire treasury stock ......................................    (1,370)     (283)     (167)
   Cash dividends paid .....................................................    (1,909)   (1,365)     (969)
                                                                              --------  --------  --------
             NET CASH PROVIDED BY FINANCING ACTIVITIES .....................    14,739     8,606     7,716
                                                                              --------  --------  --------
             NET INCREASE (DECREASE) IN CASH AND CASH
                 EQUIVALENTS ...............................................     1,146       244    (1,769)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...............................    17,156    16,912    18,681
                                                                              --------  --------  --------
CASH AND CASH EQUIVALENTS, END OF YEAR .....................................   $18,302   $17,156   $16,912
                                                                              ========  ========  ========
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest on deposits and borrowings ..................................   $18,275   $17,516   $16,971
      Income taxes .........................................................     2,498     2,497     2,026
                                                                              ========  ========  ========
   Noncash transactions:
      Transfers to other real estate owned in settlement of loans ..........      $492    $1,059      $989
      Loans made to facilitate the sale of other real estate owned .........         -         -       388
      Guarantee of ESOP debt ...............................................         -         -     2,987
                                                                              ========  ========  ========


See accompanying notes to consolidated financial statements.

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995




NOTE 1 -- SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES
     Southside Bancshares Corp. and its banking subsidiaries (the Company) provide a full range of banking services to individual and corporate customers throughout the eastern portions of Missouri, including the City of St. Louis and the counties of Franklin, Jefferson, St. Charles, St. Francois, Ste. Genevieve, St. Louis, and Washington, through its four subsidiary banks. In February 1995 the Company sold its wholly owned subsidiary, Bay-Hermann-Berger Bank, which accounted for less than 5% of total assets as of the date of sale, in a cash transaction with an unaffiliated financial institution.

     The Company is subject to competition from other financial and nonfinancial institutions providing financial products in these Missouri markets. Additionally, the Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory agencies.

     The accounting and reporting policies of the Company conform, in all material respects, to generally accepted accounting principles within the banking industry. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including the determination of the allowance for possible loan losses, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The more significant of the Company's accounting policies are set forth below:

CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its banking subsidiaries, after elimination of all significant intercompany accounts and transactions.

SHORT-TERM INVESTMENTS
     Short-term investments primarily represent federal funds sold.


INVESTMENTS IN DEBT SECURITIES
     At the time of purchase, debt securities are classified into one of three categories: trading, available for sale, or held to maturity. The Company has not and does not intend to hold any trading securities. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in held to maturity are classified as available for sale.

     Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and reported as a separate component of shareholders' equity until realized. A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the lives of the respective securities as an adjustment to yield using the interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

INTEREST ON LOANS
     Interest on commercial, real estate mortgage, and installment loans is credited to income based on the principal amount outstanding. Loans are placed on a nonaccrual basis when interest is past due 90 days or more and when, in the opinion of management, full collection of principal or interest is unlikely. At the time a loan is placed on nonaccrual status, interest accrued in the current year but not collected is charged against current income, with any prior year interest accrued and unpaid charged against the allowance for possible loan losses. Subsequent interest payments received on such loans are applied to principal if there is any doubt as to the collectibility of such principal; otherwise, such receipts are recorded as interest

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

income. Loans are returned to accrual status only when borrowers have brought all past due principal and interest payments current and, in the opinion of management, the borrowers have demonstrated the ability to make future payments of principal and interest as scheduled.

     Loan origination fees and costs, to the extent deemed significant, are deferred and amortized over the life of the underlying loan.

ALLOWANCE FOR POSSIBLE LOAN LOSSES
     The allowance for possible loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance for possible loan losses is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of current economic conditions, changes in the character and size of the loan portfolio, portfolio risk characteristics, prior loss experience, and results of periodic credit reviews of the loan portfolio.

     Management believes the allowance for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. Additionally, regulatory agencies, as an integral part of their examination process, periodically review the subsidiary banks' allowances for possible loan losses. Such agencies may require the subsidiary banks to increase their allowances for possible loan losses based on their judgments and interpretations about information available to them at the time of their examinations.

     A loan is considered impaired when it is probable a creditor will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan must be discounted at the loan's effective interest rate. Alternatively, impairment can be measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical method used, the Company measures impairment based on the fair value of the collateral when the creditor has determined foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement. The Company continues to use existing nonaccrual methods for recognizing interest income on impaired loans.

BANK PREMISES AND EQUIPMENT
     Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over periods of 10 to 40 years for buildings and 3 to 15 years for furniture and equipment. Rents collected under lease agreements for space in subsidiary bank buildings are credited to occupancy expense in the noninterest expenses category.

OTHER REAL ESTATE OWNED
     Other real estate owned, included in other assets in the accompanying consolidated balance sheets, represents property acquired through foreclosure or deeded to the Company's banking subsidiaries in lieu of foreclosure on real estate loans for which the borrowers have defaulted as to payment of principal and interest. Other real estate owned is recorded on an individual asset basis at the lower of fair value minus estimated selling costs, or fair value at the date of acquisition (cost). If the fair value minus estimated selling costs is less than cost, the deficiency is recorded in a valuation reserve account through a charge against income. Subsequent increases in the fair value minus estimated selling costs are recorded through a reversal of the valuation reserve, but not below zero.

     Gains and losses resulting from the sale of other real estate owned are credited or charged to current period earnings. Costs of maintaining and operating other real estate owned are expensed as incurred and expenditures to complete or improve other real estate owned properties are capitalized if the expenditures are expected to be recovered upon ultimate sale of the property.

INTANGIBLE ASSETS
     Intangible assets, consisting primarily of goodwill and a core deposit base premium, are included in other assets in the consolidated balance sheets. Goodwill, the excess of cost over the fair value of net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over 15 years. The core deposit base premium is

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)


being amortized over 10 years, the estimated life of the deposit base acquired.

INCOME TAXES
     The Company and its subsidiary banks file consolidated income tax returns. Provisions for income taxes are based on the tax effects of transac-tions which are included in the determination of pretax accounting income.

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

TRUST ASSETS
     Assets held by the Company's national banking subsidiary in a fiduciary or agency capacity for customers are not included in the consolidated financial statements, as such items are not assets of the Company or its subsidiaries. Trust department operating expense, included in noninterest expenses on the consolidated statements of income, excludes salaries and employee benefits of trust department personnel.

STOCK OPTION PLAN
     On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and later years as if the fair value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS 123.


EARNINGS PER COMMON SHARE
     Effective December 31, 1997, the Company adopted SFAS No. 128, Earnings Per Share (SFAS 128). SFAS 128 supersedes APB Opinion No. 15, Earnings Per Share (APB 15) and specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. SFAS 128 was issued to simplify the com-putation of EPS and to make the U.S. standard more compatible with the EPS standards of other countries and that of the International Accounting Standards Committee (IASC). It replaces the presentation of primary EPS with a
presentation of basic EPS and fully diluted EPS with diluted EPS.   It also
requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. Basic EPS, unlike primary EPS, excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS under APB 15.

CONSOLIDATED STATEMENTS OF CASH FLOWS
     For purposes of the consolidated statements of cash flows, the Company considers cash and due from banks to be cash and cash equivalents.

IMPAIRMENT OF LONG-LIVED ASSETS AND
LONG-LIVED ASSETS TO BE DISPOSED OF
     Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)


TRANSFERS AND SERVICING FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES
     The Company adopted the provisions of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (SFAS 125) on January 1, 1997 which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on the consistent application of a financial-components approach that focuses on control.

     Under the financial-components approach, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS 125 also provides consistent standards for distinguishing transfers of financial assets that are secured borrowings. The adoption of SFAS 125 did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

RECLASSIFICATIONS
     Certain prior year information has been reclassified to conform with the current year presentation.

NOTE 2 -- INVESTMENTS IN DEBT SECURITIES
     The amortized cost and estimated market values of debt securities classified as available for sale at December 31, 1997 and 1996 are as follows:


                               (in thousands)
                                   1997
                   -------------------------------------
                                 GROSS
                   AMOR-      UNREALIZED       ESTIMATED
                   TIZED     -------------      MARKET
                   COST     GAINS   LOSSES      VALUE
                   -------  ------ --------   ---------
U.S. Treasury
   securities and
   obligations of
   U.S. Govern-
   ment agencies
   and corpora-
   tions           $26,899  $167    $  (8)     $27,058
Obligations of
   states and
   political
   subdivisions        300     4        -          304
Mortgage-backed
   securities       44,483   288     (248)      44,523
Other securities     1,575     -        -        1,575
                   -------  ----   ------      --------
                   $73,257  $459   $ (256)     $ 73,460
                   =======  ====  =======      ========




                             (in thousands)
                                  1996
                   ---------------------------------
                                Gross
                    Amor-    Unrealized    Estimated
                    tized   -------------   Market
                    Cost    Gains  Losses    Value
                   -------  -----  ------  ---------
U.S. Treasury
   securities and
   obligations of
   U.S. Govern-
   ment agencies
   and corpora-
   tions           $18,861    $51   $(67)    $18,845
Obligations of
   states and
   political
   subdivisions        445      6      -         451
Mortgage-backed
   securities       46,444    132   (501)     46,075
Other securities     1,279      -      -       1,279
                   -------  -----  ------  ---------
                   $67,029   $189  $(568)    $66,650
                   =======  =====  ======  =========


     The amortized cost and estimated market value of debt securities classified as available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without prepayment penalties.

                                          (in thousands)
                                        AMOR-    ESTIMATED
                                        TIZED     MARKET
                                        COST      VALUE
                                       -------  ---------
Due in one year or less                $ 9,367    $ 9,369
Due after one year through
  five years                            15,367     15,472
Due after five years through
  ten years                              2,565      2,621
Mortgage-backed securities              44,483     44,523
Federal Home Loan Bank stock -
  no stated maturity                     1,283      1,283
Federal National Mortgage Association
  stock - no stated maturity                 5          5
Federal Reserve Bank stock -
  no stated maturity                       187        187
                                       -------    -------
                                       $73,257    $73,460
                                       =======    =======

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

     The amortized cost and estimated market values of debt securities classified as held to maturity at December 31, 1997 and 1996 are as follows:


                            (in thousands)
                                1997
                   ----------------------------------
                                Gross
                   Amor-      Unrealized     Estimated
                   tized    --------------    Market
                   Cost     Gains   Losses     Value
                   -------  -----   ------   ---------
U.S. Treasury
   securities and
   obligations of
   U.S. Govern-
   ment agencies
   and corpora-
   tions           $72,065  $ 429    $(146)   $ 72,348
Obligations of
   states and
   political
   subdivisions     23,544    775       (3)     24,316
Mortgage-backed
   securities        4,070    104        -       4,174
                   -------  ------   ------   --------
                   $99,679  $1,308   $(149)   $100,838
                   =======  ======   =====    ========



                              (in thousands)
                                   1996
                   -----------------------------------
                    Amor-        Gross       Estimated
                    tized      Unrealized     Market
                     Cost    Gains   Losses    Value
                   --------  ------  ------  ---------
U.S. Treasury
   securities and
   obligations of
   U.S. Govern-
   ment agencies
   and corpora-
   tions            $92,469    $354  $(427)    $92,396
Obligations of
   states and
   political
   subdivisions      21,709     774    (22)     22,461
Mortgage-backed
   securities         6,166      73    (19)      6,220
Other debt
   securities           300       -      -         300
                   --------  ------  ------  ---------
                   $120,644  $1,201  $(468)   $121,377
                   ========  ======  ======  =========


     The amortized cost and estimated market value of debt securities classified as held to maturity at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without prepayment penalties.


                               (in thousands)
                              Amor-    Estimated
                              tized      Market
                              Cost       Value
                              -------  ---------
Due in one year or less       $21,892    $21,916
Due after one year through
   five years                  55,395     55,933
Due after five years through
   ten years                   16,498     16,951
Due after ten years             1,824      1,864
Mortgage-backed securities      4,070      4,174
                              -------  ---------
                              $99,679   $100,838
                              =======  =========


     There were no sales of debt securities during 1997, 1996, and 1995.

     The carrying value of securities pledged to secure deposits and collateralize borrowings amounted to $69,100,000 and $56,844,000 at December 31, 1997 and 1996, respectively.

NOTE  3 -- LOANS
     Loans, by category, at December 31, 1997 and 1996 are as follows:


                              (in thousands)
                               1997       1996
                               ----       ----
Commercial, financial,
   and agricultural          $ 69,168  $ 62,016
Real estate - commercial       98,759    82,045
Real estate - construction     30,836    26,067
Real estate - residential      92,028    96,039
Consumer                       23,627    17,304
Industrial revenue bonds        5,517     6,373
Other                           6,502     4,619
                             --------  --------
            Total loans       326,437   294,463
Less allowance for possible
    loan losses                 6,120     5,602
                             --------  --------
            Loans, net       $320,317  $288,861
                             ========  ========


     The Company's banking subsidiaries grant agricultural, commercial, residential, and consumer loans to customers throughout their service area, which consists primarily of the eastern portion of Missouri, including the City of St. Louis and the counties of Franklin, Jefferson, St. Charles, St. Francois, St. Louis, Ste. Genevieve, and Washington. The Company has a diversified loan portfolio, with no particular concentration of credit in any one economic sector in this service area; however, a substantial portion of the portfolio is concentrated in and secured by real estate. The ability of the Company's borrowers to honor their contractual obligations is dependent upon the local economies and their effect on the real estate market.

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)




     The Company's investment in industrial revenue bonds are classified as held to maturity. The estimated market value of these instruments was $5,738,000 and $6,628,000 at December 31, 1997 and 1996, respectively.

     Transactions in the allowance for possible loan losses for the years ended December 31, 1997, 1996, and 1995 were as follows:

                               (in thousands)
                           1997     1996     1995
                           ----    -----    -----
Balance at beginning of
   year                    $5,602   $5,635   $ 7,144
Provision charged
   to expense                  60       60        70
Adjustment due to sale of
   Bay-Hermann-Berger
   Bank                         -        -      (327)
Loans charged off            (367)  (1,219)   (2,174)
Recoveries                    825    1,126       922
                           ------  -------   -------
Balance at end of year     $6,120   $5,602   $ 5,635
                           ======  =======   =======


     A summary of impaired loans, including nonaccrual loans, at December 31, 1997 and 1996 follows:



                                 (in thousands)
                                  1997     1996
                                 -------  ------

Nonaccrual loans                  $2,977  $1,037
Impaired loans continuing
   to accrue interest              1,176   3,528
                                 -------  ------
           Total impaired loans   $4,153  $4,565
                                 =======  ======

Allowance for possible losses
   on impaired loans              $1,637  $1,759
                                 =======  ======
Impaired loans with no related
   allowance for possible
   loan losses                    $1,374  $  951
                                 =======  ======


     As of January 1, 1995, the Company had impaired loans of $5,248,000 for which specific reserves of $733,000 were allocated.

     The average balance of impaired loans during the year was $2,997,000, $6,821,000, and $5,569,000 at December 31, 1997, 1996, and 1995, respectively.

     If interest on nonaccrual loans, including amounts computed on principal balances charged off on such loans, had been accrued, such income would have been $232,000, $133,000, and $160,000 for the years ended December 31, 1997,
1996, and 1995, respectively. The amount recognized as interest income on nonaccrual loans was $113,000, $27,000, and $66,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

     The amount recognized as interest income on other impaired loans continuing to accrue interest was $102,000, $277,000, and $365,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

     There were no restructured loans at December 31, 1997 and 1996.

     Aggregate loan transactions involving executive officers and directors of the Company and its subsidiaries for the year ended December 31, 1997 are summarized below (in thousands). This summary excludes all loans to executive officers and directors whose indebtedness to the Company and its subsidiaries did not exceed $60,000 at any time during 1997.

Aggregate balance, December 31, 1996    $12,084
New loans and advances                   18,113
Repayments                              (20,860)
                                        -------
Aggregate balance, December 31, 1997    $ 9,337
                                        =======

     All such loans to executive officers and directors were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility. There were no loans involving executive officers and directors which were on nonaccrual status or past due 90 days and still accruing interest as of December 31, 1997.

NOTE  4 -- BANK PREMISES AND EQUIPMENT
     Bank premises and equipment at December 31, 1997 and 1996 are as follows:

                                  (in thousands)
                                 1997     1996
                                 ----     ----
Land                            $3,216   $2,804
Buildings                       10,013    9,841
Furniture and equipment          5,868    6,033
                               -------  -------
                                19,097   18,678
Less accumulated depreciation
   and amortization              8,231    7,893
                               -------  -------
                               $10,866  $10,785
                               =======  =======

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

     Depreciation and amortization of bank premises and equipment charged to noninterest expense amounted to $1,108,000, $1,167,000, and $960,000 for 1997,
1996, and 1995, respectively.

     Rents collected and credited to net occupancy expense of bank premises amounted to $116,000, $137,000, and $102,000 for 1997, 1996, and 1995,
respectively.

NOTE  5 -- DEPOSITS
     Deposits, by category, at December 31, 1997 and 1996 and the respective weighted average interest rates paid thereon for the years then ended are as follows:


                               (dollars in thousands)
                           1997                1996
                     ------------------  -----------------
                               Average             Average
                     Amount      Rate      Amount    Rate
                     ------    -------   --------- -------
Noninterest-bearing
  demand deposits     $61,308     -%     $ 58,046       -%
Interest-bearing
  demand deposits     139,177  3.34       128,474    3.33
Savings deposits       56,627  2.51        57,115    2.53
Time deposits:
  Under $100,000      172,830  5.37       174,102    5.40
  $100,000 and over    53,421  5.32        49,539    5.18
                     --------  ====      --------    ====
                     $483,363            $467,276
                     ========            ========


     A summary of time deposits as of December 31, 1997 by time remaining until maturity is as follows:



Due in one year or less                   $158,771
Due after one year through two years        42,404
Due after two years through three years     15,618
Due after three years through four years     4,604
Due after four years through five years      4,755
Thereafter                                      99
                                          --------
                                          $226,251
                                          ========



     Interest paid on deposits consists of the following for the years ended December 31, 1997, 1996, and 1995:



                          (in thousands)
                       1997     1996     1995
                     -------  -------  -------
Interest-bearing
  demand deposits     $4,346  $ 4,125  $ 4,095
Savings deposits       1,459    1,529    1,685
Time deposits:
  Under $100,000       9,309    9,462    9,491
  $100,000 and over    2,796    2,148    1,582
                     -------  -------  -------
                     $17,910  $17,264  $16,853
                     =======  =======  =======



NOTE  6 -- SHORT-TERM BORROWINGS
     A summary of short-term borrowings at December 31, 1997 and 1996 is as follows:

                              (in thousands)
                              1997     1996
                              ----     ----
Securities sold under agree-
   ments to repurchase         $5,333   $1,623
                               ======   ======


     The average balance of securities sold under agreements to repurchase for 1997, 1996, and 1995 was $5,053,000, $893,000, and $747,000, respectively.
The maximum month-end balance of such borrowings for 1997, 1996, and 1995 was $9,693,000, $2,039,000, and $1,988,000, respectively.

NOTE  7 -- ESOP DEBT
     In April 1995, the Company's Employee Stock Ownership Plan borrowed $2,987,000 from an unaffiliated financial institution, the proceeds of which were used to purchase 186,670 shares of the Company's common stock. During September 1997, the Company borrowed $1,581,000 from South Side National Bank and repaid the unaffiliated financial institution. As discussed more fully in note 10, the debt is guaranteed by the Company and, while it was maintained at an unaffiliated financial institution, was reflected on the Company's consolidated balance sheet. The debt is secured by the remaining 98,832 shares of unreleased and released but unallocated shares of the Company's common
stock.    The debt agreement requires ten equal annual installment payments.
During 1996, the first installment payment was made. In addition, a supplemental principal payment of $909,000 was made for the purchase and allocation of 56,814 shares of stock for plan participants under the 401(k) provisions of the plan. The note bears interest at the prime rate, which was 8.50% at December 31, 1997.

NOTE  8 -- SUBORDINATED CAPITAL NOTES
     On April 17, 1995, the Company retired, prior to scheduled maturity, $4,190,000 of 9.65% subordinated capital notes with a stated maturity of October 23, 1995 (Notes), which represented all of the outstanding Notes. In accordance with the provisions of the Notes, the funds necessary to liquidate the securities were provided through the issuance of capital securities in a private placement of the Company's common stock. A total of 266,680 shares of the Company's $1 par value common stock were issued at $16.00 per share.

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

NOTE  9 -- FEDERAL INCOME TAXES
     The current and deferred portions of Federal income tax expense for 1997, 1996, and 1995 are as follows:

                             (in thousands)
                         1997     1996     1995
                        ------  -------  -------

Current                 $2,594   $2,127   $2,163
Deferred tax expense      (286)      50      395
                        ------  -------  -------
    Federal income tax
      expense           $2,308   $2,177   $2,558
                        ======  =======  =======


     A reconciliation of reported Federal income tax expense to income tax expense computed by applying the federal statutory rate of 34% in 1997, 1996, and 1995 to income before Federal income tax expense is as follows:

                                 (in thousands)
                            1997    1996     1995
                            ------  -------  -------
Computed income tax  ex-
   pense                    $2,928   $2,834   $3,159
Tax-exempt interest income    (517)    (674)    (562)
Other, net                    (103)      17      (39)
                            ------  -------  -------
   Federal income tax
     expense                $2,308   $2,177   $2,558
                            ======  =======  =======


     The components of deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                        (in thousands)
                                         1997     1996
                                        -------  -------
Deferred tax assets:
   Allowance for possible loan losses    $2,081   $1,905
   Deferred expense                         288      214
   Available for sale securities              -      123
   Other, net                                78       28
                                        -------  -------
        Total deferred tax assets         2,447    2,270
                                        -------  -------
Deferred tax liabilities:
   Available for sale securities            (67)       -
   Depreciation of premises and
     equipment                             (388)    (390)
   Discount on debt securities, net        (157)    (111)
   Deferred loan fees                      (133)    (163)
                                         -------  -------
        Total deferred tax liabilities     (745)    (664)
                                        -------  -------
        Net deferred tax assets          $1,702   $1,606
                                        =======  =======


     The Company has not established a valuation allowance for deferred tax assets as of December 31, 1997 or 1996 due to management's belief that all criteria for recognition of the assets have been met.

NOTE  10 -- EMPLOYEE BENEFIT PLANS

PENSION
     The Company has a noncontributory pension plan which covers substantially all of its employees. The Company accrues and makes contributions designed to fund normal service costs on a current basis using a projected unit credit cost method and to amortize unfunded past service costs over a period of 30 years.

     During 1997, the Board of Directors of the Company voted to terminate the Company's noncon-tributory pension plan effective May 31, 1997. The benefits under the plan were frozen as of March 31, 1997 and plan benefits ceased to accrue. As the fair value of plan assets exceeded the value of accumulated benefit obligations as of December 31, 1997, the Company has elected to provide benefits with all plan assets. Although the termination of the plan has not been approved by regulatory authorities, management expects the termination to be approved in 1998 and the pension plan will be liquidated at the time of regulatory approval. Upon termination, all benefits will become 100% vested, and all persons entitled to benefits will be eligible to request an immediate lump-sum settlement of the benefit entitlement. Management anticipates a pension curtailment gain of approximately $400,000 in 1998 in conjunction with the termination of the plan.

     Accumulated plan benefit information, as estimated by the consulting actuary, and plan net assets determined as of and for the years ended December 31, 1997 and 1996 are as follows:

                                       (in thousands)
                                      1997      1996
                                     -------   ------
 Actuarial present value of
    benefit obligations:
       Vested benefit obligations    $ 869    $  790
                                     =====    ======
       Accumulated benefit
         obligations                   869    $  834
                                     =====    ======
       Projected benefit obligation  1,075     1,397
 Plan assets at fair value           1,075       879
                                     -----    ------
 Projected benefit obligation in
    excess of plan assets                -      (518)
 Unrecognized portion of net
    transition obligation                -       120
 Unrecognized net gain                   -         -
                                     -----    ------
 Accrued pension cost                $   -    $ (398)
                                     =====    ======

                                        (in thousands)
                                      1997    1996     1995
                                     ------  -------  -----
 Net pension cost included the
    following  components:
       Service cost - benefits
         earned during period         $162     $139     $124
       Interest cost on projected
         benefit obligation             97       87       89
       Return on plan assets           (61)     (60)     (52)
       Net amortization and
         deferral                       29       22       26
                                      ----     ----     ----
               Net periodic pen-
                 sion cost            $227     $188     $187
                                      ====     ====     ====

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)



 Assumptions used were as follows:

                                     1997     1996      1995
                                    -----   --------   ------
 Discount rate in determining
    benefit obligations               6.5%      7.0%     7.0%
 Rate of increase in compensa-
    tion levels                       4.5       4.5      4.5
 Expected long-term rate on assets    6.5       7.0      7.0
                                     ====      ====      ===


ESOP
     The Company's Board of Directors authorized the adoption of an employee stock ownership plan with 401(k) provisions (ESOP) for substantially all employees of the Company's subsidiary banks. Effective during 1996, the provisions of the Company's 401(k) thrift plan were combined under the ESOP plan.

     In April 1995, the Company leveraged the ESOP plan through a $2,987,000 borrowing from an unaffiliated financial institution, the proceeds of which were used to purchase 186,670 shares of the Company's common stock. In September 1997, the Company repaid the unaffiliated financial institution through borrowings from South Side National Bank. The Company now makes annual contributions to the ESOP equal to the ESOP's debt service less dividends received by the ESOP. All dividends on unallocated shares received by the ESOP are used to pay debt service. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. Accordingly, the debt of the ESOP was recorded as debt and the shares pledged as collateral were reported as unearned ESOP shares in the consolidated balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings-per-share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense was $401,000, $251,000, and $356,000 for the years ended December 31, 1997, 1996, and 1995, respectively. The ESOP shares as of December 31, 1997 were as follows:

Allocated shares                       303,429
Shares released for allocation          12,354
Unreleased shares                       86,478
                                    ----------
Total ESOP shares                      402,261
                                    ==========
Fair value of unreleased shares at
   December 31, 1997                $2,983,000
                                    ==========

     In addition, under the 401(k) provisions the ESOP provides for a 50% matching contribution by the Company on employee elective deferral amounts up to 6% of annual compensation. The matching contribu-tions charged to expense for the years 1997, 1996, and 1995 were $107,000, $99,000, and $78,000, respectively.

STOCK OPTIONS
     The Company maintains a nonqualified stock option plan under which options to purchase up to 200,000 shares of common stock could be granted to certain executive officers of the Company and its subsidiary banks. Options granted under the plan vest on a pro rata basis over a five-year period and expire at the end of ten years from the date of grant. In 1993, 25,000 options were granted at $11.00 per share. Of the options granted, 2,400 have been exercised, 5,600 have been forfeited, and 17,000 are still outstanding. There were no options granted during 1995. In 1996, 75,000 options were granted at $19.00 per share, all of which remain outstanding as of December 31, 1996, and 100,000 options remain available for future grants. In 1997, the remaining 100,000 options were granted at $24 per share, all of which remain outstanding as of December 31, 1997.

     The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1996 and 1997 consistent with the provisions of SFAS 123, the Company's net income and earnings per common share would have been the pro forma amounts indicated below:

                                                       1997         1996
                                                    ---------     --------
   Net income - as reported                         $  6,302,000  $6,158,000
   Net income - pro forma                              6,170,000   6,115,000
   Earnings per common share -
      diluted, as reported                                  2.25        2.26
   Earnings per common share -
      pro forma diluted                                     2.21        2.24
                                                    ============  ==========


     Pro forma net income reflects only options granted in 1996 and 1997. Therefore, the full impact of calculating compensation cost for stock options under SFAS 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)


of five years and compensation cost for options granted prior to January 1, 1996 is not considered.

     The fair value of each option grant for 1997 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants:


                          1997     1996
                         -------  -------
Volatility                 30.0%    30.0%
Risk-free interest rate     6.0%     6.0%
Expected life            7 YEARS  5 years
Expected dividend yield     3.6%     2.6%
                         =======  =======


     The pro forma information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred or of the future anticipated results of operations of the Company.

NOTE 11 -- EARNINGS PER SHARE
     The computation of EPS at December 31, 1997, 1996, and 1995 follows:

                                     1997            1996            1995
                                --------------  --------------  --------------
                                   (in thousands, except per share amounts)
  Basic EPS:
     Income available to
        common shareholders         $    6,302   $    6,158      $    6,734
     Average common shares
        outstanding                  2,735,859    2,712,775       2,643,890
                                    ==========   ==========      ==========
     Basic EPS                      $     2.30   $     2.27      $     2.55
                                    ==========   ==========      ==========
  Diluted EPS:
     Income available to
        common shareholders         $    6,302   $    6,158      $    6,734
                                    ==========   ==========      ==========
     Average common shares
        outstanding                  2,735,859    2,712,775       2,643,890
     Dilutive potential due to
        stock options                   62,246       17,439           6,661
                                    ----------   ----------      ----------
     Average number of
        common shares and
        dilutive potential
        common shares
        outstanding                  2,798,105    2,730,214       2,650,551
                                    ==========   ==========      ==========
     Diluted EPS                    $     2.25   $     2.26      $     2.54
                                    ==========   ==========      ==========


NOTE 12 -- SUPERVISION AND REGULATION
     The Company's subsidiary banks are required to maintain certain daily reserve balances on hand in accordance with regulatory requirements. Restricted funds used to meet regulatory reserve requirements amounted to $3,292,000 and $3,131,000 at December 31, 1997 and 1996, respectively.

     The Company is registered with and subject to supervision and regulation by the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956 as amended. The Company is also subject to periodic reporting requirements and regulation by the Securities and Exchange Commission. All subsidiary banks are subject to regulation by the Board of Governors of the Federal Reserve System and, in addition, they are also members of and subject to regulation by the FDIC. The state-chartered subsidiary banks are subject to supervision and regulation by the Missouri Division of Finance. The national bank subsidiary is subject to supervision and regulation by the Office of the Comptroller of the Currency (OCC).

     The earnings of the subsidiary banks are affected not only by competing financial institutions and general economic conditions, but also by the policies of various governmental regulatory authorities and state and federal laws, particularly as they relate to powers authorized to banks and bank holding companies. The Company and all subsidiary banks are also subject to the provisions of the Community Reinvestment Act.

     Subsidiary bank dividends are the principal source of funds for the payment of dividends by the Company to its shareholders. By regulation, the Company's national banking subsidiary is prohibited from paying dividends in excess of its current year's net income plus its retained net income from the preceding two years, unless prior regulatory approval is obtained. The subsidiary banks are also required to maintain certain minimum capital ratios, which further limit their ability to pay dividends to the Company. At December 31, 1997, $13,089,000 was available for dividends to the Company without reducing capital of the subsidiary banks below minimum standards.

     The Company's subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company's subsidiary banks must meet specific capital guidelines that involve quantitative measures of the Company's subsidiary banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)

     Quantitative measures established by regulations to ensure capital adequacy require the Company and its subsidiary banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, the Company and its subsidiary banks meet all capital adequacy requirements to which they are subject.

     As of the most recent notification from regulatory authorities, the subsidiary banks were categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the subsidiary banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the subsidiary banks' categories.

     The Company and subsidiary banks' actual and required capital amounts (in thousands) and ratios as of December 31, 1997 and 1996 are as follows:


                                                        1997
                             --------------------------------------------------------
                                                                         To Be
                                                                   Well Capitalized
                                                                         Under
                                                                   Prompt Corrective
                                                  For Capital           Action
                                   Actual       Adequacy Purposes       Provisions
                             ----------------  -------------------  --------------------
                             Amount    Ratio   Amount    Ratio      Amount     Ratio
                             -------  -------  -------  -------   --------   ---------
TOTAL CAPITAL (TO RISK-
     WEIGHTED ASSETS)
        COMPANY              $60,664  17.38%   $27,926      8%   $     -           -  %
        SSNB                  38,434  17.21     17,871      8     22,339          10
        SBJC                   6,255  17.14      2,920      8      3,650          10
        BSG                   10,174  19.65      4,143      8      5,179          10
        BSCC                   4,842  13.89      2,790      8      3,487          10
TIER I CAPITAL (TO RISK-
     WEIGHTED ASSETS)
        COMPANY              $56,279  16.12%   $13,963      4%   $     -           - %
        SSNB                  35,624  15.95      8,935      4     13,403           6
        SBJC                   5,798  15.89      1,460      4      2,190           6
        BSG                    9,525  18.39      2,071      4      3,107           6
        BSCC                   4,405  12.63      1,395      4      2,092           6
TIER I CAPITAL (TO ADJUSTED
     AVERAGE ASSETS)
        COMPANY              $56,279  10.34%   $16,331      3%  $      -           - %
        SSNB                  35,624  10.26     10,416      3     17,359           5
        SBJC                   5,798   9.96      1,747      3      2,911           5
        BSG                    9,525  11.10      2,575      3      4,292           5
        BSCC                   4,405   8.67      1,523      3      2,539           5


                                                        1996
                             --------------------------------------------------------
                                                                         To Be
                                                                   Well Capitalized
                                                                         Under
                                                                   Prompt Corrective
                                                  For Capital           Action
                                   Actual       Adequacy Purposes       Provisions
                             ----------------  -------------------  --------------------
                             Amount    Ratio   Amount       Ratio      Amount     Ratio
                             -------  -------  -------     -------   --------   ---------
TOTAL CAPITAL (TO RISK-
   (WEIGHTED ASSETS)
       COMPANY               $56,767   17.88%    $25,400    8.00%    $      -         -  %
       SSNB                   36,406   18.32      15,897    8.00       19,871      10.00
       SBJC                    5,929   18.09       2,621    8.00        3,277      10.00
       BSG                     9,752   19.77       3,945    8.00        4,931      10.00
       BSCC                    4,565   14.57       2,506    8.00        3,133      10.00
TIER I CAPITAL (TO RISK-
   (WEIGHTED ASSETS)
       COMPANY               $52,778   16.62%    $12,700    4.00%    $      -         -  %
       SSNB                   33,906   17.06       7,949    4.00        11,923      6.00
       SBJC                    5,518   16.84       1,311    4.00         1,966      6.00
       BSG                     9,133   18.52       1,973    4.00         2,959      6.00
       BSCC                    4,171   13.31       1,253    4.00         1,880      6.00
TIER I CAPITAL (TO ADJUSTED
   (AVERAGE ASSETS)
       COMPANY               $52,778   10.12%    $15,646    3.00%    $      -         -  %
       SSNB                   33,906   10.19       9,980    3.00         16,633     5.00
       SBJC                    5,518   10.22       1,621    3.00          2,701     5.00
       BSG                     9,133   10.52       2,604    3.00          4,340     5.00
       BSCC                    4,171    9.46       1,323    3.00          2,205     5.00


NOTE 13 -- CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY
     Following are condensed financial statements of Southside Bancshares Corp. (parent company only) for the periods indicated:

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                                 (in thousands)


                           ASSETS                1997       1996
                                                -------    -------

               Cash                             $ 1,198     $   297
               Investment in subsidiary banks    56,092      53,349
               Other assets                       1,736       1,490
                                                -------     -------
                      TOTAL ASSETS              $59,026     $55,136
                                                =======     =======
                           LIABILITIES AND
                        SHAREHOLDERS' EQUITY

               ESOP debt                         $1,581     $ 1,779
               Other liabilities                    792         516
               Shareholders' equity              56,653      52,841
                                                -------     -------
                      TOTAL LIABILITIES AND
                          SHAREHOLDERS' EQUITY  $59,026     $55,136
                                                =======     =======

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)




                         CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                                 (in thousands)



                                 1997    1996    1995
                                ------  ------  ------
REVENUE:
   Dividends received from
     subsidiary banks           $5,050  $3,000  $  239
   Gain on sale of Bay-
     Hermann-Berger Bank             -       -     825
   Other                           368     297      91
                                ------  ------  ------
     Total revenue               5,418   3,297   1,155
                                ------  ------  ------
EXPENSES:
   Interest expense                139     170     351
   Other                         1,952   1,558     623
                                ------  ------  ------
     Total expenses              2,091   1,728     974
                                ------  ------  ------
     Income before income
        tax benefit and un-
        distributed earnings
        of subsidiary banks      3,327   1,569     181
Income tax benefit                 496     431      52
                                ------  ------  ------
     Income before
        undistributed earnings
        of subsidiary banks      3,823   2,000     233
Undistributed earnings of
   subsidiary banks              2,479   4,158   6,501
                                ------  ------  ------
     NET INCOME                 $6,302  $6,158  $6,734
                                ======  ======  ======


                       CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                                 (in thousands)

                                          1997           1996            1995
                                         ------         ------          ------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                           $6,302        $   6,158        $ 6,734
    Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
        Undistributed earnings
           of subsidiary banks           (2,479)          (4,158)        (6,501)
        Gain on sale of Bay-
           Hermann-Berger Bank                -              -             (825)
        Other operating activities, net     555              688            479
                                       --------        ---------          -----
               Net cash provided
                  by (used in)
                  operating activities    4,378            2,688           (113)
                                       --------        ---------          -----
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of life insurance              -           (1,250)             -
      Proceeds from the sale
        of Bay-Hermann-Berger Bank            -              -            3,145
                                       --------        --------          ------
               Net cash provided
                  by (used in)
                  investing activities        -           (1,250)         3,145
                                       --------        ---------          -----
CASH FLOWS FROM FINANCING  ACTIVITIES:
    Payments for ESOP debt               (1,779)            (299)             -
    Proceeds from ESOP debt               1,581               -               -
    Principal reductions
      on notes payable                        -               -          (6,440)
    Proceeds from issuance of
      common stock                            -               -           4,279
    Payments to acquire treasury stock   (1,370)            (283)          (167)
    Cash dividends paid                  (1,909)          (1,365)          (969)
                                       --------        ---------          -----
               Net cash used in
                  financing activities   (3,477)          (1,947)        (3,297)
                                       --------        ---------         ------
               Net increase (de-
                  crease) in cash           901             (509)          (265)
Cash, beginning of year                     297              806          1,071
                                       --------        ---------         ------
Cash, end of year                      $  1,198        $     297        $   806
                                       ========        =========        =======
Supplemental disclosures of cash
    flow information - cash paid
    during the year for:
      Interest on subordinated
        capital notes  and debt        $    139        $     170        $   351
      Income taxes                        2,498            2,497          2,026
      Guarantee of ESOP debt                  -              -            2,987
                                         ======        =========         ======

NOTE 14 -- CONTINGENCIES
     In the normal course of business, the Company had certain litigation pending at December 31, 1996. In the opinion of management, after consultation with legal counsel, none of this litigation will have a material adverse effect on the consolidated financial condition of the Company.

NOTE 15 -- DISCLOSURES ABOUT
FINANCIAL INSTRUMENTS
     The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for financial instruments included on the consolidated balance sheets.

     Following is a summary of the Company's off-balance-sheet financial instruments at December 31, 1997 and 1996:

                                                 (in thousands)
                                               Contractual Amount
                                               --------------------
                                                 1997       1996
                                               ---------  ---------
            Financial instruments whose
               contractual amounts represent:
                 Commitments to extend
                    credit                       $60,971    $60,599
                 Standby letters of credit         2,758      1,984
                                               =========  =========


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Of the total commitments to extend credit at December 31, 1997 and 1996, $8,428,000 and $8,121,000, respectively, represent fixed rate loan commitments. Since many of the commitments are expected to expire

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)




without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis.

     The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but includes residential or income-producing commercial property, marketable securities, inventory, accounts receivable, and premises and equipment.

     Standby letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The Company's policy is to issue letters of credit which have a maximum expiration date of one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     Following is a summary of the carrying amounts and fair values of the Company's financial instruments which were on the consolidated balance sheets at December 31, 1997 and 1996:

                                  (in thousands)
                        1997                1996
                        ------------------  ------------------
                        CARRYING  FAIR      Carrying  Fair
                        AMOUNT    VALUE     Amount    Value
                        --------  --------  --------  --------
Balance sheet assets:
   Cash and due
      from banks         $18,302  $ 18,302  $ 17,156  $ 17,156
   Short-term
      investments         17,200    17,200    13,500    13,500
   Investments in
      debt securities:
       Available
         for sale         73,460    73,460    66,650    66,650
       Held to
         maturity         99,679   100,840   120,644   121,377
   Loans, net            320,317   325,819   288,861   294,982
                        ========  ========  ========  ========
Balance sheet
   liabilities:
      Deposits          $483,363  $482,855  $467,276  $466,572
      Short-term
       borrowings          5,333     5,333     1,623     1,623
      ESOP debt                -         -     1,779     1,779
                        ========  ========  ========  ========


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND OTHER SHORT-TERM INSTRUMENTS
     Cash and due from banks, federal funds sold (purchased), securities sold under agreements to repurchase, U.S. Treasury tax and loan notes, and other short-term borrowings are either demand instruments or reprice in a short time period. Accordingly, the carrying amount is a reasonable estimate of fair value.

DEBT SECURITIES
     The fair value of debt securities in which the Company has invested to hold to maturity and investments available for sale are based on quoted market prices or dealer quotes.

LOANS
     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSITS
     The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

ESOP DEBT AND SUBORDINATED CAPITAL NOTES
     The estimate of the fair value of ESOP debt and subordinated capital notes is the carrying value of the instruments. Due to the interest rates and risk characteristics, carrying value is a reasonable approximation of fair value.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT
     The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counterparties drawing on such financial instruments, and the present creditworthiness of such counterparties. The Company believes such commitments have been made on terms which are competitive in the markets in which it operates; however, no premium or discount is offered thereon and, accordingly, the Company has not assigned a value to such instruments for purposes of this disclosure.

LIMITATIONS
     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial

SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont.)




instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other assets and liabilities that are not considered financial assets or liabilities include property, equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.

NOTE 16 -- SHAREHOLDER
PROTECTION RIGHTS PLAN
     On May 27, 1993, the Company's Board of Directors adopted a Shareholder Protection Rights Plan (the Plan).

     Under the terms of the Plan, one Preferred Share Purchase Right (Right) is attached to each share of common stock and trades automatically with such shares. The Rights, which can be redeemed by the Company's Board of Directors in certain circumstances and expire by their terms on May 27, 2003, have no voting rights.

     The Rights become exercisable and will trade separately from the common stock ten days after a person or a group either becomes the beneficial owner or announces an intention to commence a tender offer for 25% or more of the Company's outstanding common stock. When exercisable, each Right entitles the registered holder to purchase from the Company 1/100th of a share of a new series of Junior Participating Preferred Stock, Series D, substantially equal to one share of common stock without voting rights, at an exercise price of $37.50 per unit. In the event a person acquires beneficial ownership of 25% or more of the Company's common stock, holders of Rights (other than the acquiring person or group) may purchase, at the Rights' then current exercise price, common stock or its equivalent of the Company having a value at that time equal to twice the exercise price. In the event the Company merges into or otherwise transfers 50% or more of its assets or earnings power to any person after the Rights become exercisable, holders of Rights may purchase, at the then current exercise price, common stock or its equivalent of the acquiring entity having a value at that time equal to twice the exercise price.

NOTE 17 -- SUBSEQUENT EVENT
     On February 25, 1998, the Company entered into a definitive agreement that provides for the acquisition and merger of Public Service Bank, FSB (PSB) with the Company's subsidiary bank, South Side National Bank. As of September 30, 1997, PSB had total assets of $70,470,000, stockholders' equity of $4,364,000, and three offices in the St. Louis metropolitan area. The agreement provides for the Company to acquire 100% of PSB from its stockholders, who shall receive either cash, shares of the Company's common stock, or a combination of cash and the Company's common stock, at the election of each PSB stockholder subject to certain limitations as set forth in the agreement. The value of the transaction is expected to be approximately $8.5 million or two times PSB's adjusted book value as of the closing date. The acquisition should be completed in the third quarter of 1998, and it is subject to, among other things, regulatory approval.

                  SOUTHSIDE BANCSHARES CORP. AND SUBSIDIARIES
                             DIRECTORS AND OFFICERS

SOUTHSIDE BANCSHARES CORP.
     The name and principal occupation or employment of each director and officer of Southside Bancshares Corp. and the name and principal business of any organization by which such person is employed is set forth below:

                        BOARD OF DIRECTORS
JOSEPH W. BEETZ                                    NORVILLE K. MCCLAIN
   President                                          President
   Joseph H. Beetz Plumbing Company, Inc.             Essex Contracting, Inc.
   Director                                           Director
   South Side National Bank in St. Louis              South Side National Bank in St. Louis
RALPH CRANCER, JR.                                 DANIEL J. QUEEN
   Deputy Sheriff                                     President
   St. Louis County, Missouri                         Highland Diversified
   Former President                                   Director
   South Side Furniture Co.                           South Side National Bank in St. Louis
   Director                                           Director
   South Side National Bank in St. Louis              State Bank of DeSoto
HOWARD F. ETLING                                   RICHARD G. SCHROEDER, SR.
   Publisher Emeritus                                 President
   Journal Newspaper                                  St. Louis Fabrication Services, Inc.
   Former President                                   Director
   South County Publications, Inc.                    South Side National Bank in St. Louis
   Chairman of the Board                           THOMAS M. TESCHNER
   Southside Bancshares Corp.                         President and Chief Executive Officer
   Chairman of the Board                              Southside Bancshares Corp.
   South Side National Bank in St. Louis              President and Chief Executive Officer
DOUGLAS P. HELEIN                                     South Side National Bank in St. Louis
   Insurance Broker                                   Director
   Welsch, Flatness & Lutz, Inc.                      South Side National Bank in St. Louis
   Director                                           Director
   South Side National Bank in St. Louis              Bank of Ste. Genevieve
EARLE J. KENNEDY, JR.                                 Director
   Former President                                   State Bank of DeSoto
   Westway Services, Inc.                             Director
   Former President                                   The Bank of St. Charles County
   Continental Boiler Works, Inc.
   Director
   South Side National Bank in St. Louis




                                    OFFICERS


THOMAS M. TESCHNER
 President and Chief                                      LAURA L. THOMAS
 Executive Officer           CAROLE A. MATT                Assistant Secretary to the Board
JOSEPH W. POPE                Vice President/Compliance   NEIL P. FINNEGAN
 Senior Vice President and   STEVEN D. VOSS                Assistant Vice President/
 Chief Financial Officer      Vice President and Auditor   Loan Review
DAVID J. ABELN               JOANNE M. SCHNEIDER          NANETTE M. BELLER
 Vice President/Investments   Secretary to the Board       Assistant Auditor

     The following is a summary description of the four subsidiary banks of Southside Bancshares Corp.

SOUTH SIDE NATIONAL BANK IN ST. LOUIS

     The main office of South Side National Bank in St. Louis is located at 3606 Gravois Avenue, St. Louis, Missouri 63116. Facilities are located at 3420 Iowa Street, St. Louis, Missouri 63118; 9914 Kennerly Road, St. Louis County, Missouri 63128; 8440 Morganford, St. Louis County, Missouri 63123; 4666 Lansdowne, St. Louis, Missouri 63116; 10385 West Florissant, Ferguson, Missouri 63136; and 11330 Gravois, St. Louis, Missouri 63126. A
24-hour automated teller machine is maintained at St. Anthony's Medical Center, 10010 Kennerly Road, St. Louis County, Missouri 63128. The Bank has 20 drive-in windows and eight 24-hour automated teller machines. The Bank is a member of the Honor and CIRRUS automated teller networks. The Bank serves St. Louis City and St. Louis County.

     The total assets of the Bank at December 31, 1997 were $353,316,000.
Total deposits at December 31, 1997 were $309,297,000. Total loans at December 31, 1997 were $197,175,000.


                              BOARD OF DIRECTORS

HOWARD F. ETLING        DOUGLAS P. HELEIN      DANIEL J. QUEEN
 Chairman of the Board  EARLE J. KENNEDY, JR.  RICHARD G. SCHROEDER, SR.
JOSEPH W. BEETZ         NORVILLE K. MCCLAIN    THOMAS M. TESCHNER
RALPH CRANCER, JR.


                         ADVISORY BOARD OF DIRECTORS

TIM DRURY               GENE SCHWARTZ          FLOYD E. WRIGHT
THOMAS H. ETLING        FRANCIS G. SLACK       THOMAS M. TESCHNER
SAMUEL D. ORLANDO, SR.  MALCOLM J. SWEET, JR.  JOSEPH S. WEINMANN
STEVEN C. ROBERTS

                                   OFFICERS

THOMAS M. TESCHNER                                   ROBERT D. JOSEPH                         PAMELA A. HALE
   President and Chief Executive Officer               Vice President                            Assistant Vice President
WILLIAM E. MUHLKE                                    COLETTE A. LETENDRE                      DOLORES G. HENSEL
   Senior Vice President and Comptroller               Vice President                            Assistant Vice President
LAURIE A. PENNYCOOK                                  JUDI M. SCHULZ                           CONNIE HORNAK
   Senior Vice President and Cashier                   Vice President                            Assistant Vice President
STEVEN L. RAY                                        DONALD A. SEILER                         BRENDA L. HUDDLESTON
   Senior Vice President and Senior Trust Officer      Vice President                            Assistant Vice President
MARK D. SKORNIA                                      JOHN R. SHIVERS                          D. MICHAEL MINOR
   Senior Vice President and Senior Loan Officer       Vice President                            Assistant Vice President
KENNETH E. MARSCHUETZ                                JEFFERY M. BERRY                         ROLAND G. SPIES
   Senior Vice President                               Assistant Vice President                  Assistant Vice President
JOSEPH W. POPE                                       ANNA SMITH-CRAFT                         PAUL L. STEUBE
   Senior Vice President                               Assistant Vice President                  Assistant Vice President
CAROLE A. MATT                                       GAIL R. DICKSON                          JACQUELINE A. YOCHIM
   Vice President and Compliance Officer               Assistant Vice President                  Assistant Vice President
DAVID J. ABELND.                                     SUE DOERING                              WENDY HAMILTON
   Vice President/Investments                          Assistant Vice President                  Marketing Officer
RAYMOND H. BAYER                                     BETTY J. DUNSCOMBE                       SHARON MOORE
   Vice President                                      Assistant Vice President                  Data Processing Officer
MARK D. CHAPMAN                                      CRISTA ELLIOTT                           GLENDA L. POPPLETON
   Vice President/Human Resources                      Assistant Vice President                  Loan Administration Officer
JAMES A. DEGUIRE                                     DONNA M. FELDMANN                        SUSAN SUN
   Vice President                                      Assistant Vice President                  Community Banking Officer
BARBARA E. GLIEDT                                    LISA M. FRICK                            JOANNE M. SCHNEIDER
   Vice President                                      Assistant Vice President                  Secretary to the Board
                                                    CYNTHIA L. GOLDSCHMIDT                    LAURA L. THOMAS
                                                       Assistant Vice President                  Assistant Secretary to the Board
                                                    DANNY C. GRAHAM
                                                       Assistant Vice President

STATE BANK OF JEFFERSON COUNTY
     The main office of State Bank of Jefferson County is located at 224 S. Main Street, DeSoto, Missouri 63020, and a facility is located at 2000 Rock Road, DeSoto, Missouri 63020. The Bank has two drive-in windows at each location and a 24-hour automated teller machine at the Rock Road facility. The Bank is a member of the Honor and CIRRUS automated teller networks. The Bank serves Jefferson County, part of Franklin County, Washington County, and St. Francois County.

     The total assets of the Bank at December 31, 1997 were $57,683,000. Total deposits at December 31, 1997 were $51,533,000. Total loans at December 31, 1997 were $41,377,000.




                               BOARD OF DIRECTORS

            ROBERT G. PURCELL                    CLARENCE M. JONES
             Chairman of the Board               KENNETH MCCLAIN
            CLAUDE J. COOK                       DANIEL J. QUEEN
            PAUL F. DICKINSON                    STEVAN H. ROWE
            RICHARD B. FRANCIS                   THOMAS M. TESCHNER

                                   OFFICERS

RICHARD B. FRANCIS              ANN GAMBER                   DIANE HUMPHREY
  President and Chief             Compliance Officer           Assistant Cashier
  Executive Officer             KEVIN L. BOREN               ELAINE WATTERS
MARGARET A. ARMBRUSTER            Assistant Vice President     Assistant Cashier
  Vice President                PHYLLIS POOLE                PAULINE WILLIAMSON
BARBARA A. DONTRICH               Assistant Vice President     Assistant Cashier
  Vice President, Cashier, and    and Secretary to the Board
  Security Officer

BANK OF STE. GENEVIEVE
     The main office of Bank of Ste. Genevieve is located at 198 Market Street in Ste. Genevieve, Missouri 63670, and a facility, Plaza Bank, is located at 710 Parkwood Drive in Ste. Genevieve, Missouri 63670. The Bank has two drive-in windows at the main office and three drive-in windows and two 24-hour automated teller machines at the Plaza Bank location and the Family Inn Restaurant, 17050 Bremen Road, Ste, Genevieve, Missouri 63670. The Bank is a member of the CIRRUS and Shazam automated teller networks. The Bank serves Ste. Genevieve County.

     The total assets of the Bank at December 31, 1997 were $84,805,000. Total deposits at December 31, 1997 were $74,627,000. Total loans at December 31, 1997 were $55,005,000.


                              BOARD OF DIRECTORS


            HAROLD J. UDING                      CLARENCE J. KERTZ
              Chairman of the Board              ROY J. PANCHOT
            PATRICK J. UDING                     KENNETH J. REHM
              Secretary to the Board             THOMAS M. TESCHNER
                                                 GERALD J. TRAUTMAN


                                   OFFICERS

PATRICK J. UDING                         JERRY V. BERGTHOLDT                 GARY D. FISCHER
  President & Chief Executive Officer       Assistant Vice President           Vice President
WILLIAM E. MILES                            and Security Officer             MARY ANN BAUMAN
  Senior Vice President and              MONICA J. KREITLER                    Assistant Cashier
  CRA Officer                               Assistant Vice                   MARY ELLEN CABRAL
STEPHEN J. ABTS                             President and                      Executive Secretary
  Vice President and Cashier                Compliance Officer

THE BANK OF ST. CHARLES COUNTY
     The main office of The Bank of St. Charles County is located at 6004 Highway 94 South, Weldon Springs, Missouri 63304, and a facility is located at 750 First Capitol Drive, St. Charles, Missouri 63301. The Bank has a 24-hour automated teller machine at each location, three drive-in windows in Weldon Spring, and one drive-in window at 750 First Capitol Drive. The Bank is a member of the Honor and CIRRUS automated teller networks. The Bank services St. Charles County.

     The total assets of the Bank at December 31, 1997 were $54,120,000. Total deposits at December 31, 1997 were $49,311,000. Total loans at December 31, 1997 were $34,461,000



                              BOARD OF DIRECTORS


  LARRY RICHARDSON                        FREDERICK W. DRAKESMITH
    Chairman of the Board                 WILLIAM O. MULLINS
  TERRY E. ALEXANDER                      ALAN D. POHLMAN
  MAX E. MCGOWAN                          THOMAS M. TESCHNER
  TED E. GLOSIER


                                    OFFICERS

ALAN D. POHLMAN                         JUDY M. BRADY                             LARRY W. NOLTE
  President and Chief                     Vice President and                         Assistant Vice President
  Executive Officer                       Security Officer                        SUSAN P. FLEMING
CRAIG D. WOOD                           JAMIE TATRO                                  Assistant Vice President
  Senior Vice President, Cashier, and     Assistant Vice President and            MARK H. KNOBLAUCH
  Secretary to the Board                  Compliance Officer                         Assistant Vice President
DON R. HAYNES
  Vice President

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Bylaws of Southside provide that Southside shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of Southside, by reason of the fact that he is or was a director or officer of Southside, or is or was a director or officer of Southside who is or was serving at the request of Southside as a director, officer, agent, employee, partner, trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding if such person's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. Southside's Bylaws further provide that the right to indemnification shall be a contract right and shall include the right to be paid by Southside expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Southside. The Bylaws further provide that the board of directors may (i) authorize like indemnification of persons who are not directors or officers of Southside but are employees or agents of Southside.

        Sections 351.355(1) and (2) of The General Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

        Southside's Bylaws further provide that Southside shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Southside, or is or was serving at the request of Southside as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Southside would have power to indemnify him against such liability under the Bylaws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

                  2(a) Agreement and Plan of Merger, dated February 25, 1998, by and among Public Service Bank, a federal savings bank ("PSB"), South Side National Bank in St. Louis, a national banking association ("National Bank") and Southside Bancshares Corp., a Missouri corporation and parent of National Bank (Appendix A to Proxy/Statement Prospectus).

                  2(b) Agreement to Merge between PSB and National Bank under the charter of National Bank and with the title of National Bank (Appendix B to Proxy
                           Statement/Prospectus).

                  3(a) Restated Articles of Incorporation of the Registrant filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 on May 2, 1994, incorporated herein by reference.

                  3(b) Restated Bylaws of the Registrant with amendments through December 28, 1995 filed as Exhibit 4(b) to the Registrant's Registration Statement on Form S-8 on January 31, 1996, incorporated herein by reference.

                  4(a) Rights Agreement dated as of May 27, 1993 between the Registrant and Boatmen's Trust Company filed as Exhibits 1 and 2 to the Registrant's Registration Statement on Form 8-A on May 27, 1993, incorporated herein by reference.

                  5        Opinion of Lewis, Rice & Fingersh, L.C. (re:
                           legality).

                  8 Form of Opinion of Breyer & Aguggia (re: federal income tax consequences).

                 23(a) Consent of Lewis, Rice & Fingersh, L.C. (in opinion re legality).

                 23(b)     Consent of Breyer & Aguggia.

                 23(c)     Consent of KPMG Peat Marwick LLP.

                 23(d)     Consent of Michael Trokey & Company, P.C.

                 23(e)     Consent of Manchester Partners, L.L.C.

                 24        Powers of Attorney.

                 99(a)     Form of Proxy Card for Public Service Bank Special
                           Meeting.

                 99(b) Fairness Opinion of Manchester Partners, L.L.C. (Appendix C to Proxy Statement/Prospectus).

         (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22.  UNDERTAKINGS.

         (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated document by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 9, 1998.

                                   SOUTHSIDE BANCSHARES CORP.



                                   By   /s/ Thomas M. Teschner
                                        --------------------------------------
                                        Thomas M. Teschner
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


                                   By   /s/ Joseph W. Pope
                                        --------------------------------------
                                        Joseph W. Pope
                                        Senior Vice President and Chief
                                        Financial Officer (Principal Financial
                                        Officer, Controller and Principal
                                        Accounting Officer)


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 9, 1998, by the following persons in the capacities indicated.


Name                                    Title/Position
----                                    --------------
        *                               Chairman of the Board
----------------------
Howard F. Etling


/s/ Thomas M. Teschner                  President, Chief Executive Officer and Director
----------------------
Thomas M. Teschner


        *                               Director
----------------------
Joseph W. Beetz


        *                               Director
----------------------
Ralph Crancer, Jr.


        *                               Director
----------------------
Douglas P. Helein

          *                             Director
----------------------
Earle J. Kennedy, Jr.


          *                             Director
----------------------
Norville K. McClain


          *                             Director
----------------------
Daniel J. Queen


          *                             Director
----------------------
Richard G. Schroeder

*By   /s/ Thomas M. Teschner
      ----------------------
      Attorney-in-fact

                                INDEX TO EXHIBITS

    Number        Exhibit
    ------        -------
     2(a)         Agreement and Plan of Merger, dated February 25, 1998, by and among Public Service Bank, a federal savings bank ("PSB"),
                  South Side National Bank in St. Louis, a national banking
                  association ("National Bank"), and Southside Bancshares Corp.,
                  a Missouri corporation and parent of National Bank (Appendix A to Proxy Statement/Prospectus).

     2(b) Agreement to Merge between PSB and National Bank under the charter of National Bank and with the title of National Bank
                  (Appendix B to Proxy Statement/Prospectus).


     3(a)         Restated Articles of Incorporation of the Registrant filed as
                  Exhibit 4(a) to the Registrant's Registration Statement on
                  Form S-8 on May 2, 1994, incorporated herein by reference.

     3(b) Restated Bylaws of the Registrant with amendments through December 28, 1995 filed as Exhibit 4(b) to the Registrant's
                  Registration Statement on Form S-8 on January 31, 1996, incorporated herein by reference.

     4(a)         Rights Agreement dated as of May 27, 1993 between the
                  Registrant and Boatmen's Trust Company filed as Exhibits 1 and
                  2 to the Registrant's Registration Statement on Form 8-A on
                  May 27, 1993, incorporated herein by reference.

     5            Opinion of Lewis, Rice & Fingersh, L.C. (re: legality).

     8 Form of Opinion of Breyer & Aguggia (re: federal income tax consequences).

    23(a) Consent of Lewis, Rice & Fingersh, L.C. (in opinion re legality).

    23(b)         Consent of Breyer & Aguggia.

    23(c)         Consent of KPMG Peat Marwick LLP.

    23(d)         Consent of Michael Trokey & Company, P.C..

    23(e)         Consent of Manchester Partners, L.L.C.

    24            Powers of Attorney.

    99(a)         Form of Proxy Card for Public Service Bank Special Meeting.

    99(b)         Fairness Opinion of Manchester Partners, L.L.C. (Appendix C to
                  Proxy Statement/Prospectus).